PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED OCTOBER 25, 2005)

                                  $604,102,100
                                 (APPROXIMATE)

                                  CWALT, INC.
                                   DEPOSITOR


                          [Countrywide Home Loans LOGO]
                                     Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer

                        Alternative Loan Trust 2005-J12
                                     Issuer


              Mortgage Pass-Through Certificates, Series 2005-J12
           Distributions payable monthly, beginning November 25, 2005

                                ----------------

The following classes of certificates are being offered pursuant to this prospectus supplement and the accompanying prospectus:



                                              INITIAL CLASS      PASS-THROUGH                     INITIAL CLASS       PASS-THROUGH
                                           CERTIFICATE BALANCE       RATE                      CERTIFICATE BALANCE        RATE
 ---------------------------------------------------------------------------------------------------------------------------------
 Class 1-A-1                                  $ 57,129,000         Variable      Class A-R         $       100            N/A
 ---------------------------------------------------------------------------------------------------------------------------------
 Class 1-A-2                                  $ 36,311,000          5.265%       Class 1-M-1       $ 3,030,000           5.676%
 ---------------------------------------------------------------------------------------------------------------------------------
 Class 1-A-3                                  $  7,467,000          5.574%       Class 1-M-2       $ 2,410,000           5.975%
 ---------------------------------------------------------------------------------------------------------------------------------
 Class 1-A-4                                  $ 13,776,000          5.853%       Class 1-M-3       $   964,000           6.250%
 ---------------------------------------------------------------------------------------------------------------------------------
 Class 1-A-5                                  $ 13,795,000          5.415%       Class 1-B-1       $ 1,377,000           6.250%
 ---------------------------------------------------------------------------------------------------------------------------------
 Class 1-A-6                                  $    522,000          5.853%       Class 2-M-1       $21,209,000          Variable
 ---------------------------------------------------------------------------------------------------------------------------------
 Class 2-A-1                                  $337,383,000         Variable      Class 2-M-2       $14,139,000          Variable
 ---------------------------------------------------------------------------------------------------------------------------------
 Class 2-A-2                                  $ 50,000,000         Variable      Class 2-B-1       $ 9,190,000          Variable
 ---------------------------------------------------------------------------------------------------------------------------------
 Class 2-A-3                                  $ 14,921,000         Variable      Class 2-B-2       $ 4,713,000          Variable
 ---------------------------------------------------------------------------------------------------------------------------------
 Class 2-A-4                                  $ 15,766,000         Variable
 ---------------------------------------------------------------------------------------------------------------------------------


The pass-through rates for the Class 1-A-1, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-M-1, Class 2-M-2, Class 2-B-1 and Class 2-B-2 Certificates may adjust monthly and are calculated as described in this prospectus supplement under "Description of the Certificates -- Distributions -- Distributions of Interest." The pass-through rates for the offered certificates will be subject to an interest rate cap. The pass-through rates for the offered certificates will be subject to increase after the first possible optional termination date. The Class A-R Certificates are principal only certificates and will not bear interest. See "Description of the Certificates -- Distributions -- Distributions of Interest" in this prospectus supplement.

The assets of the trust will consist primarily of a pool consisting of two loan groups: one group will consist of fixed-rate mortgage loans and the other group will consist of conventional hybrid adjustable-rate mortgage loans, all of which are secured by first liens on one- to four-family residential properties and have stated terms to maturity of up to 30 years.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Countrywide Securities Corporation will offer the classes of certificates listed above (other than the Class A-R Certificates) to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the offered certificates are expected to be approximately $619,290,695, plus accrued interest with respect to the fixed rate certificates, before deducting expenses. The offered certificates will be purchased by Countrywide Securities Corporation on or about October 28, 2005. See "Method of Distribution" in this prospectus supplement. The offered certificates will be available for delivery to investors in book-entry form through the facilities of the Depository Trust Company, Clearstream, Luxembourg and the Euroclear System. The Class A-R Certificates will not be purchased by Countrywide Securities Corporation but, instead, will be transferred to Countrywide Home Loans, Inc. on or about October 28, 2005 as partial consideration for the sale of the mortgage loans to the depositor, See "Method of Distribution" in this prospectus supplement.

                       COUNTRYWIDE SECURITIES CORPORATION

October 26, 2005

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-8 IN THIS PROSPECTUS SUPPLEMENT AND ON PAGE 5 IN THE PROSPECTUS

                   TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT                             PAGE
---------------------                             ----
Summary............................................S-3
Risk Factors.......................................S-8
The Mortgage Pool.................................S-18
Servicing of the Mortgage Loans...................S-51
Description of the Certificates...................S-56
Yield, Prepayment and
    Maturity Considerations.......................S-95
Use of Proceeds..................................S-109
Material Federal Income
    Tax Consequences.............................S-109
Other Taxes......................................S-113
ERISA Considerations.............................S-113
Method of Distribution...........................S-115
Legal Matters....................................S-115
Ratings..........................................S-115
Index of Defined Terms...........................S-117
Annex I............................................I-1

PROSPECTUS                                       PAGE
----------                                       ----
Important Notice About Information in
   This Prospectus and Each Accompanying
   Prospectus Supplement............................4
Risk Factors........................................5
The Trust Fund.....................................12
Use of Proceeds....................................22
The Depositor......................................23
Mortgage Loan Program..............................23
Description of the Certificates....................25
Credit Enhancement.................................38
Yield and Prepayment Considerations................42
The Pooling and Servicing Agreement................43
Certain Legal Aspects of the Mortgage Loans........57
Material Federal Income Tax Consequences...........64
Other Tax Considerations...........................88
ERISA Considerations...............................88
Legal Investment...................................91
Method of Distribution.............................92
Legal Matters......................................93
Financial Information..............................93
Rating.............................................94
Index to Defined Terms.............................95

                                     SUMMARY

o  THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND
   DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF THE CERTIFICATES, READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

OFFERED CERTIFICATES

Alternative Loan Trust 2005-J12 will issue twenty-three classes of certificates, nineteen of which are being offered by this prospectus supplement and the accompanying prospectus. The assets of the trust fund that will support both the offered certificates and other classes of certificates will consist, on the closing date, of a pool of mortgage loans with an aggregate stated principal balance of approximately $609,069,154 as of October 1, 2005, and certain other property and assets described in this prospectus supplement.

The mortgage pool consists of two loan groups. Loan group 1 will consist of conventional fixed-rate mortgage loans with maturities of up to 30 years secured by first liens on one- to four-family residential properties and are expected to have an aggregate stated principal balance of approximately $137,738,406 as of the cut-off date. Loan group 2 will consist of mortgage loans with maturities of up to 30 years secured by first liens on one- to four-family residential properties and that either generally (i) adjust monthly, semi-annually or annually or (ii) have fixed mortgage rates for approximately 1, 6, 12, 24, 36, 60 or 84 months after the date of origination of each mortgage loan before the mortgage rates become subject to adjustment monthly, semi-annually or annually, in each case based on a specified index. Loan group 2 is expected to have an aggregate stated principal balance of $471,330,748 as of the cut-off date.

Generally:

o the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-M-1, Class 1-M-2, Class 1-M-3 and Class 1-B-1 Certificates (we sometimes refer to these certificates as the "group 1 certificates") will be backed by the cashflows from the group 1 mortgage loans, and

o the Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-M-1, Class 2-M-2, Class 2-B-1 and Class 2-B-2 Certificates (we sometimes refer to these certificates as the "group 2 certificates") will be backed by the cashflows from the group 2 mortgage loans.

For a more detailed description of how the offered certificates will be backed by these cashflows, see "Description of the Certificates--Distributions" and "--Overcollateralization Provisions."

The following chart lists certain characteristics of the classes of the offered certificates. The classes of certificates listed below will not be offered unless they receive the respective ratings at least as high as those set forth below by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and by Moody's Investors Service, Inc. ("MOODY'S"):

                            MOODY'S
   CLASS      S&P RATING    RATING         TYPE
------------  ----------- ----------- ----------------
Class 1-A-1      AAA         Aaa      Senior/Floating
                                      Pass-Through
                                      Rate
Class 1-A-2      AAA         Aaa      Senior/Fixed
                                      Pass-Through
                                      Rate
Class 1-A-3      AAA         Aaa      Senior/Fixed
                                      Pass-Through
                                      Rate
Class 1-A-4      AAA         Aaa      Senior/Fixed
                                      Pass-Through
                                      Rate
Class 1-A-5      AAA         Aaa      Senior/NAS/Fixed
                                      Pass-Through
                                      Rate
Class 1-A-6      AAA         Aaa      Senior/Fixed
                                      Pass-Through
                                      Rate
Class 2-A-1      AAA         Aaa      Senior/Floating
                                      Pass-Through
                                      Rate
Class 2-A-2      AAA         Aaa      Senior/Floating
                                      Pass-Through
                                      Rate
Class 2-A-3      AAA         Aaa      Senior/Floating
                                      Pass-Through
                                      Rate
Class 2-A-4      AAA         Aaa      Senior/Floating
                                      Pass-Through
                                      Rate
Class A-R        AAA         Aaa      Senior/Residual/
                                      Principal Only
Class 1-M-1       AA         Aa2      Subordinate/Fixed
                                      Pass-Through
                                      Rate
Class 1-M-2       A           A2      Subordinate/Fixed
                                      Pass-Through
                                      Rate
Class 1-M-3       A          Baa2     Subordinate/Fixed
                                      Pass-Through
                                      Rate
Class 1-B-1      BBB-        Baa3     Subordinate/Fixed
                                      Pass-Through
                                      Rate
Class 2-M-1       AA         Aa2      Subordinate/
                                      Floating
                                      Pass-Through
                                      Rate
Class 2-M-2       A           A2      Subordinate/
                                      Floating
                                      Pass-Through
                                      Rate
Class 2-B-1      BBB         Baa2     Subordinate/
                                      Floating
                                      Pass-Through
                                      Rate
Class 2-B-2      BBB-        Baa3     Subordinate/
                                      Floating
                                      Pass-Through
                                      Rate

A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

See "Ratings," "Description of the Certificates -- General," "-- Book-Entry Certificates" and "The Mortgage Pool" in this prospectus supplement and "The Trust Fund -- The Mortgage Loans -- General" in the prospectus.

OTHER CERTIFICATES

In addition to the offered certificates, the trust fund will issue the Class CF, Class PF, Class CV and Class PV Certificates, which are not being offered to the public pursuant to this prospectus supplement and the prospectus. The Class PF and Class PV Certificates will each have an initial class certificate balance of $100 and will not be entitled to distributions in respect of interest. The Class PF and Class PV Certificates will be entitled to all prepayment charges received in respect of the mortgage loans in loan group 1 and loan group 2, respectively. Any information contained in this prospectus supplement with respect to the Class CF, Class PF, Class CV and Class PV Certificates is provided only to permit a better understanding of the offered certificates.

CUT-OFF DATE

For each mortgage loan, the later of October 1, 2005 and the date of origination for that mortgage loan (either of these dates is sometimes referred to in this prospectus supplement as the cut-off date).

CLOSING DATE

On or about October 28, 2005.

DEPOSITOR

CWALT, Inc. is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

SELLERS

Countrywide Home Loans, Inc. will be the seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation, or one of its subsidiaries, which, in turn, acquired those mortgage loans directly from Countrywide Home Loans, Inc.

MASTER SERVICER

Countrywide Home Loans Servicing LP.

TRUSTEE

The Bank of New York, a New York banking corporation.

THE NIM INSURER

After the closing date, a separate trust or trusts may be established to issue net interest margin securities secured by all or a portion of the Class CF, Class PF, Class CV and Class PV Certificates. Those net interest margin securities may or may not have the benefit of one or more financial guaranty insurance policies that guaranty payments on those securities. The insurer or insurers that would issue any such financial guaranty insurance policy are referred to in this prospectus supplement as the "NIM Insurer." The references to the NIM Insurer in this prospectus supplement are applicable only if the net interest margin securities are so insured.

Any NIM Insurer will have a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the offered certificates. Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner whatsoever, the offered certificates.

See "Risk Factors--Rights of the NIM Insurer" in this prospectus supplement.

DISTRIBUTION DATES

We will make distributions on the 25th day of each month. If the 25th day of a month is not a business day, then we will make distributions on the next business day. The first distribution is scheduled for November 25, 2005.

REGISTRATION OF CERTIFICATES

The offered certificates (other than the Class A-R Certificates) will initially be issued in book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) may elect to hold their beneficial interests through The Depository Trust

Company, in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe. The Class A-R Certificates will be issued in fully registered certificated form and will be subject to certain restrictions on transfer described in this prospectus supplement and as more fully provided for in the pooling and servicing agreement.

See "Description of Certificates - Book-Entry Certificates" and "- Restrictions on Transfer of the Class A-R Certificates" in this prospectus supplement.

RECORD DATE

The record date for any distribution date and (x) the Fixed Rate Certificates and any certificate in definitive form will be the last business day of the month preceding the month of that distribution date and (y) the LIBOR Certificates so long as they are in book-entry form will be the business day preceding that distribution date.

INTEREST PAYMENTS

On each distribution date, holders of each class of offered certificates (other than the Class A-R Certificates) will be entitled to receive:

o the interest that has accrued at the related pass-through rate during the related accrual period on the class certificate balance of that class of certificates immediately prior to that distribution date, and

o any interest due on a prior distribution date that was not paid.

The accrual period for the Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-M-1, Class 1-M-2, Class 1-M-3 and Class 1-B-1 Certificates (we sometimes refer to these certificates as the "Fixed Rate Certificates") for any distribution date will be the calendar month before the month in which that distribution date occurs. Interest on the Fixed Rate Certificates will be calculated on the basis of a 360-day year divided into twelve 30-day months. The accrual period for the Class 1-A-1, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-M-1, Class 2-M-2, Class 2-B-1 and Class 2-B-2 Certificates (we sometimes refer to these certificates as the "LIBOR Certificates") for any distribution date will be the period commencing on the preceding distribution date (or the closing date, in the case of the first distribution date) and ending on the day immediately prior to that distribution date. Interest on the LIBOR Certificates will be calculated on the basis of a 360-day year and the actual number of days that elapsed in that interest accrual period.

See "Description of the Certificates -- Distributions -- Distributions of Interest" in this prospectus supplement.

PRINCIPAL PAYMENTS

On each distribution date, certificateholders will receive a distribution of principal on their certificates in accordance with the priorities of payment set forth in this prospectus supplement to the extent there is cash available on that date.

See "Description of the Certificates -- Distributions -- Distributions of Principal" in this prospectus supplement.

OPTIONAL TERMINATION

The master servicer may purchase all of the remaining assets of the trust fund and retire all outstanding classes of certificates on or after the first distribution date on which the aggregate stated principal balance of the mortgage loans and any foreclosed real estate owned by the trust fund declines to 10% or less of the aggregate stated principal balance of the mortgage loans as of the cut-off date. The NIM Insurer may also have the right to purchase all of the remaining assets in the trust fund.

See "Description of the Certificates -- Optional Termination" in this prospectus supplement.

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

See "Servicing of the Mortgage Loans -- Advances" in this prospectus supplement.

CREDIT ENHANCEMENT

Credit enhancements provide limited protection to holders of certain certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement:

OVERCOLLATERALIZATION

On the closing date, (a) the aggregate stated principal balance of the group 1 mortgage loans is expected to exceed the initial aggregate class certificate balance of the group 1 certificates by approximately $957,406 and (b) the aggregate stated principal balance of the group 2 mortgage loans is expected to exceed the initial aggregate class certificate balance of the group 2 certificates by approximately $4,009,748. These amounts are called "overcollateralization" and are approximately equal to the initial levels of overcollateralization required by the pooling and servicing agreement.

On any distribution date, the amount of overcollateralization (if any) for a loan group will be available to absorb the losses from liquidated mortgage loans if those losses are not otherwise covered by excess cashflow (if any) from the related mortgage loans. The required levels of overcollateralization may change over time.

The mortgage loans in each loan group are expected to generate more interest than is needed to pay interest on the related classes of certificates because the weighted average interest rate of the mortgage loans is expected to be higher than the weighted average pass-through rate on the related classes of certificates, plus the weighted average expense fee rate.

See "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

SUBORDINATION

The issuance of senior certificates and subordinated certificates by the trust fund is designed to increase the likelihood that senior certificateholders will receive regular payments of interest and principal.

The senior certificates in a senior certificate group will have a payment priority over the related subordinated certificates. With respect to a group of subordinated certificates, the classes with an M designation have a payment priority over the classes with a B designation. Within the classes with an M or B designation, the payment priority is in numerical order.

Subordination is designed to provide the holders of certificates having a higher payment priority with protection against losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating realized losses on the mortgage loans in a loan group among the subordinated certificates related to that loan group, beginning with the related subordinated certificates with the lowest payment priority. Realized losses on the mortgage loans in a loan group will be allocated solely to the classes of subordinated certificates related to that loan group.

Excess cashflow from a loan group will be available to restore the overcollateralization for the other loan group and, to pay unpaid realized loss amounts to the subordinated certificates related to the other loan group, to the extent available and in the priority described in this prospectus supplement.

See "Description of the Certificates -- Applied Realized Loss Amounts" in this prospectus supplement and "Credit Enhancement" in the prospectus.

THE CORRIDOR CONTRACTS

Countrywide Home Loans has entered into two interest rate corridor contracts,
(1) the Class 1-A-1 corridor contract and (2) the group 2 certificates corridor contract, each of which will be assigned to The Bank of New York, in its capacity as corridor contract administrator, on the closing date. The corridor contract administrator will allocate certain payments received under each interest rate corridor contract to the trustee on behalf of the trust fund. On or prior to the applicable corridor contract termination date, amounts allocated to the trust fund in respect of a corridor contract will be available to the applicable class(es) of certificates, as described in this prospectus supplement, to cover net rate carryover resulting from the application of the applicable net rate cap to the related pass-through rate(s).

Payments under each corridor contract will be made to the corridor contract administrator and allocated between the trust fund and Countrywide Home Loans as described in "Description of the Certificates -- The Corridor Contracts" in this prospectus supplement. Any amounts received in respect of a corridor contract and allocated to the trust fund for a distribution date that are not used on that date to cover net rate carryover on the related certificates are expected to be distributed to the holders of the Class CF and Class CV Certificates as provided in the pooling and servicing agreement and will not be available thereafter for payment of net rate carryover on any class of certificates. See "Description of the Certificates -- The Corridor Contracts" in this prospectus supplement.

TAX STATUS

For federal income tax purposes, the trust fund (exclusive of rights under the corridor contracts and the assets held in the carryover reserve fund) will consist of one or more REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the several classes of certificates, which, other than the Class A-R Certificates, will represent the regular interests in the master REMIC. The offered certificates, other than the Class A-R Certificates, will also represent the right to receive payments from the carryover reserve fund. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

See "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

ERISA CONSIDERATIONS

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

LEGAL INVESTMENT

The senior certificates and the Class 1-M-1 and Class 2-M-1 Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. None of the other classes of offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

See "Legal Investment" in the prospectus.

                                  RISK FACTORS

THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES CERTAIN SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE CERTIFICATES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION UNDER "RISK FACTORS" BEGINNING ON PAGE 5 IN THE PROSPECTUS.


YOUR YIELD WILL BE AFFECTED BY PREPAYMENTS     Borrowers may, at their option,
                                               prepay their mortgage loans in
                                               whole or in part at any time. We
                                               cannot predict the rate at which
                                               borrowers will repay their
                                               mortgage loans. A prepayment of a
                                               mortgage loan, however, will
                                               usually result in a prepayment on
                                               the certificates.

                                               The rate and timing of prepayment
                                               of the mortgage loans will affect
                                               the yields to maturity and
                                               weighted average lives of the
                                               related classes of certificates.
                                               Any reinvestment risks from
                                               faster or slower prepayments of
                                               mortgage loans will be borne
                                               entirely by the holders of the
                                               related classes of certificates.

                                               o If you purchase your
                                                 certificates at a discount and
                                                 principal is repaid slower than
                                                 you anticipate, then your yield
                                                 may be lower than you
                                                 anticipate.

                                               o If you purchase your
                                                 certificates at a premium and
                                                 principal is repaid faster than
                                                 you anticipate, then your yield
                                                 may be lower than you
                                                 anticipate.

                                               o Approximately 70.40% and 70.60%
                                                 of the mortgage loans in loan
                                                 group 1 and loan group 2,
                                                 respectively, in each case by
                                                 aggregate stated principal
                                                 balance of the mortgage loans
                                                 in that loan group as of the
                                                 cut-off date, require the
                                                 borrower to pay a charge if the
                                                 borrower prepays the mortgage
                                                 loan during periods ranging
                                                 generally from six months to
                                                 five years after the mortgage
                                                 loan was originated. A
                                                 prepayment charge may
                                                 discourage a borrower from
                                                 prepaying the mortgage loan
                                                 during the applicable period.
                                                 Prepayment charges will be
                                                 distributed to the Class PF or
                                                 Class PV Certificates, as
                                                 applicable, and will not be
                                                 available to the holders of
                                                 other classes of certificates.

                                               You bear the reinvestment risks
                                               resulting from a faster or slower
                                               rate of principal payments than
                                               you expected.

THE YIELDS ON THE LIBOR CERTIFICATES WILL      The pass-through rates on the
BE AFFECTED BY THE LEVEL OF LIBOR              LIBOR Certificates for any
                                               distribution date will be equal
                                               to the value of one-month LIBOR
                                               plus the related margin, but
                                               subject to a cap. For these
                                               classes of certificates your
                                               yield will be sensitive to:

                                               (1) the level of one-month LIBOR,

                                               (2) the timing of adjustment of
                                                   the pass-through rate on your
                                                   certificate as it relates to
                                                   the interest rates on the
                                                   related mortgage loans and,
                                                   with respect to the
                                                   adjustable rate mortgage
                                                   loans, the level of the
                                                   mortgage index, the timing of
                                                   adjustment of the interest
                                                   rates on the adjustable rate
                                                   mortgage loans,
                                                   and periodic and lifetime
                                                   limits on those adjustments,
                                                   and

                                               (3) other limitations on the
                                                   pass-through rates of such
                                                   certificates as described
                                                   further in this prospectus
                                                   supplement.

                                               See "Description of the
                                               Certificates--Interest" and
                                               "Yield, Prepayment and Maturity
                                               Considerations" in this
                                               prospectus supplement for a
                                               description of factors that may
                                               influence the rate and timing of
                                               prepayments on the mortgage
                                               loans.

THE SUBORDINATED CERTIFICATES HAVE A           The certificates are not insured
GREATER RISK OF LOSS THAN THE SENIOR           by any financial guaranty
CERTIFICATES AND SUBORDINATION MAY NOT BE      insurance policy. When certain
SUFFICIENT TO PROTECT THE SENIOR CERTIFICATES  classes of certificates provide
FROM LOSSES                                    credit enhancement for other
                                               classes of certificates this is
                                               sometimes referred to as
                                               "subordination." The
                                               subordination feature is intended
                                               to enhance the likelihood that
                                               senior certificateholders will
                                               receive regular payments of
                                               interest and principal.

                                               Credit enhancement in the form of
                                               subordination will be provided
                                               for the certificates, first, by
                                               the right of the holders of the
                                               senior certificates to receive
                                               payments of principal on the
                                               mortgage loans in the related
                                               loan group prior to the related
                                               subordinated classes and, second,
                                               to the extent there is no
                                               overcollateralization for the
                                               related loan group, by the
                                               allocation of realized losses on
                                               the mortgage loans in a loan
                                               group to reduce the class
                                               certificate balance of the
                                               related subordinated classes,
                                               beginning with the Class 1-B-1
                                               Certificates in the case of loan
                                               group 1 and the Class 2-B-2
                                               Certificates in the case of loan
                                               group 2.

                                               This type of credit enhancement
                                               is provided by using collections
                                               on the mortgage loans in a loan
                                               group otherwise payable to the
                                               holders of the subordinated
                                               classes related to that loan
                                               group to pay amounts due on the
                                               more senior classes related to
                                               that loan group. After the credit
                                               enhancement provided by excess
                                               cashflow and
                                               overcollateralization (if any)
                                               has been exhausted, collections
                                               on the mortgage loans in a loan
                                               group otherwise payable to the
                                               subordinated classes related to
                                               that loan group will comprise the
                                               sole source of funds from which
                                               such credit enhancement is
                                               provided to the senior
                                               certificates related to that loan
                                               group. Realized losses on the
                                               mortgage loans in each loan group
                                               are allocated to the subordinated
                                               certificates related to that loan
                                               group, beginning with the
                                               subordinated certificates related
                                               to that loan group then
                                               outstanding with the lowest
                                               payment priority, until the class
                                               certificate balance of each class
                                               of subordinated certificates
                                               related to that loan group has
                                               been reduced to zero. This means
                                               that after the credit enhancement
                                               provided by excess cashflow and
                                               overcollateralization (if any)
                                               has been exhausted, realized
                                               losses on the mortgage loans in
                                               loan group 1 will first be
                                               allocated to the Class 1-B-1
                                               Certificates, until its class
                                               certificate balance is reduced to
                                               zero and realized losses on the
                                               mortgage loans in loan group 2
                                               will first be allocated to the
                                               Class 2-B-2 Certificates, until
                                               its class certificate balance is
                                               reduced to zero. Subsequent
                                               realized
                                               losses will be allocated to the
                                               next most junior class of
                                               subordinated certificates related
                                               to that loan group, until its
                                               class certificate balance is
                                               reduced to zero. If the aggregate
                                               class certificate balance of the
                                               subordinated classes related to a
                                               loan group were to be reduced to
                                               zero, delinquencies and defaults
                                               on the mortgage loans in that
                                               loan group would reduce the
                                               amount of funds available for
                                               monthly distributions to holders
                                               of the senior certificates
                                               related to that loan group.

                                               You should fully consider the
                                               risks of investing in a
                                               subordinated certificate,
                                               including the risk that you may
                                               not fully recover your initial
                                               investment as a result of
                                               realized losses. In addition,
                                               investors in a class of senior
                                               certificates should consider the
                                               risk that, after the credit
                                               enhancement provided by excess
                                               cashflow and
                                               overcollateralization (if any)
                                               have been exhausted, the
                                               subordination of the related
                                               subordinated certificates may not
                                               be sufficient to protect the
                                               senior certificates from losses.

                                               See "Description of the
                                               Certificates" in this prospectus
                                               supplement.

EXCESS INTEREST FROM THE MORTGAGE LOANS        The amount by which the aggregate
MAY NOT PROVIDE ADEQUATE CREDIT                stated principal balance of the
ENHANCEMENT                                    mortgage loans in a loan group
                                               exceeds the aggregate class
                                               certificate balance of the
                                               related classes of certificates
                                               is called
                                               "OVERCOLLATERALIZATION." The
                                               initial level of
                                               overcollateralization for each
                                               loan group (that is, the
                                               overcollateralization on the
                                               closing date) will be
                                               approximately equal to the
                                               initial level of
                                               overcollateralization required by
                                               the pooling and servicing
                                               agreement for each loan group.
                                               The mortgage loans in a loan
                                               group are expected to generate
                                               more interest than is needed to
                                               pay interest on the related
                                               classes of certificates because
                                               the weighted average interest
                                               rate on the mortgage loans in a
                                               loan group is expected to be
                                               higher than the weighted average
                                               pass-through rate on the related
                                               classes of certificates plus the
                                               weighted average expense fee
                                               rate. In the event that the level
                                               of overcollateralization for a
                                               loan group is reduced, such
                                               "EXCESS INTEREST" will be used to
                                               make additional principal
                                               payments on the related classes
                                               of certificates to the extent
                                               described in this prospectus
                                               supplement. Overcollateralization
                                               is intended to provide limited
                                               protection to the holders of the
                                               offered certificates by absorbing
                                               losses from liquidated mortgage
                                               loans in the related loan group.
                                               However, we cannot assure you
                                               that enough excess interest will
                                               be generated on the mortgage
                                               loans to maintain the required
                                               levels of overcollateralization.

                                               The excess interest available on
                                               any distribution date will be
                                               affected by the actual amount of
                                               interest received, collected or
                                               advanced in respect of the
                                               mortgage loans for that
                                               distribution date. Such amount
                                               will be influenced by changes in
                                               the weighted average of the
                                               mortgage rates resulting from
                                               prepayments and liquidations of
                                               the mortgage loans as well as
                                               from adjustments of the mortgage
                                               rates on adjustable-rate mortgage
                                               loans. The mortgage rates on the
                                               group 1 mortgage loans are fixed
                                               and the mortgage rates on the
                                               group 2 mortgage loans either
                                               generally (i) adjust monthly,
                                               semi-annually or
                                               annually or (ii) have fixed
                                               mortgage rates for approximately
                                               1, 6, 12, 24, 36, 60 or 84 months
                                               after the date of origination of
                                               each mortgage loan before the
                                               mortgage rates become subject to
                                               adjustment monthly, semi-annually
                                               or annually, in each case based
                                               on either one-month LIBOR,
                                               six-month LIBOR, twelve-month
                                               LIBOR or one-year CMT, each of
                                               which is referred to as a
                                               mortgage index. The pass-through
                                               rate of each class of offered
                                               certificates, other than the
                                               Class A-R Certificates, is
                                               subject to a net rate cap which
                                               generally is based on the
                                               weighted average adjusted net
                                               mortgage rates of the related
                                               mortgage loans. If the
                                               pass-through rate on one or more
                                               classes is limited by the
                                               applicable net rate cap, it may
                                               be necessary to apply all or a
                                               portion of the related interest
                                               funds available to distribute
                                               interest at the pass-through
                                               rates for such classes of
                                               certificates. As a result,
                                               interest may be unavailable for
                                               any other purpose.

                                               If the protection afforded by
                                               overcollateralization is
                                               insufficient, then the holders of
                                               the offered certificates could
                                               experience a loss on their
                                               investment.

EXCESS INTEREST WILL ALSO BE REDUCED BY        When a borrower makes a full or
PREPAYMENTS ON THE MORTGAGE LOANS              partial prepayment on a mortgage
                                               loan, the amount of interest that
                                               the borrower is required to pay
                                               may be less than the amount of
                                               interest certificateholders would
                                               otherwise be entitled to receive
                                               with respect to the mortgage
                                               loan. The master servicer is
                                               required to reduce its master
                                               servicing fee to offset this
                                               shortfall, but the reduction for
                                               any distribution date is limited
                                               to one-half of the master
                                               servicing fee for the related
                                               month. If the aggregate amount of
                                               interest shortfalls in a loan
                                               group resulting from prepayments
                                               exceeds the amount of the
                                               reduction in the master servicing
                                               fee, the amount of interest
                                               available to make distributions
                                               of interest to the related
                                               classes of certificates and to
                                               maintain or restore the related
                                               level of overcollateralization
                                               will be reduced.

YOUR YIELD WILL BE AFFECTED BY THE INTEREST    Approximately 18.60% and 75.72%
ONLY FEATURE OF SOME OF THE MORTGAGE           of the mortgage loans in loan
LOANS                                          group 1 and loan group 2,
                                               respectively, in each case, by
                                               aggregate stated principal
                                               balance of the mortgage loans in
                                               that loan group as of the cut-off
                                               date, require monthly payments of
                                               only accrued interest for a
                                               period ranging from six months to
                                               ten years after origination. The
                                               borrower is not required to pay
                                               any principal on the borrower's
                                               loan during this interest only
                                               period but thereafter is required
                                               to make monthly payments
                                               sufficient to amortize the loan
                                               over its remaining term. These
                                               loans are sometimes referred to
                                               as interest only loans. Interest
                                               only loans have only recently
                                               been originated in significant
                                               volumes. As a result, the
                                               long-term performance
                                               characteristics of interest only
                                               loans are largely unknown.

                                               Because interest only loans
                                               initially require only the
                                               payment of interest, a borrower
                                               may be able to borrow a larger
                                               amount than would have been the
                                               case for a fully amortizing
                                               mortgage loan.

                                               Interest only loans may have
                                               risks and payment characteristics
                                               that are not present with fully
                                               amortizing mortgage loans,
                                               including the following:

                                               o  no principal distributions
                                                  will be made to
                                                  certificateholders from
                                                  interest only loans during
                                                  their interest only period
                                                  except in the case of a
                                                  prepayment, which may extend
                                                  the weighted average lives of
                                                  the certificates,

                                               o  during the interest only
                                                  period, interest only loans
                                                  may be less likely to be
                                                  prepaid since the perceived
                                                  benefits of refinancing may be
                                                  less than with a fully
                                                  amortizing mortgage loan,

                                               o  as the end of the interest
                                                  only period approaches, an
                                                  interest only loan may be more
                                                  likely to be refinanced in
                                                  order to avoid the increase in
                                                  the monthly payment required
                                                  to amortize the loan over its
                                                  remaining term,

                                               o  interest only loans may be
                                                  more likely to default than
                                                  fully amortizing loans at the
                                                  end of the interest only
                                                  period due to the increased
                                                  monthly payment required to
                                                  amortize the loan over its
                                                  remaining term, and

                                               o  if an interest only loan
                                                  defaults, the severity of loss
                                                  may be greater due to the
                                                  larger unpaid principal
                                                  balance.

YOUR YIELD ON THE CERTIFICATES WILL BE         The pass-through rate on each
AFFECTED BY THE MORTGAGE RATES OF THE          class of offered certificates for
RELATED MORTGAGE LOANS                         each distribution date, other
                                               than the Class A-R Certificates,
                                               is subject to a net rate cap
                                               based on the weighted average
                                               adjusted net mortgage rate of the
                                               related mortgage loans. The Fixed
                                               Rate Certificates and the Class
                                               1-A-1 Certificates are related to
                                               the group 1 mortgage loans.
                                               Prepayments of group 1 mortgage
                                               loans with relatively higher
                                               mortgage rates than other group 1
                                               mortgage loans may reduce this
                                               net rate cap. If the net rate cap
                                               applies to a class of Fixed Rate
                                               Certificates, it may apply for an
                                               extended period or indefinitely.

                                               The pass-through rate on the
                                               Class 1-A-1 Certificates may
                                               adjust monthly based on one-month
                                               LIBOR while the mortgage rates on
                                               the group 1 mortgage loans are
                                               fixed. As a result, there is no
                                               correlation between the
                                               pass-through rate on the Class
                                               1-A-1 Certificates and the
                                               mortgage rates on the group 1
                                               mortgage loans, which may result
                                               in the imposition of the net rate
                                               cap on those certificates for an
                                               extended period of time.

                                               The pass-through rates on the
                                               group 2 certificates may adjust
                                               monthly and are based on
                                               one-month LIBOR. The mortgage
                                               rates on the group 2 mortgage
                                               loans, to which the group 2
                                               certificates are related, adjust
                                               monthly, semi-annually or
                                               annually based on the related
                                               mortgage index, but generally
                                               only after a period of 1, 6, 12,
                                               24, 36, 60 or 84 months after
                                               origination. Because the mortgage
                                               indices may respond to economic
                                               and market factors different than
                                               those affecting one-month LIBOR,
                                               there is not necessarily a
                                               correlation in movement between
                                               the interest rates on the
                                               adjustable rate mortgage loans
                                               and the pass-through rates of the
                                               related classes of certificates.
                                               For example, it is possible that
                                               the interest rates on the
                                               adjustable rate mortgage loans
                                               may decline while the
                                               pass-through rates on the related
                                               classes of LIBOR Certificates are
                                               stable or rising. In addition,
                                               although it is possible that both
                                               the mortgage rates on the
                                               adjustable rate mortgage loans
                                               and the pass-through rates on the
                                               related classes of LIBOR
                                               Certificates may decline or
                                               increase during the same period,
                                               the mortgage rates on the
                                               adjustable rate mortgage loans
                                               may decline or increase more
                                               slowly than the pass-through
                                               rates of these certificates
                                               because of the difference between
                                               interest rate adjustment periods
                                               on the mortgage loans and
                                               pass-through rate adjustment
                                               periods on these certificates. In
                                               addition, prepayments of mortgage
                                               loans with relatively higher
                                               mortgage rates may reduce the
                                               applicable net rate cap and
                                               consequently reduce the
                                               pass-through rate for one or more
                                               of these classes of certificates.

                                               It is intended that the amount by
                                               which a certificateholder's
                                               interest payment has been reduced
                                               by operation of the applicable
                                               net rate cap will be paid first,
                                               in the case of the LIBOR
                                               Certificates from amounts
                                               allocated to the trust fund in
                                               respect of the related corridor
                                               contract prior to its corridor
                                               contract termination date, and
                                               then, from remaining excess
                                               cashflow (if any), in each case
                                               as described in this prospectus
                                               supplement. However, we cannot
                                               assure you that any excess
                                               cashflow or corridor contract
                                               proceeds will be available, or
                                               sufficient, to make any such
                                               payments.

YOUR YIELD WILL BE AFFECTED BY HOW             The timing of principal payments
DISTRIBUTIONS ARE ALLOCATED TO THE             on the certificates will be
CERTIFICATES                                   affected by a number of factors,
                                               including:


                                               o  the extent of prepayments on
                                                  the mortgage loans in the
                                                  related loan group,

                                               o  how payments of principal are
                                                  allocated among the classes of
                                                  certificates,

                                               o  whether the master servicer
                                                  exercises its right, in its
                                                  sole discretion, to terminate
                                                  the trust fund,

                                               o  the rate and timing of payment
                                                  defaults and losses on the
                                                  mortgage loans in the related
                                                  loan group, and

                                               o  repurchases of mortgage loans
                                                  in the related loan group for
                                                  material breaches of
                                                  representations and
                                                  warranties.

                                               Since distributions on the
                                               certificates are dependent upon
                                               the payments on the applicable
                                               mortgage loans, we cannot
                                               guarantee the amount of any
                                               particular payment or the amount
                                               of time that will elapse before
                                               the trust fund is terminated.

                                               See "Description of the
                                               Certificates -- Principal," and "
                                               -- Optional Termination" in this
                                               prospectus supplement for a
                                               description of the manner in
                                               which principal will be paid to
                                               the certificates. See "The
                                               Mortgage Pool -- Assignment of
                                               the Mortgage Loans" in this
                                               prospectus supplement for more
                                               information regarding the
                                               repurchase or substitution of
                                               mortgage loans.

THE CERTIFICATES MAY NOT BE APPROPRIATE FOR    The offered certificates may not
SOME INVESTORS                                 be an appropriate investment for
                                               investors who do not have
                                               sufficient resources or expertise
                                               to evaluate the particular
                                               characteristics of each
                                               applicable class of offered
                                               certificates. This may be the
                                               case because, among other things:

                                               o  the yield to maturity of
                                                  offered certificates purchased
                                                  at a price other than par will
                                                  be sensitive to the uncertain
                                                  rate and timing of principal
                                                  prepayments on the mortgage
                                                  loans in the related loan
                                                  group;

                                               o  the rate of principal
                                                  distributions on, and the
                                                  weighted average lives of, the
                                                  offered certificates will be
                                                  sensitive to the uncertain
                                                  rate and timing of principal
                                                  prepayments on the mortgage
                                                  loans in the related loan
                                                  group and the priority of
                                                  principal distributions among
                                                  the classes of certificates in
                                                  the related certificate group.
                                                  Accordingly, the offered
                                                  certificates may be an
                                                  inappropriate investment if
                                                  you require a distribution of
                                                  a particular amount of
                                                  principal on a specific date
                                                  or an otherwise predictable
                                                  stream of distributions; and

                                               o  a secondary market for the
                                                  offered certificates may not
                                                  develop or provide
                                                  certificateholders with
                                                  liquidity of investment.

SEASONED MORTGAGE LOANS                        The loan ages of some of the
                                               mortgage loans in loan group 1
                                               and loan group 2 are
                                               substantially greater than those
                                               of the other mortgage loans. In
                                               addition, some of the mortgage
                                               loans in loan group 1 and loan
                                               group 2 were previously included
                                               in securitizations of the
                                               depositor and were acquired upon
                                               exercise of the related optional
                                               termination right of the master
                                               servicer. Generally, well
                                               seasoned mortgage loans are
                                               believed to be less likely to
                                               prepay due to refinancing and are
                                               more likely to default than newly
                                               originated mortgage loans.
                                               However, the mortgage rates on
                                               the well seasoned mortgage loans
                                               generally are higher than current
                                               mortgage rates which suggests
                                               that those mortgage loans may be
                                               more likely to prepay due to
                                               refinancing. In any case, the
                                               prepayment and default experience
                                               on well seasoned mortgage loans
                                               will likely differ from that on
                                               the other mortgage loans. Since
                                               the subordinated certificates
                                               evidence an interest in all of
                                               the mortgage loans, the
                                               prepayment and default experience
                                               on those certificates will
                                               reflect a combination of the
                                               differing prepayment and default
                                               experience on all of the mortgage
                                               loans.

GEOGRAPHIC CONCENTRATION OF MORTGAGED          Approximately 13.69% and 33.01%
PROPERTIES INCREASES THE RISK THAT             of the mortgage loans in loan
CERTIFICATE YIELDS COULD BE IMPAIRED           group 1 and loan group 2,
                                               respectively, in each case, by
                                               aggregate stated principal
                                               balance of the mortgage loans in
                                               that loan group as of the cut-off
                                               date, are secured by mortgaged
                                               properties that are located in
                                               California. Property in
                                               California may be more
                                               susceptible than homes located in
                                               other parts of the country to
                                               certain types of uninsurable
                                               hazards, such as earthquakes,
                                               floods, mudslides and other
                                               natural disasters. In addition,

                                               o  economic conditions in states
                                                  with significant
                                                  concentrations (which may or
                                                  may not affect real property
                                                  values) may affect the ability
                                                  of borrowers to repay their
                                                  loans;

                                               o  declines in the residential
                                                  real estate markets in states
                                                  with significant
                                                  concentrations may reduce the
                                                  values of properties located
                                                  in such states, which would
                                                  result in an increase in the
                                                  loan-to-value ratios; and

                                               o  any increase in the market
                                                  value of properties located in
                                                  states with significant
                                                  concentrations would reduce
                                                  the loan-to-value ratios and
                                                  could, therefore, make
                                                  alternative sources of
                                                  financing available to the
                                                  borrowers at lower interest
                                                  rates, which could result in
                                                  an increased rate of
                                                  prepayment of the mortgage
                                                  loans.

IMPACT OF WORLD EVENTS                         The economic impact of the United
                                               States' military operations in
                                               Iraq, Afghanistan and other parts
                                               of the world, as well as the
                                               possibility of terrorist attacks
                                               domestically or abroad is
                                               uncertain, but could have a
                                               material effect on general
                                               economic conditions, consumer
                                               confidence, and market liquidity.
                                               No assurance can be given as to
                                               the effect of these events on
                                               consumer confidence and the
                                               performance of the mortgage
                                               loans. Any adverse impact
                                               resulting from these events would
                                               be borne by the holders of the
                                               certificates. United States
                                               military operations also increase
                                               the likelihood of shortfalls
                                               under the Servicemembers Civil
                                               Relief Act or similar state laws
                                               (referred to as the "RELIEF
                                               ACT"). The Relief Act provides
                                               relief to borrowers who enter
                                               active military service and to
                                               borrowers in reserve status who
                                               are called to active duty after
                                               the origination of their mortgage
                                               loan. The Relief Act provides
                                               generally that these borrowers
                                               may not be charged interest on a
                                               mortgage loan in excess of 6% per
                                               annum during the period of the
                                               borrower's active duty. These
                                               shortfalls are not required to be
                                               paid by the borrower at any
                                               future time and will not be
                                               advanced by the master servicer.
                                               In addition, the Relief Act
                                               imposes limitations that would
                                               impair the ability of the master
                                               servicer to foreclose on an
                                               affected loan during the
                                               borrower's period of active duty
                                               status, and, under some
                                               circumstances, during an
                                               additional period thereafter.

HURRICANE KATRINA MAY POSE SPECIAL RISKS       At the end of August 2005,
                                               Hurricane Katrina caused
                                               catastrophic damage to areas in
                                               the Gulf Coast region of the
                                               United States. The trust fund
                                               will not include mortgage loans
                                               that are secured by properties in
                                               the states of Louisiana,
                                               Mississippi and Alabama that are
                                               located in a FEMA Individual
                                               Assistance designated area as a
                                               result of Hurricane Katrina.
                                               However, we cannot assure you
                                               that there are no mortgage loans
                                               secured by properties that
                                               experienced material damage from
                                               Hurricane Katrina in the trust
                                               fund.

                                               Countrywide Home Loans will
                                               represent and warrant as of the
                                               closing date that each mortgaged
                                               property is free of material
                                               damage and in good repair. In the
                                               event of a breach of that
                                               representation and warranty,
                                               Countrywide Home Loans will be
                                               obligated to repurchase or
                                               substitute for the related
                                               mortgage loan. Any such
                                               repurchase would have the effect
                                               of increasing the rate of
                                               principal payment on the
                                               certificates. Any damage to
                                               a mortgaged property that secures
                                               a mortgage loan in the trust fund
                                               occurring after the closing date
                                               as a result of any other casualty
                                               event will not cause a breach of
                                               this representation and warranty.

                                               The full economic impact of
                                               Hurricane Katrina is uncertain
                                               but may affect the ability of
                                               borrowers to make payments on
                                               their mortgage loans. Initial
                                               economic effects appear to
                                               include:

                                               o  localized areas of nearly
                                                  complete destruction of the
                                                  economic infrastructure and
                                                  cessation of economic
                                                  activity,

                                               o  regional interruptions in
                                                  travel and transportation,
                                                  tourism and economic activity
                                                  generally, and

                                               o  nationwide decreases in
                                                  petroleum availability with a
                                                  corresponding increase in
                                                  price.

                                               We have no way to determine
                                               whether other effects will arise,
                                               how long any of these effects may
                                               last, or how these effects may
                                               impact the performance of the
                                               mortgage loans. Any impact of
                                               these events on the performance
                                               of the mortgage loans may
                                               increase the amount of losses
                                               borne by the holders of the
                                               certificates or impact the
                                               weighted average lives of the
                                               certificates.

YOU MAY HAVE DIFFICULTY RESELLING THE          No market for any of the
CERTIFICATES                                   certificates will exist before
                                               they are issued. The underwriter
                                               intends to make a secondary
                                               market in the classes of offered
                                               certificates, but has no
                                               obligation to do so. We cannot
                                               assure you that a secondary
                                               market will develop or, if it
                                               develops, that it will continue.
                                               Consequently, you may not be able
                                               to sell your certificates readily
                                               or at prices that will enable you
                                               to realize your desired yield.
                                               The market values of the
                                               certificates are likely to
                                               fluctuate; these fluctuations may
                                               be significant and could result
                                               in significant losses to you.

                                               The secondary markets for
                                               mortgage backed securities have
                                               experienced periods of
                                               illiquidity and can be expected
                                               to do so in the future.
                                               Illiquidity can have a severely
                                               adverse effect on the prices of
                                               securities that are especially
                                               sensitive to prepayment, credit,
                                               or interest rate risk, or that
                                               have been structured to meet the
                                               investment requirements of
                                               limited categories of investors.

RIGHTS OF THE NIM INSURER                      If there is a NIM Insurer,
                                               pursuant to the pooling and
                                               servicing agreement, unless the
                                               NIM Insurer fails to make a
                                               required payment under the policy
                                               insuring the net interest margin
                                               securities and the failure is
                                               continuing or the NIM Insurer is
                                               the subject of a bankruptcy
                                               proceeding (each such event, a
                                               "NIM Insurer Default"), the NIM
                                               Insurer will be entitled to
                                               exercise, among others, the
                                               following rights without the
                                               consent of holders of the offered
                                               certificates, and the holders of
                                               the offered certificates may
                                               exercise such rights only with
                                               the prior written consent of the
                                               NIM Insurer:

                                               o  the right to provide notices
                                                  of master servicer defaults
                                                  and the right to direct the
                                                  trustee to terminate the
                                                  rights and
                                                  obligations of the master
                                                  servicer under the pooling and
                                                  servicing agreement upon a
                                                  default by the master
                                                  servicer,

                                               o  the right to remove the
                                                  trustee or any custodian
                                                  pursuant to the pooling and
                                                  servicing agreement, and

                                               o  the right to direct the
                                                  trustee to make investigations
                                                  and take actions pursuant to
                                                  the pooling and servicing
                                                  agreement.

                                               In addition, unless a NIM Insurer
                                               Default exists, such NIM
                                               Insurer's consent will be
                                               required before, among other
                                               things,

                                               o  any removal of the master
                                                  servicer, any successor
                                                  servicer or the trustee, any
                                                  appointment of any co-trustee,

                                               o  any otherwise permissible
                                                  waivers of prepayment charges
                                                  or extensions of due dates for
                                                  payment granted by the master
                                                  servicer with respect to more
                                                  than 5% of the mortgage loans,
                                                  or

                                               o  any amendment to the pooling
                                                  and servicing agreement.

                                               Investors in the offered
                                               certificates should note that:

                                               o  any insurance policy issued by
                                                  the NIM Insurer will not
                                                  cover, and will not benefit in
                                                  any manner whatsoever, the
                                                  offered certificates,

                                               o  the rights granted to the NIM
                                                  Insurer are extensive,

                                               o  the interests of the NIM
                                                  Insurer may be inconsistent
                                                  with, and adverse to, the
                                                  interests of the holders of
                                                  the offered certificates, and
                                                  the NIM Insurer has no
                                                  obligation or duty to consider
                                                  the interests of the offered
                                                  certificates in connection
                                                  with the exercise or
                                                  nonexercise of the NIM
                                                  Insurer's rights, and

                                               o  the NIM Insurer's exercise of
                                                  its rights and consents may
                                                  negatively affect the offered
                                                  certificates and the existence
                                                  of the NIM Insurer's rights,
                                                  whether or not exercised, may
                                                  adversely affect the liquidity
                                                  of the offered certificates,
                                                  relative to other asset-backed
                                                  certificates backed by
                                                  comparable mortgage loans and
                                                  with comparable payment
                                                  priorities and ratings.

                                               See "Rights of the NIM Insurer
                                               under Pooling and Servicing
                                               Agreement" in this prospectus
                                               supplement.

SOME STATEMENTS CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CONSIST OF FORWARD-LOOKING STATEMENTS RELATING TO FUTURE ECONOMIC PERFORMANCE OR PROJECTIONS AND OTHER FINANCIAL ITEMS. THESE STATEMENTS CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING WORDS SUCH AS "MAY," "WILL," "SHOULD," "EXPECTS," "BELIEVES," "ANTICIPATES," "ESTIMATES," OR OTHER COMPARABLE WORDS. FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THE PROJECTED RESULTS. THOSE RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, GENERAL ECONOMIC AND BUSINESS CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, CUSTOMER PREFERENCES AND VARIOUS OTHER MATTERS, MANY OF WHICH ARE BEYOND OUR CONTROL. BECAUSE WE CANNOT PREDICT THE FUTURE, WHAT ACTUALLY HAPPENS MAY BE VERY DIFFERENT FROM WHAT WE PREDICT IN OUR FORWARD-LOOKING STATEMENTS.

                                THE MORTGAGE POOL

GENERAL

         The depositor, CWALT, Inc. (the "DEPOSITOR"), will purchase the mortgage loans in the mortgage pool (which are together referred to in this prospectus supplement as the "MORTGAGE LOANS") from Countrywide Home Loans, Inc. and one or more other sellers affiliated with Countrywide Financial Corporation (each of which is referred to in this prospectus supplement as a seller and together they are referred to as the sellers), pursuant to a pooling and servicing agreement dated as of October 1, 2005 (the "POOLING AND SERVICING AGREEMENT") among the sellers, Countrywide Home Loans Servicing LP, as master servicer (the "MASTER SERVICER"), the Depositor and The Bank of New York, as trustee (the "TRUSTEE"), and will cause the Mortgage Loans to be assigned to the Trustee for the benefit of the holders of the certificates. In this prospectus supplement, the Mortgage Loans in Loan Group 1 are referred to as the "GROUP 1 MORTGAGE LOANS" and the Mortgage Loans in Loan Group 2 are referred to as the "GROUP 2 MORTGAGE LOANS."

         Under the Pooling and Servicing Agreement, Countrywide Home Loans will make certain representations, warranties and covenants to the Depositor relating to, among other things, the due execution and enforceability of the Pooling and Servicing Agreement and certain characteristics of the Mortgage Loans. In addition, each of the sellers will represent and warrant that, prior to the sale of the related Mortgage Loans to the Depositor, the applicable seller had good title to the Mortgage Loans sold by it. Subject to the limitations described in the next sentence and under "-- Assignment of the Mortgage Loans," Countrywide Home Loans (or the related seller, in the case of the representation regarding good title) will be obligated to repurchase or substitute a similar mortgage loan for any Mortgage Loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the Mortgage Loans that materially and adversely affects the interests of the certificateholders in that Mortgage Loan. Countrywide Home Loans will represent and warrant to the Depositor in the Pooling and Servicing Agreement that the Mortgage Loans were selected from among the outstanding one- to four-family mortgage loans in Countrywide Home Loans' portfolio as to which the representations and warranties set forth in the Pooling and Servicing Agreement can be made and that the selection was not made in a manner intended to affect the interests of the certificateholders adversely. See "Mortgage Loan Program -- Representations by Sellers; Repurchases" in the prospectus. Under the Pooling and Servicing Agreement, the Depositor will assign all of its right, title and interest in the representations, warranties and covenants (including the sellers' repurchase or substitution obligations) to the Trustee for the benefit of the certificateholders. The Depositor will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute Mortgage Loans with deficient documentation or that are otherwise defective. The sellers are selling the Mortgage Loans without recourse and will have no obligation with respect to the certificates in their respective capacities as sellers other than the repurchase or substitution obligation described above. The obligations of the Master Servicer with respect to the certificates are limited to the Master Servicer's contractual servicing obligations under the Pooling and Servicing Agreement.

         The Depositor believes that the cut-off date information set forth in this prospectus supplement regarding the Mortgage Loans is representative of the characteristics of the Mortgage Loans. Certain Mortgage Loans, however, may prepay or may be determined not to meet the eligibility requirements for inclusion in the final pool. A limited number of mortgage loans may be added to or substituted for the Mortgage Loans described in this prospectus supplement, although any addition or substitution will not result in a material difference in the pool of Mortgage Loans. As a result, the cut-off date information regarding the Mortgage Loans delivered on the closing date will vary somewhat from the cut-off date information regarding the Mortgage Loans presented in this prospectus supplement.

         As of the cut-off date, the aggregate Stated Principal Balance of the Mortgage Loans in the mortgage pool was approximately $609,069,154, which is referred to as the "CUT-OFF DATE POOL PRINCIPAL BALANCE." The Mortgage Loans have been divided into two groups of mortgage loans -- "LOAN GROUP 1" which is expected to have a principal balance as of the cut-off date of approximately $137,738,406 and "LOAN GROUP 2" which is expected to have a principal balance as of the cut-off date of approximately $471,330,748. All of the Mortgage Loans have original terms to maturity of up to 30 years. The "MORTGAGE RATE" with respect to a Mortgage Loan is the annual rate of interest borne by the Mortgage Loan pursuant to the terms of the related mortgage note. Approximately 13.71% and 5.98% of the Mortgage Loans in Loan Group 1 and Loan Group 2, respectively, in each case, by aggregate Stated Principal Balance of the Mortgage Loans in the related loan group as of the cut-off date, were originated by Countrywide Home Loans, Inc. Set forth below are the originators as of the date of this prospectus supplement of the Mortgage Loans in each loan group by aggregate Stated Principal Balance of the Mortgage Loans in that loan group as of the cut-off date:

                                                                                         % OF MORTGAGE LOANS IN
                        ORIGINATOR                                 LOAN GROUP                THAT LOAN GROUP
----------------------------------------------------------- -------------------------- ----------------------------
Countrywide Home Loans                                                  1                       13.71
                                                                        2                        5.98
----------------------------------------------------------- -------------------------- ----------------------------
Decision One Mortgage                                                   1                       23.38
                                                                        2                       34.56
----------------------------------------------------------- -------------------------- ----------------------------
Equity Now                                                              1                       13.05
----------------------------------------------------------- -------------------------- ----------------------------
MILA, Inc.                                                              2                       29.47
----------------------------------------------------------- -------------------------- ----------------------------
SouthStar Funding, LLC                                                  1                       16.93
----------------------------------------------------------- -------------------------- ----------------------------

         Approximately 79.43% of the Mortgage Loans in Loan Group 1, by cut-off date principal balance of the Mortgage Loans in Loan Group 1, will provide for the amortization of the amount financed over a series of substantially equal monthly payments. Approximately 18.60% of the Mortgage Loans in Loan Group 1, by cut-off date principal balance of the Mortgage Loans in Loan Group 1, will provide that the related mortgagors (pursuant to the terms of the related mortgage notes) pay only interest on the principal balances of these Mortgage Loans for the first 60 or 120 months after their origination, but require the entire principal balances of these Mortgage Loans to be fully amortized over the related remaining term of the Mortgage Loans (such Mortgage Loans being referred to as the "INTEREST ONLY LOANS"). Approximately 24.28% of the Mortgage Loans in Loan Group 2, by cut-off date principal balance of the Mortgage Loans in Loan Group 2, will provide for the amortization of the amount financed over a series of substantially equal monthly payments. The remaining approximately 75.72% of the Mortgage Loans in Loan Group 2, by cut-off date principal balance of the Mortgage Loans in Loan Group 2, are Interest Only Loans and will provide that the related mortgagors (pursuant to the terms of the related mortgage notes) pay only interest on the principal balances of these Mortgage Loans for the first 6, 12, 24, 36, 60, 84 or 120 months after their origination. Scheduled monthly payments made by the mortgagors on the Mortgage Loans (referred to as scheduled payments) either earlier or later than their scheduled Due Dates will not affect the amortization schedule or the relative application of the payments to principal and interest. Except for approximately 29.60% and 29.40% of the Mortgage Loans in Loan Group 1 and Loan Group 2, respectively, in each case by cut-off date principal balance of the Mortgage Loans in that loan group, the mortgagors may prepay their mortgage loans at any time without charge. The holders of the Class PF and Class PV Certificates will be entitled to all prepayment charges received on the Mortgage Loans in Loan Group 1 and Loan Group 2, respectively, and those amounts will not be available for distribution on the other classes of certificates.

         The Mortgage Loans in Loan Group 2 consist of 2/28 Mortgage Loans, 3/27 Mortgage Loans, 5/25 Mortgage Loans, 3/1 Mortgage Loans, 5/1 Mortgage Loans and 7/1 Mortgage Loans, 30-Year CMT Mortgage Loans, 30-Year One-Month LIBOR Mortgage Loans, 30-Year Six-Month LIBOR Mortgage Loans and 30-Year Twelve-Month LIBOR Mortgage Loans. A "2/28 MORTGAGE LOAN," has a Mortgage Rate (each, a "MORTGAGE RATE") that is fixed for approximately 24 months after origination thereof before the Mortgage Rate for that Mortgage Loan becomes subject to semi-annual adjustment based on a mortgage index. A "3/27 MORTGAGE LOAN" and a "3/1 MORTGAGE LOAN" has a Mortgage Rate that is fixed for approximately 36 months after origination thereof before the Mortgage Rate for that Mortgage Loan becomes subject to semi-annual or annual adjustment based on a mortgage index. A "5/25 MORTGAGE LOAN" and a "5/1 MORTGAGE LOAN" has a Mortgage Rate that is fixed for approximately 60 months after origination thereof before the Mortgage Rate for that Mortgage Loan becomes subject to semi-annual or annual adjustment based on a mortgage index. A "7/1 MORTGAGE LOAN" has a Mortgage Rate that is fixed for approximately 84 months after origination thereof before the Mortgage Rate for that Mortgage Loan becomes subject to annual adjustment based on a mortgage index. A "30-YEAR TWELVE-MONTH LIBOR MORTGAGE LOAN", a "30-YEAR SIX-MONTH LIBOR MORTGAGE LOAN", a "30-YEAR ONE-MONTH LIBOR MORTGAGE LOAN" and a "30-YEAR CMT MORTGAGE LOAN" has a Mortgage Rate that is fixed for approximately 1, 6 or 12 months after origination thereof before the Mortgage Rate for that Mortgage Loan becomes subject to annual adjustment based on a mortgage index. Each mortgage note for the Group 2 Mortgage Loans will provide for adjustments to the

Mortgage Rate thereon at the end of the initial fixed-rate period and, monthly, semi-annually or annually thereafter (each such date, an "ADJUSTMENT DATE") to equal the sum, rounded to the nearest 0.125%, of (1) (A) the average of the London interbank offered rates for one-month ("ONE-MONTH LIBOR"), six-month ("SIX-MONTH LIBOR") or one-year ("TWELVE-MONTH LIBOR") U.S. dollar deposits in the London market, generally as set forth in either The Wall Street Journal or some other source generally accepted in the residential mortgage loan origination business and specified in the related mortgage note, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the Master Servicer, based on comparable information, in each case, as most recently announced as of either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date or (B) the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year, as made available by the Federal Reserve Board, published in Federal Reserve Statistical Release H.15(19) and most recently available as of the date 45 days before the applicable Adjustment Date ("ONE-YEAR CMT" and together with One-Month LIBOR, Six-Month LIBOR and Twelve-Month LIBOR, each a "MORTGAGE INDEX") and (2) a fixed percentage amount specified in the related mortgage note (the "GROSS MARGIN"); provided, however, that substantially all of the Mortgage Rates for the Group 2 Mortgage Loans will not increase or decrease by more than a certain amount specified in the mortgage note (each limit on adjustments in the Mortgage Rate is referred to as a "SUBSEQUENT PERIODIC RATE CAP"), with the exception of the initial Adjustment Date for which substantially all of the Mortgage Rates on the Group 2 Mortgage Loans will not increase or decrease by more than the certain amount specified in the related mortgage note (each limit on initial adjustments in the Mortgage Rate is referred to as an "INITIAL PERIODIC RATE CAP"). Adjustments to the Mortgage Rate for each Group 2 Mortgage Loan are subject to a lifetime maximum interest rate (the "MAXIMUM MORTGAGE RATE"). Each Group 2 Mortgage Loan specifies a lifetime minimum interest rate (the "MINIMUM MORTGAGE RATE"), which in some cases is equal to the Gross Margin for that Mortgage Loan.

         The earliest and latest stated maturity date of any Mortgage Loan in Loan Group 1 are September 1, 2015 and October 1, 2035 , respectively. The earliest and latest stated maturity date of any Mortgage Loan in Loan Group 2 are September 1, 2031 and October 1, 2035, respectively.

         As of the cut-off date, no Mortgage Loan was delinquent more than 30 days.

         As of the cut-off date, no Mortgage Loan was subject to a buydown agreement. No Mortgage Loan provides for deferred interest or negative amortization.

         Except for 1 Mortgage Loan representing approximately 0.22% of the Mortgage Loans in Loan Group 1 and 3 Mortgage Loans representing approximately 0.10% of the Mortgage Loans in Loan Group 2, in each case, by aggregate Stated Principal Balance of the Mortgage Loans in that loan group as of the cut-off date, no Mortgage Loan will have had a Loan-to-Value Ratio at origination of more than 95.00%. Except for 18 Mortgage Loans representing approximately 1.83% of the Mortgage Loans in Loan Group 1 and 125 Mortgage Loans representing approximately 6.46% of the Mortgage Loans in Loan Group 2, in each case, by aggregate Stated Principal Balance of the Mortgage Loans in that loan group as of the cut-off date, each Mortgage Loan with a Loan-to-Value Ratio at origination of greater than 80% is covered by a primary mortgage guaranty insurance policy issued by a mortgage insurance company acceptable to Fannie Mae or Freddie Mac. The policy provides coverage in an amount equal to a specified percentage multiplied by the sum of the remaining principal balance of the related Mortgage Loan, the accrued interest on it and the related foreclosure expenses. The specified coverage percentage for mortgage loans with terms to maturity of between 25 and 30 years is 12% for Loan-to-Value Ratios between 80.01% and 85.00%, 25% for Loan-to-Value Ratios between 85.01% and 90.00%, 30%
for Loan-to-Value Ratios between 90.01% and 95.00% and 35% for Loan-to-Value Ratios between 95.01% and 100%. The specified coverage percentage for mortgage loans with terms to maturity of up to 20 years ranges from 6% to 12% for Loan-to-Value Ratios between 80.01% to 85.00%; from 12% to 20% for Loan-to-Value Ratios between 85.01% to 90.00% and 20% to 25% for Loan-to-Value Ratios between 90.01% to 95.00%. The required coverage percentage of mortgage insurance is determined by the type, term and Loan-to-Value Ratio of the mortgage loan and may also vary based on occupancy type. However, under certain circumstances, the specified coverage level may vary from the foregoing. With respect to approximately 0.55% and 1.62% of the Mortgage Loans in Loan Group 1 and Loan Group 2, respectively, in each case by aggregate Stated Principal Balance of the Mortgage Loans in that loan group as of the cut-off date, the lender (rather than the borrower) acquired the primary mortgage guaranty insurance and charged the related borrower an interest premium. Except for these lender acquired mortgage insurance Mortgage Loans, no primary mortgage guaranty insurance policy will be required with respect to any Mortgage Loan if maintaining the policy is prohibited by applicable law or after the date on which the related Loan-to-Value Ratio is 80% or less or, based on a new appraisal, the principal balance of the Mortgage Loan represents 80% or less of the new appraised value. The primary mortgage guaranty insurance policy will be maintained for the life of the lender acquired mortgage insurance mortgage loans, unless otherwise provided in the mortgage note or otherwise prohibited by law.

         The "LOAN-TO-VALUE RATIO" of a Mortgage Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at the date of determination and the denominator of which is

o in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale, or

o in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance, except in the case of a mortgage loan underwritten pursuant to Countrywide Home Loans' Streamlined Documentation Program as described under "-- Underwriting Process" in this prospectus supplement.

With respect to mortgage loans originated pursuant to the Streamlined Documentation Program,

o if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was 80% or less and the loan amount of the new loan being originated is $650,000 or less, then the "Loan-to-Value Ratio" will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property at the time of the origination of the mortgage loan being refinanced, as reconfirmed by Countrywide Home Loans using an automated property valuation system; or

o if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was greater than 80% or the loan amount of the new loan being originated is greater than $650,000, then the "Loan-to-Value Ratio" will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property as determined by an appraisal obtained by Countrywide Home Loans at the time of the origination of the new mortgage loan. See "-- Underwriting Process" in this prospectus supplement.

         No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the Mortgage Loans.

         The following information sets forth certain characteristics of the Mortgage Loans as of the cut-off date. Other than with respect to rates of interest, percentages are approximate and are stated by Stated Principal Balance of the Mortgage Loans as of the cut-off date. The sum in any column of any of the following tables may not equal the indicated total due to rounding. Each weighted average FICO credit score set forth below has been calculated without regard to any Mortgage Loan for which the FICO credit score is not available. In addition, the FICO credit scores set forth below for Mortgage Loans originated within six months of the cut-off date are as of the date of origination thereof and for all other Mortgage Loans the FICO credit scores set forth below are as of the cut-off date.







         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

                                  LOAN GROUP 1

                                MORTGAGE RATES(1)

                                                      PERCENT                              WEIGHTED
                                                         OF        AVERAGE                 AVERAGE                     WEIGHTED
                             NUMBER     AGGREGATE     MORTGAGE    PRINCIPAL   WEIGHTED    REMAINING      WEIGHTED       AVERAGE
                               OF       PRINCIPAL    LOANS IN      BALANCE     AVERAGE     TERM TO       AVERAGE       ORIGINAL
RANGE OF                    MORTGAGE     BALANCE        LOAN     OUTSTANDING  MORTGAGE     MATURITY    FICO CREDIT   LOAN-TO-VALUE
MORTGAGE RATES (%)            LOANS    OUTSTANDING    GROUP 1        ($)      RATE (%)     (MONTHS)       SCORE        RATIO (%)
------------------            -----    -----------    -------        ---      --------     --------       -----        ---------
5.001 - 5.500...........          7   $  1,521,726       1.10%     217,389       5.484        325           710           63.5
5.501 - 6.000...........         92     23,484,672      17.05      255,268       5.887        341           705           68.4
6.001 - 6.500...........        146     28,814,670      20.92      197,361       6.316        347           687           73.8
6.501 - 7.000...........        225     44,035,761      31.97      195,714       6.825        341           684           74.6
7.001 - 7.500...........        113     18,600,658      13.50      164,608       7.303        342           694           77.6
7.501 - 8.000...........         82     13,492,129       9.80      164,538       7.747        338           679           72.4
8.001 - 8.500...........         30      3,869,101       2.81      128,970       8.311        331           644           82.2
8.501 - 9.000...........         12      2,773,233       2.01      231,103       8.908        335           689           70.5
9.001 - 9.500...........          2         79,573       0.06       39,786       9.334        303           711           90.5
9.501 - 10.000..........          3      1,066,883       0.77      355,628       9.779        283           734           59.1
                                ---   ------------     ------
   Total................        712   $137,738,406     100.00%
                                ===   ============     ======

---------
(1) The lender acquired mortgage insurance mortgage loans are shown in the preceding table inclusive of the rates of the interest premium charged by the related lenders. As of the cut-off date, the weighted average mortgage rate of the Mortgage Loans in Loan Group 1 (net of such premiums) is expected to be approximately 6.801% per annum. Without the adjustment, the weighted average mortgage rate of the Mortgage Loans in Loan Group 1 is expected to be approximately 6.806% per annum.




                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                        PERCENT                             WEIGHTED
                                                           OF        AVERAGE                 AVERAGE                     WEIGHTED
RANGE OF                      NUMBER      AGGREGATE     MORTGAGE    PRINCIPAL   WEIGHTED    REMAINING      WEIGHTED       AVERAGE
CURRENT MORTGAGE                OF        PRINCIPAL    LOANS IN      BALANCE     AVERAGE     TERM TO       AVERAGE       ORIGINAL
LOAN PRINCIPAL               MORTGAGE      BALANCE        LOAN     OUTSTANDING  MORTGAGE     MATURITY    FICO CREDIT   LOAN-TO-VALUE
BALANCES ($)                   LOANS     OUTSTANDING    GROUP 1        ($)      RATE (%)     (MONTHS)       SCORE        RATIO (%)
------------                   -----     -----------    -------        ---      --------     --------       -----        ---------
$0.01 - $50,000.00.............   16   $    702,480        0.51%      43,905       7.787        338           711           77.8
$50,000.01 - $100,000.00.......  162     12,687,206        9.21       78,316       7.179        333           678           75.9
$100,000.01 - $150,000.00......  196     24,274,405       17.62      123,849       6.860        345           686           77.9
$150,000.01 - $200,000.00......  117     20,439,068       14.84      174,693       6.666        346           685           75.5
$200,000.01 - $250,000.00......   57     12,742,241        9.25      223,548       6.611        349           680           75.6
$250,000.01 - $300,000.00......   42     11,533,019        8.37      274,596       6.764        348           689           77.4
$300,000.01 - $350,000.00......   33     10,645,582        7.73      322,593       6.624        345           681           74.3
$350,000.01 - $400,000.00......   35     13,158,314        9.55      375,952       6.790        343           700           71.4
$400,000.01 - $450,000.00......   19      8,020,551        5.82      422,134       6.637        310           708           69.1
$450,000.01 - $500,000.00......    8      3,795,816        2.76      474,477       6.885        339           669           70.1
$500,000.01 - $550,000.00......    6      3,116,384        2.26      519,397       6.252        319           725           77.4
$550,000.01 - $600,000.00......    6      3,488,561        2.53      581,427       6.387        349           716           76.1
$600,000.01 - $650,000.00......    4      2,524,133        1.83      631,033       8.132        305           695           74.8
$650,000.01 - $700,000.00......    1        680,727        0.49      680,727       6.750        357           627           65.0
$700,000.01 - $750,000.00......    1        750,000        0.54      750,000       6.990        359           644           50.0
$750,000.01 - $1,000,000.00....    7      6,183,035        4.49      883,291       6.902        341           714           56.6
$1,000,000.01 - $1,500,000.00..    2      2,996,883        2.18    1,498,441       7.312        358           666           44.2
                                 ---   ------------      ------
   Total..................       712   $137,738,406      100.00%
                                 ===   ============      ======

---------
(1) As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans in Loan Group 1 is approximately $193,453.

                              FICO CREDIT SCORES(1)

                                                                                           WEIGHTED
                                                     PERCENT OF    AVERAGE                  AVERAGE                     WEIGHTED
                             NUMBER     AGGREGATE     MORTGAGE    PRINCIPAL    WEIGHTED    REMAINING     WEIGHTED       AVERAGE
    RANGE OF                   OF       PRINCIPAL    LOANS IN      BALANCE      AVERAGE     TERM TO      AVERAGE        ORIGINAL
    FICO CREDIT             MORTGAGE     BALANCE        LOAN     OUTSTANDING   MORTGAGE    MATURITY    FICO CREDIT   LOAN-TO-VALUE
    SCORES                    LOANS    OUTSTANDING    GROUP 1        ($)       RATE (%)    (MONTHS)       SCORE        RATIO (%)
    ------                    -----    -----------    -------        ---       --------    --------       -----        ---------
500 or less...........        1   $    616,457        0.45%    616,457        7.750        319          487           85.0
521 - 540.............        2        442,648        0.32     221,324        6.750        357          531           71.2
541 - 560.............        7      1,323,379        0.96     189,054        7.654        324          555           80.9
561 - 580.............        3        313,545        0.23     104,515        6.590        317          569           76.4
581 - 600.............        2        344,772        0.25     172,386        6.590        315          596           57.5
601 - 620.............       12      2,025,368        1.47     168,781        6.734        353          614           74.6
621 - 640.............       77     14,016,708       10.18     182,035        6.963        339          632           73.7
641 - 660.............      134     24,042,431       17.46     179,421        6.831        346          650           72.7
661 - 680.............      127     25,663,886       18.63     202,078        6.740        346          670           72.7
681 - 700.............       99     17,992,905       13.06     181,747        6.845        343          690           74.0
701 - 720.............       64     13,126,715        9.53     205,105        6.849        349          709           73.3
721 - 740.............       76     12,268,550        8.91     161,428        6.723        333          730           75.9
741 - 760.............       45     10,152,684        7.37     225,615        6.692        332          751           77.1
761 - 780.............       32      6,607,334        4.80     206,479        6.610        344          768           74.5
781 - 800.............       19      5,720,378        4.15     301,073        6.620        330          791           68.4
801 - 820.............        9      2,347,309        1.70     260,812        7.038        320          805           60.9
Not Available.........        3        733,338        0.53     244,446        7.203        287          N/A           68.9
                            ---   ------------      ------
                            712   $137,738,406      100.00%
                            ===   ============      ======

---------
(1) As of the cut-off date, the weighted average FICO Credit Score (where available) of the mortgagors related to the Mortgage Loans in Loan Group 1 is approximately 689.




                    DOCUMENTATION PROGRAM FOR MORTGAGE LOANS

                                                       PERCENT                             WEIGHTED
                                                          OF         AVERAGE               AVERAGE                     WEIGHTED
                               NUMBER     AGGREGATE     MORTGAGE    PRINCIPAL   WEIGHTED   REMAINING     WEIGHTED       AVERAGE
                                 OF       PRINCIPAL    LOANS IN      BALANCE     AVERAGE   TERM TO       AVERAGE       ORIGINAL
                              MORTGAGE     BALANCE        LOAN     OUTSTANDING  MORTGAGE   MATURITY    FICO CREDIT   LOAN-TO-VALUE
TYPE OF PROGRAM                 LOANS    OUTSTANDING    GROUP 1        ($)      RATE (%)    (MONTHS)      SCORE        RATIO (%)
---------------                 -----    -----------    -------        ---      --------    --------      -----        ---------
Reduced.....................      163   $ 28,028,068      20.35%     171,951       6.984        348         687           77.7
Full/Alternative............      278     47,051,446      34.16      169,250       6.508        341         686           76.8
No Ratio....................       92     26,002,014      18.88      282,631       6.849        342         689           63.5
No Income/No Asset..........       86     15,868,840      11.52      184,521       7.104        350         683           72.3
Stated Income/Stated Asset..       62      9,879,839       7.17      159,352       6.784        349         679           74.4
Preferred...................       21      7,990,282       5.80      380,490       7.250        303         744           72.9
Streamlined.................        4      1,465,362       1.06      366,340       7.151        283         683           68.6
Full DU.....................        6      1,452,555       1.05      242,093       6.418        307         638           75.1
                                  ---   ------------     ------
   Total....................      712   $137,738,406     100.00%
                                  ===   ============     ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                                                      WEIGHTED
                                                 PERCENT OF    AVERAGE                 AVERAGE                      WEIGHTED
                         NUMBER     AGGREGATE     MORTGAGE    PRINCIPAL   WEIGHTED    REMAINING      WEIGHTED       AVERAGE
RANGE OF ORIGINAL          OF       PRINCIPAL    LOANS IN      BALANCE     AVERAGE     TERM TO       AVERAGE        ORIGINAL
LOAN-TO-VALUE           MORTGAGE     BALANCE        LOAN     OUTSTANDING  MORTGAGE     MATURITY    FICO CREDIT   LOAN-TO-VALUE
RATIOS (%)                LOANS    OUTSTANDING    GROUP 1        ($)      RATE (%)     (MONTHS)       SCORE        RATIO (%)
----------                -----    -----------    -------        ---      --------     --------       -----        ---------
50.00 and Below.......       35    $11,943,070       8.67%     341,231       6.874        333           694           41.7
50.01 to 55.00........       10      1,604,335       1.16      160,433       6.150        320           702           53.4
55.01 to 60.00........       28      8,644,523       6.28      308,733       6.753        338           690           58.2
60.01 to 65.00........       34      8,316,996       6.04      244,618       6.367        348           673           63.9
65.01 to 70.00........       46      9,221,739       6.70      200,473       6.843        328           704           68.5
70.01 to 75.00........       59     11,761,730       8.54      199,351       6.773        342           696           73.4
75.01 to 80.00........      423     73,185,479      53.13      173,015       6.736        344           689           79.7
80.01 to 85.00........       15      2,781,857       2.02      185,457       7.524        336           638           84.0
85.01 to 90.00........       43      7,163,049       5.20      166,583       7.327        338           680           89.9
90.01 to 95.00........       18      2,818,040       2.05      156,558       7.988        343           697           94.6
95.01 to 100.00.......        1        297,587       0.22      297,587       8.500        348           654          100.0
                            ---   ------------     ------
   Total..............      712   $137,738,406     100.00%
                            ===   ============     ======

---------
(1) As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans in Loan Group 1 is approximately 73.46%.
(2) Does not take into account any secondary financing on the Mortgage Loans in Loan Group 1 that may exist at the time of origination.

                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                  PERCENT                             WEIGHTED
                                                     OF        AVERAGE                 AVERAGE                      WEIGHTED
                         NUMBER     AGGREGATE     MORTGAGE    PRINCIPAL   WEIGHTED    REMAINING      WEIGHTED       AVERAGE
                           OF       PRINCIPAL    LOANS IN      BALANCE     AVERAGE     TERM TO       AVERAGE        ORIGINAL
                        MORTGAGE     BALANCE        LOAN     OUTSTANDING  MORTGAGE     MATURITY    FICO CREDIT   LOAN-TO-VALUE
STATE                     LOANS    OUTSTANDING    GROUP 1        ($)      RATE (%)     (MONTHS)       SCORE        RATIO (%)
-----                     -----    -----------    -------        ---      --------     --------       -----        ---------
Alabama...............        3    $   628,759       0.46%     209,586       7.434        335           623           79.0
Arkansas..............        3        243,361       0.18       81,120       7.247        297           673           89.8
Arizona...............       22      5,345,534       3.88      242,979       6.854        335           712           77.6
California............       59     18,862,756      13.69      319,708       6.515        333           715           69.5
Colorado..............       12      2,850,940       2.07      237,578       6.850        336           713           77.5
Connecticut...........       11      3,961,932       2.88      360,176       6.825        338           668           60.3
District of Columbia..        2        497,108       0.36      248,554       6.412        354           688           46.8
Delaware..............        9        907,381       0.66      100,820       6.365        328           650           74.3
Florida...............       78     12,942,330       9.40      165,927       7.067        350           707           77.6
Georgia...............       50      7,285,019       5.29      145,700       6.924        344           687           77.7
Hawaii................        1        791,447       0.57      791,447       7.250        318           769           68.5
Iowa..................        3        346,089       0.25      115,363       6.613        265           706           80.0
Idaho.................        2        265,857       0.19      132,928       6.196        359           712           79.2
Illinois..............       11      1,850,215       1.34      168,201       7.158        349           684           82.9
Indiana...............       19      2,122,367       1.54      111,704       6.843        309           678           78.6
Kansas................        2        170,863       0.12       85,432       6.745        359           712           71.1
Kentucky..............        5        422,469       0.31       84,494       6.877        323           641           78.7
Louisiana.............        1        134,426       0.10      134,426       6.875        355           675           69.2
Massachusetts.........        7      1,896,563       1.38      270,938       7.006        357           677           80.4
Maryland..............       12      2,517,970       1.83      209,831       6.835        344           676           76.0
Maine.................        4      1,356,297       0.98      339,074       8.262        332           700           62.4
Michigan..............       16      1,839,946       1.34      114,997       6.919        355           705           78.4
Minnesota.............       13      2,464,422       1.79      189,571       6.473        318           697           79.8
Missouri..............       12      1,010,605       0.73       84,217       7.128        308           664           78.1
North Carolina........       20      2,892,402       2.10      144,620       6.821        345           688           81.0
North Dakota..........        1         87,126       0.06       87,126       6.840        359           668           80.0
Nebraska..............        1         95,694       0.07       95,694       7.250        356           692           80.0
New Hampshire.........        7      1,192,118       0.87      170,303       6.339        354           691           77.1
New Jersey............       17      4,266,515       3.10      250,971       6.756        350           696           71.2
Nevada................        2        412,630       0.30      206,315       6.946        281           651           77.6
New York..............       69     21,065,779      15.29      305,301       6.725        349           678           61.8
Ohio..................       34      4,539,595       3.30      133,518       6.762        350           663           79.1
Oklahoma..............       11      1,062,807       0.77       96,619       7.258        352           682           79.9
Oregon................        7      1,437,548       1.04      205,364       6.637        289           640           78.2
Pennsylvania..........       71     10,887,020       7.90      153,338       6.531        348           691           77.7
Rhode Island..........        1        132,776       0.10      132,776       6.875        358           654           62.6
South Carolina........       13      2,217,502       1.61      170,577       6.921        351           661           80.1
Tennessee.............       17      2,076,709       1.51      122,159       7.256        357           673           79.0
Texas.................       49      6,818,789       4.95      139,159       7.065        346           679           78.9
Utah..................        3        887,456       0.64      295,819       7.627        323           537           84.8
Virginia..............       23      5,414,116       3.93      235,396       6.689        334           687           77.2
Washington............        5        903,246       0.66      180,649       7.209        301           661           71.6
Wisconsin.............        3        518,522       0.38      172,841       6.415        299           697           76.2
West Virginia.........        1        115,401       0.08      115,401       6.790        359           641           73.6
                            ---   ------------     ------
   Total..............      712   $137,738,406     100.00%
                            ===   ============     ======

---------
(1) As of the cut-off date, no more than approximately 1.089% of the Mortgage Loans in Loan Group 1 will be secured by mortgaged properties located in any one postal zip code area.

                            PURPOSE OF MORTGAGE LOANS

                                                    PERCENT                             WEIGHTED
                                                       OF        AVERAGE                 AVERAGE                     WEIGHTED
                           NUMBER     AGGREGATE     MORTGAGE    PRINCIPAL   WEIGHTED    REMAINING     WEIGHTED        AVERAGE
                             OF       PRINCIPAL    LOANS IN      BALANCE     AVERAGE     TERM TO      AVERAGE        ORIGINAL
                          MORTGAGE     BALANCE        LOAN     OUTSTANDING  MORTGAGE    MATURITY    FICO CREDIT    LOAN-TO-VALUE
LOAN PURPOSE                LOANS    OUTSTANDING    GROUP 1        ($)      RATE (%)    (MONTHS)       SCORE         RATIO (%)
------------                -----    -----------    -------        ---      --------    --------       -----         ---------
Purchase................      290   $ 48,420,052      35.15%     166,966       6.910        347          701           79.7
Refinance (cash-out)....      294     64,585,696      46.89      219,679       6.725        342          679           68.6
Refinance (rate/term)...      128     24,732,658      17.96      193,224       6.817        327          692           73.9
                              ---   ------------     ------
   Total................      712   $137,738,406     100.00%
                              ===   ============     ======

                          TYPE OF MORTGAGED PROPERTIES

                                                                                                WEIGHTED
                                                            PERCENT OF    AVERAGE               AVERAGE     WEIGHTED    WEIGHTED
                                   NUMBER      AGGREGATE     MORTGAGE    PRINCIPAL   WEIGHTED   REMAINING    AVERAGE     AVERAGE
                                     OF        PRINCIPAL    LOANS IN      BALANCE     AVERAGE   TERM TO      FICO        ORIGINAL
                                  MORTGAGE      BALANCE        LOAN     OUTSTANDING  MORTGAGE   MATURITY     CREDIT    LOAN-TO-VALUE
PROPERTY TYPE                       LOANS     OUTSTANDING    GROUP 1        ($)      RATE (%)    (MONTHS)     SCORE     RATIO (%)
-------------                       -----     -----------    -------        ---      --------    --------     -----     ---------
Single Family Residence........       517   $ 94,736,912       68.78%     183,244       6.826        339         687        74.3
2-4 Family Residence...........        55     12,112,690        8.79      220,231       6.816        348         675        68.5
Planned Unit Development.......        98     20,799,844       15.10      212,243       6.781        345         703        78.1
Low-Rise Condominium...........        34      5,634,257        4.09      165,713       6.401        345         714        74.6
High-Rise Condominium..........         4      2,629,192        1.91      657,298       6.456        357         683        53.7
Cooperative....................         2      1,637,806        1.19      818,903       7.853        352         683        31.9
Manufactured Housing(1)........         2        187,705        0.14       93,852       7.236        358         609        79.8
                                      ---   ------------      ------
   Total........................      712   $137,738,406      100.00%
                                      ===   ============      ======

-----------
(1) Treated as real property



                               OCCUPANCY TYPES(1)

                                                                                          WEIGHTED
                                                    PERCENT OF     AVERAGE                 AVERAGE                     WEIGHTED
                            NUMBER     AGGREGATE     MORTGAGE     PRINCIPAL   WEIGHTED    REMAINING     WEIGHTED        AVERAGE
                              OF       PRINCIPAL     LOANS IN      BALANCE     AVERAGE     TERM TO      AVERAGE        ORIGINAL
                           MORTGAGE     BALANCE        LOAN      OUTSTANDING  MORTGAGE    MATURITY    FICO CREDIT    LOAN-TO-VALUE
OCCUPANCY TYPE               LOANS    OUTSTANDING     GROUP 1        ($)      RATE (%)    (MONTHS)       SCORE         RATIO (%)
--------------               -----    -----------     -------        ---      --------    --------       -----         ---------
Primary Residence........      589   $118,060,386      85.71%      200,442       6.795        340          685           73.4
Investment Property......      100     13,935,208      10.12       139,352       6.909        342          704           72.3
Secondary Residence......       23      5,742,812       4.17       249,687       6.798        355          735           76.8
                               ---   ------------     ------
   Total.................      712   $137,738,406     100.00%
                               ===   ============     ======

-----------
(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                                                                WEIGHTED
                                                            PERCENT OF    AVERAGE               AVERAGE     WEIGHTED    WEIGHTED
                                   NUMBER      AGGREGATE     MORTGAGE    PRINCIPAL   WEIGHTED   REMAINING    AVERAGE     AVERAGE
                                     OF        PRINCIPAL    LOANS IN      BALANCE     AVERAGE   TERM TO       FICO      ORIGINAL
REMAINING TERM                    MORTGAGE      BALANCE        LOAN     OUTSTANDING  MORTGAGE   MATURITY     CREDIT    LOAN-TO-VALUE
TO MATURITY (MONTHS)                LOANS     OUTSTANDING    GROUP 1        ($)      RATE (%)    (MONTHS)     SCORE     RATIO (%)
--------------------                -----     -----------    -------        ---      --------    --------     -----     ---------
360............................         6    $   729,400        0.53%     121,567       6.588       360         644        78.1
359............................       249     40,721,288       29.56      163,539       6.734       359         679        77.4
358............................        69     15,773,781       11.45      228,606       6.586       358         685        69.9
357............................       109     24,891,937       18.07      228,366       6.527       357         689        68.6
356............................        26      5,042,327        3.66      193,936       6.441       356         718        67.4
355............................        54      8,832,676        6.41      163,568       7.036       355         695        78.8
354............................        48      8,865,743        6.44      184,703       7.097       354         683        77.1
353............................        16      2,603,254        1.89      162,703       6.906       353         696        76.7
352............................         9      1,739,268        1.26      193,252       6.423       352         700        74.2
351............................         1        594,630        0.43      594,630       6.125       351         762        80.0
350............................         3        223,483        0.16       74,494       7.041       350         666        86.6
348............................         4        605,639        0.44      151,410       7.922       348         662        79.8
347............................         1         49,464        0.04       49,464       7.250       347         807        35.2
346............................         2        251,403        0.18      125,701       6.648       346         676        72.2
345............................         1         77,202        0.06       77,202       7.000       345         683        85.0
341............................         1        138,247        0.10      138,247       7.125       341         740        58.5
340............................         2        234,936        0.17      117,468       7.274       340         721        72.0
336............................         1        364,942        0.26      364,942       5.750       336         673        73.5
334............................         1        160,925        0.12      160,925       6.750       334         627        65.0
329............................         1        268,158        0.19      268,158       6.875       329         697        80.0
321............................         7      3,272,184        2.38      467,455       7.839       321         744        65.1
320............................         2        258,564        0.19      129,282       7.000       320         737        70.2
319............................         6      2,352,200        1.71      392,033       7.495       319         619        80.1
318............................         4      2,086,071        1.51      521,518       7.325       318         699        75.3
317............................         4      2,044,309        1.48      511,077       7.558       317         699        57.3
315............................         4      1,710,824        1.24      427,706       7.009       315         727        74.7
314............................         1        374,723        0.27      374,723       6.875       314         800        80.0
312............................         3        206,366        0.15       68,789       8.213       312         708        89.7
311............................         2        114,931        0.08       57,465       8.192       311         691        93.1
310............................         3        506,811        0.37      168,937       7.743       310         708        76.7
309............................         2        919,410        0.67      459,705       7.584       309         695        86.5
307............................         1        429,772        0.31      429,772       6.875       307         711        79.9
305............................         1        130,055        0.09      130,055       7.375       305         695        80.0
304............................         4        417,115        0.30      104,279       7.940       304         720        74.4
303............................         2        197,275        0.14       98,638       9.113       303         731        94.9
301............................         1         65,311        0.05       65,311       8.375       301         629        89.4
300............................         1        119,118        0.09      119,118       7.500       300         639        90.0
298............................         1        247,349        0.18      247,349       6.625       298         600        48.6
297............................         1        140,923        0.10      140,923       7.625       297         806        70.0
296............................         1         78,669        0.06       78,669       7.625       296         706        89.8
294............................         1        467,468        0.34      467,468       7.125       294         725        71.4
292............................         1         89,912        0.07       89,912       8.000       292         667        90.0
291............................         1        297,133        0.22      297,133       6.875       291         764        80.0
271............................         1         52,555        0.04       52,555       8.250       271         681        95.0
268............................         1        360,038        0.26      360,038       7.000       268         728        71.0
239............................         4        413,743        0.30      103,436       6.398       239         636        79.8
234............................         2        732,289        0.53      366,145       9.521       234         785        50.8
228............................         1        230,201        0.17      230,201       7.000       228         N/A        55.6
207............................         1         65,381        0.05       65,381       7.875       207         674        85.1
201............................         2        824,566        0.60      412,283       7.001       201         767        51.0
194............................         2        660,237        0.48      330,119       6.750       194         674        64.9
179............................        23      3,721,621        2.70      161,810       6.372       179         676        77.2
178............................         2        177,222        0.13       88,611       6.535       178         729        74.9
177............................         9      1,219,445        0.89      135,494       6.032       177         682        61.4

                                                                                                WEIGHTED
                                                            PERCENT OF    AVERAGE               AVERAGE     WEIGHTED    WEIGHTED
                                   NUMBER      AGGREGATE     MORTGAGE    PRINCIPAL   WEIGHTED   REMAINING    AVERAGE     AVERAGE
                                     OF        PRINCIPAL    LOANS IN      BALANCE     AVERAGE   TERM TO       FICO      ORIGINAL
REMAINING TERM                    MORTGAGE      BALANCE        LOAN     OUTSTANDING  MORTGAGE   MATURITY     CREDIT    LOAN-TO-VALUE
TO MATURITY (MONTHS)                LOANS     OUTSTANDING    GROUP 1        ($)      RATE (%)    (MONTHS)     SCORE     RATIO (%)
--------------------                -----     -----------    -------        ---      --------    --------     -----     ---------
176............................         2   $    253,181        0.18%     126,591       6.481       176         694        80.0
175............................         2        200,459        0.15      100,230       7.957       175         643        85.8
173............................         1         62,693        0.05       62,693       8.125       173         681        61.0
119............................         1         69,579        0.05       69,579       6.250       119         663        30.2
                                      ---   ------------      ------
   Total........................      712   $137,738,406      100.00%
                                      ===   ============      ======

------------
(1) As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans in Loan Group 1 is approximately 341 months.

                                  LOAN GROUP 2

                                MORTGAGE RATES(1)

                                                                                           WEIGHTED
                                                     PERCENT OF     AVERAGE                AVERAGE                     WEIGHTED
                            NUMBER     AGGREGATE      MORTGAGE     PRINCIPAL    WEIGHTED   REMAINING     WEIGHTED      AVERAGE
                              OF       PRINCIPAL      LOANS IN      BALANCE      AVERAGE   TERM TO       AVERAGE       ORIGINAL
RANGE OF                   MORTGAGE     BALANCE         LOAN      OUTSTANDING   MORTGAGE   MATURITY    FICO CREDIT   LOAN-TO-VALUE
MORTGAGE RATES (%)           LOANS    OUTSTANDING     GROUP 2         ($)       RATE (%)    (MONTHS)      SCORE       RATIO (%)
------------------           -----    -----------     -------         ---       --------    --------      -----       ---------
3.001 - 3.500.............       1   $    280,932       0.06%       280,932        3.375       355          658           90.0
3.501 - 4.000.............       9      1,466,083       0.31        162,898        3.906       355          686           78.8
4.001 - 4.500.............      10      2,904,783       0.62        290,478        4.302       352          699           71.6
4.501 - 5.000.............      67     19,485,338       4.13        290,826        4.828       336          709           77.6
5.001 - 5.500.............     192     50,550,208      10.72        263,282        5.345       354          702           76.6
5.501 - 6.000.............     570    130,204,551      27.62        228,429        5.812       357          698           79.6
6.001 - 6.500.............     614    137,829,802      29.24        224,479        6.296       357          689           79.6
6.501 - 7.000.............     427     88,136,158      18.70        206,408        6.736       357          684           79.8
7.001 - 7.500.............     122     24,031,960       5.10        196,983        7.282       357          692           81.0
7.501 - 8.000.............      58     10,535,347       2.24        181,644        7.741       357          679           80.9
8.001 - 8.500.............      23      4,603,346       0.98        200,145        8.248       357          677           82.3
8.501 - 9.000.............       7      1,202,386       0.26        171,769        8.710       357          718           86.2
9.001 - 9.500.............       1         99,851       0.02         99,851        9.500       357          565           54.1
                             -----   ------------     ------
   Total.............        2,101   $471,330,748     100.00%
                             =====   ============     ======

---------
(1) The lender acquired mortgage insurance mortgage loans are shown in the preceding table inclusive of the rates of the interest premium charged by the related lenders. As of the cut-off date, the weighted average mortgage rate of the Mortgage Loans in Loan Group 2 (net of such premiums) is expected to be approximately 6.156% per annum. Without the adjustment, the weighted average mortgage rate of the Mortgage Loans in Loan Group 2 is expected to be approximately 6.169% per annum.



                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                                              WEIGHTED
                                                        PERCENT OF     AVERAGE                AVERAGE                    WEIGHTED
RANGE OF                       NUMBER     AGGREGATE      MORTGAGE     PRINCIPAL    WEIGHTED   REMAINING    WEIGHTED      AVERAGE
CURRENT MORTGAGE                 OF       PRINCIPAL      LOANS IN      BALANCE      AVERAGE   TERM TO      AVERAGE       ORIGINAL
LOAN PRINCIPAL                MORTGAGE     BALANCE         LOAN      OUTSTANDING   MORTGAGE   MATURITY   FICO CREDIT   LOAN-TO-VALUE
BALANCES ($)                    LOANS    OUTSTANDING     GROUP 2         ($)       RATE (%)    (MONTHS)     SCORE       RATIO (%)
------------                    -----    -----------     -------         ---       --------    --------     -----       ---------
0.01 - 50,000.00.............       5    $   203,830       0.04%        40,766        6.160       354         726           78.5
50,000.01 - 100,000.00.......     215     17,526,084       3.72         81,517        6.546       357         686           78.8
100,000.01 - 150,000.00......     457     57,895,258      12.28        126,685        6.227       356         689           80.1
150,000.01 - 200,000.00......     448     78,052,843      16.56        174,225        6.219       357         689           79.4
200,000.01 - 250,000.00......     282     63,454,116      13.46        225,015        6.174       356         691           79.8
250,000.01 - 300,000.00......     239     65,658,417      13.93        274,721        6.187       357         691           80.4
300,000.01 - 350,000.00......     172     55,887,561      11.86        324,928        6.171       355         691           79.9
350,000.01 - 400,000.00......     114     42,918,780       9.11        376,481        6.190       357         694           79.3
400,000.01 - 450,000.00......      66     28,088,810       5.96        425,588        6.053       355         704           78.8
450,000.01 - 500,000.00......      42     19,840,115       4.21        472,384        6.248       357         696           79.8
500,000.01 - 550,000.00......      29     15,266,213       3.24        526,421        6.036       350         699           76.3
550,000.01 - 600,000.00......      14      8,113,565       1.72        579,540        5.951       350         685           79.6
600,000.01 - 650,000.00......       6      3,835,487       0.81        639,248        5.641       352         698           77.3
650,000.01 - 700,000.00......       3      2,030,911       0.43        676,970        6.809       357         700           78.1
750,000.01 - 1,000,000.00....       6      5,308,638       1.13        884,773        5.369       344         704           74.7
1,000,000.01 - 1,500,000.00..       1      1,336,927       0.28      1,336,927        4.875       329         759           75.0
2,000,000.01 and above.......       2      5,913,193       1.25      2,956,596        5.438       345         734           65.3
                                -----    ------------    ------
   Total.............           2,101    $471,330,748    100.00%
                                =====    ============    ======

---------
(1) As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans in Loan Group 2 is approximately $224,336.

                              FICO CREDIT SCORES(1)

                                                 PERCENT                              WEIGHTED
                                                    OF        AVERAGE                  AVERAGE                     WEIGHTED
                        NUMBER     AGGREGATE     MORTGAGE    PRINCIPAL    WEIGHTED    REMAINING     WEIGHTED       AVERAGE
RANGE OF                  OF       PRINCIPAL    LOANS IN      BALANCE      AVERAGE     TERM TO      AVERAGE        ORIGINAL
FICO CREDIT            MORTGAGE     BALANCE        LOAN     OUTSTANDING   MORTGAGE    MATURITY    FICO CREDIT   LOAN-TO-VALUE
SCORES                   LOANS    OUTSTANDING    GROUP 2        ($)       RATE (%)    (MONTHS)       SCORE        RATIO (%)
------                   -----    -----------    -------        ---       --------    --------       -----        ---------
541 - 560............        2   $    742,540       0.16%     371,270        5.490        358          557           67.6
561 - 580............        4      1,045,642       0.22      261,411        6.163        343          569           71.5
581 - 600............        4        678,443       0.14      169,611        5.920        355          595           79.3
601 - 620............       16      4,911,829       1.04      306,989        6.452        352          613           78.7
621 - 640............      183     37,935,413       8.05      207,297        6.370        357          632           78.4
641 - 660............      181     39,200,301       8.32      216,576        6.169        354          652           78.9
661 - 680............      588    120,498,468      25.57      204,929        6.253        357          670           79.7
681 - 700............      402     90,426,876      19.19      224,942        6.193        356          690           79.5
701 - 720............      267     61,810,499      13.11      231,500        6.126        357          709           79.8
721 - 740............      172     46,829,989       9.94      272,267        5.942        354          731           78.9
741 - 760............      143     34,712,718       7.36      242,746        6.124        353          749           79.9
761 - 780............       90     20,625,910       4.38      229,177        6.035        353          769           79.3
781 - 800............       35      8,686,728       1.84      248,192        5.910        353          789           78.4
801 - 820............       13      2,473,390       0.52      190,261        5.879        356          806           76.2
Not Available........        1        752,000       0.16      752,000        6.000        359          N/A           61.1
                         -----   ------------     ------
   Total.............    2,101   $471,330,748     100.00%
                         =====   ============     ======

---------
(1) As of the cut-off date, the weighted average FICO Credit Score (where available) of the mortgagors related to the Mortgage Loans in Loan Group 2 is approximately 693.




                    DOCUMENTATION PROGRAMS FOR MORTGAGE LOANS

                                                                                          WEIGHTED
                                                    PERCENT OF    AVERAGE                 AVERAGE     WEIGHTED     WEIGHTED
                             NUMBER     AGGREGATE    MORTGAGE    PRINCIPAL    WEIGHTED    REMAINING    AVERAGE      AVERAGE
                               OF       PRINCIPAL   LOANS IN      BALANCE      AVERAGE    TERM TO       FICO       ORIGINAL
                            MORTGAGE     BALANCE       LOAN     OUTSTANDING   MORTGAGE    MATURITY     CREDIT     LOAN-TO-VALUE
TYPE OF PROGRAM              LOANS     OUTSTANDING   GROUP 2        ($)       RATE (%)     (MONTHS)     SCORE      RATIO (%)
---------------              -----     -----------   -------        ---       --------     --------     -----      ---------
Full/Alternative..........     808    $159,486,677     33.84%     197,385        5.893        354         691         79.6
Reduced...................   1,214     291,807,557     61.91      240,369        6.281        357         693         79.2
Stated Income/Stated Asset      21       5,722,816      1.21      272,515        6.537        356         700         77.8
No Income/No Asset........      20       4,277,044      0.91      213,852        7.425        357         705         79.8
Preferred.................       5       1,957,985      0.42      391,597        7.080        345         741         83.1
No Ratio..................      19       4,840,646      1.03      254,771        6.944        356         698         80.4
Streamlined...............       6       1,759,533      0.37      293,255        5.403        356         616         72.0
FULL-DU...................       8       1,478,489      0.31      184,811        5.799        358         684         80.9
                             -----    ------------    ------
   Total.............        2,101    $471,330,748    100.00%
                             =====    ============    ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                                                   WEIGHTED
                                              PERCENT OF    AVERAGE                 AVERAGE                      WEIGHTED
RANGE OF              NUMBER     AGGREGATE     MORTGAGE    PRINCIPAL   WEIGHTED    REMAINING     WEIGHTED        AVERAGE
ORIGINAL                OF       PRINCIPAL    LOANS IN      BALANCE     AVERAGE     TERM TO       AVERAGE        ORIGINAL
LOAN-TO-VALUE        MORTGAGE     BALANCE        LOAN     OUTSTANDING  MORTGAGE    MATURITY     FICO CREDIT   LOAN-TO-VALUE
RATIOS (%)             LOANS    OUTSTANDING    GROUP 2        ($)      RATE (%)    (MONTHS)        SCORE        RATIO (%)
----------             -----    -----------    -------        ---      --------    --------        -----        ---------
50.00 and Below......     16   $  2,798,624       0.59%     174,914       6.200       346           690            41.3
50.01 - 55.00........      9      2,014,294       0.43      223,810       5.798       339           653            52.5
55.01 - 60.00........     13      3,693,024       0.78      284,079       5.145       344           694            57.8
60.01 - 65.00........     21      9,092,382       1.93      432,971       5.677       351           687            63.3
65.01 - 70.00........     49     15,686,618       3.33      320,135       5.830       351           699            68.7
70.01 - 75.00........     68     17,386,542       3.69      255,684       6.140       348           696            73.9
75.01 - 80.00........  1,743    379,165,367      80.45      217,536       6.189       356           692            79.9
80.01 - 85.00........     38      9,066,564       1.92      238,594       6.167       356           695            84.1
85.01 - 90.00........    109     25,100,870       5.33      230,283       6.345       356           694            89.6
90.01 - 95.00........     32      6,847,717       1.45      213,991       6.589       355           711            94.6
95.01 - 100.00.......      3        478,745       0.10      159,582       5.299       350           662            98.0
                       -----   ------------     ------
   Total...........    2,101   $471,330,748     100.00%
                       =====   ============     ======

---------
(1) As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans in Loan Group 2 is approximately 79.32%.
(2) Does not take into account any secondary financing on the Mortgage Loans in Loan Group 2 that may exist at the time of origination.

                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                      PERCENT                             WEIGHTED
                                                         OF        AVERAGE                 AVERAGE                      WEIGHTED
                             NUMBER     AGGREGATE     MORTGAGE    PRINCIPAL   WEIGHTED    REMAINING      WEIGHTED       AVERAGE
                               OF       PRINCIPAL    LOANS IN      BALANCE     AVERAGE     TERM TO       AVERAGE        ORIGINAL
                            MORTGAGE     BALANCE        LOAN     OUTSTANDING  MORTGAGE     MATURITY    FICO CREDIT   LOAN-TO-VALUE
STATE                         LOANS    OUTSTANDING    GROUP 2        ($)      RATE (%)     (MONTHS)       SCORE        RATIO (%)
-----                         -----    -----------    -------        ---      --------     --------       -----        ---------
Alabama...............          4   $   477,119        0.10%     119,280       5.744       357           669            87.2
Arizona...............         79     14,773,603       3.13      187,008       6.252       356           691            79.6
California............        474    155,587,944      33.01      328,245       5.965       356           697            78.8
Colorado..............         64     10,728,447       2.28      167,632       5.896       354           682            79.0
Connecticut...........         17      3,690,475       0.78      217,087       6.137       355           697            77.4
District of Columbia..          2        638,800       0.14      319,400       7.501       357           691            80.0
Delaware..............          5      1,054,899       0.22      210,980       6.189       358           683            87.1
Florida...............        150     29,551,326       6.27      197,009       6.285       355           705            79.0
Georgia...............         48      8,712,847       1.85      181,518       6.113       346           693            78.2
Iowa..................          9      1,207,077       0.26      134,120       6.228       354           659            80.0
Idaho.................         10      1,845,560       0.39      184,556       6.423       358           673            80.0
Illinois..............        196     39,480,214       8.38      201,430       6.261       357           689            79.8
Indiana...............         18      2,435,951       0.52      135,331       6.197       355           695            81.9
Kansas................          8      1,136,133       0.24      142,017       7.047       358           688            84.1
Kentucky..............         21      3,240,411       0.69      154,305       5.933       356           691            78.0
Louisiana.............          2        136,313       0.03       68,157       6.251       357           686            80.0
Massachusetts.........         24      6,211,563       1.32      258,815       6.336       357           683            81.2
Maryland..............         99     24,746,888       5.25      249,969       6.549       357           684            80.1
Maine.................          3        404,716       0.09      134,905       5.644       358           697            80.0
Michigan..............         60      9,185,958       1.95      153,099       6.255       353           678            79.7
Minnesota.............        105     18,972,707       4.03      180,692       6.243       357           687            80.0
Missouri..............         35      5,354,055       1.14      152,973       6.381       358           687            77.9
Mississippi...........          2        350,915       0.07      175,457       6.681       358           721            86.9
Montana...............          3        554,720       0.12      184,907       6.067       356           675            80.0
North Carolina........         43      5,742,720       1.22      133,552       5.987       350           699            78.0
North Dakota..........          4        323,018       0.07       80,754       6.299       355           681            80.0
Nebraska..............          3        369,047       0.08      123,016       6.055       358           706            83.5
New Hampshire.........          6      1,328,508       0.28      221,418       5.920       348           676            74.8
New Jersey............         21      6,907,213       1.47      328,915       5.997       354           690            76.5
New Mexico............          2        243,000       0.05      121,500       6.645       358           676            77.4
Nevada................         71     17,176,631       3.64      241,924       6.183       358           686            79.6
New York..............         15      6,270,319       1.33      418,021       5.963       345           716            81.3
Ohio..................         54      7,649,428       1.62      141,656       6.125       354           693            81.4
Oklahoma..............          6        716,482       0.15      119,414       6.366       358           687            78.4
Oregon................         45      7,575,213       1.61      168,338       6.169       356           695            80.1
Pennsylvania..........         37      5,826,114       1.24      157,463       6.311       356           704            81.0
Rhode Island..........          7      1,567,172       0.33      223,882       6.266       358           718            77.3
South Carolina........         12      2,139,291       0.45      178,274       6.045       353           695            79.2
South Dakota..........          5        719,953       0.15      143,991       6.007       356           703            80.0
Tennessee.............         27      3,104,346       0.66      114,976       6.178       355           683            80.3
Texas.................         60     10,162,141       2.16      169,369       6.214       351           692            79.9
Utah..................         18      3,019,271       0.64      167,737       6.340       350           699            79.2
Virginia..............         93     23,812,378       5.05      256,047       6.819       357           680            79.0
Vermont...............          1        366,372       0.08      366,372       4.125       352           781            66.5
Washington............        100     21,152,356       4.49      211,524       6.056       357           686            79.5
Wisconsin.............         27      3,675,173       0.78      136,118       6.374       358           700            81.1
West Virginia.........          6      1,005,958       0.21      167,660       6.855       356           719            79.1
                            -----   ------------     ------
   Total............        2,101   $471,330,748     100.00%
                            =====   ============     ======

---------
(1) As of the cut-off date, no more than approximately 0.636% of the Mortgage Loans in Loan Group 2 will be secured by mortgaged properties located in any one postal zip code area.

                            PURPOSE OF MORTGAGE LOANS

                                                  PERCENT                             WEIGHTED
                                                     OF        AVERAGE                 AVERAGE                      WEIGHTED
                         NUMBER     AGGREGATE     MORTGAGE    PRINCIPAL   WEIGHTED    REMAINING      WEIGHTED       AVERAGE
                           OF       PRINCIPAL    LOANS IN      BALANCE     AVERAGE     TERM TO       AVERAGE        ORIGINAL
                        MORTGAGE     BALANCE        LOAN     OUTSTANDING  MORTGAGE     MATURITY    FICO CREDIT   LOAN-TO-VALUE
LOAN PURPOSE              LOANS    OUTSTANDING    GROUP 2        ($)      RATE (%)     (MONTHS)       SCORE        RATIO (%)
------------              -----    -----------    -------        ---      --------     --------       -----        ---------
Purchase..............    1,535   $343,370,599      72.85%     223,694       6.237       357            695           80.0
Refinance (cash-out)..      351     85,027,363      18.04      242,243       6.016       355            687           77.3
Refinance (rate/term).      215     42,932,786       9.11      199,687       5.923       350            685           78.3
                          -----   ------------     ------
   Total.............     2,101   $471,330,748     100.00%
                          =====   ============     ======

                          TYPE OF MORTGAGED PROPERTIES

                                                                                         WEIGHTED
                                                    PERCENT OF    AVERAGE                 AVERAGE                    WEIGHTED
                            NUMBER     AGGREGATE     MORTGAGE    PRINCIPAL   WEIGHTED    REMAINING     WEIGHTED       AVERAGE
                              OF       PRINCIPAL    LOANS IN      BALANCE     AVERAGE     TERM TO       AVERAGE      ORIGINAL
                           MORTGAGE     BALANCE        LOAN     OUTSTANDING  MORTGAGE    MATURITY     FICO CREDIT   LOAN-TO-VALUE
PROPERTY TYPE                LOANS    OUTSTANDING    GROUP 2        ($)      RATE (%)    (MONTHS)        SCORE       RATIO (%)
-------------                -----    -----------    -------        ---      --------    --------        -----       ---------
Single Family Residence...   1,530   $337,641,552     71.64%      220,681       6.140       356           692            79.3
Planned Unit Development..     290     77,489,185      16.44      267,204       6.208       354           689            78.5
Low-Rise Condominium......     196     38,333,073       8.13      195,577       6.249       356           697            80.8
2-4 Family Residence......      80     16,846,732       3.57      210,584       6.379       357           701            79.4
High-Rise Condominium.....       3        618,109       0.13      206,036       6.802       358           740            87.0
Manufactured Housing (1)..       2        402,097       0.09      201,049       5.349       358           649            84.7
                             -----   ------------     ------
   Total.............        2,101   $471,330,748     100.00%
                             =====   ============     ======

-----------
(1) Treated as real property.



                               OCCUPANCY TYPES(1)

                                                                                          WEIGHTED
                                                    PERCENT OF     AVERAGE                 AVERAGE                     WEIGHTED
                            NUMBER     AGGREGATE     MORTGAGE     PRINCIPAL   WEIGHTED    REMAINING     WEIGHTED        AVERAGE
                              OF       PRINCIPAL     LOANS IN      BALANCE     AVERAGE     TERM TO      AVERAGE        ORIGINAL
                           MORTGAGE     BALANCE        LOAN      OUTSTANDING  MORTGAGE    MATURITY    FICO CREDIT    LOAN-TO-VALUE
OCCUPANCY TYPE               LOANS    OUTSTANDING     GROUP 2        ($)      RATE (%)    (MONTHS)       SCORE         RATIO (%)
--------------               -----    -----------     -------        ---      --------    --------       -----         ---------
Primary Residence....       1,968    $447,894,672      95.03%     227,589       6.134       356           692           79.4
Investment Property..         118      20,275,702       4.30      171,828       6.942       356           706           78.0
Secondary Residence..          15       3,160,374       0.67      210,692       6.158       354           722           80.4
   ------------------       -----    ------------     -------
   Total.............       2,101    $471,330,748     100.00%
                            =====    ============     ======

-----------
(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                                                      WEIGHTED
                                                 PERCENT OF    AVERAGE                 AVERAGE                    WEIGHTED
                        NUMBER      AGGREGATE     MORTGAGE    PRINCIPAL   WEIGHTED    REMAINING     WEIGHTED       AVERAGE
REMAINING TERM            OF        PRINCIPAL    LOANS IN      BALANCE     AVERAGE     TERM TO      AVERAGE       ORIGINAL
TO MATURITY            MORTGAGE      BALANCE        LOAN     OUTSTANDING  MORTGAGE    MATURITY    FICO CREDIT   LOAN-TO-VALUE
(MONTHS)                 LOANS     OUTSTANDING    GROUP 2        ($)      RATE (%)    (MONTHS)       SCORE        RATIO (%)
--------                 -----     -----------    -------        ---      --------    --------       -----        ---------
360                         76   $ 15,283,762        3.24%     201,102       6.537       360           697           79.1
359                        230     57,540,986       12.21      250,178       6.270       359           687           79.7
358                        860    184,999,762       39.25      215,116       6.106       358           692           80.1
357                        586    126,381,762       26.81      215,669       6.413       357           692           79.5
356                        167     35,288,843        7.49      211,310       6.392       356           690           79.5
355                         23      5,544,669        1.18      241,073       5.673       355           701           79.8
354                          5        544,867        0.12      108,973       6.303       354           652           79.9
353                          2        483,120        0.10      241,560       5.585       353           733           85.7
352                          2        510,378        0.11      255,189       4.901       352           749           68.5
351                         19      4,296,279        0.91      226,120       5.620       351           706           78.8
350                         21      3,739,324        0.79      178,063       5.618       350           708           82.0
349                         21      3,991,405        0.85      190,067       5.507       349           686           75.5
348                          2        403,355        0.09      201,678       4.750       348           697           96.2
347                          8      2,553,300        0.54      319,162       5.606       347           689           76.6
346                          4        945,454        0.20      236,364       5.673       346           701           83.2
345                          3      6,037,541        1.28    2,012,514       5.442       345           731           65.8
344                          1        271,237        0.06      271,237       4.625       344           700           79.9
343                          1        244,625        0.05      244,625       4.875       343           635           95.0
342                          2        410,438        0.09      205,219       5.852       342           621           91.4
329                         16      4,966,124        1.05      310,383       4.875       329           736           77.8
328                         26      7,959,007        1.69      306,116       4.907       328           690           74.8
325                          1        449,443        0.10      449,443       5.750       325           734           70.6
324                          2        563,156        0.12      281,578       4.750       324           730           74.3
320                          3      1,375,418        0.29      458,473       6.109       320           676           70.4
319                          2        224,283        0.05      112,142       6.125       319           745           76.0
318                          1        102,863        0.02      102,863       5.750       318           696           80.0
317                          1         53,824        0.01       53,824       5.500       317           640           95.0
316                          1        320,554        0.07      320,554       6.375       316           642           42.8
315                          6      2,353,610        0.50      392,268       5.399       315           670           69.8
314                          5      1,814,946        0.39      362,989       5.618       314           733           72.7
313                          1        328,372        0.07      328,372       4.750       313           578           80.0
312                          1        515,585        0.11      515,585       6.375       312           741           74.9
311                          2        832,458        0.18      416,229       6.926       311           728           75.4
                         -----   ------------      ------
   Total.............    2,101   $471,330,748      100.00%
                         =====   ============      ======

------------
(1) As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans in Loan Group 2 is approximately 356 months.

                         MONTHS TO NEXT ADJUSTMENT DATE

                                                                                      WEIGHTED
                                                 PERCENT OF    AVERAGE                 AVERAGE                    WEIGHTED
                        NUMBER      AGGREGATE     MORTGAGE    PRINCIPAL   WEIGHTED    REMAINING     WEIGHTED       AVERAGE
                          OF        PRINCIPAL     LOANS IN     BALANCE    AVERAGE     TERM TO       AVERAGE        ORIGINAL
MONTHS TO NEXT         MORTGAGE      BALANCE        LOAN     OUTSTANDING  MORTGAGE    MATURITY    FICO CREDIT   LOAN-TO-VALUE
ADJUSTMENT DATE          LOANS     OUTSTANDING    GROUP 2        ($)      RATE (%)    (MONTHS)       SCORE        RATIO (%)
---------------          -----     -----------    -------        ---      --------    --------       -----        ---------
1...................         9    $ 2,438,589        0.52%     270,954       5.421       344           678           75.5
2...................         9      2,220,335        0.47      246,704       5.098       345           708           81.0
3...................        12      9,528,509        2.02      794,042       5.330       341           710           68.1
4...................        35      9,358,276        1.99      267,379       4.904       335           693           74.8
5...................        19      5,346,615        1.13      281,401       4.845       331           731           77.7
6...................         3        368,337        0.08      122,779       5.941       343           684           76.1
7...................         7      2,352,913        0.50      336,130       4.853       352           740           81.1
8...................         2      1,066,380        0.23      533,190       5.996       320           682           69.4
9...................         8      1,985,227        0.42      248,153       5.535       356           721           82.0
10..................         4        956,634        0.20      239,158       5.056       358           728           81.1
11..................         2        832,458        0.18      416,229       6.926       311           728           75.4
12..................         4      1,348,024        0.29      337,006       5.347       324           733           78.7
13..................         1        467,667        0.10      467,667       4.250       349           702           56.1
14..................         2        759,027        0.16      379,513       5.953       314           761           61.4
15..................         1        296,978        0.06      296,978       5.875       315           742           80.0
16..................         1        320,554        0.07      320,554       6.375       316           642           42.8
17..................         1        300,720        0.06      300,720       4.500       353           748           80.0
18..................         2        343,930        0.07      171,965       5.642       344           626           85.6
19..................         7      1,581,640        0.34      225,949       6.048       353           703           79.2
20..................       145     30,076,598        6.38      207,425       6.409       356           688           79.2
21..................       518    111,321,991       23.62      214,907       6.432       357           693           79.7
22..................       725    155,767,549       33.05      214,852       6.109       358           692           79.8
23..................       170     44,039,766        9.34      259,057       6.222       358           681           79.8
24..................        52     10,438,526        2.21      200,741       6.536       360           694           79.7
25..................        18      3,304,824        0.70      183,601       5.687       349           678           77.8
26..................        18      3,226,803        0.68      179,267       5.879       350           706           80.5
27..................        14      2,881,704        0.61      205,836       5.907       351           705           76.3
28..................         2      1,040,718        0.22      520,359       5.475       331           655           78.4
29..................         1        182,400        0.04      182,400       7.375       353           708           95.0
30..................         2        326,033        0.07      163,016       6.134       354           633           86.7
31..................         3        352,965        0.07      117,655       6.070       355           699           82.2
32..................        16      3,625,492        0.77      226,593       6.500       356           695           81.2
33..................        47      9,173,074        1.95      195,172       6.389       357           687           79.2
34..................       118     24,906,537        5.28      211,072       6.124       358           690           81.9
35..................        46      9,608,549        2.04      208,881       6.086       359           711           78.8
36..................        16      3,058,859        0.65      191,179       6.290       360           702           79.2
38..................         1        567,847        0.12      567,847       5.750       314           690           80.0
39..................         1        331,697        0.07      331,697       5.750       315           662           79.6
44..................         1        271,237        0.06      271,237       4.625       344           700           79.9
51..................         1        126,444        0.03      126,444       8.625       351           737           90.0
54..................         1         89,800        0.02       89,800       7.750       354           706           78.2
55..................         3        726,359        0.15      242,120       6.869       355           694           81.3
56..................         3        676,050        0.14      225,350       6.443       356           738           88.3
57..................        10      2,362,357        0.50      236,236       6.886       357           682           78.2
58..................         8      2,384,887        0.51      298,111       6.717       358           685           79.8
59..................        17      4,466,786        0.95      262,752       7.045       359           717           83.8
60..................         8      1,770,450        0.38      221,306       6.950       360           707           78.3
78..................         1         80,068        0.02       80,068       5.250       354           600           67.2
79..................         3        619,049        0.13      206,350       6.020       355           566           72.0
83..................         3      1,652,518        0.35      550,839       5.864       359           574           66.5
                      ---------  -------------   ----------
   Total.............    2,101   $471,330,748      100.00%
                      =========  =============   ==========

                                GROSS MARGINS(1)

                                            PERCENT                             WEIGHTED
                                               OF        AVERAGE                 AVERAGE                     WEIGHTED
                   NUMBER     AGGREGATE     MORTGAGE    PRINCIPAL   WEIGHTED    REMAINING     WEIGHTED        AVERAGE
RANGE OF             OF       PRINCIPAL    LOANS IN      BALANCE     AVERAGE     TERM TO      AVERAGE        ORIGINAL
GROSS             MORTGAGE     BALANCE        LOAN     OUTSTANDING  MORTGAGE    MATURITY    FICO CREDIT    LOAN-TO-VALUE
MARGINS (%)         LOANS    OUTSTANDING    GROUP 2        ($)      RATE (%)    (MONTHS)       SCORE         RATIO (%)
-----------         -----    -----------    -------        ---      --------    --------       -----         ---------
1.001 - 2.000...       33   $ 15,605,491       3.31%     472,894       5.064       335           721           72.4
2.001 - 3.000...      172     55,146,632      11.70      320,620       5.770       348           702           77.0
3.001 - 4.000...      195     45,968,991       9.75      235,738       5.896       357           696           79.5
4.001 - 5.000...      881    188,962,971      40.09      214,487       6.169       358           687           79.6
5.001 - 6.000...      685    140,562,031      29.82      205,200       6.388       357           693           80.2
6.001 - 7.000...      129     24,025,565       5.10      186,245       6.971       357           692           82.1
7.001 - 8.000...        6      1,059,067       0.22      176,511       7.753       357           658           77.4
                    -----   ------------     ------
   Total........    2,101   $471,330,748     100.00%
                    =====   ============     ======

------------

(1) As of the cut-off date, the weighted average gross margin of the Mortgage Loans in Loan Group 2 was approximately 4.518%.



                             MAXIMUM MORTGAGE RATES

                                             PERCENT                             WEIGHTED
                                                OF        AVERAGE                 AVERAGE                      WEIGHTED
RANGE OF            NUMBER     AGGREGATE     MORTGAGE    PRINCIPAL   WEIGHTED    REMAINING     WEIGHTED        AVERAGE
MAXIMUM               OF       PRINCIPAL    LOANS IN      BALANCE     AVERAGE     TERM TO       AVERAGE        ORIGINAL
MORTGAGE           MORTGAGE     BALANCE        LOAN     OUTSTANDING  MORTGAGE    MATURITY     FICO CREDIT   LOAN-TO-VALUE
RATES (%)            LOANS    OUTSTANDING    GROUP 2        ($)      RATE (%)    (MONTHS)        SCORE        RATIO (%)
---------            -----    -----------    -------        ---      --------    --------        -----        ---------
 8.001 - 9.000...        2   $    537,310       0.11%     268,655       5.464       330           720            74.6
 9.001 - 10.000..       14      2,834,343       0.60      202,453       4.320       347           668            81.3
10.001 - 11.000..       84     25,419,477       5.39      302,613       4.944       337           704            76.1
11.001 - 12.000..      533    126,201,183      26.78      236,775       5.687       355           703            78.6
12.001 - 13.000..      895    195,750,698      41.53      218,716       6.282       357           691            79.8
13.001 - 14.000..      523    111,898,082      23.74      213,954       6.710       358           682            80.0
14.001 - 15.000..       49      8,589,804       1.82      175,302       7.838       358           678            80.5
16.001 - 17.000..        1         99,851       0.02       99,851       9.500       357           565            54.1
                     -----   ------------     ------
   Total.........    2,101   $471,330,748     100.00%
                     =====   ============     ======


                           INITIAL PERIODIC RATE CAPS

                                              PERCENT                             WEIGHTED
                                                 OF        AVERAGE                 AVERAGE                     WEIGHTED
                     NUMBER     AGGREGATE     MORTGAGE    PRINCIPAL   WEIGHTED    REMAINING     WEIGHTED        AVERAGE
                       OF       PRINCIPAL    LOANS IN      BALANCE     AVERAGE     TERM TO      AVERAGE        ORIGINAL
PERIODIC            MORTGAGE     BALANCE        LOAN     OUTSTANDING  MORTGAGE    MATURITY    FICO CREDIT    LOAN-TO-VALUE
RATE CAP (%)         LOANS     OUTSTANDING    GROUP 2        ($)      RATE (%)    (MONTHS)       SCORE         RATIO (%)
------------         -----     -----------    -------        ---      --------    --------       -----         ---------
None...............      2    $  5,913,193       1.25%   2,956,596       5.438       345           734           65.3
1.000..............     82      20,594,102       4.37      251,148       5.266       339           696           76.3
2.000..............     74      20,999,821       4.46      283,781       5.514       346           701           79.5
3.000..............  1,900     409,056,675      86.79      215,293       6.242       358           691           79.7
5.000..............     37      12,140,302       2.58      328,116       6.675       341           690           77.2
6.000..............      6       2,626,655       0.56      437,776       6.408       352           709           78.1
                     -----    ------------     ------
   Total.........    2,101    $471,330,748     100.00%
                     =====    ============     ======

                          SUBSEQUENT PERIODIC RATE CAPS

                                              PERCENT                             WEIGHTED
                                                 OF        AVERAGE                 AVERAGE                     WEIGHTED
                     NUMBER     AGGREGATE     MORTGAGE    PRINCIPAL   WEIGHTED    REMAINING     WEIGHTED        AVERAGE
SUBSEQUENT             OF       PRINCIPAL    LOANS IN      BALANCE     AVERAGE     TERM TO      AVERAGE        ORIGINAL
PERIODIC            MORTGAGE     BALANCE        LOAN     OUTSTANDING  MORTGAGE    MATURITY    FICO CREDIT    LOAN-TO-VALUE
RATE CAP (%)         LOANS     OUTSTANDING    GROUP 2        ($)      RATE (%)    (MONTHS)       SCORE         RATIO (%)
------------         -----     -----------    -------        ---      --------    --------       -----         ---------
None................      2    $  5,913,193      1.25%   2,956,596       5.438%      345           734           65.3
1.000...............  1,998     434,385,949     92.16      217,410       6.186       357           692           79.6
1.500...............      1          99,851      0.02       99,851       9.500       357           565           54.1
2.000...............     99      30,484,046      6.47      307,920       6.043       344           698           78.6
3.000...............      1         447,709      0.09      447,709       7.250       355           693           85.0
                      -----    ------------    ------
   Total..........    2,101    $471,330,748    100.00%
                      =====    ============    ======


                             MINIMUM MORTGAGE RATES

                                            PERCENT                             WEIGHTED
                                               OF        AVERAGE                 AVERAGE                     WEIGHTED
RANGE OF           NUMBER     AGGREGATE     MORTGAGE    PRINCIPAL   WEIGHTED    REMAINING     WEIGHTED        AVERAGE
MINIMUM              OF       PRINCIPAL    LOANS IN      BALANCE     AVERAGE     TERM TO      AVERAGE        ORIGINAL
MORTGAGE          MORTGAGE     BALANCE        LOAN     OUTSTANDING  MORTGAGE    MATURITY    FICO CREDIT    LOAN-TO-VALUE
RATES (%)           LOANS    OUTSTANDING    GROUP 2        ($)      RATE (%)    (MONTHS)       SCORE         RATIO (%)
---------           -----    -----------    -------        ---      --------    --------       -----         ---------
1.001 - 2.000.....     33     $ 15,605,491     3.31%     472,894       5.064       335           721           72.4
2.001 - 3.000.....    141       47,089,522     9.99      333,968       5.720       347           703           76.8
3.001 - 4.000.....     98       22,817,825     4.84      232,835       6.173       356           698           79.9
4.001 - 5.000.....    242       49,584,325    10.52      204,894       6.637       357           679           78.9
5.001 - 6.000.....    672      146,361,867    31.05      217,800       5.792       358           695           79.8
6.001 - 7.000.....    815      173,118,208    36.73      212,415       6.460       358           689           80.1
7.001 - 8.000.....     98       16,415,159     3.48      167,502       7.331       358           683           80.5
8.001 - 9.000.....      1          238,500     0.05      238,500       8.240       356           678           90.0
9.001 - 10.000....      1           99,851     0.02       99,851       9.500       357           565           54.1
                    -----     ------------   ------
   Total........    2,101     $471,330,748   100.00%
                    =====     ============   ======

                              NEXT ADJUSTMENT DATES

                                                                                  WEIGHTED
                                             PERCENT OF    AVERAGE                 AVERAGE                      WEIGHTED
                     NUMBER     AGGREGATE     MORTGAGE    PRINCIPAL   WEIGHTED    REMAINING     WEIGHTED        AVERAGE
NEXT                   OF       PRINCIPAL    LOANS IN      BALANCE     AVERAGE     TERM TO       AVERAGE        ORIGINAL
ADJUSTMENT          MORTGAGE     BALANCE        LOAN     OUTSTANDING  MORTGAGE    MATURITY     FICO CREDIT   LOAN-TO-VALUE
DATE                  LOANS    OUTSTANDING    GROUP 2        ($)      RATE (%)    (MONTHS)        SCORE        RATIO (%)
----                  -----    -----------    -------        ---      --------    --------        -----        ---------
November 2005....         9   $  2,438,589       0.52%     270,954       5.421       344           678            75.5
December 2005....         9      2,220,335       0.47      246,704       5.098       345           708            81.0
January 2006.....        12      9,528,509       2.02      794,042       5.330       341           710            68.1
February 2006....        35      9,358,276       1.99      267,379       4.904       335           693            74.8
March 2006.......        19      5,346,615       1.13      281,401       4.845       331           731            77.7
April 2006.......         3        368,337       0.08      122,779       5.941       343           684            76.1
May 2006.........         7      2,352,913       0.50      336,130       4.853       352           740            81.1
June 2006........         2      1,066,380       0.23      533,190       5.996       320           682            69.4
July 2006........         8      1,985,227       0.42      248,153       5.535       356           721            82.0
August 2006......         4        956,634       0.20      239,158       5.056       358           728            81.1
September 2006...         2        832,458       0.18      416,229       6.926       311           728            75.4
October 2006.....         4      1,348,024       0.29      337,006       5.347       324           733            78.7
November 2006....         1        467,667       0.10      467,667       4.250       349           702            56.1
December 2006....         2        759,027       0.16      379,513       5.953       314           761            61.4
January 2007.....         1        296,978       0.06      296,978       5.875       315           742            80.0
February 2007....         1        320,554       0.07      320,554       6.375       316           642            42.8
March 2007.......         1        300,720       0.06      300,720       4.500       353           748            80.0
April 2007.......         2        343,930       0.07      171,965       5.642       344           626            85.6
May 2007.........         8      1,792,840       0.38      224,105       5.995       353           701            79.3
June 2007........       146     30,130,774       6.39      206,375       6.413       356           689            79.2
July 2007........       609    124,173,733      26.35      203,898       6.409       357           692            79.7
August 2007......       632    142,650,431      30.27      225,713       6.099       358           693            79.8
September 2007...       170     44,039,766       9.34      259,057       6.222       358           681            79.8
October 2007.....        56     10,907,837       2.31      194,783       6.536       359           693            79.7
November 2007....        20      3,704,587       0.79      185,229       5.643       349           681            78.6
December 2007....        16      2,863,091       0.61      178,943       5.871       350           703            79.9
January 2008.....        10      2,376,343       0.50      237,634       5.895       351           714            75.5
February 2008....         2      1,040,718       0.22      520,359       5.475       331           655            78.4
March 2008.......         1        182,400       0.04      182,400       7.375       353           708            95.0
April 2008.......         2        326,033       0.07      163,016       6.134       354           633            86.7
May 2008.........         3        352,965       0.07      117,655       6.070       355           699            82.2
June 2008........        18      3,970,517       0.84      220,584       6.486       356           696            81.1
July 2008........        52      9,848,933       2.09      189,403       6.387       357           685            79.0
August 2008......       111     23,885,653       5.07      215,186       6.115       358           690            82.1
September 2008...        46      9,608,549       2.04      208,881       6.086       359           711            78.8
October 2008.....        16      3,058,859       0.65      191,179       6.290       360           702            79.2
December 2008....         1        567,847       0.12      567,847       5.750       314           690            80.0
January 2009.....         1        331,697       0.07      331,697       5.750       315           662            79.6
June 2009........         1        271,237       0.06      271,237       4.625       344           700            79.9
January 2010.....         1        126,444       0.03      126,444       8.625       351           737            90.0
April 2010.......         1         89,800       0.02       89,800       7.750       354           706            78.2
May 2010.........         3        726,359       0.15      242,120       6.869       355           694            81.3
June 2010........         3        676,050       0.14      225,350       6.443       356           738            88.3
July 2010........        10      2,362,357       0.50      236,236       6.886       357           682            78.2
August 2010......         8      2,384,887       0.51      298,111       6.717       358           685            79.8
September 2010...        17      4,466,786       0.95      262,752       7.045       359           717            83.8
October 2010.....         8      1,770,450       0.38      221,306       6.950       360           707            78.3
April 2012.......         1         80,068       0.02       80,068       5.250       354           600            67.2
May 2012.........         3        619,049       0.13      206,350       6.020       355           566            72.0
September 2012...         3      1,652,518       0.35      550,839       5.864       359           574            66.5
                    --------- ------------   ----------
   Total..........    2,101   $471,330,748     100.00%
                    ========= ============   ==========

ASSIGNMENT OF THE MORTGAGE LOANS

         Pursuant to the Pooling and Servicing Agreement, on the closing date, the Depositor will sell, transfer, assign, set over and otherwise convey without recourse to the Trustee in trust for the benefit of the certificateholders all right, title and interest of the Depositor in and to each Mortgage Loan and all right, title and interest in and to all other assets included in Alternative Loan Trust 2005-J12, including all principal and interest received on or with respect to the Mortgage Loans, but not any principal and interest due on or before the cut-off date.

         In connection with the transfer and assignment of a Mortgage Loan, the Depositor will deliver or cause to be delivered to the Trustee, or a custodian for the Trustee, the mortgage file, which contains among other things, the original mortgage note (and any modification or amendment to it) endorsed in blank without recourse, except that the Depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost, the original instrument creating a first lien on the related mortgaged property with evidence of recording indicated thereon, an assignment in recordable form of the mortgage, the title policy with respect to the related mortgaged property and, if applicable, all recorded intervening assignments of the mortgage and any riders or modifications to the mortgage note and mortgage (except for any documents not returned from the public recording office, which will be delivered to the Trustee as soon as the same is available to the Depositor). With respect to up to 50% of the Mortgage Loans, the Depositor may deliver all or a portion of each related mortgage file to the Trustee not later than thirty days after the closing date. Assignments of the mortgage loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states such as California where in the opinion of counsel recording is not required to protect the Trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or any seller.

         The Trustee will review each mortgage file relating to the Mortgage Loans within 90 days of the closing date (or promptly after the Trustee's receipt of any document permitted to be delivered after the closing date) and if any document in a mortgage file is found to be missing or defective in a material respect and Countrywide Home Loans does not cure the defect within 90 days of notice of the defect from the Trustee (or within such longer period not to exceed 720 days after the closing date as provided in the Pooling and Servicing Agreement in the case of missing documents not returned from the public recording office), Countrywide Home Loans will be obligated to repurchase the related mortgage loan from the trust fund. Rather than repurchase the mortgage loan as provided above, Countrywide Home Loans may remove the mortgage loan (referred to as a "DELETED MORTGAGE LOAN") from the trust fund and substitute in its place another mortgage loan (referred to as a "REPLACEMENT MORTGAGE LOAN"); however, such a substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the Trustee to the effect that such a substitution will not disqualify any REMIC or result in a prohibited transaction tax under the Code. Any replacement mortgage loan generally will, on the date of substitution, among other characteristics set forth in the Pooling and Servicing Agreement,

  o have a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not less than 90% of, the Stated Principal Balance of the deleted mortgage loan (the amount of any shortfall to be deposited by Countrywide Home Loans in the Certificate Account and held for distribution to the certificateholders on the related Distribution Date (referred to as a "SUBSTITUTION ADJUSTMENT AMOUNT")),

  o if the deleted mortgage loan is an adjustable rate mortgage loan, have a Maximum Mortgage Rate no lower than, and not more than 1% per annum higher than the Maximum Mortgage Rate of the deleted mortgage loan,

  o if the deleted mortgage loan is an adjustable rate mortgage loan, have a Minimum Mortgage Rate no lower than, and not more than 1% per annum higher than the Minimum Mortgage Rate of the deleted mortgage loan,

  o if the Deleted Mortgage Loan that is being replaced is an Adjustable Rate Mortgage Loan, have the same Mortgage Index and intervals between Adjustment Dates as the Deleted Mortgage Loan, an Initial Periodic Rate Cap and a Subsequent Periodic Rate Cap each not more than 1% per annum lower than that of the

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     Deleted Mortgage Loan, and a Gross Margin not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan,

  o have a current Mortgage Rate not lower than, and not more than 1% per annum higher than that of the deleted mortgage loan,

  o have a Loan-to-Value Ratio not higher than that of the deleted mortgage loan,

  o have a remaining term to maturity not greater than (and not more than one year less than) that of the deleted mortgage loan, and

  o comply with all of the representations and warranties set forth in the Pooling and Servicing Agreement as of the date of substitution.

This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the Trustee for omission of, or a material defect in, a mortgage loan document.

         Notwithstanding the foregoing, in lieu of providing the duly executed assignment of the mortgage to the Trustee and the original recorded assignment or assignments of the mortgage together with all interim recorded assignments of such mortgage, above, the Depositor may at its discretion provide evidence that the related mortgage is held through the MERS(R) System. In addition, the mortgages for some or all of the mortgage loans in the trust fund that are not already held through the MERS(R) System may, at the discretion of the Master Servicer, in the future be held through the MERS(R) System. For any mortgage held through the MERS(R) System, the mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, as nominee for the owner of the mortgage loan, and subsequent assignments of the mortgage were, or in the future may be, at the discretion of the Master Servicer, registered electronically through the MERS(R) System. For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the Trustee, and does not have any interest in the mortgage loan.

UNDERWRITING PROCESS - COUNTRYWIDE HOME LOANS, INC.

GENERAL

         Approximately 13.71% of the Mortgage Loans in Loan Group 1 and 5.98% of the Mortgage Loans in Loan Group 2, in each case, by aggregate Stated Principal Balance of the Mortgage Loans in the related loan group as of the cut-off date, were originated or acquired by Countrywide Home Loans in accordance with its credit, appraisal and underwriting standards. Countrywide Home Loans' underwriting standards are applied in accordance with applicable federal and state laws and regulations. Except as otherwise provided in this prospectus supplement, the underwriting procedures are consistent with those identified under "Mortgage Loan Program -- Underwriting Process" in the prospectus.

UNDERWRITING STANDARDS

         As part of its evaluation of potential borrowers, Countrywide Home Loans generally requires a description of income. If required by its underwriting guidelines, Countrywide Home Loans obtains employment verification providing current and historical income information and/or a telephonic employment confirmation. Such employment verification may be obtained, either through analysis of the prospective borrower's recent pay stub and/or W-2 forms for the most recent two years, relevant portions of the most recent two years' tax returns, or from the prospective borrower's employer, wherein the employer reports the length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

         In assessing a prospective borrower's creditworthiness, Countrywide Home Loans may use FICO Credit Scores. "FICO CREDIT SCORES" are statistical credit scores designed to assess a borrower's creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower's credit history. FICO

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Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a mortgagor to repay its mortgage loan. FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. Under Countrywide Home Loans' underwriting guidelines, borrowers possessing higher FICO Credit Scores, which indicate a more favorable credit history, and who give Countrywide Home Loans the right to obtain the tax returns they filed for the preceding two years may be eligible for Countrywide Home Loans' processing program (the "PREFERRED PROCESSING PROGRAM"). Approximately 5.80% and 0.31% of the Mortgage Loans in Loan Group 1 and Loan Group 2, respectively, by aggregate Stated Principal Balance of the Mortgage Loans in that loan group as of the cut-off date, have been underwritten pursuant to Countrywide Home Loans' Preferred Processing Program. Countrywide Home Loans may waive some documentation requirements for mortgage loans originated under the Preferred Processing Program.

         Periodically the data used by Countrywide Home Loans to complete the underwriting analysis may be obtained by a third party, particularly for mortgage loans originated through a loan correspondent or mortgage broker. In those instances, the initial determination as to whether a mortgage loan complies with Countrywide Home Loans' underwriting guidelines may be made by an independent company hired to perform underwriting services on behalf of Countrywide Home Loans, the loan correspondent or mortgage broker. In addition, Countrywide Home Loans may acquire mortgage loans from approved correspondent lenders under a program pursuant to which Countrywide Home Loans delegates to the correspondent the obligation to underwrite the mortgage loans to Countrywide Home Loans' standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by Countrywide Home Loans before acquisition of the mortgage loan and the correspondent represents that Countrywide Home Loans' underwriting standards have been met. After purchasing mortgage loans under those circumstances, Countrywide Home Loans conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including Countrywide Home Loans' prior experience with the correspondent lender and the results of the quality control review process itself.

         Countrywide Home Loans' underwriting standards are applied by or on behalf of Countrywide Home Loans to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower's monthly housing expenses (including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower's monthly gross income and the ratio of total monthly debt to the monthly gross income (the "DEBT-TO-INCOME" ratios) are within acceptable limits. If the prospective borrower has applied for a 3/1 Mortgage Loan and the Loan-to-Value Ratio is less than or equal to 75%, the interest component of the monthly housing expense is calculated based on the initial loan interest rate; if the Loan-to-Value Ratio exceeds 75%, the interest component of the monthly housing expense calculation is based on the initial loan interest rate plus 2%. If the prospective borrower has applied for a 2/1 Mortgage Loan, a 3/1 Mortgage Loan, a 5/1 Mortgage Loan, a 7/1 Mortgage Loan or a 10/1 Mortgage Loan, the interest component of the monthly housing expense is calculated based on the initial loan interest rate. The maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis varies depending on a number of underwriting criteria, including the Loan-to-Value Ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Exceptions to Countrywide Home Loans' underwriting guidelines may be made if compensating factors are demonstrated by a prospective borrower.

         Countrywide Home Loans may provide secondary financing to a mortgagor contemporaneously with the origination of a mortgage loan, subject to the following limitations: the Loan-to-Value Ratio of the senior (i.e., first) lien may not exceed 80% and the combined Loan-to-Value Ratio may not exceed 100%. Countrywide Home Loans' underwriting guidelines do not prohibit or otherwise restrict a mortgagor from obtaining secondary financing from lenders other than Countrywide Home Loans, whether at origination of the mortgage loan or thereafter.

         The nature of the information that a borrower is required to disclose and whether the information is verified depends, in part, on the documentation program used in the origination process. In general under the Full Documentation Loan Program (the "FULL DOCUMENTATION PROGRAM"), each prospective borrower is required to complete an application which includes information with respect to the applicant's assets, liabilities, income, credit history, employment history and other personal information. Self-employed individuals are generally required to submit their two most recent federal income tax returns. Under the Full Documentation Program, the underwriter verifies the information contained in the application relating to employment, income, assets or mortgages.

         A prospective borrower may be eligible for a loan approval process that limits or eliminates Countrywide Home Loans' standard disclosure or verification requirements or both. Countrywide Home Loans offers the following documentation programs as alternatives to its Full Documentation Program: an Alternative Documentation Loan Program (the "ALTERNATIVE DOCUMENTATION PROGRAM"), a Reduced Documentation Loan Program (the "REDUCED DOCUMENTATION PROGRAM"), a CLUES Plus Documentation Loan Program (the "CLUES PLUS DOCUMENTATION PROGRAM"), a No Income/No Asset Documentation Loan Program (the "NO INCOME/NO ASSET DOCUMENTATION PROGRAM"), a Stated Income/Stated Asset Documentation Loan Program (the "STATED INCOME/STATED ASSET DOCUMENTATION PROGRAM") and a Streamlined Documentation Loan Program (the "STREAMLINED DOCUMENTATION PROGRAM").

         For all mortgage loans originated or acquired by Countrywide Home Loans, Countrywide Home Loans obtains a credit report relating to the applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, suits or judgments. All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

         Except with respect to mortgage loans originated pursuant to its Streamlined Documentation Program, Countrywide Home Loans obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

         Countrywide Home Loans requires title insurance on all of its mortgage loans secured by first liens on real property. Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

         In addition to Countrywide Home Loans' standard underwriting guidelines (the "STANDARD UNDERWRITING GUIDELINES"), which are consistent in many respects with the guidelines applied to mortgage loans purchased by Fannie Mae and Freddie Mac, Countrywide Home Loans uses underwriting guidelines featuring expanded criteria (the "EXPANDED UNDERWRITING GUIDELINES"). The Standard Underwriting Guidelines and the Expanded Underwriting Guidelines are described further under the next two headings.

STANDARD UNDERWRITING GUIDELINES

         Countrywide Home Loans' Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 75% for mortgage loans with original principal balances of up to $1,000,000, up to 65% for mortgage loans with original principal balances of up to $1,500,000, and up to 60% for mortgage loans with original principal balances of up to $2,000,000.

         For cash-out refinance mortgage loans, Countrywide Home Loans' Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 75% and original principal balances ranging up to $650,000. The maximum "cash-out" amount permitted is $200,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan. As used in this prospectus supplement, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by Countrywide Home Loans if the borrower retains an amount greater than the lesser of 2% of the entire amount of the proceeds from the refinancing of the existing loan or $2,000.

         Countrywide Home Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 95% on 1 unit properties with principal balances up to $359,650 ($539,475 in Alaska and Hawaii) and 2 unit properties with principal balances up to $460,400 ($690,600 in Alaska and Hawaii) and up to 80% on 3 unit properties with principal balances of up to $556,500 ($834,750 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $691,600 ($1,037,400 in Alaska and Hawaii). On second homes, Countrywide Home Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $359,650 ($539,475 in Alaska and Hawaii). Countrywide Home Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $359,650 ($539,475 in Alaska and Hawaii) and 2 unit properties with principal balances up to $460,400 ($690,600 in Alaska and Hawaii) and up to 75% on 3 unit properties with principal balances of up to $556,500 ($834,750 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $691,600 ($1,037,400 in Alaska and Hawaii).

         Under its Standard Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower's monthly housing expenses of up to 33% and a debt-to-income ratio based on the borrower's total monthly debt of up to 38%.

         In connection with the Standard Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Program, the CLUES Plus Documentation Program or the Streamlined Documentation Program.

         The Alternative Documentation Program permits a borrower to provide W-2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verification of deposits and permits alternative methods of employment verification.

         Under the Reduced Documentation Program, some underwriting documentation concerning income, employment and asset verification is waived. Countrywide Home Loans obtains from a prospective borrower either a verification of deposit or bank statements for the two-month period immediately before the date of the mortgage loan application or verbal verification of employment. Since information relating to a prospective borrower's income and employment is not verified, the borrower's debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 75%.

         The CLUES Plus Documentation Program permits the verification of employment by alternative means, if necessary, including verbal verification of employment or reviewing paycheck stubs covering the pay period immediately prior to the date of the mortgage loan application. To verify the borrower's assets and the sufficiency of the borrower's funds for closing, Countrywide Home Loans obtains deposit or bank account statements from each prospective borrower for the month immediately prior to the date of the mortgage loan application. Under the CLUES Plus Documentation Program, the maximum Loan-to-Value Ratio is 75% and property values may be based on appraisals comprising only interior and exterior inspections. Cash-out refinances and investor properties are not permitted under the CLUES Plus Documentation Program.

         The Streamlined Documentation Program is available for borrowers who are refinancing an existing mortgage loan that was originated or acquired by Countrywide Home Loans provided that, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period. Under the Streamlined Documentation Program, appraisals are obtained only if the loan amount of the loan being refinanced had a Loan-to-Value Ratio at the time of origination in excess of 80% or if the loan amount of the new loan being originated is greater than $650,000. In addition, under the Streamlined Documentation Program, a credit report is obtained but only a limited credit review is conducted, no income or asset verification is required, and telephonic verification of employment is permitted. The maximum Loan-to-Value Ratio under the Streamlined Documentation Program ranges up to 95%.

         Approximately 8.10% and 4.38% of the Mortgage Loans in Loan Group 1 and Loan Group 2, respectively, by aggregate Stated Principal Balance of the Mortgage Loans in that loan group as of the cut-off date, have been underwritten pursuant to Countrywide Home Loans' Standard Underwriting Guidelines.

EXPANDED UNDERWRITING GUIDELINES

         Mortgage loans which are underwritten pursuant to the Expanded Underwriting Guidelines may have higher Loan-to-Value Ratios, higher loan amounts and different documentation requirements than those associated with the Standard Underwriting Guidelines. The Expanded Underwriting Guidelines also permit higher debt-to-income ratios than mortgage loans underwritten pursuant to the Standard Underwriting Guidelines.

         Countrywide Home Loans' Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 80% for mortgage loans with original principal balances of up to $1,000,000, up to 75% for mortgage loans with original principal balances of up to $1,500,000 and up to 70% for mortgage loans with original principal balances of up to $3,000,000. Under certain circumstances, however, Countrywide Home Loans' Expanded Underwriting Guidelines allow for Loan-to-Value Ratios of up to 100% for purchase money mortgage loans with original principal balances of up to $375,000.

         For cash-out refinance mortgage loans, Countrywide Home Loans' Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 90% and original principal balances ranging up to $1,500,000. The maximum "cash-out" amount permitted is $400,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan.

         Countrywide Home Loans' Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 100% on 1 unit properties with principal balances up to $359,650 ($539,475 in Alaska and Hawaii) and 2 unit properties with principal balances up to $460,400 ($690,600 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $556,500 ($834,750 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $691,600 ($1,037,400 in Alaska and Hawaii). On second homes, Countrywide Home Loans' Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $359,650 ($539,475 in Alaska and Hawaii). Countrywide Home Loans' Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $359,650 ($539,475 in Alaska and Hawaii) and 2 unit properties with principal balances up to $460,400 ($690,600 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $556,500 ($834,750 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $691,600 ($1,037,400 in Alaska and Hawaii).

         Under its Expanded Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower's monthly housing expenses of up to 36% and a debt-to-income ratio based on the borrower's total monthly debt of up to 40%; provided, however, that if the Loan-to-Value Ratio exceeds 80%, the maximum permitted debt-to-income ratios are 33% and 38%, respectively.

         In connection with the Expanded Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Loan Program, the No Income/No Asset Documentation Program and the Stated Income/Stated Asset Documentation Program. Neither the No Income/No Asset Documentation Program nor the Stated Income/Stated Asset Documentation Program is available under the Standard Underwriting Guidelines.

         The same documentation and verification requirements apply to mortgage loans documented under the Alternative Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Alternative Documentation Program, mortgage loans that have been underwritten pursuant to the Expanded Underwriting Guidelines may have higher loan balances and Loan-to-Value Ratios than those permitted under the Standard Underwriting Guidelines.

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         Similarly, the same documentation and verification requirements apply to mortgage loans documented under the Reduced Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Reduced Documentation Program, higher loan balances and Loan-to-Value Ratios are permitted for mortgage loans underwritten pursuant to the Expanded Underwriting Guidelines than those permitted under the Standard Underwriting Guidelines. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 90%. The borrower is not required to disclose any income information for some mortgage loans originated under the Reduced Documentation Program, and accordingly debt-to-income ratios are not calculated or included in the underwriting analysis. The maximum Loan-to-Value Ratio, including secondary financing, for those mortgage loans ranges up to 85%.

         Under the No Income/No Asset Documentation Program, no documentation relating to a prospective borrower's income, employment or assets is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting analysis. This program is limited to borrowers with excellent credit histories. Under the No Income/No Asset Documentation Program, the maximum Loan-to-Value Ratio, including secondary financing, ranges up to 95%. Mortgage loans originated under the No Income/No Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

         Mortgage Loans originated under either the No Income/No Asset Documentation Program or the Reduced Documentation Program pursuant to which debt-to-income ratios are not calculated as described above will comprise approximately 0.22% and 0.44% of the Mortgage Loans in Loan Group 1, and Loan Group 2, respectively, in each case by aggregate Stated Principal Balance of the Mortgage Loans in that loan group as of the cut-off date.

         Under the Stated Income/Stated Asset Documentation Program, the mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower's employment and that the stated assets are consistent with the borrower's income. The Stated Income/Stated Asset Documentation Program permits maximum Loan-to-Value Ratios up to 90%. Mortgage loans originated under the Stated Income/Stated Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

         Under the Expanded Underwriting Guidelines, Countrywide Home Loans may also provide mortgage loans to borrowers who are not U.S. citizens, including permanent and non-permanent residents. The borrower is required to have a valid U.S. social security number or a certificate of foreign status (IRS form W-8). The borrower's income and assets must be verified under the Full Documentation Program or the Alternative Documentation Program. The maximum Loan-to-Value Ratio, including secondary financing, is 80%.

         Approximately 5.61% and 1.59% of the Mortgage Loans in Loan Group 1 and Loan Group 2, respectively, by aggregate Stated Principal Balance of the Mortgage Loans in that loan group as of the cut-off date, have been underwritten pursuant to Countrywide Home Loans' Expanded Underwriting Guidelines.

UNDERWRITING PROCESS - DECISION ONE MORTGAGE

         Approximately 23.38% and 34.56% of the Mortgage Loans in Loan Group 1 and Loan Group 2, respectively, in each case by aggregate Stated Principal Balance of the Mortgage Loans in the related loan group as of the cut-off date, were originated or acquired in the ordinary course of business by Decision One Mortgage.

GENERAL

         Decision One Mortgage is a wholly owned subsidiary of HSBC Group, a publicly traded company. Decision One Mortgage is a mortgage company that originates, purchases and sells first-lien and second-lien mortgage loans. Decision One Mortgage emphasizes the origination of mortgage loans that are commonly referred to as Alt-A lending options, and non conforming or sub-prime loans. Decision One Mortgage commenced lending operations on May of 1996. It is headquartered in Charlotte, NC.

         Decision One Mortgage originates and purchases loans through its wholesale network of 10,000 independent mortgage brokers and through its network of 22 branch offices located in 18 states. Loans are processed, underwritten and closed through the branch network. For the twelve months ending December 31, 2004, Decision One Mortgage's wholesale division originated $12.6 billion in mortgages, As of August 2005, originations were $9.898 billion. As of July 31, 2005, Decision One Mortgage employed 1,390 associates nationwide.

UNDERWRITING STANDARDS.

         Mortgage loans originated or acquired by Decision One Mortgage, referred to in this section as the originator, were done so in accordance with the underwriting guidelines established by it (collectively, the "Decision One Underwriting Guidelines"). The following is a general summary of the Decision One Underwriting Guidelines believed to be generally applied, with some variation, by the originator. This summary does not purport to be a complete description of the underwriting standards of Decision One Mortgage.

         The Decision One Underwriting Guidelines are primarily intended to assess the borrower's ability to repay the mortgage loan, to assess the value of the mortgaged property and to evaluate the adequacy of the property as collateral for the mortgage loan. All of the mortgage loans in the mortgage loan pool were also underwritten with a view toward the resale of the mortgage loans in the secondary mortgage market. While the originator's primary consideration in underwriting a mortgage loan is the value of the mortgaged property, the originator also considers, among other things, a mortgagor's credit history, repayment ability and debt-service-to-income ratio, as well as the type and use of the mortgaged property.

         The mortgage loans will have been originated in accordance with the Decision One Underwriting Guidelines. On a case by case basis, exceptions to the Decision One Underwriting Guidelines are made where compensating factors exist.

         Each applicant completes an application which includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. The Decision One Underwriting Guidelines require a credit report on each applicant from a credit reporting company. The report typically contains information relating to matters such as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments. Mortgaged properties that are to secure mortgage loans are appraised by qualified independent appraisers. These appraisers inspect and appraise the subject property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market value analysis based on recent sales of comparable homes in the area, and when deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to Fannie Mae and Freddie Mac.

         The mortgage loans were originated consistent with and generally conform to the Decision One Underwriting Guidelines' full documentation, limited documentation and stated income documentation residential loan programs. Under each of the programs, the originator reviews the applicant's source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt service to income ratio to determine the applicant's ability to repay the loan, reviews the type and use of the property being financed, and reviews the property. The Decision One Underwriting Guidelines require that mortgage loans be underwritten in a standardized procedure which complies with applicable federal and state laws and regulations and requires the originator's underwriters to be satisfied that the value of the property being financed, as indicated by an appraisal and a review of the appraisal, currently supports the outstanding loan balance. In general, the maximum loan amount for mortgage loans originated under the programs is $750,000. The Decision One Underwriting Guidelines generally permit loans on one to four family residential properties to have a loan-to-value ratio at origination of up to 100% with respect to first-liens loans. The maximum loan-to-value ratio depends on, among other things, the purpose of the mortgage loan, a borrower's credit history, home ownership history, mortgage payment history or rental payment history, repayment ability and debt-service-to-income ratio, as well as the type and use of the property.

         The Decision One Underwriting Guidelines require that the income of each applicant for a mortgage loan be verified. The income documentation required for the originator's various programs is as follows: under the full documentation program, applicants are required to submit one form of verification from their employer(s) of stable income for at least 24 months; under the Bank Statement and Lite documentation programs, applicants are required to submit verification of stable income for at least 24 months along with consecutive and complete personal checking account bank statements; and under the stated income documentation program, an applicant may be qualified based upon monthly income as stated on the mortgage loan application (Fannie Mae Form 1003) if the applicant meets certain criteria. All the abovementioned programs require telephone verification of all the applicants' employment.

         In evaluating the credit quality of borrowers, the originator utilizes credit bureau risk scores, or a FICO score, a statistical ranking of likely future credit performance developed by Fair, Isaac & Company and the three national credit data repositories: Equifax, TransUnion and Experian.

         The Decision One Underwriting Guidelines are divided into two major matrices. Below is a description of each matrix:

Core

         The Core matrix is Decision One's all-inclusive Alt-A product offering and traditional Sub-prime lending options.

          o A+ grade offers Alt-A product offerings and competitive pricing for high FICO borrowers. Proof of reserves and verification of assets are required in most circumstances.

          o A through C grades provide lending options for Sub-prime borrowers with reductions in LTV's and loan amounts to offset lower FICO scores.

Portfolio Plus

         The Portfolio Plus matrix is Decision One's high LTV and niche product offering. All credit grades target borrowers with proven payment ability by requiring credit depth and limited slow pay mortgage histories.

General Underwriting Procedures and Credit Risk Management

         In addition to the credit requirements outlined in each matrix, the general underwriting procedures include:

              o Verbal verifications by a Decision One Mortgage employee of employer and home phone numbers.

              o External data integrity score that validates name, address, employment and social security number.

              o Automated Valuation Models (AVM's) and collateral investigation tools to ensure value and integrity of the appraisal.

              o Internal watch list of brokers, appraisers and title companies.

         Each underwriter receives training in Fraud Detection, Red Flag Awareness and Investigation. Underwriters have access to internal and external resources to identify risk and confirm the integrity of data in areas of credit capacity and collateral.

EXCEPTIONS:

         As described above, the foregoing categories and criteria are guidelines only. On a case-by-case basis, it may be determined that an applicant warrants a debt-service-to-income ratio exception, a pricing exception, a loan-to-value ratio exception, an exception from certain requirements of a particular risk category, etc. An exception may be allowed if the application reflects compensating factors, such as: low loan-to-value ratio, pride of ownership, a maximum of one 30-day late payment on all mortgage loans during the last 12 months, stable employment, and longevity of current residence ownership.

UNDERWRITING PROCESS - MILA, INC.

         Approximately 29.47% of the Mortgage Loans in Loan Group 2 by aggregate Stated Principal Balance of the Mortgage Loans in loan group 2 as of the cut-off date, were originated or acquired in the ordinary course of business by MILA, INC.

GENERAL.

         The information set forth in the following paragraphs has been provided by MILA, Inc., and none of the Depositor, the underwriter, the servicers, the trustee, or any other person makes any representation as to the accuracy or completeness of such information.

           MILA, Inc. is a consumer finance and mortgage banking company that originates, purchases, sells and services first-lien and second-lien mortgage loans.

         MILA, Inc. originates and purchases loans through its wholesale network of 30,000 independent mortgage brokers in 27 states.

UNDERWRITING STANDARDS.

         The mortgage loans originated by MILA, Inc., referred to in this section as the originator, were done so in accordance with the underwriting guidelines established by it (collectively, the "MILA Underwriting Guidelines"). The following is a general summary of the MILA Underwriting Guidelines. This summary does not purport to be a complete description of the underwriting standards of the MILA, Inc.

         The MILA Underwriting Guidelines are primarily intended to assess the borrower's income stability, credit history, and capacity to repay the mortgage loan as well as to assess the value of the mortgaged property and to evaluate the adequacy of the property as collateral for the mortgage loan. All of the mortgage loans in the mortgage loan pool were also underwritten with a view toward the resale of the mortgage loans in the secondary mortgage market. While the originator's primary consideration in underwriting a mortgage loan is the value of the mortgaged property, the originator also considers, among other things, a mortgagor's credit history, repayment ability and debt to income ratio, as well as the type and use of the mortgaged property. No assurance can be given that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans. In addition, there can be no assurance that the value of a mortgaged property estimated in any appraisal or review is equal to the actual value of that mortgaged property at the time of that appraisal or review.

         The Mortgage Loans originated by MILA, Inc. will have been originated in accordance with the MILA Underwriting Guidelines. On a case by case basis, exceptions to the MILA Underwriting Guidelines are made where compensating factors exist.

         Each applicant completes an application which includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. The MILA Underwriting Guidelines require a credit report on each applicant from an approved nationally recognized credit reporting company. The report typically contains information relating to matters such as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments. Mortgaged properties that are to secure mortgage loans are appraised by qualified independent appraisers. These appraisers inspect and appraise the subject property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market value analysis based on recent sales of comparable homes in the area and, when deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to Fannie Mae and Freddie Mac. The MILA Underwriting Guidelines require a review of the appraisal by a qualified employee of the originator or by an appraiser retained by the originator.

         The Mortgage Loans originated by MILA, Inc. were originated consistent with and generally conform to the MILA Underwriting Guidelines' full documentation and stated income documentation residential loan programs. Under each of the programs, the originator reviews the applicant's source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt service to income ratio to determine the applicant's ability to repay the loan, reviews the type and use of the property being financed, and reviews the property. In determining the ability of the applicant to repay the loan, a qualifying rate has been created under the MILA Underwriting Guidelines that generally is equal to the interest rate on that loan. The MILA Underwriting Guidelines require that mortgage loans be underwritten in a standardized procedure which complies with applicable federal and state laws and regulations and requires the originator's underwriters to be satisfied that the value of the property being financed, as indicated by an appraisal and a review of the appraisal, currently supports the outstanding loan balance. In general, the maximum loan amount for mortgage loans originated under the programs is $625,000. The MILA Underwriting Guidelines generally permit loans on one to four family residential properties to have a loan-to-value ratio at origination of up to 100% with respect to first-liens loans. The maximum loan-to-value ratio depends on, among other things, the purpose of the mortgage loan, a borrower's credit history, home ownership history, mortgage payment history or rental payment history, repayment ability and debt service to income ratio, level of income documentation, as well as the type and use of the property.

         The MILA Underwriting Guidelines require that the income of each applicant for a mortgage loan under the full documentation program be verified. The specific income documentation required for the originator's various programs is as follows: under the full documentation program, applicants usually are required to submit one written form of verification from the employer of stable income for at least 12 months for salaried employees and 24 months for self-employed applicants. Under the stated income documentation program, an applicant may be qualified based upon monthly income as stated on the mortgage loan application if the applicant meets certain criteria. All the foregoing programs require that, with respect to salaried employees, there be a telephone verification of the applicant's employment. Verification of the source of funds, if any, required to be deposited by the applicant into escrow in the case of a purchase money loan is required.

         In evaluating the credit quality of borrowers, the originator utilizes credit bureau risk scores, or a FICO score, a statistical ranking of likely future credit performance developed by Fair, Isaac & Company and the three national credit data repositories: Equifax, TransUnion and Experian.

         The MILA Underwriting Guidelines have the following categories and criteria for grading the potential likelihood that an applicant will satisfy the repayment obligations of a mortgage loan:

         FD1 or ST1: Under this program a borrower may borrow up to 100% LTV as long as they posses required FICO score at 600 on full documentation loans and 100% LTV if they have a 650 FICO score on Stated Income loans. FICO scores are permitted down to 500 with a maximum loan to value of 80%. The borrower must have no late mortgage payments in the last 12 months. No bankruptcy may have been active in the last 2 years and no notice of default filings may have occurred during the preceding 3 years.

         FD2 or ST2: Under this program a borrower may borrow up to 90% LTV as long as they posses required FICO score at 560 on full documentation loans and 80% LTV if they have a 540 FICO score on Stated Income loans. FICO scores are permitted down to 500 with a maximum loan to value of 80%. The borrower may have 2 late mortgage payments in the last 12 months. No bankruptcy may have been active in the last 2 years and no notice of default filings may have occurred during the preceding 2 years.

         FD3 or ST3: Under this program a borrower may borrow up to 90% LTV as long as they posses required FICO score at 580 on full documentation loans and 80% LTV if they have a 540 FICO score on Stated Income loans. FICO scores are permitted down to 500 with a maximum loan to value of 80%. The borrower may have 3 late mortgage payments in the last 12 months. No bankruptcy may have been active in the last 2 years and no notice of default filings may have occurred during the preceding 2 years.

         FD4 or ST4: Under this program a borrower may borrow up to 85% LTV as long as they posses required FICO score at 560 on full documentation loans and 75% LTV if they have a 540 FICO score on Stated Income loans. FICO scores are permitted down to 540 with a maximum loan to value of 75%. The borrower may have 1 60-day late mortgage payments in the last 12 months. No bankruptcy may have been active in the last 2 years and no notice of default filings may have occurred during the preceding 2 years.

         FD5: Under this program a borrower may borrow up to 75% LTV as long as they posses required FICO score at 560 on full documentation loans. FICO scores are permitted down to 500 with a maximum loan to value of 70%. The borrower may have 1 90-day late mortgage payments in the last 12 months. No bankruptcy may have been active in the last 2 years and no notice of default filings may have occurred during the preceding 2 years.

         JFD1 or JST1: This Jumbo program allows for loan sizes up to $1,000,000 on a Purchase or Rate-Term basis only. A borrower may borrow up to 85% LTV as long as they posses required FICO score at 650 on full documentation loans and 85% LTV if they have a 680 FICO score on Stated Income loans. FICO scores are permitted down to 625 with a maximum loan to value of 80%. The borrower must have no late mortgage payments in the last 24 months. No bankruptcy may have been active in the last 3 years and no notice of default filings may have occurred during the preceding 3 years.

         JFD2 or JST2: This Jumbo program allows for loan sizes up to $800,000 for cash out refinance. A borrower may borrow up to 85% LTV as long as they posses required FICO score at 680 on full documentation loans and 80% LTV if they have a 650 FICO score on Stated Income loans. FICO scores are permitted down to 650 with a maximum loan to value of 80%. The borrower must have no late mortgage payments in the last 24 months. No bankruptcy may have been active in the last 3 years and no notice of default filings may have occurred during the preceding 3 years.

         AFD1 or AST1: Under this Alt-A program a borrower may borrow up to 80% LTV as long as they posses required FICO score at 625 on both full documentation and Stated Income loans. The borrower must provide proof of 2 months PITI and funds to close. The borrower may have 1 late mortgage payment in the last 12 months. No bankruptcy may have been active in the last 3 years and no notice of default filings may have occurred during the preceding 3 years.

         NR1: Under this No Ratio program a borrower may borrow up to 95% LTV as long as they posses required FICO score at 680. Employment and Assets are verified and disclosed with no income disclosed on 1003. FICO scores are permitted down to 625 with a maximum loan to value of 85%. This program requires proof of 2 months PITI as well as source and seasoning of funds to close. The borrower must have no late mortgage payments in the last 12 months. No bankruptcy may have been active in the last 3 years and no notice of default filings allowed.

         ND1: Under this No Doc program a borrower may borrow up to 90% LTV as long as they posses required FICO score at 680. No employment, income, or assets are verified or disclosed on the 1003. FICO scores are permitted down to 625 with a maximum loan to value of 80%. No assets or reserves are required to be verified. No bankruptcy may have been active in the last 3 years and no notice of default filings allowed.

EXCEPTIONS.

         As described above, the foregoing categories and criteria are guidelines only. On a case by case basis, it may be determined that an applicant warrants a debt service to income ratio exception, a pricing exception, a loan-to-value ratio exception, an exception from certain requirements of a particular risk category, etc. An exception may be allowed if the application reflects compensating factors.

UNDERWRITING PROCESS - GENERAL

         The mortgage loans that will be transferred to the trust fund other than those originated or acquired by Countrywide Home Loans, Decision One Mortgage or MILA, Inc. have been originated or acquired in accordance with the procedures set forth in the prospectus under "Mortgage Loan Program-Underwriting Process."

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

         Countrywide Home Loans Servicing LP ("COUNTRYWIDE SERVICING" or the "MASTER SERVICER") will act as master servicer and will be responsible for servicing the mortgage loans in accordance with the terms set forth in the Pooling and Servicing Agreement. Countrywide Servicing may perform any of its obligations under the Pooling and Servicing Agreement through one or more subservicers, which may include Countrywide Home Loans, Inc. Notwithstanding any subservicing arrangement, Countrywide Servicing will remain liable for its servicing duties and obligations under the Pooling and Servicing Agreement as if Countrywide Servicing alone were servicing the Mortgage Loans. Set forth below are the direct servicers as of the date of this prospectus supplement of the Mortgage Loans in each loan group by aggregate Stated Principal Balance of the Mortgage Loans in that loan group as of the cut-off date:

                                                                                    % OF MORTGAGE LOANS IN THAT
                   PRIMARY SERVICER                             LOAN GROUP                   LOAN GROUP
------------------------------------------------------- --------------------------- -----------------------------
Bank of America, N.A.                                               2                            0.19
------------------------------------------------------- --------------------------- -----------------------------
Countrywide Home Loans Servicing LP                                 1                           99.74
                                                                    2                           99.30
------------------------------------------------------- --------------------------- -----------------------------
IndyMac Bank, F.S.B.                                                2                            0.29
------------------------------------------------------- --------------------------- -----------------------------
National City Mortgage Co.                                          1                            0.26
                                                                    2                            0.22
------------------------------------------------------- --------------------------- -----------------------------

THE MASTER SERVICER

         The principal executive offices of Countrywide Servicing are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans, Inc., a New York corporation ("COUNTRYWIDE HOME LOANS"). Countrywide Home Loans is a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation ("COUNTRYWIDE FINANCIAL"). Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

         Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February, 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio, including with respect to those mortgage loans formerly serviced by Countrywide Home Loans and securitized by CWMBS, Inc. or CWABS, Inc., affiliates of the Depositor. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

         In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

         Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans. As of June 30, 2005, Countrywide Servicing had a net worth of approximately $14.16 billion.

COUNTRYWIDE HOME LOANS

         Countrywide Home Loans is engaged primarily in the mortgage banking business, and as such, originates, purchases, sells and services (either directly or through subsidiaries) mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Loans originated, purchased, sold or serviced by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences. Except as otherwise indicated, references in the remainder of this prospectus supplement to Countrywide Home Loans should be read to include Countrywide Home Loans, and its consolidated subsidiaries, including Countrywide Servicing.

         The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302.

         Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to other mortgage bankers a portion of its portfolio of loan servicing rights. As of June 30, 2005, Countrywide Home Loans provided servicing for approximately $964.444 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons.

MORTGAGE LOAN PRODUCTION

         The following table sets forth, by number and dollar amount of mortgage loans, Countrywide Home Loans' residential mortgage loan production for the periods indicated.

                                                                      CONSOLIDATED MORTGAGE LOAN PRODUCTION
                                                                      -------------------------------------
                                                          TEN MONTHS                         YEARS ENDED                SIX MONTHS
                                            YEAR ENDED       ENDED                          DECEMBER 31,                    ENDED
                                           FEBRUARY 28,  DECEMBER 31,   ----------------------------------------------     JUNE 30
                                               2001           2001            2002            2003          2004            2005
                                          -------------  -------------  --------------- -------------- -------------    ----------
                                                              (DOLLARS IN MILLIONS, EXCEPT AVERAGE LOAN AMOUNT)
Conventional Conforming Loans
  Number of Loans.......................      240,608        504,975         999,448       1,517,743         846,395       332,438
  Volume of Loans.......................  $    34,434    $    76,432    $    150,110   $     235,868   $     138,845  $     69,200
     Percent of Total Dollar Volume.....         50.0%          61.7%           59.6%           54.2%           38.2%         32.6%
Conventional Non-conforming Loans
  Number of Loans.......................       86,600        137,593         277,626         554,571         509,711       380,563
  Volume of Loans.......................  $    11,394    $    22,209    $     61,627   $     136,664   $     140,580  $     97,692
     Percent of Total Dollar Volume.....         16.5%          17.9%           24.5%           31.4%           38.7%         46.1%
FHA/VA Loans
  Number of Loans.......................      118,673        118,734         157,626         196,063         105,562        37,268
  Volume of Loans.......................  $    13,075    $    14,109    $     19,093   $      24,402   $      13,247  $      4,837
     Percent of Total Dollar Volume.....         18.9%          11.4%            7.6%            5.6%            3.6%          2.3%
Prime Home Equity Loans
  Number of Loans.......................      119,045        164,503         316,049         453,817         587,046       326,712
  Volume of Loans.......................  $     4,660    $     5,639    $     11,650   $      18,103   $      30,893  $     19,822
     Percent of Total Dollar Volume.....          6.8%           4.5%            4.6%            4.2%            8.5%          9.4%
Nonprime Mortgage Loans
  Number of Loans.......................       51,706         43,359          63,195         124,205         250,030       129,375
  Volume of Loans.......................  $     5,360    $     5,580    $      9,421   $      19,827   $      39,441  $     20,256
     Percent of Total Dollar Volume.....          7.8%           4.5%            3.7%            4.6%           11.0%          9.6%
Total Loans
  Number of Loans.......................      616,632        969,164       1,813,944       2,846,399       2,298,744     1,206,356
  Volume of Loans.......................  $    68,923    $   123,969    $    251,901   $     434,864   $     363,006  $    211,807
  Average Loan Amount...................  $   112,000    $   128,000    $    139,000   $     153,000   $     158,000  $    176,000
  Non-Purchase Transactions(1)..........           33%            63%             66%             72%             51%           52%
  Adjustable-Rate Loans(1)..............           14%            12%             14%             21%             52%           55%

----------
(1) Percentage of total loan production based on dollar volume.


FORECLOSURE, DELINQUENCY AND LOSS EXPERIENCE

         Historically, a variety of factors, including the appreciation of real estate values, have limited Countrywide Home Loans' loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the control of Countrywide Home Loans, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

         A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy were to decline, Countrywide Home Loans may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

         The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of the mortgage loans originated or acquired by Countrywide Home Loans, serviced or master serviced by Countrywide Home Loans and securitized in Alternative Loan Trusts by the Depositor or by CWMBS, Inc., an affiliate of the Depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning in this portion of the servicing portfolio which increased from approximately $2.247 billion at February 28, 2001, to approximately $5.083 billion at December 31, 2001, to approximately $9.862 billion at December 31, 2002, to approximately $14.733 billion at December 31, 2003, to approximately $31.063 billion at

December 31, 2004, and to approximately $54.133 billion at June 30, 2005. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the following table will be indicative of the actual experience on the mortgage loans (totals may not add due to rounding):

                                          AT                                                                         AT
                                     FEBRUARY 28,                        AT DECEMBER 31,                          JUNE 30,
                                     ------------  ------------------------------------------------------------   --------
                                         2001          2001           2002           2003            2004           2005
                                     ------------  ------------------------------------------------------------   --------
Delinquent Mortgage Loans and
   Pending Foreclosures at
   Period End:
     30-59 days.....................     2.28%         2.92%          3.08%         2.63%            1.89%          1.44%
     60-89 days.....................     0.51%         0.65%          0.86%         0.72%            0.39%          0.29%
     90 days or more (excluding
        pending foreclosures).......     0.19%         0.21%          0.45%         0.53%            0.35%          0.24%
                                       ---------    -----------    -----------    -----------    ------------    -----------
         Total delinquencies........     2.97%         3.77%          4.39%         3.87%            2.63%          1.98%
                                       =========    ===========    ===========    ===========    ============    ===========
Foreclosures pending................     0.47%         0.43%          0.45%         0.91%            0.28%          0.20%
                                       =========    ===========    ===========    ===========    ============    ===========

Total delinquencies and
    foreclosures pending............     3.44%         4.21%          4.84%         4.78%            2.91%          2.17%
                                       =========    ===========    ===========    ===========    ============    ===========

Net Gains/(Losses) on liquidated
    loans(1)........................$(374,332)     $(1,057,748)   $(5,372,415)   $(9,334,817)   $(20,017,873)   $(4,424,225)
Percentage of Net Gains/(Losses)
    on liquidated loans(1)(2).......   (0.017)%         (0.021)%       (0.054)%       (0.063)%        (0.064)%       (0.008)%
Percentage of Net Gains/(Losses)
    on liquidated loans (based on
    average outstanding principal
    balance)(1).....................   (0.018)%         (0.021)%       (0.057)%       (0.064)%        (0.072)%       (0.009)%

-------------------
(1) "Net Gains/(Losses)" are actual gains or losses incurred on liquidated properties that are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).

(2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.


SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The "EXPENSE FEE RATE" is the rate at which the expense fee accrues on the principal balance of each Mortgage Loan. The expense fees with respect to the mortgage pool are payable out of the interest payments on each Mortgage Loan. The total expense fee will vary from Mortgage Loan to Mortgage Loan. As of the cut-off date, the weighted average Expense Fee Rate for Loan Group 1 is expected to be approximately 0.214% per annum. As of the cut-off date, the weighted average of the Expense Fee Rates of the Mortgage Loans in Loan Group 2 that will be in effect before their Initial Adjustment Dates is expected to be approximately 0.389% per annum. As of the cut-off date, the weighted average of the Expense Fee Rates of the Mortgage Loans in Loan Group 2 that will be in effect after their Initial Adjustment Dates is expected to be approximately 0.390% per annum.

         The total expense fees consist of (a) the master servicing fee (the "MASTER SERVICING FEE") payable to the Master Servicer in respect of its direct servicing and master servicing activities, (b) fees payable to the trustee in respect of its activities as trustee under the Pooling and Servicing Agreement and (c) lender paid mortgage insurance premiums. In cases where a Mortgage Loan is being directly serviced by a subservicer, the subservicer will be entitled to a portion of the Master Servicing Fee. The Master Servicer is obligated to pay some but not all ongoing expenses associated with the trust fund and incurred by the Master Servicer in connection with its responsibilities under the Pooling and Servicing Agreement and those amounts will be paid by the Master Servicer out of the Master Servicing Fee. The amount of the Master Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described under "--Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans" in this prospectus supplement. The Master Servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges, prepayment interest excess, and all reinvestment income earned on amounts on deposit in the Certificate Account and Distribution Account. All prepayment charges will be collected by the Master Servicer, will be distributed to the Class P Certificates and will not be available for distribution to the classes of offered certificates.

         The weighted average Master Servicing Fee for each Mortgage Loan in Loan Group 1 will be approximately 0.200% per annum. The weighted average Master Servicing Fee for each mortgage loan type in Loan Group 2 before and on and after the related initial Adjustment Date will be approximately as follows:

    LOAN GROUP 2
                                                           WEIGHTED AVERAGE MASTER        WEIGHTED AVERAGE MASTER
                                                          SERVICING FEE RATE BEFORE   SERVICING FEE RATE ON AND AFTER
                                                             THE RELATED INITIAL       THE RELATED INITIAL ADJUSTMENT
                                                               ADJUSTMENT DATE                      DATE
                                                               ---------------                      ----
2/28 Six-Month LIBOR Mortgage Loan..................               0.373%                          0.373%
3/1 Twelve-Month LIBOR Mortgage Loan................               0.321%                          0.321%
3/1 CMT Mortgage Loan...............................               0.375%                          0.375%
3/27 Six-Month LIBOR Mortgage Loan..................               0.374%                          0.374%
5/1 Twelve-Month LIBOR Mortgage Loan................               0.290%                          0.368%
5/1 CMT Mortgage Loan...............................               0.320%                          0.357%
5/25 Six-Month LIBOR Mortgage Loan..................               0.375%                          0.375%
7/1 Twelve-Month LIBOR Mortgage Loan................               0.277%                          0.340%
30-Year CMT Mortgage Loan...........................               0.375%                          0.375%
30-Year One-Month LIBOR Mortgage Loan...............               0.375%                          0.375%
30-Year Six-Month LIBOR Mortgage Loan...............               0.310%                          0.310%
30-Year Twelve-Month LIBOR Mortgage Loan............               0.375%                          0.375%

ADJUSTMENT TO SERVICING COMPENSATION IN CONNECTION WITH CERTAIN PREPAID MORTGAGE LOANS

         When a borrower prepays a Mortgage Loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Except with respect to the month of the cut-off date, principal prepayments by borrowers received by the Master Servicer from the first day through the fifteenth day of a calendar month will be distributed to certificateholders on the Distribution Date in the same month in which the prepayments are received and, accordingly, no shortfall in the amount of interest to be distributed to certificateholders with respect to the prepaid mortgage loans results. Conversely, principal prepayments by borrowers received by the Master Servicer from the sixteenth day (or, in the case of the first Distribution Date, from October 1, 2005) through the last day of a calendar month will be distributed to certificateholders on the Distribution Date in the month following the month of receipt and, accordingly, a shortfall in the amount of interest to be distributed to certificateholders with respect to the prepaid mortgage loans would result. Pursuant to the Pooling and Servicing Agreement, the Master Servicing Fee for any month will be reduced, by an amount sufficient to pass through to certificateholders the full amount of interest to which they would be entitled for each prepaid Mortgage Loan on the related Distribution Date. However, the Master Servicing Fee on a Distribution Date will only be reduced by not more than one-half of the Master Servicing Fee for that Distribution Date (such reduction, "Compensating Interest"). If shortfalls in interest as a result of prepayments in any Prepayment Period exceed the amounts payable by the Master Servicer as Compensating Interest on the related Distribution Date, the amount of interest available to make distributions of interest to the certificates and to maintain or restore overcollateralization will be reduced. See "Description of the Certificates -- Interest" in this prospectus supplement.

ADVANCES

         Subject to the following limitations, on the business day prior to each Distribution Date, the Master Servicer will be required to advance from its own funds, or funds in the Certificate Account that are not required to be distributed on such Distribution Date, an amount equal to the aggregate of payments of principal and interest on the Mortgage Loans (with the Mortgage Rate adjusted to a rate equal to the Mortgage Rate minus the Master Servicing Fee Rate (as so adjusted, the "NET MORTGAGE RATE")) that were due on the related Due Date and delinquent on the related Determination Date, together with an amount equivalent to interest (adjusted to the Net Mortgage

Rate) deemed due on each Mortgage Loan as to which the related Mortgaged Property has been acquired by the Master Servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan ("REO PROPERTY"), such latter amount to be calculated after taking into account any rental income from such Mortgaged Property (any such advance, an "Advance" and the date of any such Advance, as described in this prospectus supplement, a "MASTER SERVICER ADVANCE DATE"). The "Determination Date" is the 22nd day of each month or, if that day is not a business day, the preceding business day; provided that the Determination Date in each month will be at least two business days before the related Distribution Date.

         Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses. The Master Servicer is obligated to make Advances to the extent that such Advances are, in its judgment, reasonably recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the Master Servicer determines on any Determination Date to make an Advance, such Advance will be included with the distribution to holders of the Certificates on the related Distribution Date. Any failure by the Master Servicer to make a deposit in the Certificate Account as required under the Pooling and Servicing Agreement, including any failure to make an Advance, will constitute an event of default under the Pooling and Servicing Agreement if the failure remains unremedied for five days after written notice of the event of default. If the Master Servicer is terminated as a result of the occurrence of an event of default, the Trustee or the successor master servicer will be obligated to make any Advance, in accordance with the terms of the Pooling and Servicing Agreement.

CERTAIN MODIFICATIONS AND REFINANCINGS

         The Master Servicer may modify any Mortgage Loan provided that the Master Servicer purchases the Mortgage Loan from the trust fund immediately following the modification. A Mortgage Loan may not be modified unless the modification includes a change in the interest rate on the related Mortgage Loan to approximately a prevailing market rate. Any purchase of a Mortgage Loan subject to a modification will be for a price equal to 100% of the Stated Principal Balance of that Mortgage Loan, plus accrued and unpaid interest on the Mortgage Loan up to the next Due Date at the applicable net mortgage rate, net of any unreimbursed advances of principal and interest on the Mortgage Loan made by the Master Servicer. The Master Servicer will deposit the purchase price in the Certificate Account within one business day of the purchase of that Mortgage Loan. Purchases of Mortgage Loans may occur when prevailing interest rates are below the interest rates on the Mortgage Loans and mortgagors request modifications as an alternative to refinancings. The Master Servicer will indemnify the trust fund against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any modification or purchase.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The certificates will be issued pursuant to the Pooling and Servicing Agreement. The following summaries of the material terms pursuant to which the certificates will be issued do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. The certificates represent obligations of the trust fund only and do not represent an interest in or obligation of CWALT, Inc., Countrywide Home Loans, Inc. (or any other seller), Countrywide Home Loans Servicing LP or any of their affiliates.

         The Mortgage Pass-Through Certificates, Series 2005-J12 will consist of the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4 and Class A-R Certificates (all of which are together referred to as "SENIOR CERTIFICATES"), the Class 1-M-1, Class 1-M-2, Class 1-M-3 and Class 1-B-1 Certificates (which are together referred to as the "FIXED RATE SUBORDINATED CERTIFICATES"), the Class 2-M-1, Class 2-M-2, Class 2-B-1 and Class 2-B-2 Certificates (which are together referred to as the "ADJUSTABLE RATE SUBORDINATED CERTIFICATES" and together with the Fixed Rate Subordinated Certificates are referred to as the "SUBORDINATED CERTIFICATES"), and the Class CF, Class CV, Class PF and Class PV Certificates. Only the classes of certificates identified on the cover page hereof as offered certificates are offered by this prospectus supplement (the "OFFERED CERTIFICATES").

         The Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5 and Class 1-A-6 Certificates are also sometimes collectively referred to in this prospectus supplement as the "GROUP 1 SENIOR CERTIFICATES." The group 1 senior certificates and the Fixed Rate Subordinated Certificates are also sometimes collectively referred to in this prospectus supplement as the "GROUP 1 CERTIFICATES." The Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates are also sometimes collectively referred to in this prospectus supplement as the "GROUP 2 SENIOR CERTIFICATES." The group 2 senior certificates and the Adjustable Rate Subordinated Certificates are also sometimes collectively referred to in this prospectus supplement as the "GROUP 2 CERTIFICATES." The Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5 and Class 1-A-6 Certificates and the Fixed Rate Subordinated Certificates are also sometimes collectively referred to in this prospectus supplement as the "FIXED RATE CERTIFICATES." The Class 1-A-1, Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates and the Adjustable Rate Subordinated Certificates are also sometimes collectively referred to in this prospectus supplement as the "LIBOR CERTIFICATES." The Class CF, Class CV, Class PF and Class PV Certificates are not offered by this prospectus supplement and are sometimes referred to in this prospectus supplement as the "PRIVATE CERTIFICATES." The Class A-R and the private certificates will not bear interest. The Class PF and Class PV Certificates will be entitled to all prepayment charges received in respect of the Mortgage Loans in Loan Group 1 and Loan Group 2, respectively, and such amounts will not be available for distribution to the holders of the offered certificates and the other private certificates. The classes of offered certificates will have the respective initial Class Certificate Balances set forth on the cover page of this prospectus supplement or described below. The initial Class Certificate Balances may vary in the aggregate by plus or minus 5%. Any information presented in this prospectus supplement with respect to the private certificates is provided only to permit a better understanding of the offered certificates.

         The "CLASS CERTIFICATE BALANCE" of any class of offered certificates as of any Distribution Date is the initial Class Certificate Balance of the class reduced by the sum of:

o all amounts previously distributed to holders of certificates of the class as scheduled and unscheduled payments of principal; and

o with respect to the subordinated certificates, the Applied Realized Loss Amounts allocated to the class;

         provided, however, that if Applied Realized Loss Amounts have been allocated to the Class Certificate Balance of any class of subordinated certificates, then the Class Certificate Balance thereof will be increased on each Distribution Date after such allocation of Applied Realized Loss Amounts sequentially by class in the order of payment priority by the amount of Subsequent Recoveries (if any) on the Mortgage Loans in the related loan group collected during the period beginning on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs and ending on the Due Date in the month in which such Distribution Date occurs (but not by more than the amount of the Unpaid Realized Loss Amount for that class). After such allocation, a corresponding decrease will be made on such Distribution Date to the Unpaid Realized Loss Amount for any class that had its Class Certificate Balance increased by such allocation of Subsequent Recoveries.

         Although Subsequent Recoveries, if any, will be allocated to increase the Class Certificate Balance of a class of subordinated certificates, as described above, such Subsequent Recoveries will be included in the Principal Remittance Amount and will be distributed in the priority set forth below under "Distributions--Distributions of Principal," and therefore such Subsequent Recoveries may not to be used to make any principal payments on the class or classes of certificates for which the Class Certificate Balances have been increased by allocation of Subsequent Recoveries as described above. Additionally, holders of such certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Class Certificate Balance for any accrual period preceding the Distribution Date on which such increase occurs.

         If the Overcollateralized Amount related to a loan group is zero and there is a Realized Loss on a Mortgage Loan in such loan group, the Class Certificate Balance of the class of subordinated certificates related to such loan group then outstanding with the highest numerical class designation (beginning with the Class 1-B-1 Certificates in the case of Loan Group 1 and the Class 2-B-2 Certificates in the case of Loan Group 2) will be reduced if and to the extent that the aggregate of the Class Certificate Balances of all the classes of certificates in the related certificate group, following all distributions on any Distribution Date, exceeds the aggregate Stated Principal Balance of the Mortgage Loans in the related loan group as of the Due Date occurring in the month of the Distribution Date (after giving effect to unscheduled receipts of principal in the Prepayment Period related to that Due
Date).

         The offered certificates (other than the Class A-R Certificates) will be issued in book-entry form as described below. The offered certificates (other than the Class A-R Certificates) will be issued in minimum dollar denominations of $25,000 and integral multiples of $1,000 in excess thereof. The Class A-R Certificates will be issued as two certificates in the denominations specified in the Pooling and Servicing Agreement.

BOOK-ENTRY CERTIFICATES

         The offered certificates (other than the Class A-R Certificates) will be book-entry certificates (the "BOOK-ENTRY CERTIFICATES"). The Class A-R Certificates will be issued as two certificates in fully registered certificated form. Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("CERTIFICATE OWNERS") may elect to hold their Book-Entry Certificates through the Depository Trust Company ("DTC") in the United States, or Clearstream, Luxembourg (as defined in this prospectus supplement) or the Euroclear System ("EUROCLEAR"), in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of the applicable Class of the Book-Entry Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Clearstream, Luxembourg and Chase will act as depositary for Euroclear (in such capacities, individually the "RELEVANT DEPOSITARY" and collectively the "EUROPEAN DEPOSITARIES"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing an original principal amount or notional amount of $20,000 and integral multiples of $1,000 in excess thereof. One investor of each class of book-entry certificates may hold a beneficial interest therein that is not an integral multiple of $1,000. Except as described below, no person acquiring a beneficial ownership in a Book-Entry Certificate (each, a "BENEFICIAL OWNER") will be entitled to receive a physical certificate representing such person's beneficial ownership interest in such Book-Entry Certificate (a "DEFINITIVE CERTIFICATE"). Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("PARTICIPANTS") and DTC.

         The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "FINANCIAL INTERMEDIARY") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

         Certificate Owners will receive all distributions of principal of, and interest on, the Offered Certificates from the Trustee through DTC and DTC participants. While the Offered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "RULES"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("INDIRECT PARTICIPANTS"), with whom Certificate Owners have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

         Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Offered

Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

         Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures, relating to the Offered Certificates, see "Material Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" in the prospectus and "Global, Clearance, Settlement And Tax Documentation Procedures -- Material U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

         Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

         Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("CLEARSTREAM, LUXEMBOURG"), was incorporated in 1970 as "Clearstream, Luxembourg S.A." a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On 10 January 2000, Cedelbank's parent company, Clearstream, Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, societe anonyme ("NEW CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International's stock.

         Further to the merger, the Board of Directors of New Clearstream, Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream" With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme" and Clearstream, Luxembourg Global Services was renamed "Clearstream Services, societe anonyme."

         On January 17, 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

         Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF," which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the "EUROCLEAR OPERATOR") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

         Euroclear was created in 1968 to hold securities for participants of Euroclear ("EUROCLEAR PARTICIPANTS") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "COOPERATIVE"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

         Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to Offered Certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" and "Miscellaneous Tax Aspects -- Backup Withholding" in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

         Monthly and annual reports on the trust fund provided by the Master Servicer to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

         DTC has advised the Depositor and the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the Pooling and Servicing Agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

         Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor, or (b) after the occurrence of an event of default (as defined in the Pooling and Servicing Agreement), beneficial owners having not less than 51% of the voting rights evidenced by the Offered Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as holders of the related Offered Certificates under the Pooling and Servicing Agreement.

         Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. See "Description of the Certificates - Book-Entry Certificates" in the prospectus.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

         On or before the closing date, the Master Servicer will establish an account (the "CERTIFICATE ACCOUNT"), which will be maintained in trust for the benefit of the certificateholders. The Certificate Account will be established by the master servicer initially at Countrywide Bank, N.A., which is an affiliate of the Depositor, the sellers and the master servicer. The Master Servicer will deposit or cause to be deposited in the Certificate Account all amounts required to be deposited therein, within two business days after receipt (or, on a daily basis, if the long-term credit rating of Countrywide Home Loans has been reduced below the rating specified in the Pooling and Servicing Agreement). Funds credited to the Certificate Account may be invested for the benefit and at the risk of the Master Servicer in permitted investments, as defined in the Pooling and Servicing Agreement, that are scheduled to mature on or before the business day preceding the next Distribution Date. On or before the business day immediately preceding each Distribution Date, the Master Servicer will withdraw from the Certificate Account the sum of the Interest Remittance Amount and the Principal Remittance Amount and will deposit them in an account established and maintained with the Trustee on behalf of the certificateholders (the "DISTRIBUTION ACCOUNT").

DISTRIBUTIONS

         Distributions on the certificates will be made by the Trustee on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in November 2005 (each, a "DISTRIBUTION DATE"), to the persons in whose names the certificates are registered at the close of business on the applicable Record Date. The record date for any distribution date and (x) the Fixed Rate Certificates and any certificate in definitive form will be the last business day of the month preceding the month of that distribution date and (y) the LIBOR Certificates so long as they are in book-entry form will be the business day preceding that distribution date (the "RECORD DATE").

         Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the applicable certificate register or, in the case of any certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more and who has so notified the Trustee in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of the certificates at the corporate trust office of the Trustee.

         The "INTEREST REMITTANCE AMOUNT" for any Distribution Date and loan group is equal to:

                  (a) the sum, without duplication, of:

                           (1) all scheduled interest on the Mortgage Loans in
                  that loan group due on the related Due Date and received on or prior to the related Determination Date, less the related Master Servicing Fees and any payments made in respect of premiums on lender paid insurance mortgage loans,

                           (2) all interest on prepayments on the Mortgage Loans
                  in that loan group, other than Prepayment Interest Excess,

                           (3) all Advances relating to interest in respect of
                  the Mortgage Loans in that loan group,

                           (4) amounts paid by the Master Servicer in respect of
                  Compensating Interest for that loan group, and

                           (5) liquidation proceeds on the Mortgage Loans in
                  that loan group received during the related Prepayment Period (to the extent such liquidation proceeds relate to interest),

                  minus

                  (b) all non-recoverable Advances in respect of the Mortgage Loans in that loan group relating to interest and certain expenses reimbursed since the prior Due Date.

         The "PRINCIPAL REMITTANCE AMOUNT" for any Distribution Date and loan group is equal to:

                  (a) the sum, without duplication, of:

                           (1) the scheduled principal collected or advanced on
                  the Mortgage Loans in that loan group with respect to the related Due Date,

                           (2) prepayments on the Mortgage Loans in that loan
                  group collected in the related Prepayment Period,

                           (3) the Stated Principal Balance of each Mortgage
                  Loan in that loan group that was repurchased by a seller or purchased by the Master Servicer with respect to that Distribution Date,

                           (4) any Substitution Adjustment Amounts in respect of
                  Mortgage Loans in that loan group, and

                           (5) all liquidation proceeds in respect of Mortgage
                  Loans in that loan group (to the extent such liquidation proceeds related to principal) and all Subsequent Recoveries in respect of Mortgage Loans in that loan group received during the related Prepayment Period, minus

                  (b) all non-recoverable Advances relating to principal on the Mortgage Loans in that loan group and certain expenses reimbursed since the prior Due Date.

         "PREPAYMENT INTEREST EXCESS" means with respect to any Mortgage Loan and principal prepayment received by the Master Servicer from the first day through the fifteenth day of any calendar month (other than the calendar month in which the cut-off date occurs), all amounts paid by the related mortgagor in respect of interest on such principal prepayment.

INTEREST

         On each Distribution Date, the interest distributable with respect to the offered certificates (other than the Class A-R Certificates) is the interest which has accrued on the Class Certificate Balances thereof immediately prior to that Distribution Date at the then applicable related Pass-Through Rate during the applicable Accrual Period.

         For any Distribution Date, the "ACCRUAL PERIOD" for each class of Fixed Rate Certificates will be the calendar month before the month in which that Distribution Date occurs. Interest on the Fixed Rate Certificates will be calculated on the basis of a 360-day year divided into twelve 30-day months. The Accrual Period for the LIBOR Certificates for any Distribution Date will be the period commencing on the Distribution Date in the month prior to the month in which that Distribution Date occurs (or the closing date, in the case of the first Distribution Date) and ending on day immediately prior to that Distribution Date. Interest on the LIBOR Certificates will be calculated on the basis of a 360-day year and the actual number of days that elapsed in that Accrual Period.

         On each Distribution Date, the Interest Funds for such Distribution Date are required to be distributed in the following order of priority, until such Interest Funds have been fully distributed:

         Distributions of Interest Funds For Loan Group 1. On each Distribution Date, the Interest Funds for such Distribution Date for Loan Group 1 are required to be distributed in the following order of priority, until such Interest Funds have been fully distributed:

                  (1) concurrently, to each class of group 1 senior certificates, the Current Interest and Interest Carry Forward Amount for each such class and such Distribution Date, pro rata, based on the amount of interest each such class is entitled to receive on that Distribution Date;

                  (2) sequentially, to the Class 1-M-1, Class 1-M-2, Class 1-M-3 and Class 1-B-1 Certificates, in that order, the Current Interest for each such class and such Distribution Date; and

                  (3) any remainder, as part of the Fixed Rate Excess Cashflow described under "--Overcollateralization Provisions" below.

         Distributions of Interest Funds For Loan Group 2. On each Distribution Date, the Interest Funds for such Distribution Date for Loan Group 2 are required to be distributed in the following order of priority, until such Interest Funds have been fully distributed:

                  (1) concurrently, to each class of group 2 senior certificates, the Current Interest and Interest Carry Forward Amount for each such class and such Distribution Date, pro rata, based on the amount of interest each such class is entitled to receive on that Distribution Date;

                  (2) sequentially, to the Class 2-M-1, Class 2-M-2, Class 2-B-1 and Class 2-B-2 Certificates, in that order, the Current Interest for each such class and such Distribution Date; and

                  (3) any remainder, as part of the Adjustable Rate Excess Cashflow described under "--Overcollateralization Provisions" below.

         The "INTEREST FUNDS" for any Distribution Date and loan group are equal to the Interest Remittance Amount for that loan group minus the related portion of the Trustee Fee for such Distribution Date.

         "CURRENT INTEREST," with respect to each class of offered certificates (other than the Class A-R Certificates) and each Distribution Date, is the interest accrued at the applicable Pass-Through Rate for the applicable Accrual Period on the Class Certificate Balance of such class immediately prior to such Distribution Date.

         "INTEREST CARRY FORWARD AMOUNT," with respect to each class of offered certificates (other than the Class A-R Certificates) and each Distribution Date, is the excess of:

                  (a) Current Interest for such class with respect to prior Distribution Dates, over

                  (b) the amount actually distributed to such class with respect to interest on prior Distribution Dates.

         The "PASS-THROUGH RATE" with respect to each Accrual Period and each class of LIBOR Certificates will be a per annum rate equal to the least of:

         (1) One-Month LIBOR for such Accrual Period (calculated as described below under "-- Calculation of One-Month LIBOR") plus the Pass-Through Margin for such class and Accrual Period,

         (2) the applicable Net Rate Cap for such class for such Distribution Date, and

         (3)      11.00%

         The "PASS-THROUGH MARGIN" for each class of LIBOR Certificates is as follows:

CLASS OF LIBOR CERTIFICATES                                  PASS-THROUGH MARGIN
---------------------------                                  -------------------
                                                             (1)              (2)
                                                             ---              ---
Class 1-A-1..........................................       0.170%            0.340%
Class 2-A-1..........................................       0.270%            0.540%
Class 2-A-2..........................................       0.120%            0.240%
Class 2-A-3..........................................       0.270%            0.540%
Class 2-A-4..........................................       0.400%            0.800%
Class 2-M-1..........................................       0.520%            0.780%
Class 2-M-2..........................................       0.730%            1.095%
Class 2-B-1..........................................       1.500%            2.250%
Class 2-B-2..........................................       2.000%            3.000%

----------
(1) For the Accrual Period related to any Distribution Date occurring on or prior to the first possible Optional Termination Date.
(2) For the Accrual Period related to any Distribution Date occurring after the first possible Optional Termination Date.

         The Pass-Through Rates for the classes of Fixed Rate Certificates with respect to each Accrual Period will be a per annum rate equal to the lesser of:
(x) the applicable fixed rate set forth in the table below and (y) the Net Rate Cap on the Fixed Rate Certificates.

CLASS OF FIXED RATE CERTIFICATES                                 FIXED RATE
--------------------------------                                 ----------
                                                             (1)              (2)
                                                             ---              ---
Class 1-A-2..........................................       5.265%           5.765%
Class 1-A-3..........................................       5.574%           6.074%
Class 1-A-4..........................................       5.853%           6.353%
Class 1-A-5..........................................       5.415%           5.915%
Class 1-A-6..........................................       5.853%           6.353%
Class 1-M-1..........................................       5.676%           6.176%
Class 1-M-2..........................................       5.975%           6.475%
Class 1-M-3..........................................       6.250%           6.750%
Class 1-B-1..........................................       6.250%           6.750%

----------
(1) For the Accrual Period related to any Distribution Date occurring on or prior to the first possible Optional Termination Date.
(2) For the Accrual Period related to any Distribution Date occurring after the first possible Optional Termination Date.

         The Class A-R, Class PF, Class PV, Class CF and Class CV Certificates do not have a Pass-Through Rate.

         "ADJUSTED NET MORTGAGE RATE," with respect to each Mortgage Loan and any Distribution Date is equal to the Mortgage Rate on that Mortgage Loan as of the Due Date related to that Distribution Date minus the related Expense Fee Rate.

         The "NET RATE CAP" for each Distribution Date and the group 1 certificates is equal to the weighted average Adjusted Net Mortgage Rate on the Group 1 Mortgage Loans as of the Due Date in the prior calendar month (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date). With respect to the Class 1-A-1 Certificates, the Net Rate Cap is adjusted to an effective rate reflecting the accrual of interest on the basis of a 360-day year and the actual number of days that elapsed in that interest accrual period.

         The "NET RATE CAP" for each Distribution Date and the group 2 certificates is equal to the weighted average Adjusted Net Mortgage Rate on the Group 2 Mortgage Loans as of the Due Date in the prior calendar month (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date) adjusted to an effective rate reflecting the accrual of interest on the basis of a 360-day year and the actual number of days that elapsed in that interest accrual period.

         The "NET RATE CARRYOVER" for a class of offered certificates, other than the Class A-R Certificates, on any Distribution Date is the excess of:


                  (1) the amount of interest that such class would have accrued for such Distribution Date had the Pass-Through Rate for that class and the related Accrual Period not been calculated based on the applicable Net Rate Cap (in the case of the LIBOR Certificates, up to a per annum rate of 11.00%), over

                  (2) the amount of interest such class accrued on such Distribution Date based on the applicable Net Rate Cap,

         plus the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the applicable Net Rate Cap, and in the case of the LIBOR Certificates, up to a per annum rate of 11.00%).

         Distributions of Funds from the Corridor Contracts. On each Distribution Date on or prior to the related Corridor Contract Termination Date, amounts allocated to the trust fund in respect of the Corridor Contract for the Class 1-A-1 Certificates or the Corridor Contract for the group 2 certificates, in each case for such Distribution Date, will be deposited in the Carryover Reserve Fund and then distributed to pay any unpaid Net Rate Carryover, concurrently, to each of the related class or classes of certificates, pro rata, first based on their respective Class Certificate Balances and second based on any remaining unpaid Net Rate Carryover. Any amounts remaining after the application of such amounts as specified in the preceding sentence received from the Class 1-A-1 Corridor Contract and the Group 2 Certificates Corridor Contract will be distributed to the holders of the Class CF and Class CV Certificates, respectively, and, in each case, will not be available for the payment of any Net Rate Carryover on any class of certificates on future Distribution Dates unless a Corridor Contract is subject to an early termination, in which case the portion of any early termination payment allocated to the trust fund in respect of such Corridor Contract will be deposited by the Trustee in the Carryover Reserve Fund to cover any Net Rate Carryover on the class or classes of certificates specifically benefiting from such Corridor Contract until the Corridor Contract Termination Date. See "--The Corridor Contracts" and "Carryover Reserve Fund" below.

PRINCIPAL

         On each Distribution Date, the Principal Distribution Amount for such Distribution Date with respect to each loan group is required to be distributed as follows until such Principal Distribution Amount has been fully distributed (with the Principal Distribution Amount exclusive of the portion thereof consisting of the Extra Principal Distribution Amount being applied first and the Extra Principal Distribution Amount being applied thereafter):

         DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 1

         (1) For each Distribution Date prior to the Fixed Rate Stepdown Date or on which a Fixed Rate Trigger Event is in effect, from the Principal Distribution Amount for Loan Group 1, sequentially:

                  (A) to the group 1 senior certificates, in the order, amounts and priorities set forth in clause (3) below,

                  (B) sequentially, to the Class 1-M-1, Class 1-M-2, Class 1-M-3 and Class 1-B-1 Certificates, in that order, in each case until their respective Class Certificate Balances are reduced to zero, and

                  (C) any remainder as part of the Fixed Rate Excess Cashflow to be allocated as described under "--Overcollateralization Provisions" below.

         (2) For each Distribution Date on or after the Fixed Rate Stepdown Date and so long as a Fixed Rate Trigger Event is not in effect, from the Principal Distribution Amount for Loan Group 1, sequentially:

                  (A) in an amount up to the Group 1 Senior Principal Distribution Amount, to the group 1 senior certificates in the order and priorities set forth in clause (3) below, until their respective Class Certificate Balances are reduced to zero,

                  (B) sequentially, to the Class 1-M-1, Class 1-M-2, Class 1-M-3 and Class 1-B-1 Certificates, in that order, the Fixed Rate Subordinated Class Principal Distribution Amount for each such class, until their respective Class Certificate Balances are reduced to zero, and

                  (C) any remainder as part of the Fixed Rate Excess Cashflow to be allocated as described under "--Overcollateralization Provisions" below.

         (3) For each Distribution Date on which any principal amounts are to be distributed to the group 1 certificates pursuant to clauses (1)(A) or (2)(A) above, such amounts will be allocated in the following order of priority:

         (A) to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero;

         (B) to the Class 1-A-5 Certificates, the Priority Amount, until its Class Certificate Balance is reduced to zero;

         (C) sequentially, to the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero;

         (D) concurrently, to the Class 1-A-4 and Class 1-A-6 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

         (E) to the Class 1-A-5 Certificates, without regard to the Priority Amount, until its Class Certificate Balance is reduced to zero.

         Notwithstanding the foregoing order of priority, on any Distribution Date on which the aggregate Class Certificate Balance of the group 1 senior certificates is greater than the aggregate Stated Principal Balance of the Group 1 Mortgage Loans, any Principal Distribution Amount for Loan Group 1 that is to be distributed to the group 1 senior certificates will be distributed pro rata (based on the Class Certificate Balances thereof) and not as described above.

         DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 2

         (1) For each Distribution Date prior to the Adjustable Rate Stepdown Date or on which an Adjustable Rate Trigger Event is in effect, from the Principal Distribution Amount for Loan Group 2, sequentially:

                  (A) to the group 2 senior certificates, in the order, amounts and priorities set forth in clause (3) below,

                  (B) sequentially, to the Class 2-M-1, Class 2-M-2, Class 2-B-1 and Class 2-B-2 Certificates, in that order, in each case until their respective Class Certificate Balances are reduced to zero, and

                  (C) any remainder as part of the Adjustable Rate Excess Cashflow to be allocated as described under "--Overcollateralization Provisions" below.

         (2) For each Distribution Date on or after the Adjustable Rate Stepdown Date and so long as a Adjustable Rate Trigger Event is not in effect, from the Principal Distribution Amount for Loan Group 2, sequentially:


                  (A) in an amount up to the Group 2 Senior Principal Distribution Amount, to the group 2 senior certificates in the order and priorities set forth in clause (3) below, until their respective Class Certificate Balances are reduced to zero,


                  (B) sequentially, to the Class 2-M-1, Class 2-M-2, Class 2-B-1 and Class 2-B-2 Certificates, in that order, the Adjustable Rate Subordinated Class Principal Distribution Amount for each such class, until their respective Class Certificate Balances are reduced to zero, and


                  (C) any remainder as part of the Adjustable Rate Excess Cashflow to be allocated as described under "--Overcollateralization Provisions" below.


         (3) For each Distribution Date on which any principal amounts are to be distributed to the group 2 certificates pursuant to clauses (1)(A) or (2)(A) above, such amounts will be distributed to the group 2 senior certificates concurrently:


                  (A) 80.7001219891% to the Class 2-A-1 Certificates, until its Class Certificate Balance is reduced to zero; and

                  (B) 19.2998780109%, sequentially, to the Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero.

         Notwithstanding the foregoing order of priority, on any Distribution Date on which the aggregate Class Certificate Balance of the group 2 senior certificates is greater than the aggregate Stated Principal Balance of the Group 2 Mortgage Loans, any Principal Distribution Amount for Loan Group 2 that is to be distributed to the group 2 senior certificates will be distributed pro rata (based on the Class Certificate Balances thereof) and not as described above.

         "STATED PRINCIPAL BALANCE" means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor, and (ii) prepayments of principal and the principal portion of liquidation proceeds received with respect to that Mortgage Loan through the last day of the related Prepayment Period. The Stated Principal Balance of a Liquidated Mortgage Loan is zero. The "POOL PRINCIPAL BALANCE" equals the aggregate of the Stated Principal Balances of the Mortgage Loans.

         "PREPAYMENT PERIOD" means, with respect to any Distribution Date and related Due Date, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from October 1, 2005) through the fifteenth day of the calendar month in which the Distribution Date occurs.

         "PRINCIPAL DISTRIBUTION AMOUNT" with respect to each Distribution Date and loan group is the sum of:

                  (1) the Principal Remittance Amount for such loan group and Distribution Date, and

                  (2) the Extra Principal Distribution Amount for such loan group and Distribution Date;

                  minus

                  (3) (a) with respect to Loan Group 1, the Fixed Rate Overcollateralization Reduction Amount for such Distribution Date and (b) with respect to Loan group 2, the Adjustable Rate Overcollateralization Reduction Amount for such Distribution date.

         "PRIORITY AMOUNT" for any Distribution Date will equal the product of
(A) any principal amounts that are available to be distributed to the group 1 senior certificates pursuant to clauses (1)(A) or (2)(A) under this section entitled "--Principal--Distributions with respect to Loan Group 1" above, (B) the Shift Percentage and (C) the Priority Percentage.

         "PRIORITY PERCENTAGE" for any Distribution Date will equal the percentage equivalent of a fraction, the numerator of which is the Class Certificate Balance of the Class 1-A-5 Certificates immediately prior to such Distribution Date, and the denominator of which is the aggregate Class Certificate Balance of the group 1 senior certificates immediately preceding that Distribution Date.

         "SHIFT PERCENTAGE" for any Distribution Date will be as follows:

DISTRIBUTION DATE                                         SHIFT PERCENTAGE
-----------------                                         ----------------

November 2005 - October 2008.......................              0%
November 2008 - October 2010.......................              45%
November 2010 - October 2011.......................              80%
November 2011 - October 2012.......................             100%
November 2012 and thereafter.......................             300%


         "GROUP 1 SENIOR PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date, will equal the excess of:

         (1) the aggregate Class Certificate Balance of the group 1 senior certificates immediately prior to such Distribution Date, over

         (2) the lesser of (x) 87.30% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (y) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) minus the Fixed Rate OC Floor.

         "GROUP 2 SENIOR PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date, will equal the excess of:

         (1) the aggregate Class Certificate Balance of the group 2 senior certificates immediately prior to such Distribution Date, over

         (2) the lesser of (x) 77.40% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (y) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) minus the Adjustable Rate OC Floor.

         "FIXED RATE SUBORDINATED CLASS PRINCIPAL DISTRIBUTION AMOUNT" for any class of Fixed Rate Subordinated Certificates and Distribution Date will equal the excess of:

         (1) the sum of:

                  (a) the aggregate Class Certificate Balance of the group 1 senior certificates (after taking into account the distribution of the Group 1 Senior Principal Distribution Amount for such Distribution Date),

                  (b) the aggregate Class Certificate Balance of any class(es) of Fixed Rate Subordinated Certificates that are senior to the subject class (in each case, after taking into account the distribution of the Fixed Rate Subordinated Class Principal Distribution Amount(s) for such more senior class(es) of certificates for such Distribution Date), and

                  (c) the Class Certificate Balance of such class of Fixed Rate Subordinated Certificates immediately prior to the subject Distribution Date, over

         (2) the lesser of (a) the product of (x) 100% minus the Stepdown Target Subordination Percentage for the subject class of Certificates and (y) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for such Distribution Date and (b) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for such Distribution Date minus the Fixed Rate OC Floor;

provided, however, that if such class of Fixed Rate Subordinated Certificates is the only class of Fixed Rate Subordinated Certificates outstanding on such Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution Amount for Loan Group 1 until its Class Certificate Balance is reduced to zero.

         "ADJUSTABLE RATE SUBORDINATED CLASS PRINCIPAL DISTRIBUTION AMOUNT" for any class of Adjustable Rate Subordinate Certificates and Distribution Date will equal the excess of:

         (1) the sum of:

                  (a) the aggregate Class Certificate Balance of the group 2 senior certificates (after taking into account the distribution of the Group 2 Senior Principal Distribution Amount for such Distribution Date),

                  (b) the aggregate Class Certificate Balance of any class(es) of Adjustable Rate Subordinate Certificates that are senior to the subject class (in each case, after taking into account the distribution of the Adjustable Rate Subordinated Class Principal Distribution Amount(s) for such more senior class(es) of Certificates for such Distribution Date), and

                  (c) the Class Certificate Balance of the subject class of Adjustable Rate Subordinate Certificates immediately prior to such Distribution Date, over

         (2) the lesser of (a) the product of (x) 100% minus the Stepdown Target Subordination Percentage for the subject class of Certificates and (y) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 for such Distribution Date and (b) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 for such Distribution Date minus the Adjustable Rate OC Floor;

provided, however, that if such class of Adjustable Rate Subordinate Certificates is the only class of Adjustable Rate Subordinate Certificates outstanding on such Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution Amount for Loan Group 2 until its Class Certificate Balance is reduced to zero.

         The "Initial Target Subordination Percentage" and "Stepdown Target Subordination Percentage" for each class of subordinated certificates will equal the respective percentages indicated in the following table:

                                                  Initial Target             Stepdown Target
                                             Subordination Percentage   Subordination Percentage
                                             ------------------------   ------------------------
          Class 1-M-1......................             4.15%                      8.30%
          Class 1-M-2......................             2.40%                      4.80%
          Class 1-M-3......................             1.70%                      3.40%
          Class 1-B-1......................             0.70%                      1.40%
          Class 2-M-1......................             6.80%                     13.60%
          Class 2-M-2......................             3.80%                      7.60%
          Class 2-B-1......................             1.85%                      3.70%
          Class 2-B-2......................             0.85%                      1.70%

         The Initial Target Subordination Percentages will not be used to calculate distributions on the subordinated certificates, but rather are presented in order to provide a better understanding of the credit enhancement provided by the subordinated certificates and the related overcollateralization amount. The Initial Target Subordination Percentage for any class of subordinated certificates is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate original Class Certificate Balance of any class(es) of certificates subordinate to the subject class plus the initial related Overcollateralization Target Amount and the denominator of which is equal to the sum of the aggregate Stated Principal Balance of the Mortgage Loans in the related loan group as of the cut-off date.

         "EXTRA PRINCIPAL DISTRIBUTION AMOUNT" with respect to any Distribution Date and (A) Loan Group 1, is the lesser of (1) the Fixed Rate Overcollateralization Deficiency Amount and (2) the Fixed Rate Excess Cashflow available for payment thereof in the priority set forth in this prospectus supplement and (B) Loan Group 2, is the lesser of (1) the Adjustable Rate Overcollateralization Deficiency Amount and (2) the Adjustable Rate Excess Cashflow available for payment thereof in the priority set forth in this prospectus supplement.

         "FIXED RATE OC FLOOR" means an amount equal to 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 as of the cut-off date.

          "FIXED RATE OVERCOLLATERALIZATION DEFICIENCY AMOUNT," with respect to any Distribution Date equals the amount, if any, by which the Fixed Rate Overcollateralization Target Amount exceeds the Fixed Rate Overcollateralized Amount on such Distribution Date (after giving effect to distributions in respect of the Principal Remittance Amount for Loan Group 1 on such Distribution
Date).

         "FIXED RATE OVERCOLLATERALIZATION TARGET AMOUNT" means with respect to any Distribution Date (a) prior to the Fixed Rate Stepdown Date, an amount equal to 0.70% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 as of the cut-off date and (b) on or after the Fixed Rate Stepdown Date, the greater of (i) an amount equal to 1.40% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for the current Distribution Date and (ii) the Fixed Rate OC Floor; provided, however, that if a Fixed Rate Trigger Event is in effect on any Distribution Date, the Fixed Rate Overcollateralization Target Amount will be the Fixed Rate Overcollateralization Target Amount as in effect for the prior Distribution Date.

         "FIXED RATE OVERCOLLATERALIZED AMOUNT" for any Distribution Date is the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments, the principal portion of any liquidation proceeds and any Subsequent Recoveries received in the related Prepayment Period related to Loan Group 1) exceeds (y) the aggregate Class Certificate Balance of the group 1 certificates (after giving effect to distributions of the Principal Remittance Amount for Loan Group 1 to be made on such Distribution Date).

         "FIXED RATE OVERCOLLATERALIZATION REDUCTION AMOUNT" for any Distribution Date is an amount equal to the lesser of (i) the Fixed Rate Excess Overcollateralization Amount for such Distribution Date and (ii) the Principal Remittance Amount for Loan Group 1 for such Distribution Date.

         "FIXED RATE EXCESS OVERCOLLATERALIZATION AMOUNT" for any Distribution Date, is the excess, if any, of the Fixed Rate Overcollateralized Amount for such Distribution Date over the Fixed Rate Overcollateralization Target Amount for such Distribution Date.

         "FIXED RATE STEPDOWN DATE" is the earlier to occur of:

                  (1) the Distribution Date on which the aggregate Class Certificate Balance of the group 1 senior certificates is reduced to zero, and

                  (2) the later to occur of (x) the Distribution Date in November 2008 and (y) the first Distribution Date on which the aggregate Class Certificate Balance of the group 1 senior certificates (after calculating anticipated distributions on such Distribution Date) is less than or equal to 87.30% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments, the principal portion of liquidation proceeds and any Subsequent Recoveries received in the Prepayment Period related to that prior Due Date).


         A "FIXED RATE TRIGGER EVENT" with respect to any Distribution Date on or after the Fixed Rate Stepdown Date consists of either a Fixed Rate Delinquency Trigger Event with respect to that Distribution Date or a Fixed Rate Cumulative Loss Trigger Event with respect to that Distribution Date.

         A "FIXED RATE DELINQUENCY TRIGGER EVENT" with respect to any Distribution Date on or after the Fixed Rate Stepdown Date exists if the Rolling Sixty-Day Delinquency Rate for the outstanding Mortgage Loans in Loan Group 1 equals or exceeds the product of (x) the Fixed Rate Senior Enhancement Percentage for such Distribution Date and (y) the applicable percentage listed below for the most senior class of outstanding group 1 senior certificates and Fixed Rate Subordinated Certificates:

                        Class                Percentage
                        -----                ----------
               group 1 senior
               certificates..........          50.00%
               1-M-1.................          76.51%
               1-M-2.................          132.30%
               1-M-3.................          186.77%
               1-B-1.................          453.51%

         The "FIXED RATE SENIOR ENHANCEMENT PERCENTAGE" with respect to a Distribution Date on or after the Stepdown Date is equal to a fraction (expressed as a percentage) of:

                  (1) the numerator of which is the excess of:

                           (a) the aggregate Stated Principal Balance of the
                  Mortgage Loans in Loan Group 1 for the preceding Distribution Date over

                           (b) (i) before the Class Certificate Balances of the
                  group 1 senior certificates have been reduced to zero, the aggregate Class Certificate Balance of the group 1 senior certificates, or (ii) after such time, the Class Certificate Balance of the most senior class of Fixed Rate Subordinated Certificates outstanding, as of the preceding Master Servicer Advance Date, and

                  (2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for the preceding Distribution Date.


         A "FIXED RATE CUMULATIVE LOSS TRIGGER EVENT" with respect to any Distribution Date on or after the Fixed Rate Stepdown Date occurs if the aggregate amount of Realized Losses on the Mortgage Loans in Loan Group 1 from the cut-off date for each such Mortgage Loan to (and including) the related Due Date (reduced by the aggregate amount of Subsequent Recoveries related to Loan Group 1 received from the cut-off date through the Prepayment Period related to that Due Date) exceeds the applicable percentage, for such Distribution Date, of the aggregate State Principal Balance of the Mortgage Loans in Loan Group 1, as set forth below:

DISTRIBUTION DATE                                  PERCENTAGE
-----------------                                  ----------
November 2007 - October 2008...................    0.30% with respect to November 2007, plus an additional
                                                       1/12th of 0.45% for each month thereafter through October
                                                       2008
November 2008 - October 2009...................    0.75% with respect to November 2008, plus an additional
                                                       1/12th of 0.35% for each month thereafter through October
                                                       2009
November 2009 - October 2010...................    1.10% with respect to November 2009, plus an additional
                                                       1/12th of 0.35% for each month thereafter through October
                                                       2010
November 2010 - October 2011...................    1.45% with respect to November 2010, plus an additional
                                                       1/12th of 0.15% for each month thereafter through October
                                                       2011
November 2011 and thereafter...................    1.60%

         "ADJUSTABLE RATE OC FLOOR" means an amount equal to 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of the cut-off date.

         "ADJUSTABLE RATE OVERCOLLATERALIZATION DEFICIENCY AMOUNT, with respect to any Distribution Date equals the amount, if any, by which the Adjustable Rate Overcollateralization Target Amount exceeds the Adjustable Rate Overcollateralized Amount on such Distribution Date (after giving effect to distributions in respect of the Principal Remittance Amount for Loan Group 2 on such Distribution Date).

         "ADJUSTABLE RATE OVERCOLLATERALIZATION TARGET AMOUNT" means with respect to any Distribution Date (a) prior to the Adjustable Rate Stepdown Date, an amount equal to 0.85% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of the cut-off date and (b) on or after the Adjustable Rate Stepdown Date, the greater of (i) an amount equal to 1.70% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 for the current Distribution Date and (ii) the Adjustable Rate OC Floor; provided, however, that if an Adjustable Rate Trigger Event is in effect on any Distribution Date, the Adjustable Rate Overcollateralization Target Amount will be the Adjustable Rate Overcollateralization Target Amount as in effect for the prior Distribution Date.

         "ADJUSTABLE RATE OVERCOLLATERALIZED AMOUNT" for any Distribution Date is the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments, the principal portion of any liquidation proceeds and any Subsequent Recoveries received in the related Prepayment Period related to Loan Group 2) exceeds (y) the aggregate Class Certificate Balance of the group 2 certificates (after giving effect to distributions of the Principal Remittance Amount for Loan Group 2 to be made on such Distribution Date).

         "ADJUSTABLE RATE OVERCOLLATERALIZATION REDUCTION AMOUNT" for any Distribution Date is an amount equal to the lesser of (i) the Adjustable Rate Excess Overcollateralization Amount for such Distribution Date and (ii) the Principal Remittance Amount for Loan Group 2 for such Distribution Date.

         "ADJUSTABLE RATE EXCESS OVERCOLLATERALIZATION AMOUNT" for any Distribution Date, is the excess, if any, of the Adjustable Rate
Overcollateralized Amount for such Distribution Date over the Adjustable Rate Overcollateralization Target Amount for such Distribution Date.

         "ADJUSTABLE RATE STEPDOWN DATE" is the earlier to occur of:

                  (1) the Distribution Date on which the aggregate Class Certificate Balance of the Group 2 senior certificates is reduced to zero, and

                  (2) the later to occur of (x) the Distribution Date in November 2008 and (y) the first Distribution Date on which the aggregate Class Certificate Balance of the group 2 senior certificates (after calculating anticipated distributions on such Distribution Date) is less than or equal to 77.40% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments, the principal portion of liquidation proceeds and any Subsequent Recoveries received in the Prepayment Period related to that prior Due Date).


         An "ADJUSTABLE RATE TRIGGER EVENT" with respect to any Distribution Date on or after the Adjustable Rate Stepdown Date consists of either a Adjustable Rate Delinquency Trigger Event with respect to that Distribution Date or a Adjustable Rate Cumulative Loss Trigger Event with respect to that Distribution Date.

         An "ADJUSTABLE RATE DELINQUENCY TRIGGER EVENT" with respect to any Distribution Date on or after the Adjustable Rate Stepdown Date exists if the Rolling Sixty Day Delinquency Rate for the outstanding Mortgage Loans in Loan Group 2 equals or exceeds equals or exceeds the product of (x) the Adjustable Rate Senior Enhancement Percentage for such Distribution Date and (y) the applicable percentage listed below for the most senior class of outstanding group 1 senior certificates and Adjustable Rate Subordinated Certificates:

                        Class                Percentage
                        -----                ----------
               group 2 senior
               certificates..........          40.00%
               2-M-1.................          66.47%
               2-M-2.................          118.95%
               2-B-1.................          244.32%
               2-B-2.................          531.73%

         The "ADJUSTABLE RATE SENIOR ENHANCEMENT PERCENTAGE" with respect to any Distribution Date on or after the Stepdown Date is equal to a fraction (expressed as a percentage) of:

                  (1) the numerator of which is the excess of:

                           (a) the aggregate Stated Principal Balance of the
                  Mortgage Loans in Loan Group 2 for the preceding Distribution Date over

                           (b) (i) before the Class Certificate Balances of the
                  group 2 senior certificates have been reduced to zero, the aggregate Class Certificate Balance of the group 2 senior certificates, or (ii) after such time, the Class Certificate Balance of the most senior class of Adjustable Rate Subordinated Certificates outstanding, as of the preceding Master Servicer Advance Date, and

                  (2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 for the preceding Distribution Date.

         An "ADJUSTABLE RATE CUMULATIVE LOSS TRIGGER EVENT" with respect to any Distribution Date on or after the Adjustable Rate Stepdown Date occurs if the aggregate amount of Realized Losses on the Mortgage Loans in Loan Group 2 from the cut-off date for each such Mortgage Loan to the related Due Date (reduced by the aggregate amount of Subsequent Recoveries related to Loan Group 2 received from the cut-off date through the Prepayment Period related to that Due Date) exceeds the applicable percentage, for such Distribution Date, of the aggregate States Principal Balance of the Mortgage Loans in Loan Group 2, as set forth below:

DISTRIBUTION DATE                                  PERCENTAGE
-----------------                                  ----------
November 2007 - October 2008...................    0.60% with respect to November 2007, plus an additional
                                                       1/12th of 0.70% for each month thereafter through October
                                                       2008
November 2008 - October 2009...................    1.30% with respect to November 2008, plus an additional
                                                       1/12th of 0.70% for each month thereafter through October
                                                       2009
November 2009 - October 2010...................    2.00% with respect to November 2009, plus an additional
                                                       1/12th of 0.60% for each month thereafter through October
                                                       2010
November 2010 - October 2011...................    2.60% with respect to November 2010, plus an additional
                                                       1/12th of 0.50% for each month thereafter through October
                                                       2011
November 2011 and thereafter...................    3.10%

         "UNPAID REALIZED LOSS AMOUNT" means for any class of subordinated certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the Class Certificate Balance of that class due to the allocation of Subsequent Recoveries to the Class Certificate Balance of that class.

         The "ROLLING SIXTY-DAY DELINQUENCY RATE," with respect to any Distribution Date on or after the Fixed Rate Stepdown Date or the Adjustable Rate Stepdown Date, as applicable, and any loan group, is the average of the Sixty-Day Delinquency Rates for such loan group and Distribution Date and the two immediately preceding Distribution Dates.

         The "SIXTY-DAY DELINQUENCY RATE," with respect to any Distribution Date on or after the Fixed Rate Stepdown Date or the Adjustable Rate Stepdown Date, as applicable, and any loan group, is a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance for such Distribution Date of all Mortgage Loans in such loan group 60 or more days delinquent as of the close of business on the last day of the calendar month preceding such Distribution Date (including Mortgage Loans in foreclosure, bankruptcy and REO Properties) and the denominator of which is the aggregate Stated Principal Balance for such Distribution Date of the Mortgage Loans in such loan group as of the related Due Date (after giving effect to principal prepayments, the principal portion of any liquidation proceeds and any Subsequent Recoveries received in the related Prepayment Period).

         A "REALIZED LOSS" with respect to any Distribution Date and any defaulted Mortgage Loan, is the excess of the Stated Principal Balance of such defaulted Mortgage Loan over the liquidation proceeds allocated to principal that have been received with respect to such Mortgage Loan on or at any time prior to the Due Date after such Mortgage Loan has been liquidated.

         "SUBSEQUENT RECOVERIES" are unexpected recoveries received after the determination by the Master Servicer that it has received all proceeds it expects to receive, with respect to the liquidation of a Mortgage Loan that resulted in a Realized Loss (other than the amount of such net recoveries representing any profit realized by the Master Servicer in connection with the liquidation of any Mortgage Loan and net of reimbursable expenses) in a month prior to the month of the receipt of such recoveries.

RESIDUAL CERTIFICATES

         The Class A-R Certificates do not bear interest. The Class A-R Certificates will receive a distribution of $100 of principal on the first Distribution Date, after which their Class Certificate Balance will equal zero. The Class A-R Certificates will remain outstanding for so long as the trust fund will exist. In addition to the distribution of principal on the first Distribution Date, on each Distribution Date the holders of the Class A-R Certificates will be entitled to receive certain additional distributions as provided in the Pooling and Servicing Agreement. It is not anticipated that there will be any significant amounts remaining for such distribution to the Class A-R Certificates.

OVERCOLLATERALIZATION PROVISIONS

         The weighted average Adjusted Net Mortgage Rate for the Mortgage Loans in a loan group is generally expected to be higher than the weighted average of the Pass-Through Rates on the related classes of certificates. As a result, interest collections on the Mortgage Loans in a loan group are expected to be generated in excess of the amount of interest payable to the holders of the related certificates and the related fees and expenses payable by the trust fund. The Fixed Rate Excess Cashflow and the Adjustable Rate Excess Cashflow, as applicable, if any, will be applied on each Distribution Date as a payment of principal on the related class or classes of certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described.

         The "FIXED RATE EXCESS CASHFLOW" with respect to any Distribution Date is the sum of (i) the amounts remaining as set forth in clause (3) in "Description of the Certificates--Interest--Distributions of Interest Funds for Loan Group 1" for such Distribution Date and clauses (1)(C) or (2)(C), as applicable, in "Description of the Certificates--Principal--Distributions with respect to Loan Group 1" for such Distribution Date and (ii) the Fixed Rate Overcollateralization Reduction Amount for such Distribution Date, if any.

         With respect to any Distribution Date, any Fixed Rate Excess Cashflow will be paid to the classes of certificates in the following order of priority, in each case to the extent of the remaining Fixed Rate Excess Cashflow:

                  1. to the classes of group 1 certificates then entitled to receive distributions in respect of principal, in an amount equal to the Extra Principal Distribution Amount for Loan Group 1, payable to such classes of certificates as part of the Principal Distribution Amount for Loan Group 1 as described under "--Principal--Distributions with respect to Loan Group 1" above;

                  2. sequentially, to the holders of the Class 1-M-1, Class 1-M-2, Class 1-M-3 and Class 1-B-1 Certificates, in that order, in each case first in an amount equal to any Interest Carry Forward Amount for such class and then in an amount equal to the Unpaid Realized Loss Amount for such class;

                  3. to each class of group 1 certificates (in the case of the Class 1-A-1 Certificates after application of any amounts allocated to the trust fund in respect of the Class 1-A-1 Corridor Contract to cover Net Rate Carryover), pro rata based on the Class Certificate Balances thereof, to the extent needed to pay any unpaid Net Rate Carryover for each such class; and then any Fixed Rate Excess Cashflow remaining after such allocation to pay Net Rate Carryover based on the Class Certificate Balances of those Certificates will be distributed to each class of group 1 Certificates with respect to which there remains any unpaid Net Rate Carryover, pro rata, based on the amount of such unpaid Net Rate Carryover;

                  4. to the classes of group 2 certificates then entitled to receive distributions in respect of principal, payable to such classes of certificates as part of the Principal Distribution Amount as described under "--Principal--Distributions with respect to Loan Group 2" to the extent that an Adjustable Rate Overcollateralization Deficiency Amount exists after distribution of the Adjustable Rate Excess Cashflow;

                  5. sequentially, to the holders of the Class 2-M-1, Class 2-M-2, Class 2-B-1 and Class 2-B-2 Certificates, in that order, in each case in an amount equal to the Unpaid Realized Loss Amount for such class remaining undistributed after application of the Adjustable Rate Excess Cashflow; and

                  6. to fund distributions to the holders of the Class CF and Class A-R Certificates in each case in the amounts specified in the Pooling and Servicing Agreement.

         The "ADJUSTABLE RATE EXCESS CASHFLOW" with respect to any Distribution Date is the sum of (i) the amounts remaining as set forth in clause (3) in "Description of the Certificates--Interest--Distributions of Interest Funds for Loan Group 2" for such Distribution Date and clauses (1)(C) or (2)(C), as applicable, in "Description of the

Certificates--Principal--Distributions with respect to Loan Group 2" for such Distribution Date and (ii) the Adjustable Rate Overcollateralization Reduction Amount for such Distribution Date, if any.

         With respect to any Distribution Date, any Adjustable Rate Excess Cashflow will be paid to the classes of certificates in the following order of priority, in each case to the extent of the remaining Adjustable Rate Excess
Cashflow:

                  1. to the classes of group 2 certificates then entitled to receive distributions in respect of principal, in an amount equal to the Extra Principal Distribution Amount for Loan Group 2, payable to such classes of certificates as part of the Principal Distribution Amount for Loan Group 2 as described under "--Principal--Distributions with respect to Loan Group 2" above;

                  2. sequentially, to the holders of the Class 2-M-1, Class 2-M-2, Class 2-B-1 and Class 2-B-2 Certificates, in that order, in each case first in an amount equal to any Interest Carry Forward Amount for such class and then in an amount equal to the Unpaid Realized Loss Amount for such class;

                  3. to each class of group 2 certificates (in each case, after application of any amounts allocated to the trust fund in respect of the Group 2 Certificates Corridor Contract to cover Net Rate Carryover), pro rata based on the Class Certificate Balances thereof, to the extent needed to pay any unpaid Net Rate Carryover for each such class; and then any Adjustable Rate Excess Cashflow remaining after such allocation to pay Net Rate Carryover based on the Class Certificate Balances of those Certificates will be distributed to each class of group 2 Certificates with respect to which there remains any unpaid Net Rate Carryover, pro rata, based on the amount of such unpaid Net Rate Carryover;

                  4. to the classes of group 1 certificates then entitled to receive distributions in respect of principal, payable to such classes of certificates as part of the Principal Distribution Amount as described under "--Principal--Distributions with respect to Loan Group 1" to the extent that a Fixed Rate Overcollateralization Deficiency Amount exists after distribution of the Fixed Rate Excess Cashflow;

                  5. sequentially, to the holders of the Class 1-M-1, Class 1-M-2, Class 1-M-3 and Class 1-B-1 Certificates, in that order, in each case in an amount equal to the Unpaid Realized Loss Amount for such class remaining undistributed after application of the Fixed Rate Excess Cashflow; and

                  6. to fund distributions to the holders of the Class CV and Class A-R Certificates in each case in the amounts specified in the Pooling and Servicing Agreement.

THE CORRIDOR CONTRACTS

         Countrywide Home Loans has entered into two interest rate corridor transactions with Bear Stearns Financial Products Inc. (the "CORRIDOR CONTRACT COUNTERPARTY"), each as evidenced by a confirmation between Countrywide Home Loans and the Corridor Contract Counterparty (respectively, the "CLASS 1-A-1 CORRIDOR CONTRACT," and the "GROUP 2 CERTIFICATES CORRIDOR CONTRACT," together the "CORRIDOR CONTRACTS" and each, a "CORRIDOR CONTRACT"). Pursuant to each Corridor Contract, the terms of an ISDA Master Agreement were incorporated into the confirmation of the Corridor Contract, as if the ISDA Master Agreement had been executed by Countrywide Home Loans and the Corridor Contract Counterparty on the date that each Corridor Contract was executed. Each Corridor Contract is subject to certain ISDA definitions. On the closing date, Countrywide Home Loans will assign its rights under each Corridor Contract to The Bank of New York, as corridor contract administrator (in such capacity, the "CORRIDOR CONTRACT ADMINISTRATOR"), and Countrywide Home Loans, the Corridor Contract Administrator and the Trustee will enter into a corridor contract administration agreement (the "CORRIDOR CONTRACT ADMINISTRATION AGREEMENT") pursuant to which the Corridor Contract Administrator will allocate any payments received under each Corridor Contract between the Trustee and Countrywide Home Loans as described below.

         On or prior to the applicable Corridor Contract Termination Date, amounts (if any) received under each Corridor Contract by the Corridor Contract Administrator and allocated to the Trustee for the benefit of the trust fund will be used to pay Net Rate Carryover on the related class or classes of certificates as described above under "--Interest--Distributions of Funds from the Corridor Contracts." Amounts allocated to the Trustee in respect of the Corridor Contracts will not be available to pay Net Rate Carryover on any class of certificates other than the related class or classes of certificates. On any Distribution Date, after application of any amounts allocated to the Trustee in respect of the Corridor Contracts to pay Net Rate Carryover, any remaining amounts will be distributed as described above under "--Interest--Distributions of Funds from the Corridor Contracts" and will not thereafter be available for payments of Net Rate Carryover for any class of certificates, unless such remaining amounts are allocated to the Trustee in connection with an early termination of the related Corridor Contract in which case such amounts will be held by the Trustee until the applicable Corridor Contract Termination Date for distribution as described above under "--Interest--Distributions of Funds from the Corridor Contracts."

         With respect to each Corridor Contract and any Distribution Date on or prior to the applicable Corridor Contract Termination Date, the amount payable by the Corridor Contract Counterparty under a Corridor Contract will equal the product of:

         (i) the excess (if any) of (x) the lesser of (A) One-Month LIBOR (as determined by the applicable Corridor Contract Counterparty) and (B) the applicable Corridor Contract Ceiling Rate for such Distribution Date over (y) the applicable Corridor Contract Strike Rate for such Distribution Date,

         (ii) the applicable Corridor Contract Notional Balance for such Distribution Date, and

         (iii) the actual number of days in the related Accrual Period, divided by 360.

         Pursuant to the Corridor Contract Administration Agreement, on or prior to each Distribution Date, the Corridor Contract Administrator will allocate any payment received from the Corridor Contract Counterparty with respect to each Corridor Contract and such Distribution Date (other than any termination payment, which will be allocated as described below) first, to the Trustee, up to the amount that would be payable under each Corridor Contract if clause (ii) of the preceding sentence were equal to the lesser of the Corridor Contract Notional Balance for such Distribution Date and the aggregate Class Certificate Balance of the related class or classes of certificates immediately prior to such Distribution Date (any such amount, a "NET CORRIDOR CONTRACT PAYMENT"), and second, to Countrywide Home Loans, the remainder, if any (any such remainder, an "EXCESS CORRIDOR CONTRACT Payment"). Excess Corridor Contract Payments will not be available to cover Net Rate Carryover on the Certificates.

         The "CLASS 1-A-1 CORRIDOR CONTRACT NOTIONAL BALANCE," the "CLASS 1-A-1 CORRIDOR CONTRACT STRIKE RATE" and the "CLASS 1-A-1 CORRIDOR CONTRACT CEILING RATE" are as described in the following table:

                                                        CLASS
                                     CLASS 1-A-1        1-A-1       CLASS 1-A-1
                                       CORRIDOR       CORRIDOR       CORRIDOR
                                       CONTRACT       CONTRACT       CONTRACT
                    MONTH OF           NOTIONAL      STRIKE RATE   CEILING RATE
               DISTRIBUTION DATE     BALANCE ($)         (%)            (%)
               -----------------     -----------         ---            ---
               November 2005....   57,129,000.00        8.699         10.830
               December 2005....   54,870,520.82        8.133         10.830
               January 2006.....   52,526,024.88        7.937         10.830
               February 2006....   50,099,925.51        8.018         10.830
               March 2006.......   47,595,180.25        8.999         10.830
               April 2006.......   45,015,153.94        8.220         10.830
               May 2006.........   42,364,604.68        8.628         10.830
               June 2006........   39,648,585.88        8.490         10.830
               July 2006........   36,873,295.96        8.956         10.830
               August 2006......   34,072,122.99        8.863         10.830
               September 2006...   31,271,942.11        9.101         10.830
               October 2006.....   28,526,195.38        9.698         10.830
               November 2006....   25,847,227.22        9.709         10.830
               December 2006....   23,233,424.17       10.446         10.830
               January 2007.....   20,683,211.57       10.585         10.830




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                                      S-79

         The "GROUP 2 CERTIFICATES CORRIDOR CONTRACT NOTIONAL BALANCE," the "GROUP 2 CERTIFICATES CORRIDOR CONTRACT STRIKE RATE" and the "GROUP 2 CERTIFICATES CORRIDOR CONTRACT CEILING RATE" are as described in the following table:

                       GROUP 2        GROUP 2       GROUP 2                             GROUP 2       GROUP 2       GROUP 2
                    CERTIFICATES   CERTIFICATES   CERTIFICATES                       CERTIFICATES   CERTIFICATES  CERTIFICATES
                      CORRIDOR       CORRIDOR      CORRIDOR                            CORRIDOR       CORRIDOR      CORRIDOR
                      CONTRACT       CONTRACT      CONTRACT                            CONTRACT       CONTRACT      CONTRACT
     MONTH OF         NOTIONAL      STRIKE RATE     CEILING           MONTH OF         NOTIONAL     STRIKE RATE   CEILING RATE
DISTRIBUTION DATE    BALANCE ($)        (%)        RATE (%)       DISTRIBUTION DATE   BALANCE ($)       (%)            (%)
-----------------    -----------        ---        --------       -----------------   -----------       ---            ---
December 2005....   453,229,075.49     5.296        10.499        August 2007......  246,925,633.49     6.202        10.176

January 2006.....   439,718,547.29     5.116        10.497        September 2007...  239,500,135.96     7.290        10.067

February 2006....   426,605,982.11     5.118        10.495        October 2007.....  232,288,519.53     7.574        10.036

March 2006.......   413,880,087.64     5.766        10.492        November 2007....  225,289,837.00     7.319        10.047

April 2006.......   401,530,479.53     5.173        10.483        December 2007....  218,497,951.35     7.587        10.031

May 2006.........   389,546,798.75     5.373        10.481        January 2008.....  211,906,800.70     7.342        10.040

June 2006........   377,917,423.47     5.191        10.480        February 2008....  205,510,238.87     7.485         9.802

July 2006........   366,631,644.03     5.395        10.473        March 2008.......  199,305,145.93     8.189         9.442

August 2006......   355,676,741.53     5.209        10.473        April 2008.......  193,290,367.81     7.636         9.486

September 2006...   345,045,201.13     5.246        10.470        May 2008.........  187,453,647.53     7.921         9.442

October 2006.....   334,727,837.22     5.449        10.469        June 2008........  181,789,243.93     7.711         9.465

November 2006....   324,715,484.70     5.260        10.437        July 2008........  176,293,895.50     8.034         9.409

December 2006....   315,000,113.51     5.455        10.435        August 2008......  170,961,429.71     7.934         9.094

January 2007.....   305,571,413.95     5.266        10.433        September 2008...  165,787,734.43     8.004         8.683

February 2007....   296,421,161.62     5.269        10.432        October 2008.....  160,770,848.78     8.297         8.611

March 2007.......   287,540,940.12     5.901        10.394        November 2008....  155,901,931.00     8.022         8.671

April 2007.......   278,923,087.03     5.288        10.387        December 2008....  152,543,258.32     8.254         8.622

May 2007.........   270,560,447.71     5.487        10.377        January 2009.....  148,035,475.57     7.985         8.666

June 2007........   262,444,953.11     5.307        10.373        February 2009....  143,660,959.29     8.045         8.316

July 2007........   254,568,915.71     5.511        10.344







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                                      S-80

          The Class 1-A-1 Corridor Contract Notional Balance and the Group 2 Certificates Corridor Contract Notional Balance are also referred to as the "CORRIDOR CONTRACT NOTIONAL BALANCE." The Class 1-A-1 Corridor Contract Strike Rate and the Group 2 Certificates Corridor Contract Strike Rate are also referred to as the "CORRIDOR CONTRACT STRIKE RATE." The Class 1-A-1 Corridor Contract Ceiling Rate and the Group 2 Certificates Corridor Contract Ceiling Rate are also referred to as the "CORRIDOR CONTRACT CEILING RATE."

         The Class 1-A-1 Corridor Contract is scheduled to remain in effect until the Distribution Date in January 2007 (the "CLASS 1-A-1 CORRIDOR CONTRACT TERMINATION DATE"). The Group 2 Certificates Corridor Contract is scheduled to remain in effect until the Distribution Date in February 2009 (the "GROUP 2 CERTIFICATES CORRIDOR CONTRACT TERMINATION DATE"). The Class 1-A-1 Corridor Contract Termination Date and the Group 2 Certificates Corridor Contract Termination Date are also referred to as the "CORRIDOR CONTRACT TERMINATION DATE." Each Corridor Contract will be subject to early termination only in limited circumstances. Such circumstances generally include certain insolvency or bankruptcy events in relation to the Corridor Contract Counterparty or the Corridor Contract Administrator, the failure by the Corridor Contract Counterparty (three business days after notice of such failure is received by the Corridor Contract Counterparty) to make a payment due under such Corridor Contract, the failure by the Corridor Contract Counterparty or the Corridor Contract Administrator (30 days after notice of such failure is received) to perform any other agreement made by it under such Corridor Contract and such Corridor Contract becoming illegal or subject to certain kinds of taxation.

         If any Corridor Contract is terminated, the Corridor Contract Counterparty may owe a termination payment, payable in a lump sum. Any termination payment will be allocated by the Corridor Contract Administrator between the Trustee and Countrywide Home Loans, based on, with respect to the Trustee, a fraction, the numerator of which is the lesser of (x) the related Corridor Contract Notional Balance at the time of termination and (y) the aggregate Class Certificate Balance of the related class or classes of certificates at the time of termination, and the denominator of which is the related Corridor Contract Notional Balance at the time of termination, and with respect to Countrywide Home Loans, a fraction, the numerator of which is the excess, if any, of (x) the related Corridor Contract Notional Balance at the time of termination over (y) the aggregate Class Certificate Balance of the related class or classes of certificates at the time of termination, and the denominator of which is the Corridor Contract Notional Balance at the time of termination. The portion of any termination payment that is allocated to the trust fund will be held by the Trustee until the Corridor Contract Termination Date to pay any Net Rate Carryover on the related class or classes of certificates. However, if such termination occurs, there can be no assurance that any such termination payment will be owing to the Trustee.

         The long-term, unsecured, unsubordinated debt obligations of the Corridor Contract Counterparty are rated "Aaa" and "AAA" by Moody's and S&P, respectively.

         The certificates do not represent an obligation of the Corridor Contract Counterparty or the Corridor Contract Administrator. The holders of the certificates are not parties to or beneficiaries under any Corridor Contract or the Corridor Contract Administration Agreement and will not have any right to proceed directly against the Corridor Contract Counterparty in respect of its obligations under any Corridor Contract or against the Corridor Contract Administrator in respect of its obligations under the Corridor Contract Administration Agreement.

CALCULATION OF ONE-MONTH LIBOR

         On the second LIBOR Business Day preceding the commencement of each Accrual Period for the LIBOR Certificates (each such date, an "INTEREST DETERMINATION DATE"), the Trustee will determine the London interbank offered rate for one-month United States dollar deposits ("ONE-MONTH LIBOR") for such Accrual Period on the basis of such rate as it appears on Telerate Screen Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trustee), One-Month LIBOR for the applicable Accrual Period will be the Reference Bank Rate as defined in this prospectus supplement. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding Accrual Period. The "REFERENCE BANK RATE" with respect to any Accrual Period, means the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.0125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest

Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Class Certificate Balance of all LIBOR Certificates for such Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York City, selected by the Trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Class Certificate Balance of all LIBOR Certificates for such Accrual Period. As used in this section, "LIBOR BUSINESS DAY" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and "REFERENCE BANKS" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

                  (1)      with an established place of business in London,

                  (2)      which have been designated as such by the Trustee and

                  (3) which are not controlling, controlled by, or under common control with, the Depositor, Countrywide Servicing or any successor Master Servicer.

         The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the LIBOR Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

CARRYOVER RESERVE FUND

         The Pooling and Servicing Agreement establishes an account (the "CARRYOVER RESERVE FUND"), which is held in trust by the Trustee on behalf of the holders of the offered certificates. On the closing date, the Depositor will deposit or cause to be deposited $1,000 in the Carryover Reserve Fund. The Carryover Reserve Fund will not be an asset of any REMIC.

         On each Distribution Date, the Trustee will deposit in the Carryover Reserve Fund amounts allocated to the trust fund in respect of each Corridor Contract. On each Distribution Date, such amounts received in respect of the Corridor Contracts will be distributed to related class or classes of LIBOR Certificates to pay any Net Rate Carryover on such Certificates as described under "--Interest--Distributions of Funds from the Corridor Contracts" above.

         On each Distribution Date, to the extent that any Fixed Rate Excess Cashflow or Adjustable Rate Excess Cashflow, as applicable, is available as described under "--Overcollateralization Provisions" above, the Trustee will deposit in the Carryover Reserve Fund the amount needed to pay any Net Rate Carryover on the offered certificates as described under "--Overcollateralization Provisions" above.

APPLIED REALIZED LOSS AMOUNTS

         If on any Distribution Date, after giving effect to the distributions described above, the aggregate Class Certificate Balance of the Group 1 Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1, the amount of such excess will be applied to reduce the Class Certificate Balances of the Class 1-B-1, Class 1-M-3, Class 1-M-2 and Class 1-M-1 Certificates, in that order, in each case until their respective Class Certificate Balances are reduced to zero.

         If on any Distribution Date, after giving effect to the distributions described above, the aggregate Class Certificate Balance of the group 2 certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2, the amount of such excess will be applied to reduce the Class Certificate Balances of the Class 2-B-2, Class 2-B-1, Class 2-M-2 and Class 2-M-1 Certificates, in that order, in each case until their respective Class Certificate Balances are reduced to zero. Any such reduction described in this paragraph or the immediately preceding paragraph is an "APPLIED REALIZED LOSS AMOUNT." Applied Realized Loss Amounts will not be allocated to the senior certificates.

         Interest on any class of certificates, the Class Certificate Balance of which has been reduced through the application of Applied Realized Loss Amounts as described above will accrue for the related class of certificates on the Class Certificate Balance as so reduced unless the Class Certificate Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Class Certificate Balance of such class as described in the definition of "Class Certificate Balance" above.

REPORTS TO CERTIFICATEHOLDERS

         The Trustee may, at its option, make the information described in the prospectus under "Description of the Certificates--Reports to Certificateholders" available to certificateholders on the Trustee's website (assistance in using the website service may be obtained by calling the trustee's customer service desk at (800) 254-2826). Parties that are unable to use the above distribution option are entitled to have a copy mailed to them via electronic mail by notifying the Trustee at its corporate trust office.






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                                      S-83

STRUCTURING ASSUMPTIONS

         Unless otherwise specified, the information in the tables in this prospectus supplement has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions, which combined are the structuring assumptions:

o Loan Group 1 consists of 87 Mortgage Loans with the following characteristics:

                                                                  ADJUSTED                  REMAINING
                                                                    NET                       TERM TO
                                                     MORTGAGE    MORTGAGE   REMAINING TERM   STATED                    ORIGINAL
                                       PRINCIPAL       RATE         RATE       TO MATURITY   MATURITY    LOAN AGE    INTEREST ONLY
 LOAN PROGRAM                         BALANCE ($)      (%)          (%)         (MONTHS)     (MONTHS)     (MONTHS)  PERIOD (MONTHS)
 ------------                         -----------      ---          ---         --------     --------     --------  ---------------
10 Year Fixed                           69,578.62   6.250000     6.041000          119          119           1           N/A
15 Year Fixed                          335,070.71   6.237970     6.028970          178          178           2           N/A
15 Year Fixed                          197,814.95   5.375000     5.166000          177          177           3           N/A
15 Year Fixed                          361,407.76   6.153173     5.944173          177          177           3           N/A
15 Year Fixed                          158,410.11   6.500000     6.291000          177          177           4           N/A
15 Year Fixed                          178,229.74   6.875000     6.666000          179          179           1           N/A
15 Year Fixed                          110,870.42   8.125000     7.916000          175          175           5           N/A
15 Year Fixed                           63,811.75   7.800000     7.591000          179          179           1           N/A
15 Year Fixed                           54,858.67   6.500000     6.291000          179          179           1           N/A
15 Year Fixed                          118,716.06   5.625000     5.416000          177          177           3           N/A
15 Year Fixed                          553,214.78   6.795990     6.586990          176          176           4           N/A
15 Year Fixed                          607,619.01   6.171545     5.962545          179          179           1           N/A
15 Year Fixed                          107,168.17   6.625000     6.416000          176          176           3           N/A
20 Year Fixed                        1,659,557.82   6.893791     6.684791          201          201          39           N/A
20 Year Fixed                          130,134.10   6.500000     6.291000          239          239           1           N/A
20 Year Fixed                          264,281.07   6.868491     6.659491          237          237           3           N/A
25 Year Fixed                          388,271.71   6.987950     6.778950          298          298           2           N/A
30 Year Fixed                       32,208,173.95   7.187899     6.956635          339          339          20           N/A
30 Year Fixed                        5,032,753.13   7.180038     6.971038          356          356           4           N/A
30 Year Fixed                        1,496,882.77   7.875000     7.666000          357          357           3           N/A
30 Year Fixed                          400,700.24   7.500000     7.291000          357          357           3           N/A
30 Year Fixed                          314,237.96   6.202426     5.993426          355          355           5           N/A
30 Year Fixed                       12,000,168.54   6.303515     6.094515          356          356           3           N/A
30 Year Fixed                          519,202.91   7.016869     6.807869          355          355           5           N/A
30 Year Fixed                        5,374,209.57   6.053261     5.844261          356          356           4           N/A
30 Year Fixed                          401,159.70   7.082035     6.873035          321          321          36           N/A
30 Year Fixed                          134,140.14   7.250000     7.041000          269          269           1           N/A
30 Year Fixed                        6,881,574.72   6.965758     6.756758          325          325          30           N/A
30 Year Fixed                          412,101.48   6.193054     5.984054          359          359           1           N/A
30 Year Fixed                          229,818.47   7.191087     6.982087          359          359           1           N/A
30 Year Fixed                        1,374,133.32   6.901927     6.692927          359          359           1           N/A
30 Year Fixed                          410,223.21   6.998236     6.789236          357          357           2           N/A
30 Year Fixed                          125,398.50   7.125000     6.916000          358          358           1           N/A
30 Year Fixed                          497,108.36   6.411991     6.202991          354          354           6           N/A
30 Year Fixed                          763,209.33   6.703864     6.494864          359          359           1           N/A

                                                                  ADJUSTED                  REMAINING
                                                                    NET                       TERM TO
                                                     MORTGAGE    MORTGAGE   REMAINING TERM   STATED                    ORIGINAL
                                       PRINCIPAL       RATE         RATE       TO MATURITY   MATURITY    LOAN AGE    INTEREST ONLY
 LOAN PROGRAM                         BALANCE ($)      (%)          (%)         (MONTHS)     (MONTHS)     (MONTHS)  PERIOD (MONTHS)
 ------------                         -----------      ---          ---         --------     --------     --------  ---------------
30 Year Fixed                          242,349.47   6.380000     6.171000          358          358           2           N/A
30 Year Fixed                          151,047.74   5.940000     5.731000          359          359           1           N/A
30 Year Fixed                        3,429,526.86   6.662797     6.453797          358          358           2           N/A
30 Year Fixed                          203,482.71   7.742535     7.533535          357          357           3           N/A
30 Year Fixed                          113,479.09   6.500000     6.291000          355          355           5           N/A
30 Year Fixed                          100,019.99   8.500000     8.291000          348          348           6           N/A
30 Year Fixed                          285,828.51   6.259280     6.050280          359          359           1           N/A
30 Year Fixed                        3,300,411.13   6.685298     6.476298          358          358           2           N/A
30 Year Fixed                          739,060.09   6.574239     6.365239          359          359           1           N/A
30 Year Fixed                          749,272.41   5.857788     5.648788          353          353           7           N/A
30 Year Fixed                          148,337.52   6.875000     6.666000          354          354           6           N/A
30 Year Fixed                          523,669.20   6.875000     6.666000          357          357           3           N/A
30 Year Fixed                        8,853,857.41   6.862038     6.653038          355          355           4           N/A
30 Year Fixed                       11,126,400.77   6.560783     6.351783          358          358           2           N/A
30 Year Fixed                          199,819.19   6.500000     6.291000          359          359           1           N/A
30 Year Fixed                        1,811,705.06   6.810582     6.601582          357          357           3           N/A
30 Year Fixed                          311,950.63   7.160534     6.951534          357          357           2           N/A
30 Year Fixed                          109,485.57   5.750000     5.541000          359          359           1           N/A
30 Year Fixed                        2,678,453.94   7.009470     6.800470          355          355           4           N/A
30 Year Fixed                          268,067.49   6.931142     6.722142          355          355           5           N/A
30 Year Fixed                          118,290.33   6.375000     6.166000          359          359           1           N/A
30 Year Fixed - Interest Only          244,000.00   6.990000     6.781000          358          358           2            60
30 Year Fixed - Interest Only          114,399.76   6.890000     6.681000          358          358           2            60
30 Year Fixed - Interest Only          356,000.00   6.946180     6.737180          358          358           2            60
30 Year Fixed - Interest Only        6,130,921.27   7.019748     6.810748          358          358           2           120
30 Year Fixed - Interest Only        1,782,997.35   6.729204     6.520204          358          358           2           120
30 Year Fixed - Interest Only          432,570.00   7.093778     6.884778          359          359           1           120
30 Year Fixed - Interest Only           89,000.00   7.000000     6.791000          355          355           5           120
30 Year Fixed - Interest Only          443,400.00   6.528642     6.319642          358          358           2           120
30 Year Fixed - Interest Only          181,600.00   6.250000     6.041000          357          357           3           120
30 Year Fixed - Interest Only           74,240.00   6.125000     5.916000          357          357           3           120
30 Year Fixed - Interest Only          795,906.00   6.375641     6.166641          357          357           3           120
30 Year Fixed - Interest Only          188,000.00   6.750000     6.541000          359          359           1           120
30 Year Fixed - Interest Only          261,100.00   6.875910     6.666910          359          359           1           120
30 Year Fixed - Interest Only        1,000,000.00   5.875000     5.666000          358          358           2           120
30 Year Fixed - Interest Only          256,000.00   6.625000     6.416000          359          359           1           120
30 Year Fixed - Interest Only          850,000.00   6.500000     6.291000          358          358           2           120
30 Year Fixed - Interest Only        4,620,000.00   6.353220     6.144220          358          358           2           120
30 Year Fixed - Interest Only          399,200.00   6.875000     6.666000          359          359           1           120
30 Year Fixed - Interest Only        2,410,341.42   6.964732     6.755732          358          358           2           120
30 Year Fixed - Interest Only          141,200.00   7.375000     7.166000          359          359           1           120
30 Year Fixed - Interest Only          255,400.00   6.106597     5.897597          359          359           1           120

                                                                  ADJUSTED                  REMAINING
                                                                    NET                       TERM TO
                                                     MORTGAGE    MORTGAGE   REMAINING TERM   STATED                    ORIGINAL
                                       PRINCIPAL       RATE         RATE       TO MATURITY   MATURITY    LOAN AGE    INTEREST ONLY
 LOAN PROGRAM                         BALANCE ($)      (%)          (%)         (MONTHS)     (MONTHS)     (MONTHS)  PERIOD (MONTHS)
 ------------                         -----------      ---          ---         --------     --------     --------  ---------------
30 Year Fixed - Interest Only          308,000.00   6.875000     6.666000          359          359           1           120
30 Year Fixed - Interest Only        3,823,166.49   7.029904     6.820904          358          358           2           120
30 Year Fixed - Interest Only           89,800.00   6.125000     5.916000          359          359           1           120
30Yr Year Fixed - Interest Only        372,000.00   7.534946     7.325946          357          357           3           120
30/15 Fixed Balloon                    372,342.62   6.218841     6.009841          359          179           1           N/A
30/15 Fixed Balloon                    509,949.84   6.659503     6.450503          359          179           1           N/A
30/15 Fixed Balloon                     94,314.65   6.500000     6.291000          359          179           1           N/A
30/15 Fixed Balloon                    269,378.66   6.997191     6.788191          359          179           1           N/A
30/15 Fixed Balloon                    523,417.57   5.640000     5.431000          359          179           1           N/A
30/15 Fixed Balloon                    951,033.77   6.363577     6.154577          359          179           1           N/A

o Loan Group 2 consists of 192 Mortgage Loans with the following characteristics:

                                                   CURRENT            SUBSE-                      ORIGINAL
                                                   ADJUSTED  INITIAL  QUENT    REMAINING          INTEREST          MONTHS
                                         CURRENT   NET       EXPENSE  EXPENSE  TERM TO   LOAN     ONLY      GROSS   TO NEXT
                           PRINCIPAL     MORTGAGE  MORTGAGE  FEE      FEE RATE MATURITY  AGE      PERIOD    MARGIN  ADJUSTMENT
      LOAN PROGRAM        BALANCE ($)    RATE (%)  RATE (%)  RATE (%)    (%)   (MONTHS)  (MONTHS) (MONTHS)    (%)     DATE
      ------------        -----------    --------  --------  --------    ---   --------  -----------------    ---     ----
30 Year One Month LIBOR    523,210.67    5.500000  5.116000  0.384000  N/A       357       3       N/A    2.250000      1
30 Year One Month LIBOR    538,000.00    5.250000  4.866000  0.384000  N/A       357       3       120    2.250000      1
- Interest Only
30 Year Six Month LIBOR    967,365.17    5.290457  4.641327  0.649130  N/A       340      20       N/A    3.068155      3
30 Year Six Month LIBOR    498,110.74    5.137033  4.753033  0.384000  N/A       359       1       N/A    4.362589      5
30 Year Six Month LIBOR    285,155.85    6.150000  5.766000  0.384000  N/A       358       2       N/A    5.440000      4
30 Year Six Month LIBOR  1,061,502.98    4.222756  3.709021  0.513735  N/A       358       2       N/A    3.232714      4
30 Year Six Month LIBOR     87,866.97    4.000000  2.926000  1.074000  N/A       355       5       N/A    4.000000      1
30 Year Six Month LIBOR     88,559.16    6.500000  6.116000  0.384000  N/A       358       2       N/A    5.960000      4
30 Year Six Month LIBOR    398,741.52    6.330000  5.946000  0.384000  N/A       358       2       N/A    6.080000      4
30 Year Six Month LIBOR  1,020,900.00    5.948195  5.564195  0.384000  N/A       356       4        6     3.000000      2
- Interest Only
30 Year Six Month LIBOR    330,000.00    5.375000  4.991000  0.384000  N/A       357       3        6     3.250000      3
- Interest Only
30 Year Six Month LIBOR 10,229,127.31    4.897070  4.636073  0.260997  N/A       329      31       120    2.060016      4
- Interest Only
30 Year Six Month LIBOR  5,913,192.69    5.438418  5.054418  0.384000  N/A       345      15       120    1.938418      3
- Interest Only
30 Year Six Month LIBOR  2,086,588.04    5.134598  4.859289  0.275309  N/A       332      28       120    2.193007      4
- Interest Only
30 Year Six Month LIBOR    148,337.12    5.000000  4.741000  0.259000  N/A       328      32       120    2.250000      4
- Interest Only
2/28 Six Month LIBOR    23,721,699.51    6.212798  5.825964  0.386834  N/A       358       2       N/A    4.865960     22
2/28 Six Month LIBOR       259,764.95    6.500000  6.116000  0.384000  N/A       359       1       N/A    4.790000     23
2/28 Six Month LIBOR     8,974,048.49    6.356147  5.972147  0.384000  N/A       358       2       N/A    4.794628     22
2/28 Six Month LIBOR     4,822,584.56    6.130302  5.750773  0.379529  N/A       358       2       N/A    4.382888     22
2/28 Six Month LIBOR       333,152.46    6.211371  5.827371  0.384000  N/A       359       1       N/A    4.507512     23
2/28 Six Month LIBOR       369,408.07    5.689784  5.305784  0.384000  N/A       358       2       N/A    4.431043     22
2/28 Six Month LIBOR       415,835.16    6.614944  6.230944  0.384000  N/A       359       1       N/A    5.864944     23
2/28 Six Month LIBOR     1,059,104.94    6.367979  5.983979  0.384000  N/A       358       2       N/A    4.695463     22
2/28 Six Month LIBOR       149,586.99    6.450000  6.066000  0.384000  N/A       357       3       N/A    4.910000     21
2/28 Six Month LIBOR       102,395.17    6.950000  6.566000  0.384000  N/A       359       1       N/A    5.030000     23
2/28 Six Month LIBOR       674,445.19    6.064464  5.680464  0.384000  N/A       358       2       N/A    5.064464     22
2/28 Six Month LIBOR       227,363.12    6.375000  5.991000  0.384000  N/A       357       3       N/A    4.000000     21
2/28 Six Month LIBOR     2,550,375.18    6.221406  5.837406  0.384000  N/A       358       2       N/A    5.042927     22
2/28 Six Month LIBOR       667,554.84    6.402152  6.018152  0.384000  N/A       358       2       N/A    5.182933     22
2/28 Six Month LIBOR     2,027,547.40    6.578513  6.194513  0.384000  N/A       358       2       N/A    5.438195     22
2/28 Six Month LIBOR       137,718.61    5.888000  5.504000  0.384000  N/A       358       2       N/A    5.638000     22
2/28 Six Month LIBOR       372,016.79    6.302557  5.918557  0.384000  N/A       358       2       N/A    4.939314     22
2/28 Six Month LIBOR       215,249.81    6.750000  6.366000  0.384000  N/A       356       4       N/A    5.500000     20
2/28 Six Month LIBOR     3,622,858.51    6.390715  6.006715  0.384000  N/A       358       2       N/A    5.055378     22
2/28 Six Month LIBOR     2,010,455.51    6.517259  6.133259  0.384000  N/A       357       3       N/A    4.600801     21
2/28 Six Month LIBOR        83,869.59    7.290000  6.906000  0.384000  N/A       358       2       N/A    6.290000     22
2/28 Six Month LIBOR       669,986.70    6.076249  5.692249  0.384000  N/A       358       2       N/A    5.322026     22
2/28 Six Month LIBOR    17,620,159.98    6.132292  5.748292  0.384000  N/A       358       2       N/A    5.363423     22
2/28 Six Month LIBOR       747,327.26    5.859130  5.475130  0.384000  N/A       358       2       N/A    5.184093     22
2/28 Six Month LIBOR       374,322.75    5.982348  5.598348  0.384000  N/A       358       2       N/A    5.732348     22
2/28 Six Month LIBOR        51,913.15    6.920000  6.536000  0.384000  N/A       358       2       N/A    5.920000     22
2/28 Six Month LIBOR       190,339.68    4.990000  4.606000  0.384000  N/A       358       2       N/A    4.740000     22
2/28 Six Month LIBOR -  19,549,168.24    6.314698  5.934637  0.380061  N/A       358       2       24     4.349499     22
Interest Only
2/28 Six Month LIBOR -   3,660,404.00    6.536406  6.169371  0.367035  N/A       358       2       24     4.57731      22

                                              SUBSE-
                                   INITIAL    QUENT
                         RESET     PERIODIC   PERIODIC   MAXIMUM    MINIMUM
                         FREQUENCY RATE CAP   RATE CAP   MORTGAGE   MORTGAGE
      LOAN PROGRAM       (MONTHS)     (%)        (%)      RATE (%)   RATE (%)
      ------------       --------     ---        ---      --------   --------
30 Year One Month LIBOR    1       1.000000   1.000000   11.500000   2.250000
30 Year One Month LIBOR    1       1.000000   1.000000   11.250000   2.250000
- Interest Only
30 Year Six Month LIBOR    6       1.000000   1.000000    9.715977   3.068155
30 Year Six Month LIBOR    6       1.000000   1.000000   12.137033   5.017515
30 Year Six Month LIBOR    6       1.000000   1.000000   13.150000   6.150000
30 Year Six Month LIBOR    6       1.000000   1.000000   10.373102   3.313901
30 Year Six Month LIBOR    6       1.000000   1.000000    9.000000   4.000000
30 Year Six Month LIBOR    6       1.000000   1.000000   13.500000   6.500000
30 Year Six Month LIBOR    6       2.000000   1.000000   12.330000   6.330000
30 Year Six Month LIBOR    6       1.000000   1.000000   11.948195   3.000000
- Interest Only
30 Year Six Month LIBOR    6       1.000000   1.000000   11.375000   5.380000
- Interest Only
30 Year Six Month LIBOR    6       1.000000   1.000000   11.020115   2.060016
- Interest Only
30 Year Six Month LIBOR    6     N/A        N/A          12.000000   1.938418
- Interest Only
30 Year Six Month LIBOR    6       1.000000   1.000000   11.148493   2.682292
- Interest Only
30 Year Six Month LIBOR    6       1.000000   1.000000   10.750000   2.250000
- Interest Only
2/28 Six Month LIBOR       6       2.946133   1.000000   12.674571   5.862264
2/28 Six Month LIBOR       6       3.000000   1.000000   13.500000   6.500000
2/28 Six Month LIBOR       6       2.972383   1.000000   12.863876   5.561823
2/28 Six Month LIBOR       6       3.000000   1.000000   13.094535   5.991679
2/28 Six Month LIBOR       6       3.000000   1.000000   13.211371   6.211371
2/28 Six Month LIBOR       6       3.000000   1.000000   11.971025   5.689784
2/28 Six Month LIBOR       6       3.000000   1.000000   12.614944   5.864944
2/28 Six Month LIBOR       6       3.000000   1.000000   13.367979   6.100326
2/28 Six Month LIBOR       6       3.000000   1.000000   13.450000   4.913000
2/28 Six Month LIBOR       6       3.000000   1.000000   13.950000   6.950000
2/28 Six Month LIBOR       6       3.000000   1.000000   12.064464   6.064464
2/28 Six Month LIBOR       6       3.000000   1.000000   12.375000   4.000000
2/28 Six Month LIBOR       6       3.000000   1.000000   12.682969   6.059737
2/28 Six Month LIBOR       6       3.000000   1.000000   12.761033   6.402152
2/28 Six Month LIBOR       6       3.000000   1.000000   13.043374   6.463641
2/28 Six Month LIBOR       6       3.000000   1.000000   11.888000   5.888000
2/28 Six Month LIBOR       6       3.000000   1.000000   12.701726   5.540545
2/28 Six Month LIBOR       6       3.000000   1.000000   12.750000   5.500000
2/28 Six Month LIBOR       6       3.000000   1.000000   12.674754   6.057435
2/28 Six Month LIBOR       6       3.000000   1.000000   12.805616   5.909438
2/28 Six Month LIBOR       6       3.000000   1.000000   13.290000   7.290000
2/28 Six Month LIBOR       6       3.000000   1.000000   12.076249   6.076249
2/28 Six Month LIBOR       6       3.000000   1.000000   12.138797   6.132292
2/28 Six Month LIBOR       6       3.000000   1.000000   11.859130   5.859130
2/28 Six Month LIBOR       6       3.000000   1.000000   11.982348   5.982348
2/28 Six Month LIBOR       6       3.000000   1.000000   12.920000   6.920000
2/28 Six Month LIBOR       6       3.000000   1.000000   10.990000   4.990000
2/28 Six Month LIBOR -     6       2.945991   1.000000   13.160112   5.674174
Interest Only
2/28 Six Month LIBOR -     6       2.760682   1.000000   13.333341   6.114969

                                                   CURRENT            SUBSE-                      ORIGINAL
                                                   ADJUSTED  INITIAL  QUENT    REMAINING          INTEREST          MONTHS
                                         CURRENT   NET       EXPENSE  EXPENSE  TERM TO   LOAN     ONLY      GROSS   TO NEXT
                           PRINCIPAL     MORTGAGE  MORTGAGE  FEE      FEE RATE MATURITY  AGE      PERIOD    MARGIN  ADJUSTMENT
      LOAN PROGRAM        BALANCE ($)    RATE (%)  RATE (%)  RATE (%)    (%)   (MONTHS)  (MONTHS) (MONTHS)    (%)     DATE
      ------------        -----------    --------  --------  --------    ---   --------  -----------------    ---     ----
Interest Only
2/28 Six Month LIBOR -   3,938,192.00    6.451550  6.067550  0.384000  N/A       359       1       24     4.724616     23
Interest Only
2/28 Six Month LIBOR -  22,627,722.26    6.179748  5.797940  0.381808  N/A       358       2       24     4.229516     22
Interest Only
2/28 Six Month LIBOR -  35,747,719.81    6.175333  5.797247  0.378086  N/A       358       2       24     4.391329     22
Interest Only
2/28 Six Month LIBOR -   4,192,337.12    5.923415  5.539415  0.384000  N/A       357       3       24     4.132713     21
Interest Only
2/28 Six Month LIBOR -   5,247,416.94    5.974013  5.611567  0.362447  N/A       358       2       24     4.174987     22
Interest Only
2/28 Six Month LIBOR -     400,000.00    6.625000  6.366000  0.259000  N/A       357       3       24     2.875000     21
Interest Only
2/28 Six Month LIBOR -   2,595,555.77    6.417034  6.033034  0.384000  N/A       359       1       24     4.471457     23
Interest Only
2/28 Six Month LIBOR -   1,086,776.89    6.186753  5.802753  0.384000  N/A       358       2       24     4.470736     22
Interest Only
2/28 Six Month LIBOR -     710,799.83    7.122398  6.738398  0.384000  N/A       357       3       24     4.049803     21
Interest Only
2/28 Six Month LIBOR -   1,268,798.81    6.740306  6.356306  0.384000  N/A       356       4       24     4.210404     20
Interest Only
2/28 Six Month LIBOR -   1,128,800.00    6.747865  6.363865  0.384000  N/A       358       2       24     4.858017     22
Interest Only
2/28 Six Month LIBOR -     861,916.87    5.838366  5.454366  0.384000  N/A       358       2       24     4.170180     22
Interest Only
2/28 Six Month LIBOR -     356,800.00    6.808744  6.424744  0.384000  N/A       359       1       24     5.021973     23
Interest Only
2/28 Six Month LIBOR -     239,200.00    6.665886  6.281886  0.384000  N/A       358       2       24     4.180803     22
Interest Only
2/28 Six Month LIBOR -   1,641,600.00    6.792785  6.408785  0.384000  N/A       357       3       24     4.190589     21
Interest Only
2/28 Six Month LIBOR -   1,527,550.00    7.473311  7.089311  0.384000  N/A       357       3       24     4.530716     21
Interest Only
2/28 Six Month LIBOR -     705,144.00    6.074753  5.690753  0.384000  N/A       357       3       24     4.562213     21
Interest Only
2/28 Six Month LIBOR -     305,200.00    6.037497  5.653497  0.384000  N/A       358       2       24     5.037497     22
Interest Only
2/28 Six Month LIBOR -     218,400.00    5.500000  5.116000  0.384000  N/A       358       2       36     4.500000     22
Interest Only
2/28 Six Month LIBOR -  14,526,993.48    6.614613  6.230613  0.384000  N/A       357       3       60     5.686911     21
Interest Only
2/28 Six Month LIBOR -   1,903,139.52    6.781848  6.397848  0.384000  N/A       358       2       60     5.909860     22
Interest Only
2/28 Six Month LIBOR -  25,707,490.81    6.107396  5.723396  0.384000  N/A       358       2       60     5.189455     22
Interest Only
2/28 Six Month LIBOR -     420,000.00    6.250000  5.866000  0.384000  N/A       358       2       60     4.540000     22
Interest Only
2/28 Six Month LIBOR -   1,152,500.00    5.605180  5.221180  0.384000  N/A       358       2       60     4.605180     22
Interest Only
2/28 Six Month LIBOR -     139,200.00    5.640000  5.256000  0.384000  N/A       357       3       60     4.640000     21
Interest Only
2/28 Six Month LIBOR -     668,250.00    6.463954  6.079954  0.384000  N/A       359       1       60     5.713954     23
Interest Only
2/28 Six Month LIBOR -   2,569,605.88    6.438577  6.054577  0.384000  N/A       358       2       60     5.688577     22
Interest Only
2/28 Six Month LIBOR -
Interest Only              122,960.00    5.640000  5.256000  0.384000  N/A       358       2       60     4.640000     22
2/28 Six Month LIBOR -

                                              SUBSE-
                                   INITIAL    QUENT
                         RESET     PERIODIC   PERIODIC   MAXIMUM    MINIMUM
                         FREQUENCY RATE CAP   RATE CAP   MORTGAGE   MORTGAGE
      LOAN PROGRAM       (MONTHS)     (%)        (%)      RATE (%)   RATE (%)
      ------------       --------     ---        ---      --------   --------
Interest Only
2/28 Six Month LIBOR -     6       3.000000   1.000000   13.451550   6.451550
Interest Only
2/28 Six Month LIBOR -     6       2.965776   1.000000   12.990457   5.284659
Interest Only
2/28 Six Month LIBOR -     6       3.000000   1.000000   13.115465   6.129007
Interest Only
2/28 Six Month LIBOR -     6       3.000000   1.000000   12.708071   4.665503
Interest Only
2/28 Six Month LIBOR -     6       3.000000   1.000000   12.801585   5.908423
Interest Only
2/28 Six Month LIBOR -     6       3.000000   1.000000   12.625000   6.630000
Interest Only
2/28 Six Month LIBOR -     6       2.855881   1.000000   13.355314   5.946445
Interest Only
2/28 Six Month LIBOR -     6       3.000000   1.000000   13.186753   5.960100
Interest Only
2/28 Six Month LIBOR -     6       3.000000   1.000000   13.122398   4.049803
Interest Only
2/28 Six Month LIBOR -     6       3.000000   1.000000   12.740306   4.210404
Interest Only
2/28 Six Month LIBOR -     6       3.000000   1.000000   13.624194   6.055502
Interest Only
2/28 Six Month LIBOR -     6       3.000000   1.000000   12.838366   5.043697
Interest Only
2/28 Six Month LIBOR -     6       3.000000   1.000000   13.808744   6.808744
Interest Only
2/28 Six Month LIBOR -     6       3.000000   1.000000   13.665886   6.151839
Interest Only
2/28 Six Month LIBOR -     6       2.884990   1.000000   13.108575   5.340117
Interest Only
2/28 Six Month LIBOR -     6       3.000000   1.000000   13.562342   4.713675
Interest Only
2/28 Six Month LIBOR -     6       3.000000   1.000000   12.856925   6.074753
Interest Only
2/28 Six Month LIBOR -     6       3.000000   1.000000   12.037497   6.037497
Interest Only
2/28 Six Month LIBOR -     6       3.000000   1.000000   11.500000   5.500000
Interest Only
2/28 Six Month LIBOR -     6       3.000000   1.000000   12.618660   6.548761
Interest Only
2/28 Six Month LIBOR -     6       3.000000   1.000000   12.781848   6.397811
Interest Only
2/28 Six Month LIBOR -     6       3.000000   1.000000   12.107396   5.871302
Interest Only
2/28 Six Month LIBOR -     6       3.000000   1.000000   13.250000   6.250000
Interest Only
2/28 Six Month LIBOR -     6       3.000000   1.000000   11.605180   5.605180
Interest Only
2/28 Six Month LIBOR -     6       3.000000   1.000000   11.640000   5.640000
Interest Only
2/28 Six Month LIBOR -     6       3.000000   1.000000   12.463954   5.713954
Interest Only
2/28 Six Month LIBOR -     6       3.000000   1.000000   12.438577   5.688577
Interest Only
2/28 Six Month LIBOR -
Interest Only              6       3.000000   1.000000   11.640000   5.640000
2/28 Six Month LIBOR -


                                                   CURRENT            SUBSE-                      ORIGINAL
                                                   ADJUSTED  INITIAL  QUENT    REMAINING          INTEREST          MONTHS
                                         CURRENT   NET       EXPENSE  EXPENSE  TERM TO   LOAN     ONLY      GROSS   TO NEXT
                           PRINCIPAL     MORTGAGE  MORTGAGE  FEE      FEE RATE MATURITY  AGE      PERIOD    MARGIN  ADJUSTMENT
      LOAN PROGRAM        BALANCE ($)    RATE (%)  RATE (%)  RATE (%)    (%)   (MONTHS)  (MONTHS) (MONTHS)    (%)     DATE
      ------------        -----------    --------  --------  --------    ---   --------  -----------------    ---     ----
Interest Only            3,624,879.15    6.440154  6.056154  0.384000  N/A       356       4       60     5.440154     20
2/28 Six Month LIBOR -
Interest Only              164,000.00    7.290000  6.906000  0.384000  N/A       356       4       60     6.290000     20
2/28 Six Month LIBOR -
Interest Only            7,969,846.48    6.327475  5.943475  0.384000  N/A       357       3       60     5.327475     21
2/28 Six Month LIBOR -
Interest Only            2,625,776.33    6.325227  5.941227  0.384000  N/A       357       3       60     5.351505     21
2/28 Six Month LIBOR -
Interest Only              167,000.00    5.790000  5.406000  0.384000  N/A       358       2       60     4.790000     22
2/28 Six Month LIBOR -
Interest Only            1,347,339.80    6.074196  5.690196  0.384000  N/A       357       3       60     5.148787     21
2/28 Six Month LIBOR -
Interest Only              161,200.00    6.340000  5.956000  0.384000  N/A       358       2       60     5.340000     22
2/28 Six Month LIBOR -
Interest Only              428,800.00    6.134403  5.750403  0.384000  N/A       358       2       60     5.134403     22
2/28 Six Month LIBOR -
Interest Only           20,662,378.25    6.020480  5.636480  0.384000  N/A       357       3       60     4.995821     21
2/28 Six Month LIBOR -
Interest Only            2,839,309.73    6.185358  5.801358  0.384000  N/A       358       2       60     5.187408     22
2/28 Six Month LIBOR -
Interest Only              507,920.00    6.290047  5.906047  0.384000  N/A       358       2       60     5.290047     22
2/28 Six Month LIBOR -
Interest Only            2,182,346.28    6.478190  6.094190  0.384000  N/A       357       3       60     5.912678     21
2/28 Six Month LIBOR -
Interest Only           39,573,909.09    6.188473  5.804473  0.384000  N/A       357       3       60     5.331141     21
2/28 Six Month LIBOR -
Interest Only              445,920.00    6.138698  5.754698  0.384000  N/A       357       3       60     5.138698     21
2/28 Six Month LIBOR -
Interest Only              125,999.95    5.99      5.606     0.384000  N/A       358       2       60     5.740000     22
2/28 Six Month LIBOR -
Interest Only               84,400.00    5.84      5.456     0.384000  N/A       357       3       60     4.840000     21
2/28 Six Month LIBOR -
Interest Only              405,754.23    6.396931  6.012931  0.384000  N/A       356       4       60     5.534643     20
2/28 Six Month LIBOR -
Interest Only           17,765,138.06    6.136453  5.753786  0.382667  N/A       357       3       120    3.053010     21
2/28 Six Month LIBOR -
Interest Only              374,027.00    7.182315  6.821175  0.361140  N/A       357       3       120    4.728593     21
2/28 Six Month LIBOR -
Interest Only            2,745,725.67    7.557589  7.185061  0.372528  N/A       357       3       120    4.339387     21
2/28 Six Month LIBOR -
Interest Only            1,714,752.04    6.432742  6.106411  0.326331  N/A       357       3       120    3.692636     21
2/28 Six Month LIBOR -
Interest Only            1,028,866.77    5.709227  5.350497  0.358730  N/A       357       3       120    2.550540     21
2/28 Six Month LIBOR -
Interest Only               73,500.00    7.625     7.241     0.384000  N/A       357       3       120    4.500000     21
2/28 Six Month LIBOR -
Interest Only              135,717.28    7         6.616     0.384000  N/A       357       3       120    4.500000     21
2/28 Six Month LIBOR -
Interest Only               88,800.00    6.5       6.116     0.384000  N/A       357       3       120    4.500000     21
2/28 Six Month LIBOR -
Interest Only              134,350.00    6.25      5.866     0.384000  N/A       357       3       120    2.500000     21
2/28 Six Month LIBOR -
Interest Only              408,000.00    7.455882  7.071882  0.384000  N/A       357       3       120    4.343137     21
2/28 Six Month LIBOR -
Interest Only            6,865,613.15    6.750722  6.366722  0.384000  N/A       357       3       120    4.170143     21
2/28 Six Month LIBOR -

                                               SUBSE-
                                    INITIAL    QUENT
                          RESET     PERIODIC   PERIODIC   MAXIMUM    MINIMUM
                          FREQUENCY RATE CAP   RATE CAP   MORTGAGE   MORTGAGE
      LOAN PROGRAM        (MONTHS)     (%)        (%)      RATE (%)   RATE (%)
      ------------        --------     ---        ---      --------   --------
Interest Only               6       3.000000   1.000000   12.440154   6.440154
2/28 Six Month LIBOR -
Interest Only               6       3.000000   1.000000   13.290000   7.290000
2/28 Six Month LIBOR -
Interest Only               6       3.000000   1.000000   12.327475   6.327475
2/28 Six Month LIBOR -
Interest Only               6       3.000000   1.000000   12.325227   6.325227
2/28 Six Month LIBOR -
Interest Only               6       3.000000   1.000000   11.790000   5.790000
2/28 Six Month LIBOR -
Interest Only               6       3.000000   1.000000   12.074196   6.074196
2/28 Six Month LIBOR -
Interest Only               6       3.000000   1.000000   12.340000   6.340000
2/28 Six Month LIBOR -
Interest Only               6       3.000000   1.000000   12.134403   6.134403
2/28 Six Month LIBOR -
Interest Only               6       3.000000   1.000000   12.020480   6.011333
2/28 Six Month LIBOR -
Interest Only               6       3.000000   1.000000   12.185358   6.185358
2/28 Six Month LIBOR -
Interest Only               6       3.000000   1.000000   12.290047   6.290047
2/28 Six Month LIBOR -
Interest Only               6       3.000000   1.000000   12.478190   6.478190
2/28 Six Month LIBOR -
Interest Only               6       3.000000   1.000000   12.188473   6.188473
2/28 Six Month LIBOR -
Interest Only               6       3.000000   1.000000   12.138698   6.138698
2/28 Six Month LIBOR -
Interest Only               6       3.000000   1.000000   11.990000   5.990000
2/28 Six Month LIBOR -
Interest Only               6       3.000000   1.000000   11.840000   5.840000
2/28 Six Month LIBOR -
Interest Only               6       3.000000   1.000000   12.396931   6.396931
2/28 Six Month LIBOR -
Interest Only               6       2.996454   1.003546   12.136453   3.085014
2/28 Six Month LIBOR -
Interest Only               6       3.000000   1.000000   13.182315   5.094342
2/28 Six Month LIBOR -
Interest Only               6       3.000000   1.000000   13.557589   4.626196
2/28 Six Month LIBOR -
Interest Only               6       3.000000   1.000000   12.432742   5.130870
2/28 Six Month LIBOR -
Interest Only               6       3.000000   1.000000   11.709227   3.182293
2/28 Six Month LIBOR -
Interest Only               6       3.000000   1.000000   13.625000   4.500000
2/28 Six Month LIBOR -
Interest Only               6       3.000000   1.000000   13.000000   4.500000
2/28 Six Month LIBOR -
Interest Only               6       3.000000   1.000000   12.500000   4.500000
2/28 Six Month LIBOR -
Interest Only               6       3.000000   1.000000   12.250000   2.500000
2/28 Six Month LIBOR -
Interest Only               6       3.000000   1.000000   13.455882   4.343137
2/28 Six Month LIBOR -
Interest Only               6       3.000000   1.000000   12.750722   4.170143
2/28 Six Month LIBOR -


                                                   CURRENT            SUBSE-                      ORIGINAL
                                                   ADJUSTED  INITIAL  QUENT    REMAINING          INTEREST          MONTHS
                                         CURRENT   NET       EXPENSE  EXPENSE  TERM TO   LOAN     ONLY      GROSS   TO NEXT
                           PRINCIPAL     MORTGAGE  MORTGAGE  FEE      FEE RATE MATURITY  AGE      PERIOD    MARGIN  ADJUSTMENT
      LOAN PROGRAM        BALANCE ($)    RATE (%)  RATE (%)  RATE (%)    (%)   (MONTHS)  (MONTHS) (MONTHS)    (%)     DATE
      ------------        -----------    --------  --------  --------    ---   --------  -----------------    ---     ----
Interest Only              228,150.46    7.333129  6.949129  0.384000  N/A       357       3       120    4.500000     21
2/28 Six Month LIBOR -
Interest Only              240,000.00    6.375000  5.991000  0.384000  N/A       357       3       120    4.500000     21
2/28 Six Month LIBOR -
Interest Only              482,300.00    7.149725  6.765725  0.384000  N/A       357       3       120    4.500000     21
2/28 Six Month LIBOR -
Interest Only            1,021,600.00    6.719558  6.335558  0.384000  N/A       357       3       120    4.500000     21
2/28 Six Month LIBOR -
Interest Only            4,937,687.35    6.796775  6.412775  0.384000  N/A       357       3       120    4.500000     21
2/28 Six Month LIBOR -
Interest Only              625,199.98    5.750000  5.366000  0.384000  N/A       357       3       120    2.500000     21
3/27 Six Month LIBOR     6,815,768.27    5.991360  5.609434  0.381926  N/A       353       7       N/A    4.802668     29
3/27 Six Month LIBOR        79,926.97    6.450000  6.066000  0.384000  N/A       359       1       N/A    2.990000     35
3/27 Six Month LIBOR     3,073,627.60    5.784760  5.400760  0.384000  N/A       354       6       N/A    5.245119     30
3/27 Six Month LIBOR       765,193.76    6.168316  5.784316  0.384000  N/A       358       2       N/A    4.495623     34
3/27 Six Month LIBOR       304,512.85    6.287271  5.903271  0.384000  N/A       359       1       N/A    5.537271     35
3/27 Six Month LIBOR       667,978.82    5.620988  5.236988  0.384000  N/A       357       3       N/A    4.199266     33
3/27 Six Month LIBOR       668,154.79    6.288082  5.904082  0.384000  N/A       356       4       N/A    5.502969     32
3/27 Six Month LIBOR     1,665,026.54    6.315483  5.931483  0.384000  N/A       357       3       N/A    5.646912     33
3/27 Six Month LIBOR        84,537.43    6.875000  6.616000  0.259000  N/A       354       6       N/A    2.250000     30
3/27 Six Month LIBOR       111,800.47    6.590000  6.206000  0.384000  N/A       358       2       N/A    6.340000     34
3/27 Six Month LIBOR       485,618.02    6.500000  6.116000  0.384000  N/A       358       2       N/A    4.790000     34
3/27 Six Month LIBOR       487,151.24    5.951207  5.567207  0.384000  N/A       356       4       N/A    5.122013     32
3/27 Six Month LIBOR       132,508.61    5.500000  5.116000  0.384000  N/A       358       2       N/A    4.500000     34
3/27 Six Month LIBOR       415,135.77    6.453223  6.069223  0.384000  N/A       352       8       N/A    5.998550     28
3/27 Six Month LIBOR     3,842,611.56    6.118143  5.734143  0.384000  N/A       354       6       N/A    5.668859     30
3/27 Six Month LIBOR -
Interest Only              179,997.50    6.650000  6.266000  0.384000  N/A       358       2       24     4.940000     34
3/27 Six Month LIBOR -
Interest Only            4,915,293.90    6.162538  5.784759  0.377779  N/A       358       2       36     4.258499     34
3/27 Six Month LIBOR -
Interest Only             203,200.00     6.250000  5.866000  0.384000  N/A       358       2       36     4.540000     34
3/27 Six Month LIBOR -
Interest Only            2,504,737.17    6.114941  5.730941  0.384000  N/A       357       3       36     4.073858     33
3/27 Six Month LIBOR -
Interest Only            2,756,552.00    5.784189  5.400189  0.384000  N/A       359       1       36     3.990386     35
3/27 Six Month LIBOR -
Interest Only              776,679.00    6.647654  6.263654  0.384000  N/A       359       1       36     4.851773     35
3/27 Six Month LIBOR -
Interest Only              216,983.89    6.625000  6.241000  0.384000  N/A       350      10       36     3.500000     26
3/27 Six Month LIBOR -
Interest Only               87,960.00    6.500000  6.116000  0.384000  N/A       358       2       36     4.960000     34
3/27 Six Month LIBOR -
Interest Only              184,120.29    6.025407  5.641407  0.384000  N/A       358       2       36     4.485407     34
3/27 Six Month LIBOR -
Interest Only              119,800.00    5.550000  5.166000  0.384000  N/A       358       2       36     3.840000     34
3/27 Six Month LIBOR -
Interest Only            3,795,541.81    6.171200  5.787200  0.384000  N/A       357       3       60     5.250219     33
3/27 Six Month LIBOR -
Interest Only              876,307.52    4.977406  4.593406  0.384000  N/A       349      11       60     4.564712     25
3/27 Six Month LIBOR -
Interest Only            1,572,578.49    5.965134  5.581134  0.384000  N/A       354       6       60     5.162835     30
3/27 Six Month LIBOR -
Interest Only              127,300.00    6.300000  5.916000  0.384000  N/A       359       1       60     5.550000     35

                                             SUBSE-
                                  INITIAL    QUENT
                        RESET     PERIODIC   PERIODIC   MAXIMUM    MINIMUM
                        FREQUENCY RATE CAP   RATE CAP   MORTGAGE   MORTGAGE
      LOAN PROGRAM      (MONTHS)     (%)        (%)      RATE (%)   RATE (%)
      ------------      --------     ---        ---      --------   --------
Interest Only             6       3.000000   1.000000   13.333129   4.500000
2/28 Six Month LIBOR -
Interest Only             6       3.000000   1.000000   12.375000   4.500000
2/28 Six Month LIBOR -
Interest Only             6       3.000000   1.000000   13.149725   4.500000
2/28 Six Month LIBOR -
Interest Only             6       3.000000   1.000000   12.719558   4.500000
2/28 Six Month LIBOR -
Interest Only             6       3.000000   1.000000   12.796775   4.500000
2/28 Six Month LIBOR -
Interest Only             6       3.000000   1.000000   11.750000   2.500000
3/27 Six Month LIBOR      6       2.867821   1.000000   12.478476   5.638447
3/27 Six Month LIBOR      6       3.000000   1.000000   13.450000   6.450000
3/27 Six Month LIBOR      6       2.806761   1.000000   11.975355   5.527798
3/27 Six Month LIBOR      6       3.000000   1.000000   13.168316   5.826392
3/27 Six Month LIBOR      6       3.000000   1.000000   12.287271   5.537271
3/27 Six Month LIBOR      6       3.000000   1.000000   12.425913   5.226345
3/27 Six Month LIBOR      6       3.000000   1.000000   12.288082   6.288082
3/27 Six Month LIBOR      6       3.000000   1.000000   12.456907   6.201327
3/27 Six Month LIBOR      6       3.000000   2.000000   12.875000   6.875000
3/27 Six Month LIBOR      6       3.000000   1.000000   12.590000   6.590000
3/27 Six Month LIBOR      6       3.000000   1.000000   13.500000   6.500000
3/27 Six Month LIBOR      6       3.000000   1.000000   12.179047   5.453997
3/27 Six Month LIBOR      6       3.000000   1.000000   11.500000   5.500000
3/27 Six Month LIBOR      6       3.000000   1.000000   12.453223   6.453223
3/27 Six Month LIBOR      6       3.000000   1.000000   12.144853   6.118143
3/27 Six Month LIBOR -
Interest Only             6       3.000000   1.000000   13.650000   6.650000
3/27 Six Month LIBOR -
Interest Only             6       3.000000   1.000000   12.984960   5.526223
3/27 Six Month LIBOR -
Interest Only             6       3.000000   1.000000   13.250000   6.250000
3/27 Six Month LIBOR -
Interest Only             6       3.000000   1.000000   12.735160   4.663052
3/27 Six Month LIBOR -
Interest Only             6       3.000000   1.000000   12.784189   5.775076
3/27 Six Month LIBOR -
Interest Only             6       3.000000   1.000000   13.647654   6.647654
3/27 Six Month LIBOR -
Interest Only             6       3.000000   1.000000   12.625000   3.500000
3/27 Six Month LIBOR -
Interest Only             6       3.000000   1.000000   13.500000   4.963000
3/27 Six Month LIBOR -
Interest Only             6       3.000000   1.000000   13.025407   5.209657
3/27 Six Month LIBOR -
Interest Only             6       3.000000   1.000000   12.550000   3.840000
3/27 Six Month LIBOR -
Interest Only             6       3.000000   1.000000   12.247078   6.060297
3/27 Six Month LIBOR -
Interest Only             6       3.000000   1.000000   10.977406   4.652017
3/27 Six Month LIBOR -
Interest Only             6       3.000000   1.000000   11.965134   5.965134
3/27 Six Month LIBOR -
Interest Only             6       3.000000   1.000000   12.300000   5.550000

                                                   CURRENT            SUBSE-                      ORIGINAL
                                                   ADJUSTED  INITIAL  QUENT    REMAINING          INTEREST          MONTHS
                                         CURRENT   NET       EXPENSE  EXPENSE  TERM TO   LOAN     ONLY      GROSS   TO NEXT
                           PRINCIPAL     MORTGAGE  MORTGAGE  FEE      FEE RATE MATURITY  AGE      PERIOD    MARGIN  ADJUSTMENT
      LOAN PROGRAM        BALANCE ($)    RATE (%)  RATE (%)  RATE (%)    (%)   (MONTHS)  (MONTHS) (MONTHS)    (%)     DATE
      ------------        -----------    --------  --------  --------    ---   --------  -----------------    ---     ----
3/27 Six Month LIBOR -
Interest Only            2,081,100.00    5.955208  5.571208  0.384000  N/A       359       1       60     5.205208     35
3/27 Six Month LIBOR -
Interest Only              558,673.56    5.859035  5.475035  0.384000  N/A       356       4       60     4.859035     32
3/27 Six Month LIBOR -
Interest Only            1,409,504.14    6.170603  5.786603  0.384000  N/A       357       3       60     5.170603     33
3/27 Six Month LIBOR -
Interest Only            1,499,755.00    6.213186  5.829186  0.384000  N/A       357       3       60     5.341588     33
3/27 Six Month LIBOR -
Interest Only              181,600.00    5.990000  5.606000  0.384000  N/A       357       3       60     4.990000     33
3/27 Six Month LIBOR -
Interest Only              877,575.66    5.776294  5.392294  0.384000  N/A       351       9       60     5.291852     27
3/27 Six Month LIBOR -
Interest Only              469,272.18    6.072118  5.688118  0.384000  N/A       357       3       60     5.072118     33
3/27 Six Month LIBOR -
Interest Only              267,045.00    6.490000  6.106000  0.384000  N/A       358       2       60     6.240000     34
3/27 Six Month LIBOR -
Interest Only              428,319.77    6.114991  5.730991  0.384000  N/A       354       6       60     5.424572     30
3/27 Six Month LIBOR -
Interest Only           11,316,681.63    6.111878  5.727878  0.384000  N/A       357       3       60     5.591786     33
3/27 Six Month LIBOR -
Interest Only              335,198.29    5.125000  4.741000  0.384000  N/A       358       2       60     4.875000     34
3/27 Six Month LIBOR -
Interest Only              999,999.00    5.750000  5.366000  0.384000  N/A       347      13       120    2.750000     23
5/25 Six Month LIBOR       674,209.98    7.548391  6.934685  0.613706  N/A       355       5       N/A    5.202130     55
5/25 Six Month LIBOR       175,063.44    8.125000  6.651000  1.474000  N/A       357       3       N/A    2.875000     57
5/25 Six Month LIBOR       301,288.08    5.800000  5.416000  0.384000  N/A       359       1       N/A    4.090000     59
5/25 Six Month LIBOR       419,400.00    6.700191  6.316191  0.384000  N/A       358       2       N/A    5.258870     58
5/25 Six Month LIBOR       456,595.80    6.676290  6.292290  0.384000  N/A       359       1       N/A    4.377567     59
5/25 Six Month LIBOR       391,164.61    7.750000  7.366000  0.384000  N/A       357       3       N/A    7.625000     57
5/25 Six Month LIBOR       127,768.98    5.850000  5.466000  0.384000  N/A       359       1       N/A    5.100000     59
5/25 Six Month LIBOR       154,522.06    6.550000  6.166000  0.384000  N/A       358       2       N/A    5.012500     58
5/25 Six Month LIBOR       119,540.99    6.250000  5.866000  0.384000  N/A       356       4       N/A    3.500000     56
5/25 Six Month LIBOR -
Interest Only              991,447.00    6.275859  5.891859  0.384000  N/A       358       2       60     4.517849     58
5/25 Six Month LIBOR -
Interest Only              320,000.00    6.500000  6.116000  0.384000  N/A       360       0       60     4.576000     60
5/25 Six Month LIBOR -
Interest Only            2,581,898.00    5.837361  5.453361  0.384000  N/A       358       2       60     3.567549     58
5/25 Six Month LIBOR -
Interest Only              955,899.28    6.107726  5.723726  0.384000  N/A       358       2       60     4.007229     58
5/25 Six Month LIBOR -
Interest Only              130,000.00    6.600000  6.216000  0.384000  N/A       358       2       60     4.890000     58
5/25 Six Month LIBOR -
Interest Only              186,400.00    7.000000  6.616000  0.384000  N/A       357       3       60     4.000000     57
5/25 Six Month LIBOR -
Interest Only              116,800.00    6.550000  6.166000  0.384000  N/A       360       0       60     4.626000     60
5/25 Six Month LIBOR -
Interest Only               89,800.00    7.750000  7.366000  0.384000  N/A       354       6       120    2.750000     54
5/25 Six Month LIBOR -
Interest Only              132,999.60    7.500000  7.116000  0.384000  N/A       357       3       120    3.000000     57
30 Year Twelve Month                                                0  N/A                         N/A
LIBOR                      936,695.52    5.342735  4.958735  0.38400             355       5              2.250000      7
30Y Twelve Month LIBOR
- Interest Only          3,148,690.01    5.165497  4.781497  0.384000  N/A       356       4       12     2.250000      8
30Y Twelve Month LIBOR
- Interest Only            860,000.00    4.750000  4.366000  0.384000  N/A       351       9       120    2.500000      3

                                              SUBSE-
                                   INITIAL    QUENT
                         RESET     PERIODIC   PERIODIC   MAXIMUM    MINIMUM
                         FREQUENCY RATE CAP   RATE CAP   MORTGAGE   MORTGAGE
      LOAN PROGRAM       (MONTHS)     (%)        (%)      RATE (%)   RATE (%)
      ------------       --------     ---        ---      --------   --------
3/27 Six Month LIBOR -
Interest Only              6       3.000000   1.000000   11.955208   5.205208
3/27 Six Month LIBOR -
Interest Only              6       3.000000   1.000000   11.859035   5.859035
3/27 Six Month LIBOR -
Interest Only              6       3.000000   1.000000   12.170603   6.170603
3/27 Six Month LIBOR -
Interest Only              6       3.000000   1.000000   12.213186   6.213186
3/27 Six Month LIBOR -
Interest Only              6       3.000000   1.000000   11.990000   5.990000
3/27 Six Month LIBOR -
Interest Only              6       3.000000   1.000000   11.776294   5.776294
3/27 Six Month LIBOR -
Interest Only              6       3.000000   1.000000   12.072118   6.072118
3/27 Six Month LIBOR -
Interest Only              6       3.000000   1.000000   12.490000   6.490000
3/27 Six Month LIBOR -
Interest Only              6       3.000000   1.000000   12.114991   6.114991
3/27 Six Month LIBOR -
Interest Only              6       3.000000   1.000000   12.111878   6.111878
3/27 Six Month LIBOR -
Interest Only              6       3.000000   1.000000   11.125000   5.125000
3/27 Six Month LIBOR -
Interest Only              6       6.000000   1.000000   11.750000   2.750000
5/25 Six Month LIBOR       6       5.586217   2.526122   14.212441   6.038833
5/25 Six Month LIBOR       6       6.000000   2.000000   14.125000   2.875000
5/25 Six Month LIBOR       6       3.000000   1.000000   12.800000   5.800000
5/25 Six Month LIBOR       6       3.000000   1.119041   13.224395   6.343344
5/25 Six Month LIBOR       6       3.000000   1.000000   13.676290   6.676290
5/25 Six Month LIBOR       6       3.000000   1.000000   13.750000   7.625000
5/25 Six Month LIBOR       6       3.000000   1.000000   11.850000   5.100000
5/25 Six Month LIBOR       6       3.000000   1.000000   13.550000   6.550000
5/25 Six Month LIBOR       6       3.000000   1.000000   12.250000   3.500000
5/25 Six Month LIBOR -
Interest Only              6       3.000000   1.000000   12.854253   5.682787
5/25 Six Month LIBOR -
Interest Only              6       3.000000   1.000000   13.500000   6.500000
5/25 Six Month LIBOR -
Interest Only              6       3.000000   1.000000   12.273939   4.563759
5/25 Six Month LIBOR -
Interest Only              6       3.000000   1.000000   13.107726   6.107726
5/25 Six Month LIBOR -
Interest Only              6       3.000000   1.000000   13.600000   4.890000
5/25 Six Month LIBOR -
Interest Only              6       5.000000   1.000000   12.000000   4.000000
5/25 Six Month LIBOR -
Interest Only              6       3.000000   1.000000   13.550000   6.550000
5/25 Six Month LIBOR -
Interest Only              6       5.000000   1.000000   12.750000   2.750000
5/25 Six Month LIBOR -
Interest Only              6       5.000000   1.000000   12.500000   3.000000
30 Year Twelve Month
LIBOR                      12      2.000000   2.000000   11.342735   2.250000
30Y Twelve Month LIBOR
- Interest Only            12      2.000000   2.000000   11.165497   2.250000
30Y Twelve Month LIBOR
- Interest Only            12      2.000000   2.000000   10.750000   2.500000

                                                   CURRENT            SUBSE-                      ORIGINAL
                                                   ADJUSTED  INITIAL  QUENT    REMAINING          INTEREST          MONTHS
                                         CURRENT   NET       EXPENSE  EXPENSE  TERM TO   LOAN     ONLY      GROSS   TO NEXT
                           PRINCIPAL     MORTGAGE  MORTGAGE  FEE      FEE RATE MATURITY  AGE      PERIOD    MARGIN  ADJUSTMENT
      LOAN PROGRAM        BALANCE ($)    RATE (%)  RATE (%)  RATE (%)    (%)   (MONTHS)  (MONTHS) (MONTHS)    (%)     DATE
      ------------        -----------    --------  --------  --------    ---   --------  -----------------    ---     ----
3/1 Twelve Month LIBOR   4,538,912.23    5.650575  5.195979  0.454597  N/A       322      38       N/A    2.353756      8
3/1 Twelve Month LIBOR     146,470.43    7.250000  6.106000  1.144000  N/A       358       2       N/A    3.250000     34
3/1 Twelve Month LIBOR     314,419.25    6.375000  5.991000  0.384000  N/A       357       3       N/A    2.750000     33
3/1 Twelve Month LIBOR
- Interest Only          2,953,547.05    6.741224  6.029807  0.711417  N/A       356       4       36     2.931192     32
3/1 Twelve Month LIBOR
- Interest Only            822,500.00    6.360334  6.064556  0.295778  N/A       358       2       36     2.250000     34
3/1 Twelve Month LIBOR
- Interest Only            400,000.00    7.250000  5.866000  1.384000  N/A       358       2       36     3.250000     34
3/1 Twelve Month LIBOR
- Interest Only            174,527.43    6.500000  6.116000  0.384000  N/A       357       3       36     2.250000     33
3/1 Twelve Month LIBOR
- Interest Only             79,200.00    5.875000  5.491000  0.384000  N/A       355       5       36     2.250000     31
3/1 Twelve Month LIBOR
- Interest Only            523,125.00    6.250000  5.991000  0.259000  N/A       359       1       120    2.500000     35
3/1 Twelve Month LIBOR
- Interest Only            295,953.18    6.250000  5.991000  0.259000  N/A       358       2       120    2.250000     34
5/1 Twelve-Month LIBOR   2,170,763.52    5.902834  5.528640  0.374194 0.480736   332      28       N/A    2.357457     32
5/1 Twelve-Month LIBOR     150,586.40    7.875000  7.491000  0.384000  N/A       357       3       N/A    3.250000     57
5/1 Twelve-Month LIBOR
- Interest Only          3,754,526.19    7.915431  7.185001  0.730430 0.795344   359       1       60     2.769218     59
7/1 Twelve-Month LIBOR   1,068,120.37    5.691803  5.413075  0.278728  N/A       321      39       N/A    2.250000     45
7/1 Twelve Month LIBOR     227,540.47    5.750000  5.366000  0.384000  N/A       355       5       N/A    2.250000     79
7/1 Twelve-Month LIBOR
- Interest Only          1,955,518.13    5.942792  5.664424  0.278368 0.384000   358       2       84     2.250000     82
30 Year CMT One Year     2,409,613.58    4.660329  3.835830  0.824499  N/A       345      15       N/A    3.237616      8
30 Year CMT One Year       167,555.38    4.375000  3.811000  0.564000  N/A       355       5       N/A    3.250000      7
30 Year CMT One Year       247,402.80    5.000000  4.616000  0.384000  N/A       358       2       N/A    2.875000     10
30 Year CMT One Year       337,110.90    3.832404  2.991811  0.840593  N/A       350      10       N/A    3.460193      2
30 Year CMT One Year       149,924.29    3.875000  3.491000  0.384000  N/A       357       3       N/A    2.625000      9
30 Year CMT One Year        31,873.10    4.500000  4.116000  0.384000  N/A       357       3       N/A    2.875000      9
3/1 CMT One Year           362,406.87    5.315025  4.931025  0.384000  N/A       347      13       N/A    2.250000     23
5/1 CMT One Year         2,404,047.66    6.370787  6.041695  0.329092 0.365892   313      47       N/A    2.750000     13

                                              SUBSE-
                                   INITIAL    QUENT
                         RESET     PERIODIC   PERIODIC   MAXIMUM    MINIMUM
                         FREQUENCY RATE CAP   RATE CAP   MORTGAGE   MORTGAGE
      LOAN PROGRAM       (MONTHS)     (%)        (%)      RATE (%)   RATE (%)
      ------------       --------     ---        ---      --------   --------
3/1 Twelve Month LIBOR     12      2.000000   2.000000   11.693090   2.353756
3/1 Twelve Month LIBOR     12      2.000000   2.000000   13.250000   3.250000
3/1 Twelve Month LIBOR     12      3.000000   2.000000   12.375000   2.750000
3/1 Twelve Month LIBOR
- Interest Only            12      2.000000   2.000000   12.741224   2.931192
3/1 Twelve Month LIBOR
- Interest Only            12      2.000000   2.000000   12.360334   2.250000
3/1 Twelve Month LIBOR
- Interest Only            12      2.000000   2.000000   13.250000   3.250000
3/1 Twelve Month LIBOR
- Interest Only            12      2.000000   2.000000   12.500000   2.250000
3/1 Twelve Month LIBOR
- Interest Only            12      2.000000   2.000000   11.875000   2.250000
3/1 Twelve Month LIBOR
- Interest Only            12      6.000000   2.000000   12.250000   2.500000
3/1 Twelve Month LIBOR
- Interest Only            12      2.000000   2.000000   12.250000   2.250000
5/1 Twelve-Month LIBOR     12      5.000000   2.000000   10.902834   2.357457
5/1 Twelve-Month LIBOR     12      5.000000   2.000000   12.875000   3.250000
5/1 Twelve-Month LIBOR
- Interest Only            12      5.000000   2.000000   12.915431   2.769218
7/1 Twelve-Month LIBOR     12      5.000000   2.000000   10.691803   2.250000
7/1 Twelve Month LIBOR     12      5.000000   2.000000   10.750000   2.250000
7/1 Twelve-Month LIBOR
- Interest Only            12      5.000000   2.000000   10.942792   2.250000
30 Year CMT One Year       12      1.900114   1.900114   10.740142   2.976964
30 Year CMT One Year       12      2.000000   2.000000   10.375000   3.250000
30 Year CMT One Year       12      2.000000   2.000000   11.000000   2.875000
30 Year CMT One Year       12      2.000000   2.000000    9.832404   3.460193
30 Year CMT One Year       12      2.000000   2.000000    9.875000   2.625000
30 Year CMT One Year       12      2.000000   2.000000   10.500000   2.875000
3/1 CMT One Year           12      1.000000   1.000000   10.315025   2.250000
5/1 CMT One Year           12      5.000000   2.000000   11.793736   2.750000

o the Mortgage Loans prepay at the specified constant percentages of the applicable Prepayment Assumption,

o no defaults or delinquencies in the payment by mortgagors of principal of and interest on the Mortgage Loans are experienced,

o scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the closing date and are computed before giving effect to prepayments received on the last day of the prior month,

o there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the closing date,

o the scheduled monthly payment for each Mortgage Loan, except for the balloon loans and Interest Only Loans during their respective interest-only periods, has been calculated such that each Mortgage Loan will amortize in amounts sufficient to repay the current balance of the Mortgage Loan by its respective remaining term to maturity,

o the balloon loan will amortize over its remaining amortization term with the final balloon payment being paid at the end of its remaining term to maturity,

o any Mortgage Loan with a remaining interest-only term greater than zero does not amortize during the remaining interest-only term. At the end of the remaining interest-only term, any such Mortgage Loan will amortize in amounts sufficient to repay the current balance of any Mortgage Loan over the remaining term to maturity calculated at the expiration of the remaining interest-only term,

o the initial Class Certificate Balance of each class of offered certificates is as set forth on the cover page hereof or as described under "Description of the Certificates" in this prospectus supplement,

o the level of One-Month LIBOR remains constant at 4.06% per annum, Six-Month LIBOR remains constant at 4.39% per annum, One-Year CMT remains constant at 4.22% per annum and Twelve-Month LIBOR remains constant at 4.60% per annum,

o distributions in respect of the certificates are received in cash on the 25th day of each month commencing in the calendar month following the closing date,

o        the closing date of the sale of the certificates is October 28, 2005,

o        no seller is required to repurchase or substitute for any Mortgage
         Loan,

o the Class CF and Class CV Certificates do not have initial Class Certificate Balances,

o the Master Servicer does not exercise the option to repurchase the Mortgage Loans described under "Servicing of the Mortgage Loans -- Certain Modifications and Refinancings," "-- Optional Purchase of Defaulted Loans" and "-- Optional Termination" in this prospectus supplement,

o the Mortgage Rate on each Group 2 Mortgage Loan will be adjusted on each Adjustment Date (as necessary) to a rate equal to the One-Month LIBOR, Six-Month LIBOR Index, Twelve-Month LIBOR Index or One-Year CMT Index, as applicable (as described above), plus the Gross Margin, subject to Maximum Mortgage Rates, Minimum Mortgage Rates, Initial Periodic Rate Caps and Subsequent Periodic Rate Caps (as applicable), and

o scheduled monthly payments on each Group 2 Mortgage Loan will be adjusted in the month immediately following the interest adjustment date (as necessary) for such Mortgage Loan to equal the fully amortizing payment described above.

         Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this prospectus supplement represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. The Prepayment Assumption does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of any prepayment of any pool of mortgage loans, including the mortgage loans. With respect to Loan Group 1, a 100% prepayment assumption (the "PREPAYMENT ASSUMPTION") assumes a Constant Prepayment Rate ("CPR") of 10.0% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 1.3636363636% (precisely 15/11%) per annum in the second through eleventh months. Beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, a 100% Prepayment Assumption assumes a CPR of 25.0% per annum each month. A 100% Prepayment Assumption for Loan Group 2 assumes a constant prepayment rate of 30% CPR. 0% of the Prepayment Assumption assumes no prepayments. There is no assurance that prepayments on the Mortgage Loans in a loan group will occur at any of the related Prepayment Assumption rate or at any other constant rate. As used in the decrement tables for the subordinated certificates, 100% Prepayment Assumption means 100% of the Prepayment Assumption for Loan Group 1 and 30% CPR for Loan Group 2.

         While it is assumed that each of the Mortgage Loans prepays at the specified constant percentages, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual Mortgage Loans which will be delivered to the Trustee and characteristics of the Mortgage Loans used in preparing the tables.

OPTIONAL PURCHASE OF DEFAULTED LOANS

         The Master Servicer may, at its option but subject to the conditions set forth in the Pooling and Servicing Agreement, purchase from the trust fund any Mortgage Loan which is delinquent in payment by 151 days or more. Any purchase shall be at a price equal to 100% of the Stated Principal Balance of the Mortgage Loan plus accrued interest on it at the applicable Mortgage Rate from the date through which interest was last paid by the related mortgagor or advanced (and not reimbursed) to the first day of the month in which the amount is to be distributed.

OPTIONAL TERMINATION

         The Master Servicer may purchase all remaining mortgage loans and foreclosed or otherwise repossessed properties in the trust fund and thereby effect early retirement of the certificates, subject to the aggregate Stated Principal Balance of the Mortgage Loans and foreclosed or otherwise repossessed properties at the time of repurchase being less than or equal to 10% of the Cut-off Date Pool Principal Balance (the first such date, the "OPTIONAL TERMINATION DATE"). If the Master Servicer exercises the option, the purchase price distributed with respect to each certificate will be 100% of its then outstanding principal balance and any unpaid accrued interest thereon at the applicable pass-through rate, in each case subject to reduction as provided in the Pooling and Servicing Agreement if the purchase price is based in part on the appraised value of any foreclosed or otherwise repossessed properties and the appraised value is less than the Stated Principal Balance of the related Mortgage Loans; provided, however, that unless the NIM Insurer otherwise consents, the purchase price will in no event be less than an amount that would result in (x) a final distribution on any NIM Insurer guaranteed notes that is sufficient to pay such notes in full and (y) payment of any amounts due and payable to the NIM Insurer pursuant to the indenture related to such notes. The NIM Insurer may also have the right to purchase all remaining Mortgage Loans and REO Properties in the trust fund. Distributions on the certificates in respect of any optional termination will first be paid to the senior certificates and then to the subordinated certificates. The proceeds from any optional termination distribution may not be sufficient to distribute the full amount to which each class of certificates is entitled if the purchase price is based in part on the appraised value of any foreclosed or otherwise repossessed property and the appraised value is less than the Stated Principal Balance of the related Mortgage Loan.

THE TRUSTEE

         The Bank of New York will be the Trustee under the Pooling and Servicing Agreement. The Depositor, the sellers and the Master Servicer may maintain other banking relationships in the ordinary course of business with The Bank of New York. Offered certificates may be surrendered at the corporate trust office of the Trustee located at 101 Barclay Street, 8W, New York, New York 10286, Attention: Corporate Trust Administration or at any other address the Trustee designates from time to time.

RESTRICTIONS ON TRANSFER OF THE CLASS A-R CERTIFICATES

         The Class A-R Certificates will be subject to the restrictions on transfer described in the prospectus under "Material Federal Income Tax Consequences -- REMIC Certificates--b. Residual Certificates--Tax-Related Restrictions on Transfers of Residual Certificates--Disqualified Organizations," "--Noneconomic Residual Certificates" and "--Foreign Investors." The Class A-R Certificates (in addition to other ERISA restricted classes of certificates, as described in the Pooling and Servicing Agreement) may not be acquired by a Plan or with assets of a Plan unless certain conditions are met. See "ERISA Considerations" in this prospectus supplement. The Class A-R Certificates will contain a legend describing the foregoing restrictions.

RIGHTS OF THE NIM INSURER UNDER THE POOLING AND SERVICING AGREEMENT

         After the closing date, a separate trust or trusts may be established to issue net interest margin securities secured by all or a portion of the Class PF, Class PV, Class CF and Class CV Certificates. Those net interest margin securities may or may not have the benefit of a financial guaranty insurance policy. The insurer or insurers (the "NIM INSURER") that would issue a policy will be a third party beneficiary of the Pooling and Servicing Agreement and will have a number of rights under the Pooling and Servicing Agreement, which will include the following:

         o the right to consent to the Master Servicer's exercise of its discretion to waive assumption fees, late payment or other charges in connection with a Mortgage Loan or to arrange for the extension of due dates for payments due on a mortgage note for no more than 270 days, if the waivers or extensions relate to more than 5% of the Mortgage Loans;

         o the right to direct the Trustee to terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement relating to the trust fund and the assets of the trust fund following the occurrence of an event of default under the Pooling and Servicing Agreement;

         o the right to approve or reject the appointment of any successor master servicer other than the Trustee, if the Master Servicer is required to be replaced and the Trustee is unwilling or unable to act as successor master servicer;

         o the right to consent to any amendment to the Pooling and Servicing Agreement; and

         o each of the rights under "Risk Factors--Rights of the NIM Insurer" in this prospectus supplement.

         You should note the rights that the NIM Insurer would have and carefully evaluate its potential impact on your investment.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

         The effective yield to the holders of each class of offered certificates, other than the LIBOR Certificates, will be lower than the yield otherwise produced by the applicable rate at which interest is passed through to the holders and the purchase price of the certificates because monthly distributions will not be payable to the holders until the 25th day (or, if that day is not a business day, the following business day) of the month following the month in which interest accrues on the mortgage loans (without any additional distribution of interest or earnings on them for the delay).

PREPAYMENT CONSIDERATIONS AND RISKS

         The rate of principal payments on the offered certificates, the aggregate amount of distributions on the offered certificates and the yield to maturity of the offered certificates will be related to the rate and timing of payments of principal on the related Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases by the related seller or purchases by the Master Servicer. Except for certain of the Mortgage Loans, each of which has a prepayment charge if the related mortgagor prepays such Mortgage Loan during a period ranging from six months to five years after origination, the Mortgage Loans may be prepaid by the mortgagors at any time without a prepayment charge. Because certain of the Mortgage Loans contain prepayment charges, the rate of principal prepayments may be less than the rate of principal payments for Mortgage Loans that did not have prepayment charges. The holders of the Class PF and Class PV Certificates will be entitled to all prepayment charges received on the Mortgage Loans in Loan Group 1 and Loan Group 2, respectively, and those amounts will not be available for distribution on the other classes of certificates. In addition, many of the Mortgage Loans do not provide for any payments of principal for an extended period following their origination. These Interest Only Loans may involve a greater degree of risk because, if the related mortgagor defaults, the outstanding principal balance of the Mortgage Loans will be higher than for amortizing Mortgage Loans. During their interest-only periods, these Interest Only Loans may be less likely to prepay as the interest-only feature may reduce the perceived benefits of refinancing due to the smaller monthly payment. However, as an Interest Only Loan approaches the end of its interest-only period, it may be more likely to be prepaid, even if market interest rates at the time are only slightly higher or lower than the interest rate on the Interest Only Loans as the related borrowers seek to avoid increases in their respective monthly mortgage payment. The Mortgage Loans are subject to the "due-on-sale" provisions included therein.

         Prepayments, liquidations and purchases of the Mortgage Loans in a loan group will result in distributions on the related offered certificates of principal amounts which would otherwise be distributed over the remaining terms of these Mortgage Loans. This includes any optional repurchase by the related seller of a defaulted Mortgage Loans and any optional purchase of the remaining Mortgage Loans in connection with the termination of the trust fund, in each case as described in this prospectus supplement. Since the rate of payment of principal of the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to the rate of payment of principal of the Mortgage Loans or the rate of principal prepayments. The extent to which the yield to maturity of a class of offered certificates may vary from the anticipated yield will depend upon the degree to which the offered certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the related Mortgage Loans. Further, an investor should consider the risk that, in the case of any offered certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the related Mortgage Loans could result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield. The Class 1-A-5 Certificates generally will not receive distributions of principal for the first three years following the closing date.

         The rate of principal payments (including prepayments) on pools of Mortgage Loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, servicing decisions, as well as the characteristics of the Mortgage Loans included in the mortgage pool as described under "The Mortgage Pool -- General" and "-- Underwriting Process" in this prospectus supplement. In addition, Countrywide Home Loans' Streamlined Documentation Program may affect the rate of prepayments on the Mortgage Loans. In general, if prevailing interest rates were to fall significantly below the Mortgage Rates on the Mortgage Loans, the Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Mortgage Rates on the Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the Mortgage Loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments. With respect to mortgage loans that are balloon loans, such balloon loans involve a greater degree of risk than fully amortizing mortgage loans because typically the borrower must be able to refinance the loan or sell the property to make the balloon payment at maturity. The ability of the borrower to do this will depend on such factors as mortgage rates at the time of the sale or refinancing, the borrower's equity in the property, the relative strengths of the local housing market, the financial condition of the borrower and tax laws. Furthermore, with respect to up to 50% of the Mortgage Loans, the Depositor may deliver all or a portion of each related mortgage file to the Trustee after the closing date. Should Countrywide Home Loans or any other seller fail to deliver all or a portion of any mortgage files to the Depositor or other designee of the Depositor or, at the Depositor's direction, to the Trustee, within that period, Countrywide Home Loans will be required to use its best efforts to deliver a replacement Mortgage Loan for the related delayed delivery Mortgage Loan or repurchase the related delayed delivery Mortgage Loan. Any repurchases pursuant to this provision would also have the effect of accelerating the rate of prepayments on the Mortgage Loans.

         The Group 1 Mortgage Loans will consist of fixed rate mortgage loans. In general with respect to fixed rate mortgage loans, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, such mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on such mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed rate mortgage loans, such mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans. In the event that Mortgage Loans in Loan Group 1 with higher Mortgage Rates prepay at rates higher than other Mortgage Loans in Loan Group 1, the applicable Net Rate Cap may be lower than otherwise would be the case. As a result, the interest payable on the related offered certificates on a Distribution Date could be reduced because of the imposition of the applicable Net Rate Cap. No assurance can be given as to the level of prepayment that the Group 1 Mortgage Loans will experience.

         The Group 2 Mortgage Loans will consist of adjustable rate mortgage loans subject to initial fixed rate periods of varying lengths. Adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage mortgagors to refinance their adjustable rate mortgage loans to a lower fixed interest rate. Prepayments on the Group 2 Mortgage Loans may differ as they approach their respective first Adjustment Dates. No assurance can be given as to the level of prepayment that the Group 2 Mortgage Loans will experience.

         Although the Mortgage Rates on the Group 2 Mortgage Loans are subject to adjustment, such Mortgage Rates adjust less frequently than the Pass-Through Rates on the LIBOR Certificates and adjust by reference to the relative Mortgage Index. Changes in One-Month LIBOR may not correlate with changes in the applicable Mortgage Index and also may not correlate with prevailing interest rates. It is possible that an increased level of One-Month LIBOR could occur simultaneously with a lower level of prevailing interest rates which would be expected to result in faster prepayments, thereby reducing the weighted average lives of the related classes of LIBOR Certificates. The Mortgage Rate applicable to all or substantially all of the Group 2 Mortgage Loans and any Adjustment Date will be based on the Mortgage Index value most recently announced generally as of a date 45 days prior to such Adjustment Date. Thus, if the related Mortgage Index value with respect to a Group 2 Mortgage Loan rises, the lag in time before the corresponding Mortgage Rate increases will, all other things being equal, slow the upward adjustment of the applicable Net Rate Cap. In addition, certain of the Group 2 Mortgage Loans will have Mortgage Rates which will not adjust for a substantial period of time after origination. See "The Mortgage Pool" in this prospectus supplement.

         The rate of prepayment may affect the pass-through rates on the offered certificates. Prepayments of Mortgage Loans with Mortgage Rates in excess of the then-current Net Rate Cap may reduce or limit the pass-through rate on the related classes of offered certificates. Mortgage loans with higher Mortgage Rates may prepay at faster rates than Mortgage Loans with relatively lower Mortgage Rates in response to a given change in market interest rates.

         The timing of changes in the rate of prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

         The portion of any proceeds of the Corridor Contracts that will be payable to the trust fund under the Corridor Contract Administration Agreement are intended to provide the Class 1-A-1 Certificates and the Group 2 certificates some protection against any Net Rate Carryover. However, payments that will be allocated to the trust fund in respect of each Corridor Contract will be allocated based on the lesser of their respective Corridor Notional Balances and the aggregate Class Certificate Balance of the related class(es) of certificates, and not on the actual Stated Principal Balances of the Mortgage Loans. Therefore, the Corridor Contracts may not provide sufficient funds to cover such Net Rate Carryover. In addition, payments under the Corridor Contracts are limited to a corridor of specified rates and are only available to the certificates to the extent described under "Description of the Certificates -- The Corridor Contracts" above.

         Although amounts allocated to the trust fund in respect of the Corridor Contracts will be available to pay Net Rate Carryover on the related classes of certificates to the extent described under "Description of the Certificates -- Interest--Distributions of Funds from the Corridor Contracts" on or prior to the related Corridor Contract Termination Date, there is no assurance that funds will be available or sufficient to pay such amounts. The ratings assigned to the offered certificates do not address the likelihood of the payment of Net Rate Carryover.

ADDITIONAL INFORMATION

         The Depositor has filed and in the future may file certain additional yield tables and other computational materials with respect to the offered certificates with the Securities and Exchange Commission in a report on Form 8-K. The tables and materials were prepared by the underwriter at the request of prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. The tables and assumptions may be based on assumptions that differ from the structuring assumptions. Accordingly, the tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

         The weighted average life of an offered certificate is determined by
(a) multiplying the amount of the net reduction, if any, of the Class Certificate Balance of the certificate on each Distribution Date by the number of years from the date of issuance to the Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the net reductions in Class Certificate Balance of the class of certificates referred to in clause
(a).

         For a discussion of the factors which may influence the rate of payments (including prepayments) of the Mortgage Loans, see "-- Prepayment Considerations and Risks" in this prospectus supplement and "Yield and Prepayment Considerations" in the prospectus.

         In general, the weighted average lives of the offered certificates will be shortened if the level of prepayments of principal of the Mortgage Loans increases. However, the weighted average lives of the offered certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments, the priority sequence of distributions of principal of the classes of certificates. See "Description of the Certificates -- Principal" in this prospectus supplement.

         The interaction of the foregoing factors may have different effects on various classes of offered certificates and the effects on any class may vary at different times during the life of the class. Accordingly, no assurance can be given as to the weighted average life of any class of offered certificates. Further, to the extent the prices of the offered certificates represent discounts or premiums to their respective original Class Certificate Balances, variability in the weighted average lives of the classes of offered certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of offered certificates may be affected at various constant percentages of the related Prepayment Assumption, see the decrement tables under the next heading.

DECREMENT TABLES

         The following tables indicate the percentages of the initial Class Certificate Balances of the classes of offered certificates (other than the Class A-R Certificates) that would be outstanding after each of the dates shown at various constant percentages of the related Prepayment Assumption and the corresponding weighted average lives of the classes. The tables have been prepared on the basis of the structuring assumptions. It is not likely that the Mortgage Loans will have the precise characteristics described in this prospectus supplement or all of the Mortgage Loans will prepay at the constant percentages of the related Prepayment Assumption specified in the tables or at any other constant rate. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables, which have been prepared using the specified constant percentages of the related Prepayment Assumption, even if the remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the mortgage loans specified in the structuring assumptions.









         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

          PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCES OUTSTANDING*

                                      CLASS 1-A-1                                 CLASS 1-A-2
                           PERCENTAGE OF PREPAYMENT ASSUMPTION        PERCENTAGE OF PREPAYMENT ASSUMPTION
  -----------------     -----------------------------------------  ------------------------------------------
  DISTRIBUTION DATE       0%      80%     100%     120%     150%     0%       80%     100%     120%     150%
  -----------------       --      ---     ----     ----     ----     --       ---     ----     ----     ----
Initial Percent....       100     100      100      100      100     100      100      100      100      100
October 2006.......        98      56       45       35       19     100      100      100      100      100
October 2007.......        95      15        0        0        0     100      100       95       70       34
October 2008.......        92       0        0        0        0     100       72       39       10        0
October 2009.......        89       0        0        0        0     100       39       11        0        0
October 2010.......        86       0        0        0        0     100       15        0        0        0
October 2011.......        83       0        0        0        0     100        0        0        0        0
October 2012.......        80       0        0        0        0     100        0        0        0        0
October 2013.......        77       0        0        0        0     100        0        0        0        0
October 2014.......        74       0        0        0        0     100        0        0        0        0
October 2015.......        71       0        0        0        0     100        0        0        0        0
October 2016.......        67       0        0        0        0     100        0        0        0        0
October 2017.......        62       0        0        0        0     100        0        0        0        0
October 2018.......        57       0        0        0        0     100        0        0        0        0
October 2019.......        51       0        0        0        0     100        0        0        0        0
October 2020.......        43       0        0        0        0     100        0        0        0        0
October 2021.......        36       0        0        0        0     100        0        0        0        0
October 2022.......        30       0        0        0        0     100        0        0        0        0
October 2023.......        22       0        0        0        0     100        0        0        0        0
October 2024.......        15       0        0        0        0     100        0        0        0        0
October 2025.......         6       0        0        0        0     100        0        0        0        0
October 2026.......         0       0        0        0        0      95        0        0        0        0
October 2027.......         0       0        0        0        0      81        0        0        0        0
October 2028.......         0       0        0        0        0      66        0        0        0        0
October 2029.......         0       0        0        0        0      50        0        0        0        0
October 2030.......         0       0        0        0        0      32        0        0        0        0
October 2031.......         0       0        0        0        0      13        0        0        0        0
October 2032.......         0       0        0        0        0       0        0        0        0        0
October 2033.......         0       0        0        0        0       0        0        0        0        0
October 2034.......         0       0        0        0        0       0        0        0        0        0
October 2035.......         0       0        0        0        0       0        0        0        0        0
Weighted Average
   Life (in years)**     12.9     1.2      1.0      0.8      0.7    23.9      3.8      3.0      2.4      1.9

-------------------
*  Rounded to the nearest whole percentage.
** Determined as specified under "Weighted Average Lives of the Offered
   Certificates" in this prospectus supplement.

          PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCES OUTSTANDING*

                                       CLASS 1-A-3                        CLASS 1-A-4 AND CLASS 1-A-6
                           PERCENTAGE OF PREPAYMENT ASSUMPTION        PERCENTAGE OF PREPAYMENT ASSUMPTION
  -----------------     -----------------------------------------  ------------------------------------------
  DISTRIBUTION DATE       0%      80%     100%     120%     150%     0%       80%     100%     120%     150%
  -----------------       --      ---     ----     ----     ----     --       ---     ----     ----     ----
Initial Percent....       100     100      100      100      100     100      100      100      100      100
October 2006.......       100     100      100      100      100     100      100      100      100      100
October 2007.......       100     100      100      100      100     100      100      100      100      100
October 2008.......       100     100      100      100        0     100      100      100      100       86
October 2009.......       100     100      100       36        0     100      100      100      100       48
October 2010.......       100     100       40        0        0     100      100      100       69       14
October 2011.......       100      89        0        0        0     100      100       86       44        4
October 2012.......       100      29        0        0        0     100      100       63       30        3
October 2013.......       100      12        0        0        0     100      100       61       30        3
October 2014.......       100       0        0        0        0     100       91       51       26        3
October 2015.......       100       0        0        0        0     100       75       40       19        3
October 2016.......       100       0        0        0        0     100       60       30       12        0
October 2017.......       100       0        0        0        0     100       47       21        6        0
October 2018.......       100       0        0        0        0     100       37       14        3        0
October 2019.......       100       0        0        0        0     100       28        9        0        0
October 2020.......       100       0        0        0        0     100       20        5        0        0
October 2021.......       100       0        0        0        0     100       14        2        0        0
October 2022.......       100       0        0        0        0     100        9        0        0        0
October 2023.......       100       0        0        0        0     100        6        0        0        0
October 2024.......       100       0        0        0        0     100        3        0        0        0
October 2025.......       100       0        0        0        0     100        1        0        0        0
October 2026.......       100       0        0        0        0     100        0        0        0        0
October 2027.......       100       0        0        0        0     100        0        0        0        0
October 2028.......       100       0        0        0        0     100        0        0        0        0
October 2029.......       100       0        0        0        0     100        0        0        0        0
October 2030.......       100       0        0        0        0     100        0        0        0        0
October 2031.......       100       0        0        0        0     100        0        0        0        0
October 2032.......        60       0        0        0        0     100        0        0        0        0
October 2033.......         0       0        0        0        0      78        0        0        0        0
October 2034.......         0       0        0        0        0      33        0        0        0        0
October 2035.......         0       0        0        0        0       0        0        0        0        0
Weighted Average
   Life (in years)**     27.1     6.8      5.0      3.9      2.7    28.6     12.4      9.4      7.0      4.3

-------------------
*  Rounded to the nearest whole percentage.
** Determined as specified under "Weighted Average Lives of the Offered
   Certificates" in this prospectus supplement.

          PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCES OUTSTANDING*

                                       CLASS 1-A-5                                 CLASS 2-A-1
                           PERCENTAGE OF PREPAYMENT ASSUMPTION        PERCENTAGE OF PREPAYMENT ASSUMPTION
  -----------------     -----------------------------------------  ------------------------------------------
  DISTRIBUTION DATE       0%      80%     100%     120%     150%     0%       80%     100%     120%     150%
  -----------------       --      ---     ----     ----     ----     --       ---     ----     ----     ----
Initial Percent....       100     100      100      100      100     100      100      100      100      100
October 2006.......       100     100      100      100      100     100       73       66       59       49
October 2007.......       100     100      100      100      100      99       52       42       33       21
October 2008.......       100     100      100      100      100      99       36       26       16        6
October 2009.......        99      90       88       87       86      98       29       21       14        6
October 2010.......        99      81       77       74       70      97       22       14        9        4
October 2011.......        97      67       61       55       47      96       16       10        6        2
October 2012.......        96      53       45       38       29      95       12        7        4        1
October 2013.......        90      25       18       16       15      94        9        5        2        0
October 2014.......        85      12        7        5        6      92        7        3        1        0
October 2015.......        79       6        3        1        1      91        5        2        1        0
October 2016.......        72       3        1        0        0      89        4        1        0        0
October 2017.......        64       1        0        0        0      86        3        1        0        0
October 2018.......        57       1        0        0        0      84        2        0        0        0
October 2019.......        50       0        0        0        0      81        1        0        0        0
October 2020.......        41       0        0        0        0      78        1        0        0        0
October 2021.......        35       0        0        0        0      75        1        0        0        0
October 2022.......        30       0        0        0        0      72        0        0        0        0
October 2023.......        24       0        0        0        0      68        0        0        0        0
October 2024.......        20       0        0        0        0      64        0        0        0        0
October 2025.......        15       0        0        0        0      59        0        0        0        0
October 2026.......        12       0        0        0        0      54        0        0        0        0
October 2027.......         9       0        0        0        0      49        0        0        0        0
October 2028.......         6       0        0        0        0      43        0        0        0        0
October 2029.......         4       0        0        0        0      38        0        0        0        0
October 2030.......         2       0        0        0        0      33        0        0        0        0
October 2031.......         1       0        0        0        0      27        0        0        0        0
October 2032.......         0       0        0        0        0      20        0        0        0        0
October 2033.......         0       0        0        0        0      13        0        0        0        0
October 2034.......         0       0        0        0        0       6        0        0        0        0
October 2035.......         0       0        0        0        0       0        0        0        0        0
Weighted Average
   Life (in years)**     14.4     6.9      6.5      6.3      6.1    20.5      3.2      2.5      2.0      1.4

-------------------
*  Rounded to the nearest whole percentage.
** Determined as specified under "Weighted Average Lives of the Offered
   Certificates" in this prospectus supplement.

          PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCES OUTSTANDING*

                                       CLASS 2-A-2                                CLASS 2-A-3
                           PERCENTAGE OF PREPAYMENT ASSUMPTION        PERCENTAGE OF PREPAYMENT ASSUMPTION
  -----------------     -----------------------------------------  ------------------------------------------
  DISTRIBUTION DATE       0%      80%     100%     120%     150%     0%       80%     100%     120%     150%
  -----------------       --      ---     ----     ----     ----     --       ---     ----     ----     ----
Initial Percent....       100     100      100      100      100     100      100      100      100      100
October 2006.......        99      56       45       34       18     100      100      100      100      100
October 2007.......        99      22        7        0        0     100      100      100       74        9
October 2008.......        98       0        0        0        0     100       90       32        0        0
October 2009.......        97       0        0        0        0     100       49        6        0        0
October 2010.......        96       0        0        0        0     100       11        0        0        0
October 2011.......        94       0        0        0        0     100        0        0        0        0
October 2012.......        92       0        0        0        0     100        0        0        0        0
October 2013.......        90       0        0        0        0     100        0        0        0        0
October 2014.......        88       0        0        0        0     100        0        0        0        0
October 2015.......        85       0        0        0        0     100        0        0        0        0
October 2016.......        82       0        0        0        0     100        0        0        0        0
October 2017.......        78       0        0        0        0     100        0        0        0        0
October 2018.......        74       0        0        0        0     100        0        0        0        0
October 2019.......        70       0        0        0        0     100        0        0        0        0
October 2020.......        65       0        0        0        0     100        0        0        0        0
October 2021.......        60       0        0        0        0     100        0        0        0        0
October 2022.......        54       0        0        0        0     100        0        0        0        0
October 2023.......        48       0        0        0        0     100        0        0        0        0
October 2024.......        41       0        0        0        0     100        0        0        0        0
October 2025.......        34       0        0        0        0     100        0        0        0        0
October 2026.......        26       0        0        0        0     100        0        0        0        0
October 2027.......        18       0        0        0        0     100        0        0        0        0
October 2028.......         8       0        0        0        0     100        0        0        0        0
October 2029.......         0       0        0        0        0     100        0        0        0        0
October 2030.......         0       0        0        0        0      71        0        0        0        0
October 2031.......         0       0        0        0        0      39        0        0        0        0
October 2032.......         0       0        0        0        0       4        0        0        0        0
October 2033.......         0       0        0        0        0       0        0        0        0        0
October 2034.......         0       0        0        0        0       0        0        0        0        0
October 2035.......         0       0        0        0        0       0        0        0        0        0
Weighted Average
   Life (in years)**     16.5     1.3      1.0      0.8      0.6    25.7      4.1      3.0      2.3      1.7

-------------------
*  Rounded to the nearest whole percentage.
** Determined as specified under "Weighted Average Lives of the Offered
   Certificates" in this prospectus supplement.

          PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCES OUTSTANDING*

                                      CLASS 2-A-4                                CLASS 1-M-1
                           PERCENTAGE OF PREPAYMENT ASSUMPTION        PERCENTAGE OF PREPAYMENT ASSUMPTION
  -----------------     -----------------------------------------  ------------------------------------------
  DISTRIBUTION DATE       0%      80%     100%     120%     150%     0%       80%     100%     120%     150%
  -----------------       --      ---     ----     ----     ----     --       ---     ----     ----     ----
Initial Percent....       100     100      100      100      100     100      100      100      100      100
October 2006.......       100     100      100      100      100     100      100      100      100      100
October 2007.......       100     100      100      100      100     100      100      100      100      100
October 2008.......       100     100      100       84       30     100      100      100      100      100
October 2009.......       100     100      100       74       30     100       81       63       48       31
October 2010.......       100     100       73       47       22     100       64       47       33       19
October 2011.......       100      83       51       30       12     100       50       34       23       12
October 2012.......       100      63       35       19        6     100       39       25       16        0
October 2013.......       100      47       24       12        2     100       31       19        9        0
October 2014.......       100      35       17        7        0     100       24       14        0        0
October 2015.......       100      26       12        3        0     100       19        6        0        0
October 2016.......       100      20        7        1        0     100       15        0        0        0
October 2017.......       100      15        4        0        0     100       10        0        0        0
October 2018.......       100      11        2        0        0     100        3        0        0        0
October 2019.......       100       7        0        0        0     100        0        0        0        0
October 2020.......       100       5        0        0        0     100        0        0        0        0
October 2021.......       100       3        0        0        0     100        0        0        0        0
October 2022.......       100       1        0        0        0     100        0        0        0        0
October 2023.......       100       0        0        0        0     100        0        0        0        0
October 2024.......       100       0        0        0        0     100        0        0        0        0
October 2025.......       100       0        0        0        0     100        0        0        0        0
October 2026.......       100       0        0        0        0      97        0        0        0        0
October 2027.......       100       0        0        0        0      87        0        0        0        0
October 2028.......       100       0        0        0        0      78        0        0        0        0
October 2029.......       100       0        0        0        0      67        0        0        0        0
October 2030.......       100       0        0        0        0      56        0        0        0        0
October 2031.......       100       0        0        0        0      44        0        0        0        0
October 2032.......       100       0        0        0        0      31        0        0        0        0
October 2033.......        69       0        0        0        0      18        0        0        0        0
October 2034.......        31       0        0        0        0       0        0        0        0        0
October 2035.......         0       0        0        0        0       0        0        0        0        0
Weighted Average
   Life (in years)**     28.5     8.7      6.8      5.4      3.5    25.4      6.9      5.5      4.7      4.0

-------------------
*  Rounded to the nearest whole percentage.
** Determined as specified under "Weighted Average Lives of the Offered
   Certificates" in this prospectus supplement.

          PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCES OUTSTANDING*

                                       CLASS 1-M-2                                CLASS 1-M-3
                           PERCENTAGE OF PREPAYMENT ASSUMPTION        PERCENTAGE OF PREPAYMENT ASSUMPTION
  -----------------     -----------------------------------------  ------------------------------------------
  DISTRIBUTION DATE       0%      80%     100%     120%     150%     0%       80%     100%     120%     150%
  -----------------       --      ---     ----     ----     ----     --       ---     ----     ----     ----
Initial Percent....       100     100      100      100      100     100      100      100      100      100
October 2006.......       100     100      100      100      100     100      100      100      100      100
October 2007.......       100     100      100      100      100     100      100      100      100      100
October 2008.......       100     100      100      100      100     100      100      100      100      100
October 2009.......       100      81       63       48       31     100       81       63       48       31
October 2010.......       100      64       47       33       17     100       64       47       33        0
October 2011.......       100      50       34       23        0     100       50       34        7        0
October 2012.......       100      39       25        9        0     100       39       15        0        0
October 2013.......       100      31       16        0        0     100       31        0        0        0
October 2014.......       100      24        4        0        0     100       12        0        0        0
October 2015.......       100      17        0        0        0     100        0        0        0        0
October 2016.......       100       6        0        0        0     100        0        0        0        0
October 2017.......       100       0        0        0        0     100        0        0        0        0
October 2018.......       100       0        0        0        0     100        0        0        0        0
October 2019.......       100       0        0        0        0     100        0        0        0        0
October 2020.......       100       0        0        0        0     100        0        0        0        0
October 2021.......       100       0        0        0        0     100        0        0        0        0
October 2022.......       100       0        0        0        0     100        0        0        0        0
October 2023.......       100       0        0        0        0     100        0        0        0        0
October 2024.......       100       0        0        0        0     100        0        0        0        0
October 2025.......       100       0        0        0        0     100        0        0        0        0
October 2026.......        97       0        0        0        0      97        0        0        0        0
October 2027.......        87       0        0        0        0      87        0        0        0        0
October 2028.......        78       0        0        0        0      78        0        0        0        0
October 2029.......        67       0        0        0        0      67        0        0        0        0
October 2030.......        56       0        0        0        0      56        0        0        0        0
October 2031.......        44       0        0        0        0      44        0        0        0        0
October 2032.......        31       0        0        0        0      31        0        0        0        0
October 2033.......        15       0        0        0        0       0        0        0        0        0
October 2034.......         0       0        0        0        0       0        0        0        0        0
October 2035.......         0       0        0        0        0       0        0        0        0        0
Weighted Average
   Life (in years)**     25.3     6.6      5.3      4.5      3.8    25.1      6.3      5.0      4.3      3.6

-------------------
*  Rounded to the nearest whole percentage.
** Determined as specified under "Weighted Average Lives of the Offered
   Certificates" in this prospectus supplement.

          PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCES OUTSTANDING*

                                       CLASS 1-B-1                                 CLASS 2-M-1
                           PERCENTAGE OF PREPAYMENT ASSUMPTION        PERCENTAGE OF PREPAYMENT ASSUMPTION
  -----------------     -----------------------------------------  ------------------------------------------
  DISTRIBUTION DATE       0%      80%     100%     120%     150%     0%       80%     100%     120%     150%
  -----------------       --      ---     ----     ----     ----     --       ---     ----     ----     ----
Initial Percent....       100     100      100      100      100     100      100      100      100      100
October 2006.......       100     100      100      100      100     100      100      100      100      100
October 2007.......       100     100      100      100      100     100      100      100      100      100
October 2008.......       100     100      100      100      100     100      100      100      100      100
October 2009.......       100      81       57       32        3     100       66       47       33       58
October 2010.......       100      58       29        7        0     100       50       33       21       10
October 2011.......       100      35        8        0        0     100       37       23       13        2
October 2012.......       100      17        0        0        0     100       28       16        8        0
October 2013.......       100       3        0        0        0     100       21       11        2        0
October 2014.......       100       0        0        0        0     100       16        8        0        0
October 2015.......       100       0        0        0        0     100       12        2        0        0
October 2016.......       100       0        0        0        0     100        9        0        0        0
October 2017.......       100       0        0        0        0     100        5        0        0        0
October 2018.......       100       0        0        0        0     100        1        0        0        0
October 2019.......       100       0        0        0        0     100        0        0        0        0
October 2020.......       100       0        0        0        0     100        0        0        0        0
October 2021.......       100       0        0        0        0     100        0        0        0        0
October 2022.......       100       0        0        0        0     100        0        0        0        0
October 2023.......       100       0        0        0        0     100        0        0        0        0
October 2024.......       100       0        0        0        0     100        0        0        0        0
October 2025.......       100       0        0        0        0     100        0        0        0        0
October 2026.......        97       0        0        0        0     100        0        0        0        0
October 2027.......        87       0        0        0        0     100        0        0        0        0
October 2028.......        78       0        0        0        0      99        0        0        0        0
October 2029.......        64       0        0        0        0      87        0        0        0        0
October 2030.......        45       0        0        0        0      75        0        0        0        0
October 2031.......        25       0        0        0        0      61        0        0        0        0
October 2032.......         3       0        0        0        0      46        0        0        0        0
October 2033.......         0       0        0        0        0      31        0        0        0        0
October 2034.......         0       0        0        0        0      14        0        0        0        0
October 2035.......         0       0        0        0        0       0        0        0        0        0
Weighted Average
   Life (in years)**     24.5     5.5      4.4      3.7      3.2    26.7      5.9      4.8      4.3      4.3

-------------------
*  Rounded to the nearest whole percentage.
** Determined as specified under "Weighted Average Lives of the Offered
   Certificates" in this prospectus supplement.

          PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCES OUTSTANDING*

                                      CLASS 2-M-2                                 CLASS 2-B-1
                           PERCENTAGE OF PREPAYMENT ASSUMPTION        PERCENTAGE OF PREPAYMENT ASSUMPTION
  -----------------     -----------------------------------------  ------------------------------------------
  DISTRIBUTION DATE       0%      80%     100%     120%     150%     0%       80%     100%     120%     150%
  -----------------       --      ---     ----     ----     ----     --       ---     ----     ----     ----
Initial Percent....       100     100      100      100      100     100      100      100      100      100
October 2006.......       100     100      100      100      100     100      100      100      100      100
October 2007.......       100     100      100      100      100     100      100      100      100      100
October 2008.......       100     100      100      100      100     100      100      100      100      100
October 2009.......       100      66       47       33       18     100       66       47       33        9
October 2010.......       100      50       33       21        6     100       50       33       15        0
October 2011.......       100      37       23       13        0     100       37       19        0        0
October 2012.......       100      28       16        2        0     100       28        5        0        0
October 2013.......       100      21        8        0        0     100       15        0        0        0
October 2014.......       100      16        0        0        0     100        5        0        0        0
October 2015.......       100      10        0        0        0     100        0        0        0        0
October 2016.......       100       3        0        0        0     100        0        0        0        0
October 2017.......       100       0        0        0        0     100        0        0        0        0
October 2018.......       100       0        0        0        0     100        0        0        0        0
October 2019.......       100       0        0        0        0     100        0        0        0        0
October 2020.......       100       0        0        0        0     100        0        0        0        0
October 2021.......       100       0        0        0        0     100        0        0        0        0
October 2022.......       100       0        0        0        0     100        0        0        0        0
October 2023.......       100       0        0        0        0     100        0        0        0        0
October 2024.......       100       0        0        0        0     100        0        0        0        0
October 2025.......       100       0        0        0        0     100        0        0        0        0
October 2026.......       100       0        0        0        0     100        0        0        0        0
October 2027.......       100       0        0        0        0     100        0        0        0        0
October 2028.......        99       0        0        0        0      99        0        0        0        0
October 2029.......        87       0        0        0        0      87        0        0        0        0
October 2030.......        75       0        0        0        0      75        0        0        0        0
October 2031.......        61       0        0        0        0      61        0        0        0        0
October 2032.......        46       0        0        0        0      46        0        0        0        0
October 2033.......        31       0        0        0        0      31        0        0        0        0
October 2034.......        14       0        0        0        0       2        0        0        0        0
October 2035.......         0       0        0        0        0       0        0        0        0        0
Weighted Average
   Life (in years)**     26.6     5.8      4.7      4.1      3.7    26.6      5.5      4.4      3.8      3.4

-------------------
*  Rounded to the nearest whole percentage.
** Determined as specified under "Weighted Average Lives of the Offered
   Certificates" in this prospectus supplement.

          PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCES OUTSTANDING*

                                       CLASS 2-B-2
                        -----------------------------------------
                           PERCENTAGE OF PREPAYMENT ASSUMPTION
  -----------------     -----------------------------------------
  DISTRIBUTION DATE       0%      80%     100%     120%     150%
  -----------------     -----------------------------------------
Initial Percent....       100     100      100      100      100
October 2006.......       100     100      100      100      100
October 2007.......       100     100      100      100      100
October 2008.......       100     100      100      100      100
October 2009.......       100      66       37       11        0
October 2010.......       100      42       11        0        0
October 2011.......       100      19        0        0        0
October 2012.......       100       2        0        0        0
October 2013.......       100       0        0        0        0
October 2014.......       100       0        0        0        0
October 2015.......       100       0        0        0        0
October 2016.......       100       0        0        0        0
October 2017.......       100       0        0        0        0
October 2018.......       100       0        0        0        0
October 2019.......       100       0        0        0        0
October 2020.......       100       0        0        0        0
October 2021.......       100       0        0        0        0
October 2022.......       100       0        0        0        0
October 2023.......       100       0        0        0        0
October 2024.......       100       0        0        0        0
October 2025.......       100       0        0        0        0
October 2026.......       100       0        0        0        0
October 2027.......       100       0        0        0        0
October 2028.......        99       0        0        0        0
October 2029.......        87       0        0        0        0
October 2030.......        75       0        0        0        0
October 2031.......        61       0        0        0        0
October 2032.......        36       0        0        0        0
October 2033.......         7       0        0        0        0
October 2034.......         0       0        0        0        0
October 2035.......         0       0        0        0        0
Weighted Average
   Life (in years)**     26.2     4.7      3.8      3.4      3.1

-------------------
*  Rounded to the nearest whole percentage.
** Determined as specified under "Weighted Average Lives of the Offered
   Certificates" in this prospectus supplement.

LAST SCHEDULED DISTRIBUTION DATE

         Assuming that, among other things, (1) no prepayments are received on the Mortgage Loans and (2) scheduled monthly payments of principal and interest on each of the Mortgage Loans are timely received, the Distribution Date (the "LAST SCHEDULED DISTRIBUTION DATE") that occurs one month following the Distribution Date (or, in the case of the Class A-R Certificates, zero months) on which the Class Certificate Balance of the applicable class of certificates would be reduced to zero is:

                   CLASS OF CERTIFICATES                 DISTRIBUTION DATE
                   ---------------------                 -----------------
                      Class 1-A-1                            July 2026
                      Class 1-A-2                            July 2032
                      Class 1-A-3                            July 2033
                      Class 1-A-4                           August 2035
                      Class 1-A-5                             May 2035
                      Class 1-A-6                           August 2035
                      Class 1-M-1                          November 2034
                      Class 1-M-2                            June 2034
                      Class 1-M-3                          September 2033
                      Class 1-B-1                           January 2033
                      Class 2-A-1                           August 2035
                      Class 2-A-2                          December 2029
                      Class 2-A-3                           January 2033
                      Class 2-A-4                           August 2035
                      Class 2-M-1                            June 2035
                      Class 2-M-2                            April 2035
                      Class 2-B-1                          December 2034
                      Class 2-B-2                          February 2034
                      Class A-R                            December 2005

         The actual final Distribution Date with respect to each class of these certificates could occur significantly earlier than its Last Scheduled Distribution Date because:

                  (1) prepayments are likely to occur which will be applied to the payment of the Class Certificate Balances thereof, and

                  (2) the Master Servicer may purchase all the Mortgage Loans in the trust fund when the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties in the trust fund is less than or equal to 10% of the sum of the Cut-off Date Pool Principal Balance.

                                 USE OF PROCEEDS

         We expect the proceeds to the Depositor from the sale of the offered certificates to be approximately $619,290,695, plus accrued interest in the case of the Fixed Rate Certificates, before deducting issuance expenses payable by the Depositor. The Depositor will apply the net proceeds of the sale of these classes of certificates against the purchase price of the Mortgage Loans.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         For federal income tax purposes, the trust fund (exclusive of the trust fund's rights with respect to payments received under the Corridor Contracts and the Carryover Reserve Fund) will consist of one or more REMICs in a tiered structure. The highest REMIC will be referred to as the "MASTER REMIC," and each REMIC below the Master REMIC (if any) will be referred to as an "underlying REMIC." Each underlying REMIC (if any) will issue multiple classes of uncertificated, regular interests (the "UNDERLYING REMIC REGULAR INTERESTS") that will be held by another REMIC above it in the tiered structure. The assets of the lowest underlying REMIC (or the Master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the Pooling and Servicing Agreement. The Master REMIC will issue the senior certificates and the subordinated certificates (together, excluding the Class A-R Certificate, the "REGULAR CERTIFICATES"). The Regular Certificates will be designated as the regular interests in the Master REMIC. The Class A-R Certificates (also, the "RESIDUAL CERTIFICATES") will represent the beneficial ownership of the residual interest in each underlying REMIC (if any) and the residual interest in the Master REMIC. The assets of the Master REMIC will consist of the underlying REMIC Regular Interests (or, if there are no underlying REMICs, the Mortgage Loans and any other assets designated in the Pooling and Servicing Agreement). Aggregate distributions on the underlying REMIC Regular Interests held by the Master REMIC (if any) will equal the aggregate distributions on the Regular Certificates issued by the Master REMIC.

         All classes of the Regular Certificates will be treated as representing interests in REMIC Regular Interests and entitlement to receive payments of Net Rate Carryover. Holders of the Regular Certificates must allocate the purchase price for their Regular Certificates between the REMIC Regular Interest component and the Net Rate Carryover component.

         Upon the issuance of the Certificates, Sidley Austin Brown & Wood LLP ("TAX COUNSEL"), will deliver its opinion concluding, assuming compliance with the Pooling and Servicing Agreement, for federal income tax purposes, that each REMIC created under the Pooling and Servicing Agreement will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "CODE"), and that the Regular Certificates will represent regular interests in a REMIC. Moreover, Tax Counsel will deliver an opinion concluding that the interests of the holders of the Regular Certificates with respect to Net Rate Carryover will represent, for federal income tax purposes, contractual rights coupled with regular interests within the meaning of Treasury regulations ss.1.860G-2(i).

TAXATION OF THE REMIC REGULAR INTEREST COMPONENTS OF THE REGULAR CERTIFICATES

         The REMIC Regular Interest components of the Regular Certificates will be treated as debt instruments issued by the Master REMIC for federal income tax purposes. Income on the REMIC Regular Interest components of the Regular Certificates must be reported under an accrual method of accounting. Under an accrual method of accounting, interest income may be required to be included in a holder's gross income in advance of the holder's actual receipt of that interest income.

         The REMIC Regular Interest components of the other Regular Certificates may be treated for federal income tax purposes as having been issued with original issue discount ("OID"). For purposes of determining the amount and rate of accrual of OID and market discount, the trust fund intends to assume that there will be prepayments on the Mortgage Loans at a rate equal to 100% of the applicable Prepayment Assumption. No representation is made regarding whether the Mortgage Loans will prepay at the foregoing rate or at any other rate. See "Material Federal Income Tax Consequences" in the prospectus. Computing accruals of OID in the manner described in the prospectus may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the certificates issued with OID in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accruals on their certificates.

         If the holders of any Regular Certificates are treated as acquiring the REMIC Regular Interest components of their Regular Certificates at a premium, the holders are encouraged to consult their tax advisors regarding the election to amortize bond premium and the method to be employed. See "Material Federal Income Tax Consequences -- REMIC Certificates -- a. Regular Certificates" in the prospectus.

Disposition of Regular Certificates

         Assuming that the Regular Certificates are held as "capital assets" within the meaning of section 1221 of the Code, gain or loss on the disposition of the REMIC Regular Interest component of a Regular Certificate should result in capital gain or loss. Such gain, however, will be treated as ordinary income, to the extent it does not exceed the excess (if any) of:

         (1) the amount that would have been includible in the holder's gross income with respect to the REMIC Regular Interest component had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in section 1274(d) of the Code determined as of the date of purchase of the Certificate over

         (2)      the amount actually included in such holder's income.

Tax Treatment For Certain Purposes

         As described more fully under "Material Federal Income Tax Consequences" in the prospectus, the REMIC Regular Interest components of the Regular Certificates will represent "real estate assets" under Section 856(c)(5)(B) of the Code and qualifying assets under Section 7701(a)(19)(C) of the Code in the same proportion or greater that the assets of the trust fund will be so treated, and income on the REMIC Regular Interest components of the Regular Certificates will represent "interest on obligations secured by mortgages on real property or on interests in real property" under Section 856(c)(3)(B) of the Code in the same proportion or greater that the income on the assets of the trust fund will be so treated. The REMIC Regular Interest components of the Regular Certificates (but not the Net Rate Carryover components) will represent qualifying assets under Section 860G(a)(3) of the Code if acquired by a REMIC within the prescribed time periods of the Code.

NET RATE CARRYOVER

         The following discussions assume that the rights and obligations of the holders of the Regular and Class CF and Class CV Certificates with respect to Net Rate Carryover will be treated as rights and obligations under a notional principal contract rather than as interests in a partnership for federal income tax purposes. If these rights and obligations were treated as representing interests in an entity taxable as a partnership for federal income tax purposes, then there could be different tax timing consequences to all such certificateholders and different withholding tax consequences on payments to certificateholders who are non-U.S. Persons. Prospective investors in the Regular Certificates are encouraged to consult their tax advisors regarding the appropriate tax treatment.

The Rights of the Regular Certificates With Respect to Net Rate Carryover

         For tax information reporting purposes, the Trustee (1) will treat the Net Rate Carryover rights of the Regular Certificates as rights to receive payments under a notional principal contract (specifically, an interest rate cap contract) and (2) anticipates assuming that these rights will have an insubstantial value relative to the value of the REMIC Regular Interest components of the Regular Certificates. The IRS could, however, successfully argue that the Net Rate Carryover component of one or more classes of Regular Certificates has a greater value. Similarly, the Trustee could determine that the Net Rate Carryover component of one or more classes of Regular Certificates has a greater value. In either case, the REMIC Regular Interest component of the Regular Certificates could be viewed as having been issued with either an additional amount of OID (which could cause the total amount of discount to exceed a statutorily defined de minimis amount) or with less premium (which would reduce the amount of premium available to be used as an offset against interest income). See "Material Federal Income Tax Consequences -- REMIC Certificates --a. Regular Certificates" in the prospectus. In addition, the Net Rate Carryover component could be viewed as having been purchased at a higher cost. These changes could affect the timing and amount of income and deductions on the REMIC Regular Interest component and Net Rate Carryover component.

         The portion of the overall purchase price of a Regular Certificate attributable to the Net Rate Carryover component must be amortized over the life of the Regular Certificate, taking into account the declining balance of the related REMIC Regular Interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method -- the level yield constant interest method -- the price paid for an interest rate cap agreement is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Holders are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Net Rate Carryover component of a Regular Certificate.

         Any payments received by a holder of a Regular Certificate as Net Rate Carryover will be treated as periodic payments received under a notional principal contract. For any taxable year, to the extent the sum of the periodic payments received exceeds the amortization of the purchase price of the Net Rate Carryover component, such excess will be ordinary income. Conversely, to the extent the amortization of the purchase price exceeds the periodic payments, such excess will be allowable as an ordinary deduction. In the case of an individual, such deduction will be subject to the 2-percent floor imposed on miscellaneous itemized deductions under section 67 of the Code and may be subject to the overall limitation on itemized deductions imposed under section 68 of the Code. In addition, miscellaneous itemized deductions are not allowed for purposes of computing the alternative minimum tax.

Dispositions of Net Rate Carryover

         Upon the sale, exchange, or other disposition of a Regular Certificate, the holders of the Regular Certificates must allocate the amount realized between the Regular Interest component and the Net Rate Carryover component based on the relative fair market values of those components at the time of sale. Assuming a Regular Certificate is held as a "capital asset" within the meaning of section 1221 of the Code, any gain or loss on the disposition of the Net Rate Carryover component should be capital gain or loss.

Tax Treatment For Certain Purposes

         The Net Rate Carryover components of the Regular Certificates will not qualify as assets described in Section 7701(a)(19)(C) of the Code or as real estate assets under Section 856(c)(5)(B) of the Code and income on the Net Rate Carryover components of the Regular Certificates will not represent "interest on obligations secured by mortgages on real property on or interest in real property" under Section 856(c)(3)(B) of the Code. In addition, because of the Net Rate Carryover component, holders of the Certificates should consult with their tax advisors before resecuritizing those Certificates in a REMIC.

THE CARRYOVER RESERVE FUND

         Holders of the Class CF and Class CV Certificates will be taxable on the earnings of the Carryover Reserve Fund whether those earnings are distributed directly to the holders of the Class CF and Class CV Certificates or paid to the holders of the Regular Certificates and taxable to the holders of the Regular Certificates as part of Net Rate Carryover.

RESIDUAL CERTIFICATES

         The holders of the Residual Certificates must include the taxable income of each underlying REMIC (if any) and the Master REMIC in their federal taxable income. The resulting tax liability of the holders may exceed cash distributions to them during certain periods. All or a portion of the taxable income from a Residual Certificate recognized by a holder may be treated as "excess inclusion" income, which with limited exceptions, cannot be reduced by deductions (including net operating losses) and in all cases, is subject to U.S. federal income tax.

         In computing alternative minimum taxable income, the special rule providing that taxable income cannot be less than the sum of the taxpayer's excess inclusions for the year does not apply. However, a taxpayer's alternative minimum taxable income cannot be less than the sum of the taxpayer's excess inclusions for the year. In addition, the amount of any alternative minimum tax net operating loss is determined without regard to any excess inclusions.

         Purchasers of a Residual Certificate (that is, one of the Class A-R Certificates) are encouraged to consider carefully the tax consequences of an investment in Residual Certificates discussed in the prospectus and consult their own tax advisors with respect to those consequences. See "Material Federal Income Tax Consequences -- REMIC Certificates -- b. Residual Certificates" in the prospectus. In particular, prospective holders of the Residual Certificates are encouraged to consult their tax advisors regarding whether a Residual Certificate will be treated as a "noneconomic" residual interest, as a "tax avoidance potential" residual interest, or as both. Among other things, holders of the Residual Certificates should be aware of REMIC regulations that may affect their ability to transfer their Residual Certificates. See "Material Federal Income Tax Consequences -- Tax-Related Restrictions on

Transfer of Residual Certificates -- Noneconomic Residual Certificates," "Material Federal Income Tax Consequences -- b. Residual Certificates -- Mark to Market Rules," "-- Excess Inclusions" and "Material Federal Income Tax Consequences -- Tax Related Restrictions on Transfers of Residual Certificates --Treatment of Inducement Fees" and "-- Foreign Investors" in the prospectus.

         Additionally, for information regarding Prohibited Transactions and Treatment of Realized Losses, see "Material Federal Income Tax Consequences -- Prohibited Transactions and Other Taxes" and "-- REMIC Certificates -- a. Regular Certificates -- Treatment of Realized Losses" in the prospectus.

         As a result of the Economic Growth and Tax Relief Reconciliation Act of 2001 (the "2001 ACT"), limitations imposed by section 68 of the Code on claiming itemized deductions will be phased-out commencing in 2006, which will affect individuals holding Residual Certificates. In addition, as a result of the Jobs and Growth Tax Relief Reconciliation Act of 2003 (the "2003 ACT"), the backup withholding rate has been reduced to 28%. Unless they are amended, these provisions of the 2001 Act and the 2003 Act will no longer apply for taxable years beginning on or after December 31, 2010. See "Material Federal Income Tax Consequences" in the prospectus. Investors are encouraged to consult their tax advisors with respect to both statutes.

                                   OTHER TAXES

         No representations are made regarding the tax consequences of the purchase, ownership or disposition of the certificates under any state, local or foreign tax law.

         ALL INVESTORS ARE ENCOURAGED TO CONSULT THEIR TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OF PURCHASING, OWNING OR DISPOSING OF THE CERTIFICATES.

                              ERISA CONSIDERATIONS

         Any fiduciary of an employee benefit or other plan or arrangement (such as an individual retirement account or Keogh plan) that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or to
Section 4975 of the Code (a "PLAN"), that proposes to cause the Plan to acquire any of the offered certificates (directly or indirectly through investment by an entity or account holding assets of the Plan) is encouraged to consult with its counsel with respect to the potential consequences of the Plan's acquisition and ownership of the certificates under ERISA and Section 4975 of the Code. See "ERISA Considerations" in the prospectus. Section 406 of ERISA prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA from engaging in various different types of transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes excise taxes on prohibited transactions involving "disqualified persons" and Plans described under that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Code.

         Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. Any of those plans that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules set forth in Section 503 of the Code.

         Investments by Plans or with assets of Plans that are subject to ERISA must satisfy ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary that decides to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments (including prepayments) on the Mortgage Loans. It is anticipated that the certificates will constitute "equity interests" for the purpose of the Plan Assets Regulation.

         The U.S. Department of Labor has granted the underwriter an administrative exemption (the "EXEMPTION") from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, in pass-through trusts that consist of specified receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to mortgage loans such as the Mortgage Loans in the trust fund. The Exemption extends exemptive relief to certificates, including subordinated certificates, rated in the four highest generic rating categories in certain designated transactions when the conditions of the Exemption, including the requirement that an investing Plan be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended, are met.

         For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see "ERISA Considerations" in the prospectus.

         It is expected that the Exemption will apply to the acquisition and holding by Plans of the offered certificates (other than the Class A-R Certificates) and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date of this prospectus supplement, there is no single mortgagor that is the obligor on five percent (5%) of the Mortgage Loans included in the trust fund by aggregate unamortized principal balance of the assets of the trust fund.

         The rating of a certificate may change. If a class of certificates no longer has a rating of at least BBB- or its equivalent from at least one of S&P, Fitch or Moody's, certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the certificate when it had an investment-grade rating would not be required by the Exemption to dispose of it). An offered certificate that satisfies the requirements of the Exemption other than the rating requirement may be eligible for purchase by an insurance company general account that includes plan assets in reliance on Sections I and III of Prohibited Transaction Class Exemption 95-60.

         BECAUSE THE CLASS A-R CERTIFICATES ARE NOT BEING PURCHASED BY ANY UNDERWRITER TO WHOM AN EXEMPTION SIMILAR TO THE EXEMPTION HAS BEEN GRANTED, THE CLASS A-R CERTIFICATES DO NOT CURRENTLY MEET THE REQUIREMENTS OF THE EXEMPTION OR ANY COMPARABLE INDIVIDUAL ADMINISTRATIVE EXEMPTION GRANTED TO ANY UNDERWRITER. CONSEQUENTLY, THE CLASS A-R CERTIFICATES MAY BE TRANSFERRED ONLY IF THE TRUSTEE RECEIVES:

       o A REPRESENTATION FROM THE TRANSFEREE OF THE CERTIFICATE, ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, THAT THE TRANSFEREE IS NOT A PLAN, OR A PERSON ACTING ON BEHALF OF A PLAN OR USING A PLAN'S ASSETS TO EFFECT THE TRANSFER; OR

       o AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE AND HOLDING OF THE CERTIFICATE BY A PLAN, OR A PERSON ACTING ON BEHALF OF A PLAN OR USING A PLAN'S ASSETS, WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE TRUSTEE OR THE MASTER SERVICER TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT.

         IF THE REPRESENTATION IS NOT TRUE, OR ANY ATTEMPT TO TRANSFER TO A PLAN OR PERSON ACTING ON BEHALF OF A PLAN OR USING A PLAN'S ASSETS IS INITIATED WITHOUT THE REQUIRED OPINION OF COUNSEL, THE ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID.

         Prospective Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Code, the effect of the Plan Assets Regulation and the applicability of the Exemption described in the prospectus, and the potential consequences in their specific circumstances, before making an investment in any of the offered certificates. Moreover, each Plan fiduciary is encouraged to determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in any of the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

         The sale of certificates to a Plan is in no respect a representation by the issuer or any underwriter of the certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the underwriting agreement between the Depositor and Countrywide Securities Corporation, an affiliate of the Depositor, the sellers and the Master Servicer ("CSC" or the "UNDERWRITER"), the Depositor has agreed to sell to the underwriter and the underwriter has agreed to purchase from the Depositor the offered certificates, other than the Class A-R Certificates (the "UNDERWRITTEN CERTIFICATES").

         Distribution of the Underwritten Certificates will be made by the underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriter may effect such transactions by selling the Underwritten Certificates to or through dealers and such dealers may receive from the underwriter, for which they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The underwriter and any dealers that participate with the underwriter in the distribution of the Underwritten Certificates may be deemed to be underwriters, and any discounts, commissions or concessions received by them, and any profits on resale of the Underwritten Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

         The Depositor has been advised by the underwriter that it intends to make a market in the Underwritten Certificates, but the underwriter has no obligation to do so. There can be no assurance that a secondary market for the Underwritten Certificates will develop or, if it does develop, that it will continue or that it will provide certificateholders with a sufficient level of liquidity of investment.

         The Depositor has agreed to indemnify the underwriter against, or make contributions to the underwriter with respect to, liabilities, customarily indemnified against, including liabilities under the Securities Act of 1933, as amended.

         The Class A-R Certificates will not be purchased by the underwriter but will be transferred to Countrywide Home Loans on the closing date as partial consideration for the sale of the Mortgage Loans to the Depositor. The Class A-R Certificates may be offered by the Depositor from time to time directly or through underwriters or agents (either of which may include CSC) in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale, in one or more separate transactions at prices to be negotiated at the time of each sale. Any underwriters or agents that participate in the distribution of the Class A-R Certificates may be deemed to be "underwriters" within the meaning or the Securities Act and any profit on the sale of the certificates by them and any discounts, commissions, concessions or other compensation received by any of them may be deemed to be underwriting discounts and commissions under the Securities Act.

                                  LEGAL MATTERS

         The validity of the certificates, including their material federal income tax consequences, will be passed upon for the Depositor by Sidley Austin Brown & Wood LLP, New York, New York. Certain legal matters will be passed upon for the underwriter by McKee Nelson LLP.

                                     RATINGS

         It is a condition to the issuance of the offered certificates that they be assigned the respective ratings set forth in the Summary of this prospectus supplement.

         The ratings assigned by Moody's to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the Mortgage Loans by the related certificateholders under the agreements pursuant to which the certificates are issued. Moody's ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by the certificates.

         The ratings assigned by S&P to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the Mortgage Loans by the related certificateholders under the agreements pursuant to which the certificates are issued. S&P's ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by the certificates.

         The ratings of the rating agencies listed above do not address the possibility that, as a result of principal prepayments, certificateholders may receive a lower than anticipated yield.

         The security ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies.

         The Depositor has not requested a rating of the offered certificates by any rating agency other than the rating agencies listed above; there can be no assurance, however, as to whether any other rating agency will rate the offered certificates or, if it does, what rating would be assigned by the other rating agency. The ratings assigned by the other rating agency to the offered certificates could be lower than the respective ratings assigned by the rating agencies listed above.













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                                     S-116

                             INDEX OF DEFINED TERMS

2/28 Mortgage Loan...............................S-19
2001 Act........................................S-113
2003 Act........................................S-113
3/1 Mortgage Loan................................S-19
3/27 Mortgage Loan...............................S-19
30-Year CMT Mortgage Loan........................S-19
30-Year One-Month LIBOR Mortgage Loan............S-19
30-Year Six-Month LIBOR Mortgage Loan............S-19
30-Year Twelve-Month LIBOR Mortgage Loan.........S-19
5/1 Mortgage Loan................................S-19
5/25 Mortgage Loan...............................S-19
7/1 Mortgage Loan................................S-19
Accrual Period...................................S-63
Adjustable Rate Cumulative Loss Trigger Event....S-74
Adjustable Rate Delinquency Trigger Event........S-74
Adjustable Rate Excess Cashflow..................S-76
Adjustable Rate Excess Overcollateralization
 Amount..........................................S-73
Adjustable Rate OC Floor.........................S-73
Adjustable Rate Overcollateralization
 Deficiency Amount...............................S-73
Adjustable Rate Overcollateralization
 Reduction Amount................................S-73
Adjustable Rate Overcollateralization Target
 Amount..........................................S-73
Adjustable Rate Overcollateralized Amount........S-73
Adjustable Rate Senior Enhancement Percentage....S-74
Adjustable Rate Stepdown Date....................S-73
Adjustable Rate Subordinated Certificates........S-56
Adjustable Rate Subordinated Class Principal
 Distribution Amount.............................S-70
Adjustable Rate Trigger Event....................S-74
Adjusted Net Mortgage Rate.......................S-65
Adjustment Date..................................S-20
Alternative Documentation Program................S-42
Applied Realized Loss Amount.....................S-82
beneficial owner.................................S-58
Book-Entry Certificates..........................S-58
Carryover Reserve Fund...........................S-82
Certificate Account..............................S-62
Certificate Owners...............................S-58
CI...............................................S-59
Class 1-A-1 Corridor Contract....................S-77
Class 1-A-1 Corridor Contract Ceiling Rate.......S-79
Class 1-A-1 Corridor Contract Notional Balance...S-79
Class 1-A-1 Corridor Contract Strike Rate........S-79
Class 1-A-1 Corridor Contract Termination Date...S-81
Class Certificate Balance........................S-57
Clearstream, Luxembourg..........................S-59
CLUES Plus Documentation Program.................S-42
Code............................................S-110
Cooperative......................................S-60
Corridor Contract................................S-77
Corridor Contract Administration Agreement.......S-77
Corridor Contract Administrator..................S-77
Corridor Contract Ceiling Rate...................S-81
Corridor Contract Counterparty...................S-77
Corridor Contract Notional Balance...............S-81
Corridor Contract Strike Rate....................S-81
Corridor Contract Termination Date...............S-81
Corridor Contracts...............................S-77
Countrywide Financial............................S-51
Countrywide Home Loans...........................S-51
Countrywide Servicing............................S-51
CPR..............................................S-94
CSC.............................................S-115
Current Interest.................................S-64
Cut-off Date Pool Principal Balance..............S-18
DBC..............................................S-59
debt-to-income...................................S-41
Definitive Certificate...........................S-58
deleted mortgage loan............................S-39
Depositor........................................S-18
Distribution Account.............................S-62
Distribution Date................................S-62
DTC..............................................S-58
ERISA...........................................S-113
Euroclear........................................S-58
Euroclear Operator...............................S-60
Euroclear Participants...........................S-60
European Depositaries............................S-58
Excess Corridor Contract Payment.................S-78
excess interest..................................S-10
Exemption.......................................S-114
Expanded Underwriting Guidelines.................S-42
Expense Fee Rate.................................S-54
Extra Principal Distribution Amount..............S-71
FICO Credit Scores...............................S-40
Financial Intermediary...........................S-58
Fixed Rate Certificates..........................S-57
Fixed Rate Cumulative Loss Trigger Event.........S-72
Fixed Rate Delinquency Trigger Event.............S-72
Fixed Rate Excess Cashflow.......................S-76
Fixed Rate Excess Overcollateralization Amount...S-71
Fixed Rate OC Floor..............................S-71
Fixed Rate Overcollateralization Deficiency
 Amount..........................................S-71
Fixed Rate Overcollateralization Reduction
 Amount..........................................S-71
Fixed Rate Overcollateralization Target Amount...S-71
Fixed Rate Overcollateralized Amount.............S-71
Fixed Rate Senior Enhancement Percentage.........S-72
Fixed Rate Stepdown Date.........................S-71
Fixed Rate Subordinated Certificates.............S-56
Fixed Rate Subordinated Class Principal
 Distribution Amount.............................S-69

Fixed Rate Trigger Event.........................S-72
Full Documentation Program.......................S-41
Global Securities...................................1
Gross Margin.....................................S-20
group 1 certificates.............................S-57
Group 1 Mortgage Loans...........................S-18
Group 1 Principal Distribution Target Amount.....S-69
group 1 senior certificates......................S-57
group 2 certificates.............................S-57
Group 2 Certificates Corridor Contract...........S-77
Group 2 Certificates Corridor Contract Ceiling
 Rate............................................S-80
Group 2 Certificates Corridor Contract Notional
 Balance.........................................S-80
Group 2 Certificates Corridor Contract Strike
 Rate............................................S-80
Group 2 Certificates Corridor Contract
 Termination Date................................S-81
Group 2 Mortgage Loans...........................S-18
Group 2 Principal Distribution Amount............S-69
group 2 senior certificates......................S-57
Indirect Participants............................S-58
Initial Periodic Rate Cap........................S-20
Interest Carry Forward Amount....................S-64
Interest Determination Date......................S-81
Interest Funds...................................S-64
Interest Only Loans..............................S-19
Interest Remittance Amount.......................S-62
Last Scheduled Distribution Date................S-109
LIBOR Business Day...............................S-82
LIBOR Certificates...............................S-57
Loan Group 1.....................................S-18
Loan Group 2.....................................S-18
Loan-to-Value Ratio..............................S-21
Master REMIC....................................S-109
Master Servicer............................S-18, S-51
Master Servicing Fee.............................S-54
Maximum Mortgage Rate............................S-20
MILA, Inc........................................S-48
Minimum Mortgage Rate............................S-20
Moody's...........................................S-3
Mortgage Index...................................S-20
Mortgage Loans...................................S-18
Mortgage Rate....................................S-19
Net Corridor Contract Payment....................S-78
Net Rate Cap.....................................S-65
Net Rate Carryover...............................S-66
New CI...........................................S-59
NIM Insurer......................................S-95
No-Income/No Asset Documentation Program.........S-42
offered certificates.............................S-56
OID.............................................S-110
One-Month LIBOR............................S-20, S-81
Optional Termination Date........................S-94
overcollateralization............................S-10
Participants.....................................S-58
Pass-Through Margin..............................S-65
Pass-Through Rate................................S-64
Plan............................................S-113
Pool Principal Balance...........................S-68
Pooling and Servicing Agreement..................S-18
Preferred Processing Program.....................S-41
Prepayment Assumption............................S-94
Prepayment Interest Excess.......................S-63
Prepayment Period................................S-68
Principal Distribution Amount....................S-68
Principal Remittance Amount......................S-63
Priority Amount..................................S-69
Priority Percentage..............................S-69
private certificates.............................S-57
Realized Loss....................................S-75
Record Date......................................S-62
Reduced Documentation Program....................S-42
Reference Bank Rate..............................S-81
Reference Banks..................................S-82
Regular Certificates............................S-110
Relevant Depositary..............................S-58
replacement mortgage loan........................S-39
Residual Certificates...........................S-110
Rolling Sixty-Day Delinquency Rate...............S-75
Rules............................................S-58
S&P...............................................S-3
senior certificates..............................S-56
Shift Percentage.................................S-69
Six-Month LIBOR..................................S-20
Sixty-Day Delinquency Rate.......................S-75
Standard Underwriting Guidelines.................S-42
Stated Income/Stated Asset Documentation.........S-42
Stated Principal Balance.........................S-68
Streamlined Documentation Program................S-42
subordinated certificates........................S-56
Subsequent Periodic Rate Cap.....................S-20
Subsequent Recoveries............................S-75
Substitution Adjustment Amount...................S-39
Tax Counsel.....................................S-110
Terms and Conditions.............................S-60
Trustee..........................................S-18
Twelve-Month LIBOR...............................S-20
U.S. Person.........................................3
underlying REMIC Regular Interests..............S-110
underwriter.....................................S-115
Underwritten Certificates.......................S-115
Unpaid Realized Loss Amount......................S-75

                                                                         ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the Offered Certificates will be offered globally (the "GLOBAL SECURITIES") and will be available only in book-entry form. Investors in the Global Securities may hold Such Global Securities through any of The Depository Trust Company ("DTC"), Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

         Non-U.S. holders (as described below) of Global Securities will be Subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global Security and no "lock-up" or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

         Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC Seller and Clearstream or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or

Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of a 360-day year and either twelve 30-day months or the actual number of days in the related accrual period, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's account. The Securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New
York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

         Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

         As an alternative, if Clearstream or Euroclear has extended at line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

         Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last Coupon payment to and excluding the settlement date on the basis of a 360-day year and either twelve 30-day months or the actual number of days in the related accrual period, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

                  1. borrowing through Clearstream or Euroclear accounts) for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing System's Customary procedures;

                  2. borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

                  3. staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of Global Securities holding Securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax (which will be reduced through 2006) that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between Such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

         Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Exemptions for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date such form is signed.

         The term "U.S. PERSON" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise) or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a Court within the United States is able to exercise primary Supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This Summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                      [This page intentionally left blank]

PROSPECTUS

                                   CWALT, INC.
                                    DEPOSITOR

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)


--------------------------------------------------------------------------------
 PLEASE CAREFULLY CONSIDER OUR DISCUSSION OF SOME OF THE RISKS OF INVESTING IN
  THE CERTIFICATES UNDER "RISK FACTORS" BEGINNING ON PAGE 5.
--------------------------------------------------------------------------------

THE TRUSTS

Each trust will be established to hold assets in its trust fund transferred to it by CWALT, Inc. The assets in each trust fund will be specified in the prospectus supplement for the particular trust and will generally consist of:

o first lien mortgage loans secured by one- to four-family residential properties or participations in that type of loan,

o mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae, or Freddie Mac, or

o private mortgage-backed securities backed by first lien mortgage loans secured by one- to four-family residential properties or participations in that type of loan.

THE CERTIFICATES

CWALT, Inc. will sell the certificates pursuant to a prospectus supplement. The certificates will be grouped into one or more series, each having its own distinct designation. Each series will be issued in one or more classes and each class will evidence beneficial ownership of a specified portion of future payments on the assets in the trust fund that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

OFFERS OF CERTIFICATES

The certificates may be offered through several different methods, including offerings through underwriters.

                           --------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



OCTOBER 25, 2005

                  TABLE OF CONTENTS

                                               PAGE
                                               ----

Important Notice About Information in this
     Prospectus and Each Accompanying
     Prospectus Supplement........................4
Risk Factors......................................5
     Limited Source Of Payments -- No
     Recourse To Sellers, Depositor Or Servicer...5
     Credit Enhancement May Not Be
     Sufficient To Protect You From Losses........6
     Losses On Balloon Payment Mortgages
     Are Borne By You.............................6
     Nature Of Mortgages..........................6
     You Could Be Adversely Affected By
     Violations Of Environmental Laws.............8
     Ratings Of The Certificates Do Not
     Assure Their Payment.........................9
     Book-Entry Registration......................9
     Bankruptcy Or Insolvency May Affect
     The Timing And Amount Of
     Distributions On The Certificates...........10
The Trust Fund...................................12
     The Mortgage Loans -- General...............13
     Agency Securities...........................15
     Private Mortgage-Backed Securities..........20
     Pre-Funding.................................21
     Substitution of Mortgage Assets.............22
     Available Information.......................22
     Incorporation of Certain Documents by
     Reference...................................22
Use of Proceeds..................................22
The Depositor....................................23
Mortgage Loan Program............................23
     Underwriting Process........................23
     Qualifications of Sellers...................24
     Representations by Sellers; Repurchases.....24
Description of the Certificates..................25
     General.....................................26
     Distributions on Certificates...............28
     Advances....................................29
     Reports to Certificateholders...............30
     Categories of Classes of Certificates.......31
     Indices Applicable to Floating Rate and
     Inverse Floating Rate Classes...............33
     Book-Entry Certificates.....................36
Credit Enhancement...............................38
     General.....................................38
     Subordination...............................38
     Mortgage Pool Insurance Policies............39
     Special Hazard Insurance Policies...........40
     Bankruptcy Bonds............................41
     Reserve Fund................................41
     Cross Support...............................41



                                               PAGE
                                               ----
     Insurance Policies, Surety Bonds and
     Guaranties..................................42
     Over-Collateralization......................42
     Financial Instruments.......................42
Yield and Prepayment Considerations..............42
The Pooling and Servicing Agreement..............44
     Assignment of Mortgage Assets...............44
     Payments on Mortgage Assets; Deposits
     to Certificate Account......................45
     Collection Procedures.......................47
     Hazard Insurance............................48
     Realization Upon Defaulted Mortgage Loans...49
     Servicing and Other Compensation and
     Payment of Expenses.........................53
     Evidence as to Compliance...................53
     List of Certificateholders..................54
     Certain Matters Regarding the Master
     Servicer and the Depositor..................54
     Events of Default...........................54
     Rights Upon Event of Default................55
     Amendment...................................55
     Termination; Optional Termination...........56
     The Trustee.................................57
Certain Legal Aspects of the Mortgage Loans......57
     General.....................................57
     Foreclosure and Repossession................58
     Rights of Redemption........................60
     Anti-Deficiency Legislation and Other
     Limitations on Lenders......................60
     Environmental Risks.........................61
     Due-on-Sale Clauses.........................62
     Prepayment Charges..........................63
     Applicability of Usury Laws.................63
     Servicemembers Civil Relief Act.............63
     Consumer Protection Laws....................63
Material Federal Income Tax Consequences.........64
     General.....................................64
     Non-REMIC Certificates......................64
     REMIC Certificates..........................71
     Prohibited Transactions and Other Taxes.....84
     Liquidation and Termination.................84
     Administrative Matters......................85
     Tax-Exempt Investors........................85
     Non-U.S. Persons............................85
     Tax-Related Restrictions on Transfers
     of Residual Certificates....................86
Other Tax Considerations.........................88
ERISA Considerations.............................88
Legal Investment.................................91

Method of Distribution...........................92
Legal Matters....................................94
Financial Information............................94
Rating...........................................94
Index to Defined Terms...........................95

              IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
                   AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about each series of certificates is contained in two separate documents:

o this prospectus, which provides general information, some of which may not apply to a particular series; and

o the accompanying prospectus supplement for a particular series, which describes the specific terms of the certificates of that series.

The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

     You should rely only on the information in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

                          ----------------------------

     If you require additional information, the mailing address of our principal executive offices is CWALT, Inc., 4500 Park Granada, Calabasas, California 91302 and the telephone number is (818) 225-3000. For other means of acquiring additional information about us or a series of securities, see "The Trust Fund - Incorporation of Certain Documents by Reference" beginning on page 22.

                                  RISK FACTORS

You should carefully consider the following information since it identifies significant risks associated with an investment in the certificates.

LIMITED SOURCE OF PAYMENTS -- NO          The applicable prospectus supplement
RECOURSE TO SELLERS, DEPOSITOR OR         may provide that certificates will be
SERVICER                                  payable from other trust funds in
                                          addition to their associated trust
                                          fund, but if it does not, they will be
                                          payable solely from their associated
                                          trust fund. If the trust fund does not
                                          have sufficient assets to distribute
                                          the full amount due to you as a
                                          certificateholder, your yield will be
                                          impaired, and perhaps even the return
                                          of your principal may be impaired,
                                          without your having recourse to anyone
                                          else. Furthermore, at the times
                                          specified in the applicable prospectus
                                          supplement, certain assets of the
                                          trust fund may be released and paid
                                          out to other people, such as the
                                          depositor, a servicer, a credit
                                          enhancement provider, or any other
                                          person entitled to payments from the
                                          trust fund. Those assets will no
                                          longer be available to make payments
                                          to you. Those payments are generally
                                          made after other specified payments
                                          that may be set forth in the
                                          applicable prospectus supplement have
                                          been made.

                                          You will not have any recourse against
                                          the depositor or any servicer if you
                                          do not receive a required distribution
                                          on the certificates. Nor will you have
                                          recourse against the assets of the
                                          trust fund of any other series of
                                          certificates.

                                          The certificates will not represent an
                                          interest in the depositor, any
                                          servicer, any seller to the depositor,
                                          or anyone else except the trust fund.
                                          The only obligation of the depositor
                                          to a trust fund comes from certain
                                          representations and warranties made by
                                          it about assets transferred to the
                                          trust fund. If these representations
                                          and warranties turn out to be untrue,
                                          the depositor may be required to
                                          repurchase some of the transferred
                                          assets.

                                          CWALT, Inc., which is the depositor,
                                          does not have significant assets and
                                          is unlikely to have significant assets
                                          in the future. So if the depositor
                                          were required to repurchase a loan
                                          because of a breach of a
                                          representation, its only sources of
                                          funds for the repurchase would be:

                                             o    funds obtained from enforcing
                                                  a corresponding obligation of
                                                  a seller or originator of the
                                                  loan, or

                                             o    funds from a reserve fund or
                                                  similar credit enhancement
                                                  established to pay for loan
                                                  repurchases.

                                          The only obligations of the master
                                          servicer to a trust fund consist of
                                          its obligations to service the related
                                          mortgage loans in accordance with the
                                          terms of the related pooling and
                                          servicing agreement.

                                          The only obligations to a trust fund
                                          of a seller of loans to the depositor
                                          comes from certain representations and
                                          warranties made by it in connection
                                          with its sale of the loans and certain
                                          document delivery requirements. If
                                          these representations and warranties
                                          turn out to be untrue, or the seller
                                          fails to deliver required documents,
                                          it may be required to repurchase some
                                          of the loans. However, the seller may
                                          not have the financial ability to make
                                          the required repurchase.

CREDIT ENHANCEMENT MAY NOT BE             Credit enhancement is intended to
SUFFICIENT TO PROTECT YOU FROM            reduce the effect of loan losses. But
LOSSES                                    credit enhancements may benefit only
                                          some classes of a series of
                                          certificates and the amount of any
                                          credit enhancement will be limited as
                                          described in the applicable prospectus
                                          supplement. Furthermore, the amount of
                                          a credit enhancement may decline over
                                          time pursuant to a schedule or formula
                                          or otherwise, and could be depleted
                                          from payments or for other reasons
                                          before the certificates covered by the
                                          credit enhancement are paid in full.
                                          In addition, a credit enhancement may
                                          not cover all potential sources of
                                          loss. For example, a credit
                                          enhancement may or may not cover fraud
                                          or negligence by a loan originator or
                                          other parties. Also, the trustee may
                                          be permitted to reduce, substitute
                                          for, or even eliminate all or a
                                          portion of a credit enhancement so
                                          long as the rating agencies that have
                                          rated the certificates at the request
                                          of the depositor indicate that that
                                          would not cause them to change
                                          adversely their rating of the
                                          certificates. Consequently,
                                          certificateholders may suffer losses
                                          even though a credit enhancement
                                          exists and its provider does not
                                          default.

LOSSES ON BALLOON PAYMENT                 Some of the underlying loans may not
MORTGAGES ARE BORNE BY YOU                be fully amortizing over their terms
                                          to maturity and, thus, will require
                                          substantial principal payments (that
                                          is, balloon payments) at their stated
                                          maturity. Loans with balloon payments
                                          involve a greater degree of risk than
                                          fully amortizing loans because
                                          typically the borrower must be able to
                                          refinance the loan or sell the
                                          property to make the balloon payment
                                          at maturity. The ability of a borrower
                                          to do this will depend on such factors
                                          as mortgage rates at the time of sale
                                          or refinancing, the borrower's equity
                                          in the property, the relative strength
                                          of the local housing market, the
                                          financial condition of the borrower,
                                          and tax laws. Losses on these loans
                                          that are not otherwise covered by a
                                          credit enhancement will be borne by
                                          the holders of one or more classes of
                                          certificates.

   Your Risk Of Loss May Be               The trust fund may include loans that
   Higher Than You Expect If your         were originated with loan-to-value
   Certificates Are Backed By             ratios in excess of the value of the
   Partially Unsecured Loans              related mortgaged property. Under
                                          these circumstances, the trust fund
                                          could be treated as a general
                                          unsecured creditor as to the unsecured
                                          portion of any related loan. In the
                                          event of a default under a loan that
                                          is unsecured in part, the trust fund
                                          will have recourse only against the
                                          borrower's assets generally for the
                                          unsecured portion of the loan, along
                                          with all other general unsecured
                                          creditors of the borrower.

NATURE OF MORTGAGES                       The value of the properties underlying
                                          the loans held in the trust fund may
   Declines in Property Values May        decline over time. Among the factors
   Adversely Affect You                   that could adversely affect the value
                                          of the properties are:

                                             o    an overall decline in the
                                                  residential real estate market
                                                  in the areas in which they are
                                                  located,

                                             o    a decline in their general
                                                  condition from the failure of
                                                  borrowers to maintain their
                                                  property adequately, and

                                             o    natural disasters that are not
                                                  covered by insurance, such as
                                                  earthquakes and floods.

                                          If property values decline, the actual
                                          rates of delinquencies, foreclosures,
                                          and losses on all underlying loans
                                          could be higher than those currently
                                          experienced in the mortgage lending
                                          industry in general. These losses, to
                                          the extent not otherwise covered by a
                                          credit enhancement, will be borne by
                                          the holder of one or more classes of
                                          certificates.

   Delays in Liquidation May              Even if the properties underlying the
   Adversely Affect You                   loans held in the trust fund provide
                                          adequate security for the loans,
                                          substantial delays could occur before
                                          defaulted loans are liquidated and
                                          their proceeds are forwarded to
                                          investors. Property foreclosure
                                          actions are regulated by state
                                          statutes and rules and are subject to
                                          many of the delays and expenses of
                                          other lawsuits if defenses or
                                          counterclaims are made, sometimes
                                          requiring several years to complete.
                                          Furthermore, in some states if the
                                          proceeds of the foreclosure are
                                          insufficient to repay the loan, the
                                          borrower is not liable for the
                                          deficit. Thus, if a borrower defaults,
                                          these restrictions may impede the
                                          trust's ability to dispose of the
                                          property and obtain sufficient
                                          proceeds to repay the loan in full. In
                                          addition, the servicer will be
                                          entitled to deduct from liquidation
                                          proceeds all expenses reasonably
                                          incurred in attempting to recover on
                                          the defaulted loan, including legal
                                          fees and costs, real estate taxes, and
                                          property maintenance and preservation
                                          expenses.

   Disproportionate Effect of             Liquidation expenses of defaulted
   Liquidation Expenses May               loans generally do not vary directly
   Adversely Affect You                   with the outstanding principal balance
                                          of the loan at the time of default.
                                          Therefore, if a servicer takes the
                                          same steps for a defaulted loan having
                                          a small remaining principal balance as
                                          it does for a defaulted loan having a
                                          large remaining principal balance, the
                                          amount realized after expenses is
                                          smaller as a percentage of the
                                          outstanding principal balance of the
                                          small loan than it is for the
                                          defaulted loan having a large
                                          remaining principal balance.

   Consumer Protection Laws May           Federal, state and local laws
   Adversely Affect You                   extensively regulate various aspects
                                          of brokering, originating, servicing
                                          and collecting mortgage loans. Among
                                          other things, these laws may regulate
                                          interest rates and other charges,
                                          require disclosures, impose financial
                                          privacy requirements, mandate specific
                                          business practices, and prohibit
                                          unfair and deceptive trade practices.
                                          In addition, licensing requirements
                                          may be imposed on persons that broker,
                                          originate, service or collect mortgage
                                          loans.

                                          Additional requirements may be imposed
                                          under federal, state or local laws on
                                          so-called "high cost" mortgage loans,
                                          which typically are defined as loans
                                          that have interest rates or
                                          origination costs in excess of
                                          prescribed levels. These laws may
                                          limit certain loan terms, such as
                                          prepayment penalties, or the ability
                                          of a creditor to refinance a loan
                                          unless it is in the borrower's
                                          interest. In addition, certain of
                                          these laws may allow claims against
                                          loan brokers or mortgage originators,
                                          including claims based on fraud or
                                          misrepresentations, to be asserted
                                          against persons acquiring the mortgage
                                          loans, such as the trust.

                                          The federal laws that may apply to
                                          loans held in the trust include the
                                          following:

                                             o    the Truth in Lending Act and
                                                  its regulations, which (among
                                                  other things) require
                                                  disclosures to borrowers
                                                  regarding the terms of
                                                  mortgage loans and provide
                                                  property owners in
                                                  non-purchase money
                                                  transactions with a right of
                                                  rescission that generally
                                                  extends for three days after
                                                  proper disclosures are given
                                                  (but in no event more than
                                                  three years);

                                             o    the Home Ownership and Equity
                                                  Protection Act and its
                                                  regulations, which (among
                                                  other things) impose
                                                  additional disclosure
                                                  requirements and limitations
                                                  on loan terms with respect to
                                                  nonpurchase money mortgage
                                                  loans with interest rates or
                                                  origination costs in excess of
                                                  prescribed levels;

                                             o    the Real Estate Settlement
                                                  Procedures Act and its
                                                  regulations, which (among
                                                  other things) prohibit the
                                                  payment of referral fees for
                                                  real estate settlement
                                                  services and regulate escrow
                                                  accounts for taxes and
                                                  insurance and billing
                                                  inquiries made by borrowers;

                                             o    the Equal Credit Opportunity
                                                  Act and its regulations, which
                                                  (among other things) generally
                                                  prohibit discrimination in any
                                                  aspect of a credit transaction
                                                  on certain enumerated basis,
                                                  such as age, race, color, sex,
                                                  religion, marital status,
                                                  national origin or receipt of
                                                  public assistance; and

                                             o    the Fair Credit Reporting Act,
                                                  which (among other things)
                                                  regulates the use of consumer
                                                  reports obtained from consumer
                                                  reporting agencies and the
                                                  reporting of payment histories
                                                  to consumer reporting
                                                  agencies.

                                          The penalties for violating these
                                          federal, state, or local laws vary
                                          depending on the applicable law and
                                          the particular facts of the situation.
                                          However, private plaintiffs typically
                                          may assert claims for actual damages
                                          and, in some cases, also may recover
                                          civil money penalties or exercise a
                                          right to rescind the mortgage loan.
                                          Violations of certain laws may limit
                                          the ability to collect all or part of
                                          the principal or interest on a
                                          mortgage loan and, in some cases,
                                          borrowers even may be entitled to a
                                          refund of amounts previously paid.
                                          Federal, state and local
                                          administrative or law enforcement
                                          agencies also may be entitled to bring
                                          legal actions, including actions for
                                          civil money penalties or restitution,
                                          for violations of certain of these
                                          laws.

                                          Depending on the particular alleged
                                          misconduct, it is possible that claims
                                          may be asserted against various
                                          participants in the secondary mortgage
                                          market, including assignees that hold
                                          the mortgage loan, such as the trust.
                                          Losses on loans from the application
                                          of these federal, state and local laws
                                          that are not otherwise covered by one
                                          or more forms of credit enhancement
                                          will be borne by the holders of one or
                                          more classes of certificates.

YOU COULD BE ADVERSELY AFFECTED           Federal, state, and local laws and
BY VIOLATIONS OF ENVIRONMENTAL            regulations impose a wide range of
LAWS                                      requirements on activities that may
                                          affect the environment, health, and
                                          safety. In certain circumstances,
                                          these laws and regulations impose
                                          obligations on "owners" or "operators"
                                          of residential properties such as
                                          those that secure the loans held in
                                          the trust fund. Failure to comply with
                                          these laws and regulations can result
                                          in fines and penalties that could be
                                          assessed against the trust if it were
                                          to be considered an "owner" or
                                          "operator" of the related property. A
                                          property "owner" or "operator" can
                                          also be held liable for the cost of
                                          investigating and remediating
                                          contamination, regardless of fault,
                                          and for personal injury or property
                                          damage arising from exposure to
                                          contaminants.

                                          In some states, a lien on the property
                                          due to contamination has priority over
                                          the lien of an existing mortgage.
                                          Also, a mortgage lender may be held
                                          liable as an "owner" or "operator" for
                                          costs associated with the release of
                                          hazardous substances from a site, or
                                          petroleum from an underground storage
                                          tank, under certain circumstances. If
                                          the trust were to be considered the
                                          "owner" or "operator" of a property,
                                          it will suffer losses as a result of
                                          any liability imposed for
                                          environmental hazards on the property.

RATINGS OF THE CERTIFICATES DO NOT        Any class of certificates issued under
ASSURE THEIR PAYMENT                      this prospectus and the accompanying
                                          prospectus supplement will be rated in
                                          one of the four highest rating
                                          categories of at least one nationally
                                          recognized rating agency. A rating is
                                          based on the adequacy of the value of
                                          the trust assets and any credit
                                          enhancement for that class, and
                                          reflects the rating agency's
                                          assessment of how likely it is that
                                          holders of the class of certificates
                                          will receive the payments to which
                                          they are entitled. A rating does not
                                          constitute an assessment of how likely
                                          it is that principal prepayments on
                                          the underlying loans will be made, the
                                          degree to which the rate of
                                          prepayments might differ from that
                                          originally anticipated, or the
                                          likelihood that the certificates will
                                          be redeemed early. A rating is not a
                                          recommendation to purchase, hold, or
                                          sell certificates because it does not
                                          address the market price of the
                                          certificates or the suitability of the
                                          certificates for any particular
                                          investor.

                                          A rating may not remain in effect for
                                          any given period of time and the
                                          rating agency could lower or withdraw
                                          the rating entirely in the future. For
                                          example, the rating agency could lower
                                          or withdraw its rating due to:

                                             o    a decrease in the adequacy of
                                                  the value of the trust assets
                                                  or any related credit
                                                  enhancement,

                                             o    an adverse change in the
                                                  financial or other condition
                                                  of a credit enhancement
                                                  provider, or

                                             o    a change in the rating of the
                                                  credit enhancement provider's
                                                  long-term debt.

                                          The amount, type, and nature of credit
                                          enhancement established for a class of
                                          certificates will be determined on the
                                          basis of criteria established by each
                                          rating agency rating classes of the
                                          certificates. These criteria are
                                          sometimes based upon an actuarial
                                          analysis of the behavior of similar
                                          loans in a larger group. That analysis
                                          is often the basis upon which each
                                          rating agency determines the amount of
                                          credit enhancement required for a
                                          class. The historical data supporting
                                          any actuarial analysis may not
                                          accurately reflect future experience,
                                          and the data derived from a large pool
                                          of similar loans may not accurately
                                          predict the delinquency, foreclosure,
                                          or loss experience of any particular
                                          pool of mortgage loans. Mortgaged
                                          properties may not retain their
                                          values. If residential real estate
                                          markets experience an overall decline
                                          in property values such that the
                                          outstanding principal balances of the
                                          loans held in a particular trust fund
                                          and any secondary financing on the
                                          related mortgaged properties become
                                          equal to or greater than the value of
                                          the mortgaged properties, the rates of
                                          delinquencies, foreclosures, and
                                          losses could be higher than those now
                                          generally experienced in the mortgage
                                          lending industry. In addition, adverse
                                          economic conditions may affect timely
                                          payment by mortgagors on their loans
                                          whether or not the conditions affect
                                          real property values and, accordingly,
                                          the rates of delinquencies,
                                          foreclosures, and losses in any trust
                                          fund. Losses from this that are not
                                          covered by a credit enhancement will
                                          be borne, at least in part, by the
                                          holders of one or more classes of
                                          certificates.

BOOK-ENTRY REGISTRATION                   Certificates issued in book-entry form
   Limit on Liquidity                     may have only limited liquidity in the
                                          resale market, since investors may be
                                          unwilling to purchase certificates for
                                          which they cannot obtain physical
                                          instruments.

   Limit on Ability to Transfer or        Transactions in book-entry
   Pledge                                 certificates can be effected only
                                          through The Depository Trust Company,
                                          its participating organizations, its
                                          indirect participants, and certain
                                          banks. Therefore, your ability to
                                          transfer or pledge certificates issued
                                          in book-entry form may be limited.

   Delays in Distributions                You may experience some delay in the
                                          receipt of distributions on book-entry
                                          certificates since the distributions
                                          will be forwarded by the trustee to
                                          The Depository Trust Company for it to
                                          credit the accounts of its
                                          participants. In turn, these
                                          participants will then credit the
                                          distributions to your account either
                                          directly or indirectly through
                                          indirect participants.

BANKRUPTCY OR INSOLVENCY MAY              The seller and the depositor will take
AFFECT THE TIMING AND AMOUNT OF           steps to structure the transfer of
DISTRIBUTIONS ON THE CERTIFICATES         the loans held in the trust fund by
                                          the seller to the depositor as a sale.
                                          The depositor and the trust fund will
                                          take steps to structure the transfer
                                          of the loans from the depositor to the
                                          trust fund as a sale. If these
                                          characterizations are correct, then if
                                          the seller were to become bankrupt,
                                          the loans would not be part of the
                                          seller's bankruptcy estate and would
                                          not be available to the seller's
                                          creditors. On the other hand, if the
                                          seller becomes bankrupt, its
                                          bankruptcy trustee or one of its
                                          creditors may attempt to
                                          recharacterize the sale of the loans
                                          as a borrowing by the seller, secured
                                          by a pledge of the loans. Presenting
                                          this position to a bankruptcy court
                                          could prevent timely payments on the
                                          certificates and even reduce the
                                          payments on the certificates.
                                          Similarly, if the characterizations of
                                          the transfers as sales are correct,
                                          then if the depositor were to become
                                          bankrupt, the loans would not be part
                                          of the depositor's bankruptcy estate
                                          and would not be available to the
                                          depositor's creditors. On the other
                                          hand, if the depositor becomes
                                          bankrupt, its bankruptcy trustee or
                                          one of its creditors may attempt to
                                          recharacterize the sale of the loans
                                          as a borrowing by the depositor,
                                          secured by a pledge of the loans.
                                          Presenting this position to a
                                          bankruptcy court could prevent timely
                                          payments on the certificates and even
                                          reduce the payments on the
                                          certificates.

                                          If the master servicer becomes
                                          bankrupt, the bankruptcy trustee may
                                          have the power to prevent the
                                          appointment of a successor master
                                          servicer. The period during which cash
                                          collections may be commingled with the
                                          master servicer's own funds before
                                          each distribution date for
                                          certificates will be specified in the
                                          applicable prospectus supplement. If
                                          the master servicer becomes bankrupt
                                          and cash collections have been
                                          commingled with the master servicer's
                                          own funds, the trust fund may not have
                                          a perfected interest in those
                                          collections. In this case the trust
                                          might be an unsecured creditor of the
                                          master servicer as to the commingled
                                          funds and could recover only its share
                                          as a general creditor, which might be
                                          nothing. Collections that are not
                                          commingled but still in an account of
                                          the master servicer might also be
                                          included in the bankruptcy estate of
                                          the master servicer even though the
                                          trust may have a perfected security
                                          interest in them. Their inclusion in
                                          the bankruptcy estate of the master
                                          servicer may result in delays in
                                          payment and failure to pay amounts due
                                          on the certificates.

                                          Federal and state statutory provisions
                                          affording protection or relief to
                                          distressed borrowers may affect the
                                          ability of the secured mortgage lender
                                          to realize upon its security in other
                                          situations as well. For example, in a
                                          proceeding under the federal
                                          Bankruptcy Code, a lender may not
                                          foreclose on a mortgaged property
                                          without the permission of the
                                          bankruptcy court. And in certain
                                          instances a bankruptcy court may allow
                                          a borrower to reduce the monthly
                                          payments, change the rate of interest,
                                          and alter the mortgage loan repayment
                                          schedule for under collateralized
                                          mortgage loans. The effect of these
                                          types of proceedings can be to cause
                                          delays in receiving payments on the
                                          loans underlying certificates and even
                                          to reduce the aggregate amount of
                                          payments on the loans underlying
                                          certificates.

                                          Certain capitalized terms are used in
                                          this prospectus to assist you in
                                          understanding the terms of the
                                          certificates. The capitalized terms
                                          used in this prospectus are defined on
                                          the pages indicated under the caption
                                          "Index to Defined Terms" on page 94.

                                THE TRUST FUND*

         This prospectus relates to Mortgage Pass-Through Certificates, which may be sold from time to time in one or more series by the depositor, CWALT, Inc., on terms determined at the time of sale and described in this prospectus and the related prospectus supplement. Each series will be issued under a separate pooling and servicing agreement to be entered into with respect to each series. The certificates of a series will evidence beneficial ownership of a trust fund. The trust fund for a series of certificates will include certain mortgage related assets (the "Mortgage Assets") consisting of

         o a pool of first lien mortgage loans (or participation interests in them) secured by one- to four-family residential properties,

         o mortgage pass-through securities (the "Agency Securities") issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac or

         o other mortgage pass-through certificates or collateralized mortgage obligations (the "Private Mortgage-Backed Securities") evidencing an interest in, or secured by, mortgage loans of the type that would otherwise be eligible to be mortgage loans.

The Mortgage Assets will be acquired by the depositor, either directly or indirectly, from one or more institutions, which may be affiliates of the depositor, and conveyed by the depositor to the related trust fund. The trustee for each series of certificates will be specified in the related prospectus supplement. See "The Pooling and Servicing Agreement" for a description of the trustee's rights and obligations. The entity or entities named as master servicer in the related prospectus supplement, which may be an affiliate of the depositor. See "The Pooling and Servicing Agreement - Certain Matters Regarding the Master Servicer and the Depositor." The mortgage loans will be secured by first mortgage liens on one- to four-family residential properties and, if so specified in the related prospectus supplement, may include cooperative apartment loans secured by security interests in shares issued by private, nonprofit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. In addition, the Mortgage Assets of the related trust fund may include mortgage participation certificates evidencing interests in mortgage loans. The mortgage loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the FHA or partially guaranteed by the VA as specified in the related prospectus supplement. All or a portion of the mortgage loans in a mortgage pool may be insured by FHA insurance and may be partially guaranteed by the VA.

         The certificates will be entitled to payment from the assets of the related trust fund or other assets pledged for the benefit of the holders of the certificates as specified in the related prospectus supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor. The applicable prospectus supplement may specify the Mortgage Assets that a trust fund will consist of, but if it does not, the Mortgage Assets of any trust fund will consist of mortgage loans, Agency Securities or Private Mortgage-Backed Securities but not a combination of them. Mortgage loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under "Mortgage Loan Program - Underwriting Standards" or as otherwise described in a related prospectus supplement.

         The following is a brief description of the Mortgage Assets expected to be included in the trust funds. If specific information about the Mortgage Assets is not known at the time the related series of certificates initially is offered, more general information of the nature described below will be provided in the related prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of the certificates. A maximum of 5% of the Mortgage Assets as they will be constituted at the time that the applicable detailed description of Mortgage Assets is filed will deviate in any material respect from the Mortgage Asset pool characteristics described in the related prospectus supplement, other

-----------
* Whenever the terms mortgage pool and certificates are used in this prospectus, those terms will be considered to apply, unless the context indicates otherwise, to one specific mortgage pool and the certificates representing certain undivided interests in a single trust fund consisting primarily of the Mortgage Assets in the mortgage pool. Similarly, the term pass-through rate will refer to the pass-through rate borne by the certificate of one specific series and the term trust fund will refer to one specific trust fund.

than the aggregate number or amount of mortgage loans. A schedule of the Mortgage Assets relating to the series will be attached to the pooling and servicing agreement delivered to the trustee upon delivery of the certificates.

THE MORTGAGE LOANS -- GENERAL

         The real property that secures repayment of the mortgage loans is referred to collectively as mortgaged properties. The mortgaged properties will be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. Mortgage loans with certain Loan-to-Value Ratios or certain principal balances or both may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of coverage will be described in the applicable prospectus supplement.

         The applicable prospectus supplement may specify the day on which monthly payments on the mortgage loans in a mortgage pool will be due, but if it does not, all of the mortgage loans in a mortgage pool will have monthly payments due on the first day of each month. The payment terms of the mortgage loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features or combination thereof or other features described in the related prospectus supplement:

         o Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related prospectus supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of the limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement.

         o Principal may be payable on a level debt service basis to fully amortize the mortgage loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate specified in its mortgage note or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity, called balloon payments. Principal may include interest that has been deferred and added to the principal balance of the mortgage loan.

         o Monthly payments of principal and interest may be fixed for the life of the mortgage loan, may increase over a specified period of time or may change from period to period. The terms of a mortgage loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

         o The mortgage loans generally may be prepaid at any time without the payment of any prepayment fee. If so specified in the related prospectus supplement, some prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the mortgage loan or may decline over time, and may be prohibited for the life of the mortgage loan or for certain periods, which are called lockout periods. Certain mortgage loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other mortgage loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due-on-sale" clauses that permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale or certain transfers of the related mortgaged property. Other mortgage loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

         A trust fund may contain buydown loans that include provisions whereby a third party partially subsidizes the monthly payments of the obligors on the mortgage loans during the early years of the mortgage loans, the difference to be made up from a buydown fund contributed by the third party at the time of origination of the mortgage loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. Thereafter, buydown funds are applied to the applicable mortgage loan upon receipt by the master servicer of the mortgagor's portion of the monthly payment on the mortgage loan. The master servicer administers the buydown fund to ensure that the monthly allocation from the buydown fund combined with the monthly payment received from the mortgagor equals the scheduled monthly payment on the applicable mortgage loan. The underlying assumption of buydown plans is that the income of the mortgagor will increase during the buydown period as a result of normal increases in compensation and inflation, so that the mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on buydown loans is increased.

         Each prospectus supplement will contain information, as of the date of the prospectus supplement and to the extent then specifically known to the depositor, with respect to the mortgage loans contained in the related mortgage pool, including

         o the aggregate outstanding principal balance and the average outstanding principal balance of the mortgage loans as of the first day of the month of issuance of the related series of certificates or another date specified in the related prospectus supplement called a cut-off date,

         o the type of property securing the mortgage loans (e.g., separate residential properties, individual units in condominium apartment buildings or in buildings owned by cooperatives, vacation and second homes),

         o     the original terms to maturity of the mortgage loans,

         o the largest principal balance and the smallest principal balance of any of the mortgage loans,

         o the earliest origination date and latest maturity date of any of the mortgage loans,

         o the aggregate principal balance of mortgage loans having Loan-to-Value Ratios at origination exceeding 80%,

         o     the maximum and minimum per annum mortgage rates and

         o     the geographical distribution of the mortgage loans.

         If specific information respecting the mortgage loans is not known to the depositor at the time the related certificates are initially offered, more general information of the nature described above will be provided in the detailed description of Mortgage Assets.

         The "Loan-to-Value Ratio" of a mortgage loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related mortgage loan and the denominator of which is the collateral value of the related mortgaged property. The applicable prospectus supplement may specify how the collateral value of a mortgaged property will be calculated, but if it does not, the collateral value of a mortgaged property is the lesser of the sales price for the property and the appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

         No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the mortgage loans, and any secondary financing on the mortgaged properties, in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any mortgage pool. To the extent that the losses are not covered by subordination provisions or alternative arrangements, the losses will be borne, at least in part, by the holders of the certificates of the related series.

         The depositor will cause the mortgage loans comprising each mortgage pool to be assigned to the trustee named in the related prospectus supplement for the benefit of the certificateholders of the related series. The master servicer named in the related prospectus supplement will service the mortgage loans, either directly or through sub-servicers, pursuant to the pooling and servicing agreement, and will receive a fee for its services. See "Mortgage Loan Program" and "The Pooling and Servicing Agreement." With respect to mortgage loans serviced by the master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related pooling and servicing agreement as if the master servicer alone were servicing the mortgage loans.

         The applicable prospectus supplement may provide for additional obligations of the depositor, but if it does not, the only obligations of the depositor with respect to a series of certificates will be to obtain certain representations and warranties from the sellers and to assign to the trustee for the series of certificates the depositor's rights with respect to the representations and warranties. See "The Pooling and Servicing Agreement - Assignment of Mortgage Assets." The obligations of the master servicer with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement (including its obligation to enforce the obligations of the sub-servicers or sellers, or both, as more fully described under "Mortgage Loan Program - Representations by Sellers; Repurchases") and its obligation to make cash advances upon delinquencies in payments on or with respect to the mortgage loans in the amounts described under "Description of the Certificates - Advances." The obligations of the master servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement. The master servicer may also be a seller in which case a breach of its obligations in one capacity will not constitute a breach of its obligations in the other capacity.

         The mortgage loans will consist of mortgage loans, deeds of trust or participations or other beneficial interests therein, secured by first liens on one- to four-family residential properties and, if so specified in the related prospectus supplement, may include cooperative apartment loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. In addition, Mortgage Assets of the related trust fund may include mortgage participation certificates evidencing interests in mortgage loans. These loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency) or loans insured by the FHA or partially guaranteed by the VA, as specified in the related prospectus supplement. The mortgaged properties relating to mortgage loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments and certain other dwelling units. The mortgaged properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the applicable prospectus supplement may specify that the term of the leasehold may be less than five years beyond the scheduled maturity of the mortgage loan, but if it does not, the term of the leasehold will exceed the scheduled maturity of the mortgage loan by at least five years.

AGENCY SECURITIES

         Government National Mortgage Association. Ginnie Mae is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act of 1934 or Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.

         Section 306(g) of the National Housing Act of 1934 provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under that guaranty, Ginnie Mae may, under Section 306(d) of the National Housing Act of 1934, borrow from the United States Treasury in an unlimited amount which is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee.

         Ginnie Mae Certificates. Each Ginnie Mae certificate held in a trust fund will be a "fully modified pass-through" mortgage backed certificate issued and serviced by a Ginnie Mae issuer approved by Ginnie Mae or by Fannie Mae as a seller-servicer of FHA loans or VA loans. The Ginnie Mae certificates may be issued under either the Ginnie Mae I program or the Ginnie Mae II program. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA loans or VA loans. Each mortgage loan is secured by a one-to four-family or multifamily residential property. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the Ginnie Mae issuer. Pursuant to its guaranty agreement, a Ginnie Mae issuer will be required to advance its own funds in order to make timely payments of all amounts due on each Ginnie Mae certificate if the payments received by the Ginnie Mae issuer on the FHA loans or VA loans underlying each Ginnie Mae certificate are less than the amounts due on each Ginnie Mae certificate.

         The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each Ginnie Mae certificate will be based on and backed by a pool of FHA loans or VA loans secured by one to four-family residential properties and will provide for the payment by or on behalf of the Ginnie Mae issuer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA loan or VA loan underlying the Ginnie Mae certificate, less the applicable servicing and guaranty fee, which together equal the difference between the interest on the FHA loan or VA loan and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae certificate and liquidation proceeds upon a foreclosure or other disposition of the FHA loans or VA loans.

         If a Ginnie Mae issuer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make the payments directly to the registered holder of the Ginnie Mae certificate. If no payment is made by a Ginnie Mae issuer and the Ginnie Mae issuer fails to notify and request Ginnie Mae to make the payment, the holder of the Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

         All mortgage loans underlying a particular Ginnie Mae I certificate must have the same interest rate over the term of the loan, except in pools of mortgage loans secured by manufactured homes. The interest rate on the Ginnie Mae I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae I certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

         Mortgage loans underlying a particular Ginnie Mae II certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each Ginnie Mae II certificate will be between one half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae II certificate, except for pools of mortgage loans secured by manufactured homes.

         Regular monthly installment payments on each Ginnie Mae certificate held in a trust fund will be comprised of interest due as specified on the Ginnie Mae certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae certificate are due. The regular monthly installments on each Ginnie Mae certificate are required to be paid to the trustee as registered holder by the 15th day of each month in the case of a Ginnie Mae I certificate and are required to be mailed to the trustee by the 20th day of each month in the case of a Ginnie Mae II certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae certificate held in a trust fund or any other early recovery of principal on the loans will be passed through to the trustee as the registered holder of the Ginnie Mae certificate.

         Ginnie Mae certificates may be backed by graduated payment mortgage loans or by buydown loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of the mortgage loan. Payments due the registered holders of Ginnie Mae certificates backed by pools containing buydown loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on them, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or buydown loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown mortgage loans are available for graduated payment or buydown loans. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

         The Ginnie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

         Federal Home Loan Mortgage Corporation. Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home Loan Banks and its preferred stock is owned by stockholders of the Federal Home Loan Banks. Freddie Mac was established primarily to increase the availability of mortgage credit to finance urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans or participation interests in mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily mortgage participation certificates issued and either guaranteed as to timely payment of interest or guaranteed as to timely payment of interest and ultimate payment of principal by Freddie Mac. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

         Freddie Mac Certificates. Each Freddie Mac certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. Freddie Mac certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program.

         Mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of between 10 and 40 years. Each mortgage loan must meet the applicable standards set forth in the Emergency Home Finance Act of 1970. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and participations comprising another Freddie Mac certificate group. Under the Guarantor Program, a Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

         Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate interest rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by the Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by the holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of the holder's pro rata share of it, but does not, except if and to the extent specified in the related prospectus supplement for a series of certificates, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution. Pursuant to its guaranties, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal from charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following foreclosure sale, 30 days following payment of the claim by any mortgage insurer or 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

         Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guaranty are obligations solely of Freddie Mac and are not backed by, or entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on the mortgage loans.

         Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or their seller. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which the payments are deemed to have been received by Freddie Mac.

         Under Freddie Mac's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under that program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac.

         Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificate. Thereafter, the remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts for Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to their registered holders in accordance with the holders' instructions.

         Federal National Mortgage Association. Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately-managed corporation by legislation enacted in 1968.

         Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

         Fannie Mae Certificates. These are guaranteed mortgage pass-through certificates issued and guaranteed as to timely payment of principal and interest by Fannie Mae representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

        Mortgage loans underlying Fannie Mae certificates held by a trust fund will consist of conventional mortgage loans, FHA loans or VA loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate, level payment FHA loans or VA loans are expected to be 30 years. Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than is its annual pass through rate. Under this option the mortgagee or each other servicer assumes the entire risk of foreclosure losses. Under a special servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae certificate pass-through rate. Under this option Fannie Mae assumes the entire risk for foreclosure losses. If specified in the related prospectus supplement, Fannie Mae certificates may be backed by adjustable rate mortgages.

        Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing the holder's proportionate share of scheduled principal and interest payments at the applicable pass through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guaranties are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any of its agencies is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on the mortgage loans.

         Except for Fannie Mae certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects, Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 are available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks or registered on the Fannie Mae certificate register as of the close of business on the last day of the preceding month. Distributions on Fannie Mae certificates issued in book-entry form will be made by wire. Distributions on fully registered Fannie Mae certificates will be made by check.

         The Fannie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

         Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all the distributions) on certain Freddie Mac, Fannie Mae or Ginnie Mae certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae or Ginnie Mae, each as trustee, or by another trustee named in the related prospectus supplement. The applicable prospectus supplement may specify that Freddie Mac, Fannie Mae or Ginnie Mae will not guarantee each stripped Agency Security to the same extent it guarantees the underlying securities backing the stripped Agency Security, but if it does not, then Freddie Mac, Fannie Mae or Ginnie Mae will guarantee each stripped Agency Security to the same extent it guarantees the underlying securities backing the stripped Agency Security.

         Other Agency Securities. If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac. The

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

characteristics of those mortgage pass-through certificates will be described in the prospectus supplement. If so specified, a combination of different types of Agency Securities may be held in a trust fund.

PRIVATE MORTGAGE-BACKED SECURITIES

         Private Mortgage-Backed Securities may consist of mortgage pass-through certificates or participation certificates evidencing an undivided interest in a pool of mortgage loans or collateralized mortgage obligations secured by mortgage loans. Private Mortgage-Backed Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all the distributions) on certain mortgage loans. Private Mortgage-Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement. The applicable prospectus supplement may provide that the seller/servicer of the underlying mortgage loans will not have entered into a pooling and servicing agreement with a private trustee, but if it does not, the seller/servicer of the underlying mortgage loans will have entered into the pooling and servicing agreement with a private trustee. The private trustee or its agent, or a custodian, will possess the mortgage loans underlying the Private Mortgage-Backed Security. Mortgage loans underlying a Private Mortgage-Backed Security will be serviced by a private servicer directly or by one or more subservicers who may be subject to the supervision of the private servicer.

         The issuer of the Private Mortgage-Backed Securities will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to the trusts and selling beneficial interests in the trusts. If so specified in the related prospectus supplement, the issuer of Private Mortgage-Backed Securities may be an affiliate of the depositor. The obligations of the issuer of Private Mortgage-Backed Securities will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust fund. The issuer of Private Mortgage-Backed Securities will not have guaranteed any of the assets conveyed to the related trust fund or any of the Private Mortgage-Backed Securities issued under the pooling and servicing agreement. Additionally, although the mortgage loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

         Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the related prospectus supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the private trustee or the private servicer. The issuer of Private Mortgage-Backed Securities or the private servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related prospectus supplement.

         The mortgage loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans or loans having balloon or other special payment features. The mortgage loans may be secured by single family property or multifamily property or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by the cooperative.

         The prospectus supplement for a series for which the trust fund includes Private Mortgage-Backed Securities will specify

         o the aggregate approximate principal amount and type of the Private Mortgage-Backed Securities to be included in the trust fund;

         o certain characteristics of the mortgage loans that comprise the underlying assets for the Private Mortgage-Backed Securities including

               o    the payment features of the mortgage loans,

               o the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity,

               o the servicing fee or range of servicing fees with respect to the mortgage loans and

               o the minimum and maximum stated maturities of the underlying mortgage loans at origination;

         o the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities;

         o the weighted average term-to stated maturity of the Private Mortgage-Backed Securities;

         o the pass-through or certificate rate of the Private Mortgage-Backed Securities;

         o the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities;

         o the issuer of Private Mortgage-Backed Securities, the private servicer (if other than the issuer of Private Mortgage-Backed Securities) and the private trustee for the Private Mortgage-Backed Securities;

         o certain characteristics of credit support, if any, the as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the mortgage loans underlying the Private Mortgage-Backed Securities or to the Private Mortgage-Backed Securities themselves;

         o the terms on which the underlying mortgage loans for the Private Mortgage-Backed Securities may, or are required to, be purchased before their stated maturity or the stated maturity of the Private Mortgage-Backed Securities; and

         o the terms on which mortgage loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.

         Private Mortgage-Backed Securities included in the trust fund for a series of certificates that were issued by an issuer of Private Mortgage-Backed Securities that is not affiliated with the depositor must be acquired in bona fide secondary market transactions or either have been previously registered under the Securities Act of 1933 or have been held for at least the holding period required to be eligible for sale under Rule 144(k) under the Securities Act of 1933.

PRE-FUNDING

         If stated in the related prospectus supplement, a portion of the issuance proceeds of the certificates of a particular series will be deposited in a pre-funding account to be established with the trustee, which will be used to acquire additional mortgage assets from time to time during the time period specified in the related prospectus supplement. Prior to the investment of amounts on deposit in the related pre-funding account in additional mortgage assets, those amounts may be invested in one or more permitted investments, or other investments that may be specified in the related prospectus supplement. Additional mortgage assets that are purchased with amounts on deposit in a pre-funding account will be required to satisfy certain eligibility criteria more fully set forth in the related prospectus supplement. The eligibility criteria for additional mortgage assets will be consistent with the eligibility criteria of the mortgage assets included in the related trust fund as of the related closing date, subject to the exceptions that are stated in the related prospectus supplement. Although the specific parameters of a pre-funding account with respect to any issuance of certificates will be specified in the related prospectus supplement, it is anticipated that:

o the period during which additional mortgage assets may be purchased from amounts on deposit in the related pre-funding account will not exceed 90 days from the related closing date; and

o the additional mortgage assets to be acquired by the related trust fund will be subject to the same representations and warranties as the mortgage assets included in the related trust fund on the related closing date, although additional criteria may also be required to be satisfied, as described in the related prospectus supplement.

SUBSTITUTION OF MORTGAGE ASSETS

         Substitution of Mortgage Assets will be permitted upon breaches of representations and warranties with respect to any original Mortgage Asset or if the documentation with respect to any Mortgage Asset is determined by the trustee to be incomplete. The period during which the substitution will be permitted generally will be indicated in the related prospectus supplement. The related prospectus supplement will describe any other conditions upon which Mortgage Assets may be substituted for Mortgage Assets initially included in the trust fund.

AVAILABLE INFORMATION

         The depositor has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended, covering the certificates. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of certificates contain summaries of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but do not contain all of the information in the Registration Statement pursuant to the rules and regulations of the SEC. For further information, reference is made to the Registration Statement and its exhibits. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet Web site that contains reports, information statements and other information regarding the registrants that file electronically with the SEC, including the depositor. The address of that Internet Web site is http://www.sec.gov.

         This prospectus and any applicable prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the certificates offered by this prospectus and the prospectus supplement nor an offer of the certificates to any person in any state or other jurisdiction in which the offer would be unlawful.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents filed for the trust fund referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

         The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the person's written or oral request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement.

                                 USE OF PROCEEDS

         The net proceeds to be received from the sale of the certificates will be applied by the depositor to the purchase of Mortgage Assets or will be used by the depositor for general corporate purposes. The depositor expects to sell certificates in series from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

         The depositor will not receive any proceeds from the sale of any of the certificates in any market making transaction by Countrywide Securities Corporation, an affiliate of the depositor.

                                  THE DEPOSITOR

         CWALT, Inc., a Delaware corporation, was organized on May 22, 2003 for the limited purpose of acquiring, owning and transferring Mortgage Assets and selling interests in them or bonds secured by them. The depositor is a subsidiary of Countrywide Financial Corporation, a Delaware corporation. The depositor maintains its principal office at 4500 Park Granada, Calabasas, California 91302. Its telephone number is (818) 225-3000.

         Neither the depositor nor any of the depositor's affiliates will ensure or guarantee distributions on the certificates of any series.

                              MORTGAGE LOAN PROGRAM

         The mortgage loans will have been purchased by the depositor, either directly or through affiliates, from one or more mortgage loan sellers. The applicable prospectus supplement will specify the underwriting criteria pursuant to which the mortgage loans were originated or will indicate that the mortgage loans were originated pursuant to the underwriting criteria specified under "Underwriting Process."

UNDERWRITING PROCESS

         Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral. In general, a prospective borrower applying for a mortgage loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source, typically the borrower's employer. The verification reports the length of employment with that organization, the borrower's current salary and whether it is expected that the borrower will continue employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

         In determining the adequacy of the mortgaged property as collateral, an appraisal may be made of each property considered for financing. In instances where an appraisal is required, the appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home.

         Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available to meet monthly housing expenses and other financial obligations and monthly living expenses and to meet the borrower's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the mortgaged property such as property taxes and hazard insurance). The underwriting standards applied by sellers, particularly with respect to the level of loan documentation and the mortgagor's income and credit history, may be varied in appropriate cases where factors as low Loan-to-Value Ratios or other favorable credit factors exist.

         In the case of a mortgage loan secured by a leasehold interest in real property, the title to which is held by a third party lessor, the seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least as long as the remaining term on the loan agreement or promissory note for the mortgage loan.

         Certain of the types of mortgage loans that may be included in a trust fund are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of the mortgage loans may provide for escalating or variable payments by the mortgagor. These types of mortgage loans are underwritten on the basis of a judgment that the mortgagors have the ability to make the monthly payments required initially. In some instances, however, a mortgagor's income may not be sufficient to permit continued loan payments as the payments increase. These types of mortgage loans may also be underwritten primarily on the basis of Loan-to-Value Ratios or other favorable credit factors.

QUALIFICATIONS OF SELLERS AND ORIGINATORS

         Each seller must be an institution experienced in originating and servicing mortgage loans of the type contained in the related mortgage pool and must maintain satisfactory facilities to originate and service (either directly or through qualified subservicers) those mortgage loans. If a seller does not meet the foregoing qualifications, the related originator must satisfy such qualifications.

REPRESENTATIONS BY SELLERS; REPURCHASES

         One or more of each seller or, in some cases, originator, will have made representations and warranties in respect of the mortgage loans sold by such seller or originator and evidenced by a series of certificates. The applicable prospectus supplement may specify the different representations and warranties, but if it does not, the representations and warranties will generally include, among other things:

         o that title insurance (or other similar form of policy of insurance or an attorney's certificate of title) and any required hazard insurance policy and primary mortgage insurance policy were effective at the origination of each mortgage loan other than cooperative loans, and that each policy (or certificate of title as applicable) remained in effect;

         o that the seller had good title to each mortgage loan and the mortgage loan was subject to no valid offsets, defenses or counterclaims;

         o that each mortgage loan constituted a valid first lien on, or a first perfected security interest with respect to, the mortgaged property (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the pooling and servicing agreement);

         o that there were no delinquent tax or assessment liens against the mortgaged property; and

         o that each mortgage loan was made in compliance with, and is enforceable under, all applicable state and federal laws and regulations in all material respects (subject, with respect to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity).

         In addition, if any required payment on a mortgage loan was more than 31 days delinquent at any time during the twelve months before the cut-off date, the related prospectus supplement shall so indicate.

         As to any mortgage loan insured by the FHA or partially guaranteed by the VA, the seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

         As indicated in the related pooling and servicing agreement, the representations and warranties of a seller or originator in respect of a mortgage loan will be made as of the date of initial issuance of the series of certificates, the related cut-off date, the date on which the seller or originator sold the mortgage loan to the depositor or one of its affiliates, or the date of origination of the related mortgage loan, as the case may be. If representations and warranties are made as of a date other than the closing date or cut-off date, a substantial period of time may have elapsed between the other date and the date of initial issuance of the series of certificates evidencing an interest in the mortgage loan. Since the representations and warranties of a seller or originator do not address events that may occur following the sale of a mortgage loan by the seller or originator or following the origination of the mortgage loan, as the case may be, its repurchase obligation will not arise if the relevant event that would otherwise have given rise to a repurchase obligation with respect to a mortgage loan occurs after the date of sale of the mortgage loan by the seller or originator to the depositor or its affiliates or after the origination of the mortgage loan, as the case may be. In addition, certain representations, including the condition of the related mortgaged property, will be limited to the extent the seller or originator has knowledge and the seller or originator will be under no obligation to investigate the substance of the representation. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of a seller or originator will not be accurate and complete in all material respects in respect of the mortgage loan as of the date of initial issuance of the related series of certificates. If the master servicer is also a seller or originator of mortgage loans with respect to a particular series, the representations will be in addition to the representations and warranties made by the master servicer in its capacity as the master servicer.

         The trustee, if the master servicer is the seller or originator, or the master servicer will promptly notify the relevant seller or originator of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders in the mortgage loan. The applicable prospectus supplement may specify that the seller has a different repurchase or substitution obligation, but if it does not, then if the seller or originator cannot cure the breach within 90 days after notice from the master servicer or the trustee, as the case may be, then the seller or originator will be obligated to either repurchase the mortgage loan from the trust fund at a price equal to 100% of the outstanding principal balance of the mortgage as of the date of the repurchase plus accrued interest on it to the first day of the month in which the purchase price is to be distributed at the mortgage rate, less any unreimbursed advances or amount payable as related servicing compensation if the seller or originator is the master servicer with respect to the mortgage loan, or to substitute for such loan a replacement loan that satisfies the criteria specified in the related prospectus supplement. If an election is made to treat a trust fund or designated portions of it as one or more "real estate mortgage investment conduits" (or "REMICs") as defined in the Internal Revenue Code of 1986, as amended (the "Code"), the master servicer or a holder of the related residual certificates will be obligated to pay any prohibited transaction tax that may arise in connection with the repurchase. The applicable prospectus supplement may contain different reimbursement options, but if it does not, the master servicer will be entitled to reimbursement for that payment from the assets of the related trust fund or from any holder of the related residual certificate. See "Description of the Certificates - General" and in the related prospectus supplement. Except in those cases in which the master servicer is the seller or originator, the master servicer will be required under the applicable pooling and servicing agreement to enforce this obligation for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of the mortgage loan. This repurchase or substitution obligation will constitute the sole remedy available to certificateholders or the trustee for a breach of representation by a seller or originator.

         Neither the depositor nor the master servicer will be obligated to purchase a mortgage loan if a seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase obligations with respect to mortgage loans. However, to the extent that a breach of a representation and warranty of a seller may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase obligation as described under "The Pooling and Servicing Agreement - Assignment of Mortgage Assets."

                         DESCRIPTION OF THE CERTIFICATES

         The prospectus supplement relating to the certificates of each series to be offered under this prospectus will, among other things, set forth for the certificates, as appropriate:

         o a description of the class or classes of certificates and the rate at which interest will be passed through to holders of each class of certificates entitled to interest or the method of determining the amount of interest, if any, to be passed through to each class;

         o the initial aggregate certificate balance of each class of certificates included in the series, the dates on which distributions on the certificates will be made and, if applicable, the initial and final scheduled distribution dates for each class;

         o information as to the assets comprising the trust fund, including the general characteristics of the Mortgage Assets included in the trust fund and, if applicable, the insurance, surety bonds, guaranties, letters of credit or other instruments or agreements included in the trust fund, and the amount and source of any reserve fund;

         o the circumstances, if any, under which the trust fund may be subject to early termination;

         o the method used to calculate the amount of principal to be distributed with respect to each class of certificates;

         o the order of application of distributions to each of the classes within the series, whether sequential, pro rata, or otherwise;

         o     the distribution dates with respect to the series;

         o additional information with respect to the plan of distribution of the certificates;

         o whether one or more REMIC elections will be made and designation of the regular interests and residual interests;

         o the aggregate original percentage ownership interest in the trust fund to be evidenced by each class of certificates;

         o information as to the nature and extent of subordination with respect to any class of certificates that is subordinate in right of payment to any other class; and

         o information as to the seller, the master servicer and the trustee.

         Each series of certificates will be issued pursuant to a pooling and servicing agreement, dated as of the related cut-off date, among the depositor, the master servicer and the trustee for the benefit of the holders of the certificates of the series. The provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. A form of a pooling and servicing agreement is an exhibit to the Registration Statement of which this prospectus is a part.

         The prospectus supplement for a series of certificates will describe any provision of the pooling and servicing agreement relating to the series that materially differs from its description contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the applicable prospectus supplement. The depositor will provide a copy of the pooling and servicing agreement (without exhibits) relating to any series without charge upon written request of a holder of record of a certificate of the series addressed to CWALT, Inc., 4500 Park Granada, Calabasas, California 91302,
Attention: Secretary. The following summaries describe material provisions that may appear in each pooling and servicing agreement.

GENERAL

         The certificates of each series will be issued in either fully registered or book-entry form in the authorized denominations specified in the related prospectus supplement, will evidence specified beneficial ownership interests in the related trust fund created pursuant to the related pooling and servicing agreement and will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. The applicable prospectus supplement may provide for guarantees by a governmental entity or other person, but if it does not, the Mortgage Assets will not be insured or guaranteed by any governmental entity or other person. Each trust fund will consist of, to the extent provided in the related pooling and servicing agreement,

         o the Mortgage Assets that from time to time are subject to the related pooling and servicing agreement (exclusive of any amount specified in the related prospectus supplement as a retained interest);

         o the assets required to be deposited in the related Certificate Account or Distribution Account from time to time;

         o property that secured a mortgage loan and that is acquired on behalf of the certificateholders by foreclosure or deed in lieu of foreclosure; and

         o any primary mortgage insurance policies, FHA insurance and VA guaranties, and any other insurance policies or other forms of credit enhancement required to be maintained pursuant to the related pooling and servicing agreement.

         If so specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the Mortgage Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments or other agreements.

         Each series of certificates will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage or portion of future interest payments and a specified percentage or portion of future principal payments on the Mortgage Assets in the related trust fund. These specified percentages may be 0%. A series of certificates may include one or more classes that are senior in right to payment to one or more other classes of certificates of the series. Certain series or classes of certificates may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described in this prospectus and in the related prospectus supplement. One or more classes of certificates of a series may be entitled to receive distributions of principal, interest or any combination of principal and interest. Distributions on one or more classes of a series of certificates may be made before one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the Mortgage Assets in the related trust fund, or on a different basis, in each case as specified in the related prospectus supplement. The timing and amounts of the distributions may vary among classes or over time as specified in the related prospectus supplement.

         Distributions of either or both of principal and interest on the related certificates will be made by the trustee on each distribution date (i.e., monthly, quarterly, semi-annually or at other intervals and on the dates specified in the prospectus supplement) in proportion to the percentages specified in the related prospectus supplement. Distributions will be made to the persons in whose names the certificates are registered at the close of business on the dates specified in the related prospectus supplement. Distributions will be made by check or money order mailed to the persons entitled to them at the address appearing in the certificates register maintained for holders of certificates or, if specified in the related prospectus supplement, in the case of certificates that are of a certain minimum denomination, upon written request by the certificateholder, by wire transfer or by another means described in the prospectus supplement; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of the certificates at the office or agency of the trustee or other person specified in the notice to certificateholders of the final distribution.

         The certificates will be freely transferable and exchangeable at the corporate trust office of the trustee as set forth in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of certificates of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

         Under current law the purchase and holding by or on behalf of any employee benefit plan or other retirement arrangement subject to provisions of the Employee Retirement Income Security Act of 1974, as amended, or the Code of certain classes of certificates may result in "prohibited transactions" within the meaning of ERISA and the Code. See "ERISA Considerations." Retirement arrangements subject to these provisions include individual retirement accounts and annuities, Keogh plans and collective investment funds in which the plans, accounts or arrangements are invested. The applicable prospectus supplement may specify other conditions under which transfers of this type would be permitted, but if it does not, transfer of the certificates will not be registered unless the transferee represents that it is not, and is not purchasing on behalf of, a plan, account or other retirement arrangement or provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of the certificates by or on behalf of a plan, account or other retirement arrangement is permissible under applicable law and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the pooling and servicing agreement.

         As to each series, an election may be made to treat the related trust fund or designated portions of it as one or more real estate mortgage investment conduits or "REMICs" as defined in the Code. The related prospectus supplement will specify whether one or more REMIC elections are to be made. Alternatively, the pooling and servicing agreement for a series may provide that one or more REMIC elections may be made at the discretion of the depositor or the master servicer and may be made only if certain conditions are satisfied. The terms applicable to the making of a REMIC election, as well as any material federal income tax consequences to certificateholders not described in this prospectus, will be set forth in the related prospectus supplement. If one or more REMIC elections are made with respect to a series, one of the classes will be designated as evidencing the sole class of residual interests in the related REMIC (or in each related REMIC in the case of two or more REMICs). All other classes of certificates in the series will constitute regular interests in the related REMIC or REMICs, as applicable, as defined in the Code. As to each series with respect to which one or more REMIC elections are to be made, the master servicer or a holder of the related residual certificate will be obligated to take all actions required to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The applicable prospectus supplement may restrict the master servicer's reimbursement rights, but if it does not, the master servicer will be entitled to reimbursement for that payment from the assets of the trust fund or from any holder of the related residual certificate.

DISTRIBUTIONS ON CERTIFICATES

         General. In general, the method of determining the amount of distributions on a particular series of certificates will depend on the type of credit support, if any, that is used with respect to the series. See "Credit Enhancement" and in the related prospectus supplement. Various methods that may be used to determine the amount of distributions on the certificates of a particular series. The prospectus supplement for each series of certificates will describe the method to be used in determining the amount of distributions on the certificates of its series.

         Distributions allocable to principal of and interest on the certificates will be made by the trustee out of, and only to the extent of, funds in the related Certificate Account, including any funds transferred from any reserve fund or prefunding account. As between certificates of different classes and as between distributions of principal (and, if applicable, between distributions of principal prepayments and scheduled payments of principal) and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The applicable prospectus supplement may provide for payment distinctions within classes, but if it does not, distributions to any class of certificates will be made pro rata to all certificateholders of that class.

         Available Funds. All distributions on the certificates of each series on each distribution date will be made from the Available Funds, in accordance with the terms described in the related prospectus supplement and specified in the pooling and servicing agreement. The applicable prospectus supplement may define Available Funds with reference to different accounts or different amounts, but if it does not, "Available Funds" for each distribution date will generally equal the amount on deposit in the related Certificate Account on the distribution date (net of related fees and expenses payable by the related trust fund) other than amounts to be held in the Certificate Account for distribution on future distribution dates.

         Distributions of Interest. Interest will accrue on the aggregate original balance of the certificates (or, in the case of certificates entitled only to distributions allocable to interest, the aggregate notional amount) of each class of certificates (the initial "Class Certificate Balance") entitled to interest at the pass-through rate (which may be a fixed rate or a rate that is adjustable as specified in the prospectus supplement) from the date and for the periods specified in the prospectus supplement. To the extent funds are available therefor, interest accrued during each specified period on each class of certificates entitled to interest (other than a class of certificates that provides for interest that accrues, but is not currently payable) will be distributable on the distribution dates specified in the related prospectus supplement until the Class Certificate Balance of the class has been distributed in full or, in the case of certificates entitled only to distributions allocable to interest, until the aggregate notional amount of the certificates is reduced to zero or for the period of time designated in the related prospectus supplement. The original certificate balance of each certificate will equal the aggregate distributions allocable to principal to which the certificate is entitled. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions allocable to interest on each certificate that is not entitled to distributions allocable to principal will be calculated based on the notional amount of the certificate. The notional amount of a certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used for convenience in expressing the calculation of interest and for certain other purposes.

         With respect to any class of accrual certificates, any interest that has accrued but is not paid on a given distribution date will be added to the Class Certificate Balance of the class of certificates on that distribution date.

The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions of interest on each class of accrual certificates will commence only after the occurrence of the events specified in the prospectus supplement and, before that time, the beneficial ownership interest of the class of accrual certificates in the trust fund, as reflected in the Class Certificate Balance of the class of accrual certificates, will increase on each distribution date by the amount of interest that accrued on the class of accrual certificates during the preceding interest accrual period but that was not required to be distributed to the class on the distribution date. The class of accrual certificates will thereafter accrue interest on its outstanding Class Certificate Balance as so adjusted.

         Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the certificates on each distribution date will be calculated and the manner in which that amount will be allocated among the classes of certificates entitled to distributions of principal. The Class Certificate Balance of any class of certificates entitled to distributions of principal will be the original Class Certificate Balance of the class of certificates specified in the prospectus supplement, reduced by all distributions reported to the holders of the certificates as allocable to principal and in the case of accrual certificates, unless otherwise specified in the related prospectus supplement, increased by all interest accrued but not then distributable on the accrual certificates and in the case of adjustable rate certificates, unless otherwise specified in the related prospectus supplement, subject to the effect of negative amortization. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the certificates on each distribution date will be calculated and the manner in which that amount will be allocated among the classes of certificates entitled to distributions of principal.

         A series of certificates may include one or more classes of senior certificates and one or more classes of subordinate certificates. If so provided in the related prospectus supplement, one or more classes of senior certificates will be entitled to receive all or a disproportionate percentage of the payments of principal that are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of the payments in the percentages and under the circumstances or for the periods specified in the prospectus supplement. Any disproportionate allocation of these principal prepayments to senior certificates will have the effect of accelerating the amortization of the senior certificates while increasing the interests evidenced by the subordinated certificates in the trust fund. Increasing the interests of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates. See "Credit Enhancement
- Subordination" and "Credit Enhancement - Subordination of the Subordinated Certificates" in the related prospectus supplement.

         Unscheduled Distributions. If specified in the related prospectus supplement, the certificates will be subject to receipt of distributions before the next scheduled distribution date. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including principal prepayments) on the Mortgage Assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the Certificate Account and, if applicable, any reserve fund, may be insufficient to make required distributions on the certificates on the distribution date. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, the amount of the unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the certificates on the next distribution date. The applicable prospectus supplement may provide that unscheduled distributions will not include interest or that interest will be computed on a different basis, but if it does not, all unscheduled distributions will include interest at the applicable pass-through rate on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

ADVANCES

         To the extent provided in the related prospectus supplement, the master servicer will be required to advance on or before each distribution date (from its own funds, funds advanced by sub-servicers or funds held in the Certificate Account for future distributions to certificateholders), an amount equal to the aggregate of payments of principal and interest that were delinquent on the related Determination Date, subject to the master servicer's determination that the advances will be recoverable out of late payments by obligors on the Mortgage Assets, liquidation proceeds, insurance proceeds not used to restore the property or otherwise. In the case of cooperative loans, the master servicer also will be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

         In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to certificateholders, rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to certificateholders, the master servicer will replace the funds on or before any future distribution date to the extent that funds in the applicable Certificate Account on the distribution date would be less than the amount required to be available for distributions to certificateholders on the Distribution Date. Any advances will be reimbursable to the master servicer out of recoveries on the specific Mortgage Assets with respect to which the advances were made (e.g., late payments made by the related obligors, any related insurance proceeds, liquidation proceeds or proceeds of any mortgage loan repurchased by the depositor, a sub-servicer or a seller pursuant to the related pooling and servicing agreement). In addition, advances by the master servicer or sub-servicer also will be reimbursable to the master servicer or a sub-servicer from cash otherwise distributable to certificateholders to the extent that the master servicer determines that the advances previously made are not ultimately recoverable as described in the preceding sentence. The master servicer also will be obligated to make advances, to the extent recoverable out of insurance proceeds not used to restore the property, liquidation proceeds or otherwise, for certain taxes and insurance premiums not paid by mortgagors on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the pooling and servicing agreement. If specified in the related prospectus supplement, the obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in the prospectus supplement.

REPORTS TO CERTIFICATEHOLDERS

         The applicable prospectus supplement may specify different items to be reported, but if it does not, before or concurrently with each distribution on a distribution date the master servicer or the trustee will furnish to each certificateholder of record of the related series a statement setting forth, to the extent applicable to the series of certificates, among other things:

         o the amount of the distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and, if so specified in the related prospectus supplement, prepayment penalties;

         o     the amount of the distribution allocable to interest;

         o     the amount of any advance;

         o the aggregate amount otherwise allocable to the subordinated certificateholders on the distribution date and the aggregate amount withdrawn from the reserve fund or prefunding account, if any, that is included in the amounts distributed to the certificateholders;

         o the Class Certificate Balance or notional amount of each class of the related series after giving effect to the distribution of principal on the distribution date;

         o the percentage of principal payments on the Mortgage Assets (excluding prepayments), if any, which each class will be entitled to receive on the following distribution date;

         o the percentage of principal prepayments with respect to the Mortgage Assets, if any, which each class will be entitled to receive on the following distribution date;

         o the related amount of the servicing compensation retained or withdrawn from the Certificate Account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess liquidation proceeds and other similar charges and items;

         o the number and aggregate principal balances of mortgage loans (A) delinquent exclusive of mortgage loans in foreclosure) 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days and (B) in foreclosure and delinquent 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days, as of the close of business on the last day of the calendar month preceding the distribution date;

         o the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

         o the pass-through rate, if adjusted from the date of the last statement, of a class expected to be applicable to the next distribution to the class;

         o if applicable, the amount remaining in the reserve fund or prefunding account at the close of business on the distribution date;

         o the pass-through rate as of the day before the preceding distribution date; and

         o any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

         Where applicable, any amount set forth above may be expressed as a dollar amount per single certificate of the relevant class having the percentage interest specified in the related prospectus supplement. The report to certificateholders for any series of certificates may include additional or other information of a similar nature to that specified above.

         In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each certificateholder of record at any time during the calendar year a report as to the aggregate of amounts reported pursuant to the first two items for the calendar year or, if the person was a certificateholder of record during a portion of the calendar year, for the applicable portion of the year and other customary information deemed appropriate for certificateholders to prepare their tax returns.

CATEGORIES OF CLASSES OF CERTIFICATES

         In general, classes of pass-through certificates fall into different categories. The following chart identifies and generally defines the more typical categories. The prospectus supplement for a series of certificates may identify the classes which comprise the series by reference to the following categories.

CATEGORIES OF CLASSES                                                      DEFINITION
                                                                        PRINCIPAL TYPES

Accretion Directed..................       A class that receives principal payments from the accreted interest from specified accrual classes.  An accretion directed class also may receive principal payments from principal paid on the underlying Mortgage Assets or other assets of the trust fund for the related series.

Companion Class ....................       A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Component Certificates..............       A class consisting of "components."  The components of a class of component certificates may have different principal and interest payment characteristics but together constitute a single class.  Each component of a class of component certificates may be identified as falling into one or more of the categories in this chart.

Non-Accelerated Senior or NAS.......       A class that, for the period of time specified in the related prospectus supplement, generally will not receive (in other words, is locked out of)
                                           (1) principal prepayments on the underlying Mortgage Assets that are allocated disproportionately to the senior certificates because of the shifting interest structure of the certificates in the trust and/or (2)
                                           scheduled principal payments on the underlying Mortgage Assets, as specified in the related prospectus supplement.  During the lock-out period, the portion of the principal distributions on the underlying
                                           Mortgage Assets that the NAS class is locked out of will be distributed to the other classes of senior certificates.

Notional Amount Certificates........       A class having no principal balance and bearing interest on the related notional amount.  The notional amount is used for purposes of the determination of interest distributions.

Planned Principal Class
     or PACs........................       A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying Mortgage Assets.  These two rates are the endpoints for the "structuring range" for the planned principal class.  The planned principal classes in any series of certificates may be subdivided into different categories (e.g., primary planned principal classes, secondary planned principal classes and so forth) having different effective structuring ranges and different principal payment priorities.  The structuring range for the secondary planned principal class of a series of certificates will be narrower than that for the primary planned principal class of the series.

Scheduled Principal Class...........       A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a planned principal class or targeted principal class.  In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying Mortgage Assets.  These two rates are the endpoints for the
                                           "structuring range" for the scheduled principal class.

Sequential Pay......................       Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired.  A single class that receives principal payments before or after all other classes in the same series of certificates may be identified as a sequential pay class.

Strip...............................       A class that receives a constant proportion, or "strip," of the principal payments on the underlying Mortgage Assets or other assets of the trust fund.

Super Senior........................       A class that will not bear its proportionate share of realized losses
                                           (other than excess losses) as its share is directed to another class, referred to as the "support class" until the class certificate balance of the support class is reduced to zero.

Support Class.......................       A class that absorbs the realized losses other than excess losses that would otherwise be allocated to a Super Senior class after the related classes of subordinated certificates are no longer outstanding.

Targeted Principal Class
     or TACs........................       A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying Mortgage Assets.

                                                                         INTEREST TYPES

Fixed Rate..........................       A class with an interest rate that is fixed throughout the life of the class.

Floating Rate.......................       A class with an interest rate that resets periodically based upon a designated index and that varies directly with changes in the index.

Inverse Floating Rate...............       A class with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in the index.

Variable Rate.......................       A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the mortgage rates borne by the underlying mortgage loans).

Interest Only.......................       A class that receives some or all of the interest payments made on the underlying Mortgage Assets or other assets of the trust fund and little or no principal.  Interest only classes have either a nominal principal balance or a notional amount.  A nominal principal balance represents actual principal that will be paid on the class.  It is referred to as nominal since it is extremely small compared to other classes.  A notional amount is the amount used as a reference to calculate the amount of interest due on an interest only class that is not entitled to any distributions of principal.

Principal Only......................       A class that does not bear interest and is entitled to receive only distributions of principal.

Partial Accrual.....................       A class that accretes a portion of the amount of accrued interest on it, which amount will be added to the principal balance of the class on each applicable distribution date, with the remainder of the accrued interest to be distributed currently as interest on the class.  The accretion may continue until a specified event has occurred or until the partial accrual class is retired.

Accrual.............................       A class that accretes the amount of accrued interest otherwise distributable on the class, which amount will be added as principal to the principal balance of the class on each applicable distribution date.
                                           The accretion may continue until some specified event has occurred or until the accrual class is retired.

INDICES APPLICABLE TO FLOATING RATE AND INVERSE FLOATING RATE CLASSES

LIBOR

         The applicable prospectus supplement may specify some other basis for determining LIBOR, but if it does not, on the LIBOR determination date (as defined in the related prospectus supplement) for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as LIBOR, the person designated in the related pooling and servicing agreement as the calculation agent will determine LIBOR in accordance with one of the two methods described below (which method will be specified in the related prospectus supplement):

LIBO METHOD

         If using this method to calculate LIBOR, the calculation agent will determine LIBOR by reference to the quotations, as set forth on Telerate page 3750 of the Moneyline Telerate Service, offered by the principal London office of each of the designated reference banks meeting the criteria set forth in this prospectus for making one-month United States dollar deposits in leading banks in the London Interbank market, as of 11:00 a.m. (London time) on the LIBOR determination date. In lieu of relying on the quotations for those reference banks that appear at the time on Telerate page 3750 of the Moneyline Telerate Service, the calculation agent will request each of the reference banks to provide the offered quotations at the time.

         Under this method LIBOR will be established by the calculation agent on each LIBOR determination date as follows:

         (a) If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations (rounded upwards if necessary to the nearest whole multiple of [OBJECT OMITTED]%).

         (b) If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be whichever is the higher of

         o     LIBOR as determined on the previous LIBOR determination date or

         o     the reserve interest rate.

     The reserve interest rate shall be the rate per annum which the calculation agent determines to be either

         o the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by the calculation agent are quoting, on the relevant LIBOR determination date, to the principal London offices of at least two of the reference banks to which the quotations are, in the opinion of the calculation agent being so made, or

         o if the calculation agent cannot determine the arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the calculation agent are quoting on the LIBOR determination date to leading European banks.

         (c) If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but is unable to determine the reserve interest rate in the manner provided in paragraph (b) above, LIBOR for the next interest accrual period shall be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR shall be considered to be the per annum rate specified as such in the related prospectus supplement.

         Each reference bank shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; shall not control, be controlled by, or be under common control with the calculation agent; and shall have an established place of business in London. If reference bank should be unwilling or unable to act as such or if appointment of a reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

BBA METHOD

         If using this method of determining LIBOR, the calculation agent will determine LIBOR on the basis of the British Bankers' Association "Interest Settlement Rate" for one-month deposits in United States dollars as found on Telerate page 3750 as of 11:00 a.m. London time on each LIBOR determination date. Interest Settlement Rates currently are based on rates quoted by eight British Bankers' Association designated banks as being, in the view of the banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. The Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates, averaging the four remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

         If on any LIBOR determination date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the LIBOR method described under "LIBO Method."

         The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

COFI

         The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the "Eleventh District"). The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco ("FHLBSF") to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: savings deposits, time deposits, FHLBSF advances, repurchase agreements and all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

         A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury Bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month before the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

         The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

         The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of the index on an exact date. So long as the index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as COFI for the interest accrual period commencing in the second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond the tenth day, the interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

         The applicable prospectus supplement may specify some other basis for determining COFI, but if it does not, then if on the tenth day of the month in which any interest accrual period commences for a class of COFI certificates the most recently published Eleventh District Cost of Funds Index relates to a month before the third preceding month, the index for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions (the "National Cost of Funds Index") published by the Office of Thrift Supervision (the "OTS") for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on the tenth day of an interest accrual period). Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on the tenth day of the month in which an interest accrual period commences the most recently published National Cost of Funds Index relates to a month before the fourth preceding month, the applicable index for the interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the pooling and servicing agreement relating to the series of certificates. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level and could increase its volatility, particularly if LIBOR is the alternative index.

         The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

TREASURY INDEX

         The applicable prospectus supplement may specify some other basis for determining and defining the Treasury index, but if it does not, on the Treasury index determination date for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as a Treasury index, the calculation agent will ascertain the Treasury index for Treasury securities of the maturity and for the period (or, if applicable, date) specified in the related prospectus supplement. The Treasury index for any period means the average of the yield for each business day during the specified period (and for any date means the yield for the date), expressed as a per annum percentage rate, on U.S. Treasury securities adjusted to the "constant maturity" specified in the prospectus supplement or if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in the prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15 (519). Statistical Release No. H.15 (519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551 (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15 (519) for a week, then it will use the Statistical Release from the preceding week.

         Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. If the Treasury index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the pooling and servicing agreement relating to the particular series of certificates. The calculation agent's determination of the Treasury index, and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

PRIME RATE

         The applicable prospectus supplement may specify some other basis for determining and defining the prime rate, but if it does not, on the prime rate determination date for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as the prime rate, the calculation agent will ascertain the prime rate for the related interest accrual period. The prime rate for an interest accrual period will be the "prime rate" as published in the "Money Rates" section of The Wall Street Journal on the related prime rate determination date, or if not so published, the "prime rate" as published in a newspaper of general circulation selected by the calculation agent in its sole discretion. If a prime rate range is given, then the average of the range will be used. If the prime rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the pooling and servicing agreement relating to the particular series of certificates. The calculation agent's determination of the prime rate and its calculation of the rates of interest for the related interest accrual period shall (in the absence of manifest error) be final and binding.

BOOK-ENTRY CERTIFICATES

         If so specified in the related prospectus supplement, one or more classes of the certificates of any series may be initially issued through the book-entry facilities of The Depository Trust Company. Each class of book-entry certificates of a series will be issued in one or more certificates which equal the aggregate initial Class Certificate Balance of each class and which will be held by a nominee of the depository. The applicable prospectus supplement may specify other procedures for book-entry certificates, but if it does not, the following generally describes the procedures that will be applicable to any class of book-entry certificates.

         Beneficial interests in the book-entry certificates of a series will be held indirectly by investors through the book-entry facilities of the depository, as described in this prospectus. Accordingly, the depository or its nominee is expected to be the holder of record of the book-entry certificates. Except as described below, no person acquiring a beneficial interest in a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

         The beneficial owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of a book-entry certificate will be recorded on the records of the depository (or of a participating firm that acts as agent for the financial intermediary, whose interest will in true be recorded on the records of the depository, if the beneficial owner's financial intermediary is not a depository participant). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of a book-entry certificate. Beneficial ownership of a book-entry certificate may only be transferred by compliance with the procedures of the financial intermediaries and depository participants.

         In accordance with its normal procedures, the depository is expected to record the positions held by each depository participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry certificates will be subject to the rules, regulations and procedures governing the depository and depository participants as in effect from time to time.

         Distributions on the book-entry certificates will be made on each distribution date by the trustee to the depository. The depository will be responsible for crediting the amount of the payments to the accounts of the applicable depository participants in accordance with the depository's normal procedures. Each depository participant will be responsible for disbursing the payments to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

         Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of payments, since payments will be forwarded by the trustee to the depository or its nominee, as the case may be, as holder of record of the book-entry certificates. Because the depository can act only on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of the book-entry certificates, may be limited due to the lack of physical certificates for the book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of the certificates in the secondary market since some potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

         Until definitive certificates are issued, it is anticipated that the only "certificateholder" of the book-entry certificates will be the depository or its nominee. Beneficial owners of the book-entry certificates will not be certificateholders, as that term will be used in the pooling and servicing agreement relating to the series of certificates. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the related trust fund provided to the depository or its nominee, as the case may be, as holder of record of the book-entry certificates, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

         Until definitive certificates are issued, the depository will take any action permitted to be taken by the holders of the book-entry certificates of a particular series under the related pooling and servicing agreement only at the direction of one or more financial intermediaries to whose depository accounts the book-entry certificates are credited to the extent that the actions are taken on behalf of financial intermediaries whose holdings include the book-entry certificates.

         The applicable prospectus supplement may specify when and for what reasons definitive certificates may be issued, but if it does not, definitive certificates will be issued to beneficial owners of book-entry certificates, or their nominees, rather than to the depository, only if the depository or the depositor advises the trustee in writing that the depository is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry certificates and the depositor or the trustee is unable to locate a qualified successor or after the occurrence of an event of default, beneficial owners of certificates representing not less than 51% of the aggregate percentage interests evidenced by each class of certificates of the related series issued as book-entry certificates advise the trustee and the depository through the financial intermediaries in writing that the continuation of a book-entry system through the depository (or a successor to it) is no longer in the best interests of the beneficial owners.

         Upon the occurrence of any of the events described in the preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of the event and the availability of definitive certificates. Upon surrender by the depository of the global certificate or certificates representing the book-entry certificates and instructions for re-registration, the trustee will issue the definitive certificates, and thereafter the trustee will recognize the holders of the definitive certificates as certificateholders under the pooling and servicing agreement relating to the series of certificates.

                               CREDIT ENHANCEMENT

GENERAL

         Credit enhancement may be provided for one or more classes of a series of certificates or with respect to the Mortgage Assets in the related trust fund. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related prospectus supplement, the subordination of one or more classes of the certificates of the series, the establishment of one or more reserve funds, the use of a cross-support feature, use of a mortgage pool insurance policy, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract or other method of credit enhancement described in the related prospectus supplement, or any combination of them. Credit enhancement may not provide protection against all risks of loss or guarantee repayment of the entire principal balance of the certificates and interest on them. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, certificateholders will bear their allocable share of any deficiencies.

SUBORDINATION

         If so specified in the related prospectus supplement, the rights of holders of one or more classes of subordinated certificates will be subordinate to the rights of holders of one or more other classes of senior certificates of the series to distributions of scheduled principal, principal prepayments, interest or any combination of them that otherwise would have been payable to holders of subordinated certificates under the circumstances and to the extent specified in the related prospectus supplement. If specified in the related prospectus supplement, delays in receipt of scheduled payments on the Mortgage Assets and losses with respect to the Mortgage Assets will be borne first by the various classes of subordinated certificates and thereafter by the various classes of senior certificates, in each case under the circumstances and subject to the limitations specified in the related prospectus supplement. The aggregate distributions of delinquent payments on the Mortgage Assets over the lives of the certificates or at any time, the aggregate losses on Mortgage Assets which must be borne by the subordinated certificates by virtue of subordination and the amount of the distributions otherwise distributable to the subordinated certificateholders that will be distributable to senior certificateholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions of delinquent payments on the Mortgage Assets or aggregate losses on the Mortgage Assets were to exceed the amount specified in the related prospectus supplement, senior certificateholders would experience losses on the certificates.

         If specified in the related prospectus supplement, various classes of senior certificates and subordinated certificates may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated certificates, respectively, through a cross support mechanism or otherwise.

         As between classes of senior certificates and as between classes of subordinated certificates, distributions may be allocated among the classes in the order of their scheduled final distribution dates, in accordance with a schedule or formula, in relation to the occurrence of events, or otherwise, in each case as specified in the related prospectus supplement. As between classes of subordinated certificates, payments to senior certificateholders on account of delinquencies or losses and payments to the reserve fund will be allocated as specified in the related prospectus supplement.

MORTGAGE POOL INSURANCE POLICIES

         If specified in the related prospectus supplement relating to a mortgage pool, a separate mortgage pool insurance policy will be obtained for the mortgage pool and issued by the insurer named in the prospectus supplement. Each mortgage pool insurance policy will, subject to policy limitations, cover loss from default in payment on mortgage loans in the mortgage pool in an amount equal to a percentage specified in the prospectus supplement of the aggregate principal balance of the mortgage loans on the cut-off date that are not covered as to their entire outstanding principal balances by primary mortgage insurance policies. As more fully described below, the master servicer will present claims under the insurance to the pool insurer on behalf of itself, the trustee and the certificateholders. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims under them may be made only for particular defaulted mortgage loans and only upon satisfaction of conditions precedent in the policy. The applicable prospectus supplement may specify that mortgage pool insurance will cover the failure to pay or the denial of a claim under a primary mortgage insurance policy, but if it does not, the mortgage pool insurance policies will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy.

         In general, each mortgage pool insurance policy will provide that no claims may be validly presented unless

         o any required primary mortgage insurance policy is in effect for the defaulted mortgage loan and a claim under it has been submitted and settled;

         o hazard insurance on the related mortgaged property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

         o if there has been physical loss or damage to the mortgaged property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and

         o the insured has acquired good and merchantable title to the mortgaged property free and clear of liens except certain permitted encumbrances.

         Upon satisfaction of these conditions, the pool insurer will have the option either to purchase the mortgaged property at a price equal to the principal balance of the related mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of the purchase and certain expenses incurred by the master servicer on behalf of the trustee and certificateholders or to pay the amount by which the sum of the principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the mortgaged property, in either case net of certain amounts paid or assumed to have been paid under the related primary mortgage insurance policy. If any mortgaged property is damaged, and proceeds, if any, from the related hazard insurance policy or a special hazard insurance policy or policies maintained for a series are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and the expenses will be recoverable by it through proceeds of the sale of the mortgaged property or proceeds of the related mortgage pool insurance policy or any related primary mortgage insurance policy.

         The applicable prospectus supplement may specify that mortgage pool insurance will cover various origination and servicing defaults, but if it does not, then no mortgage pool insurance policy will insure (and many primary mortgage insurance policies do not insure) against loss sustained from a default arising from, among other things, fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, the originator or persons involved in its origination, or failure to construct a mortgaged property in accordance with plans and specifications. A failure of coverage for one of these reasons might result in a breach of the related seller's representations and, in that case, might result in an obligation on the part of the seller to repurchase the defaulted mortgage loan if the breach cannot be cured by the seller. No mortgage pool insurance policy will cover (and many primary mortgage insurance policies do not cover) a claim with respect to a defaulted mortgage loan occurring when the servicer of the mortgage loan, at the time of default or thereafter, was not approved by the applicable insurer.

         The original amount of coverage under each mortgage pool insurance policy will be maintained to the extent provided in the related prospectus supplement and may be reduced over the life of the related certificates by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The applicable prospectus supplement may provide that the claims paid will be net of master servicer expenses and accrued interest, but if it does not, then the amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by the certificateholders.

SPECIAL HAZARD INSURANCE POLICIES

         If specified in the related prospectus supplement, a separate special hazard insurance policy will be obtained for the mortgage pool and will be issued by the insurer named in the prospectus supplement. Each special hazard insurance policy will, subject to policy limitations, protect holders of the related certificates from loss caused by the application of the coinsurance clause contained in hazard insurance policies and loss from damage to mortgaged properties caused by certain hazards not insured against under the standard form of hazard insurance policy in the states where the mortgaged properties are located or under a flood insurance policy if the mortgaged property is located in a federally designated flood area. Some of the losses covered include earthquakes and, to a limited extent, tidal waves and related water damage or as otherwise specified in the related prospectus supplement. See "The Pooling and Servicing Agreement - Hazard Insurance." No special hazard insurance policy will cover losses from fraud or conversion by the trustee or master servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the mortgaged property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any special hazard insurance policy will be specified in the related prospectus supplement. Each special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the mortgage loan have been kept in force and other protection and preservation expenses have been paid.

         The applicable prospectus supplement may provide for other payment coverage, but if it does not, then, subject to these limitations, each special hazard insurance policy will provide that where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer, the special hazard insurer will pay the lesser of the cost of repair or replacement of the property or, upon transfer of the property to the special hazard insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the master servicer with respect to the property. If the unpaid principal balance of a mortgage loan plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid to repair the property will further reduce coverage by that amount. So long as a mortgage pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to certificateholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

         To the extent specified in the prospectus supplement, the master servicer may deposit cash, an irrevocable letter of credit, or any other instrument acceptable to each nationally recognized rating agency rating the certificates of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a special hazard insurance policy. The amount of any special hazard insurance policy or of the deposit to the special trust account relating to the certificates may be reduced so long as the reduction will not result in a downgrading of the rating of the certificates by a rating agency rating certificates at the request of the depositor.

BANKRUPTCY BONDS

         If specified in the related prospectus supplement, a bankruptcy bond to cover losses resulting from proceedings under the federal Bankruptcy Code with respect to a mortgage loan will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover, to the extent specified in the related prospectus supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a mortgage loan or a reduction by the court of the principal amount of a mortgage loan and will cover certain unpaid interest on the amount of a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each bankruptcy bond will be set forth in the related prospectus supplement. Coverage under a bankruptcy bond may be cancelled or reduced by the master servicer if the cancellation or reduction would not adversely affect the then current rating or ratings of the related certificates. See "Certain Legal Aspects of the Mortgage Loans - Anti-Deficiency Legislation and Other Limitations on Lenders."

         To the extent specified in the prospectus supplement, the master servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the certificates of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a bankruptcy bond. The amount of any bankruptcy bond or of the deposit to the special trust account relating to the certificates may be reduced so long as the reduction will not result in a downgrading of the rating of the certificates by a rating agency rating certificates at the request of the depositor.

RESERVE FUND

         If so specified in the related prospectus supplement, credit support with respect to a series of certificates may be provided by one or more reserve funds held by the trustee, in trust, for the series of certificates. The related prospectus supplement will specify whether or not a reserve fund will be included in the trust fund for a series.

         The reserve fund for a series will be funded by a deposit of cash, U.S. Treasury securities or instruments evidencing ownership of principal or interest payments on U.S. Treasury securities, letters of credit, demand notes, certificates of deposit, or a combination of them in an aggregate amount specified in the related prospectus supplement; by the deposit from time to time of amounts specified in the related prospectus supplement to which the subordinated certificateholders, if any, would otherwise be entitled; or in any other manner specified in the related prospectus supplement.

         Any amounts on deposit in the reserve fund and the proceeds of any other instrument deposited in it upon maturity will be held in cash or will be invested in permitted investments. The applicable prospectus supplement may specify a different definition of permitted investments, but if it does not, then permitted investments will include obligations of the United States and specified agencies of the United States, certificates of deposit, specified commercial paper, time deposits and bankers acceptances sold by eligible commercial banks, and specified repurchase agreements for United States government securities with eligible commercial banks. If a letter of credit is deposited with the trustee, the letter of credit will be irrevocable. Generally, any deposited instrument will name the trustee, in its capacity as trustee for the certificateholders, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the certificates at the request of the depositor. Additional information about the instruments deposited in the reserve funds will be set forth in the related prospectus supplement.

         Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve fund for distribution to the certificateholders for the purposes, in the manner and at the times specified in the related prospectus supplement.

CROSS SUPPORT

         If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of certificates. In that case, credit support may be provided by a cross support feature that requires that distributions be made on certificates evidencing a beneficial ownership interest in other asset groups within the same trust fund. The related prospectus supplement for a series that includes a cross support feature will describe the manner and conditions for applying the cross support feature.

         If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which the credit support relates and the manner of determining the amount of the coverage provided by it and of the application of the coverage to the identified trust funds.

INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

         If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain of their classes will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. These instruments may cover timely distributions of interest or full distributions of principal or both on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of maintaining timely payments or providing additional protection against losses on the assets included in the trust fund, paying administrative expenses, or establishing a minimum reinvestment rate on the payments made on the assets or principal payment rate on the assets. These arrangements may include agreements under which certificateholders are entitled to receive amounts deposited in various accounts held by the trustee on the terms specified in the prospectus supplement.

OVERCOLLATERALIZATION

         If so specified in the prospectus supplement for a series of certificates, the aggregate principal balance of the underlying Trust Fund Assets as of the cut-off date may exceed the principal balance of the securities being issued, thereby resulting in overcollateralization. In addition, if specified in the prospectus supplement, a portion of the interest payment on each Mortgage Asset may be applied as an additional distribution of principal to reduce the principal balance of a particular class or classes of certificates and, thus, accelerate the rate of payment of principal on the class or classes of certificates. Reducing the principal balance of the certificates without a corresponding reduction in the principal balance of the underlying Mortgage Assets will result in or increase the level of overcollateralization.

FINANCIAL INSTRUMENTS

         If specified in the related prospectus supplement, the trust fund may include one or more swap arrangements or other financial instruments that are intended to meet the following goals:

         o to convert the payments on some or all of the mortgage loans from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

         o to provide payments in the event that any index rises above or falls below specified levels; or

         o to provide protection against interest rate changes, certain type of losses, including reduced market value, or other payment shortfalls to one or more classes of the related series.

         If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act of 1933, as amended.

                      YIELD AND PREPAYMENT CONSIDERATIONS

         The yields to maturity and weighted average lives of the certificates will be affected primarily by the amount and timing of principal payments received on or in respect of the Mortgage Assets included in the related trust fund. The original terms to maturity of the underlying mortgage loans of the Mortgage Assets in a given mortgage pool will vary depending upon the type of mortgage loans included in it, and each prospectus supplement will contain information about the type and maturities of the mortgage loans. The applicable prospectus supplement may indicate that some mortgage loans provide for prepayment penalties, but if it does not, then the mortgage loans may be prepaid without penalty in full or in part at any time. The prepayment experience on the underlying mortgage loans of the Mortgage Assets will affect the life of the related series of certificates.

         A number of factors may affect the prepayment experience of mortgage loans, including homeowner mobility, economic conditions, the presence and enforceability of due-on-sale clauses, mortgage market interest rates and the availability of mortgage funds.

         The applicable prospectus supplement may indicate that some conventional mortgage loans do not have due-on-sale provisions, but if it does not, then all conventional mortgage loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or specified transfers by the mortgagor of the underlying mortgaged property. Mortgage loans insured by the FHA and mortgage loans partially guaranteed by the VA are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on those mortgage loans may be lower than that on conventional mortgage loans bearing comparable interest rates. The master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the mortgaged property and reasonably believes that it is entitled to do so under applicable law. However, the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Pooling and Servicing Agreement - Collection Procedures" and "Certain Legal Aspects of the Mortgage Loans" for a description of certain provisions of each pooling and servicing agreement and certain legal developments that may affect the prepayment experience on the mortgage loans.

         The rate of prepayments of conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the mortgage rates borne by the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above those mortgage rates. Conversely, if prevailing interest rates rise appreciably above the mortgage rates borne by the mortgage loans, the mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below those mortgage rates. However, there can be no assurance that this will be the case.

         When a full prepayment is made on a mortgage loan, the mortgagor is charged interest on the principal amount of the mortgage loan prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Thus, in most instances, the effect of prepayments in full will be to reduce the amount of interest passed through in the following month to certificateholders. Partial prepayments in a given month may be applied to the outstanding principal balances of the mortgage loans so prepaid in the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in the month.

         Interest payable on the certificates on any given distribution date will include all interest accrued during their related interest accrual period. The interest accrual period for the certificates of each series will be specified in the applicable prospectus supplement. If the interest accrual period ends two or more days before the related distribution date, your effective yield will be less than it would be if the interest accrual period ended the day before the distribution date, and your effective yield at par would be less than the indicated coupon rate.

         Under specified circumstances, the master servicer or the holders of the residual interests in a REMIC may have the option to purchase the assets of a trust fund thereby effecting earlier retirement of the related series of certificates. See "The Pooling and Servicing Agreement - Termination; Optional Termination."

         Factors other than those identified in this prospectus and in the related prospectus supplement could significantly affect principal prepayments at any time and over the lives of the certificates. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Mortgage Assets at any time or over the lives of the certificates.

         The prospectus supplement relating to a series of certificates will discuss in greater detail the effect of the rate and timing of principal payments (including principal prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the certificates.

                       THE POOLING AND SERVICING AGREEMENT

         The following is a summary of the material provisions of the pooling and servicing agreement which are not described elsewhere in this prospectus. Where particular provisions or terms used in the pooling and servicing agreement are referred to, the provisions or terms are as specified in the related pooling and servicing agreement.

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

ASSIGNMENT OF MORTGAGE ASSETS

         Assignment of the Mortgage Loans. At the time of issuance of the certificates of a series, the depositor will cause the mortgage loans comprising the related trust fund to be assigned to the trustee, together with all principal and interest received by or on behalf of the depositor on or with respect to the mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest specified in the related prospectus supplement. The trustee will, concurrently with the assignment, deliver the certificates to the depositor in exchange for the mortgage loans. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. The schedule will include information as to the outstanding principal balance of each mortgage loan after application of payments due on the cut-off date, as well as information regarding the mortgage rate, the current scheduled monthly payment of principal and interest, the maturity of the loan, the Loan-to-Value Ratio at origination and other specified information.

         In addition, the depositor will deliver or cause to be delivered to the trustee (or to the custodian) for each mortgage loan

         o the mortgage note endorsed without recourse in blank or to the order of the trustee, except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost,

         o the mortgage, deed of trust or similar instrument with evidence of recording indicated on it (except for any mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the mortgage together with a certificate that the original of the mortgage was delivered to the recording office or some other arrangement will be provided for),

         o an assignment of the mortgage to the trustee in recordable form and

         o any other security documents specified in the related prospectus supplement or the related pooling and servicing agreement.

The applicable prospectus supplement may provide other arrangements for assuring the priority of the assignments, but if it does not, then the depositor will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which in the opinion of counsel recording is not required to protect the trustee's interest in the loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the loans.

         With respect to any mortgage loans that are cooperative loans, the depositor will cause to be delivered to the trustee

         o the related original cooperative note endorsed without recourse in blank or to the order of the trustee (or, to the extent the related pooling and servicing agreement so provides, a lost note affidavit),

         o     the original security agreement,

         o     the proprietary lease or occupancy agreement,

         o     the recognition agreement,

         o     an executed financing agreement and

         o the relevant stock certificate, related blank stock powers and any other document specified in the related prospectus supplement.

         The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

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

         The trustee (or the custodian) will review the mortgage loan documents within the time period specified in the related prospectus supplement after receipt of them, and the trustee will hold the documents in trust for the benefit of the certificateholders. Generally, if the document is found to be missing or defective in any material respect, the trustee (or the custodian) will notify the master servicer and the depositor, and the master servicer will notify the related seller. If the seller cannot cure the omission or defect within the time period specified in the related prospectus supplement after receipt of the notice, the seller will be obligated to purchase the related mortgage loan from the trustee at the purchase price or, if so specified in the related prospectus supplement, replace the mortgage loan with another mortgage loan that meets specified requirements. There can be no assurance that a seller will fulfill this purchase obligation. Although the master servicer may be obligated to enforce the obligation to the extent described under "Mortgage Loan Program - Representations by Sellers; Repurchases," neither the master servicer nor the depositor will be obligated to purchase the mortgage loan if the seller defaults on its purchase obligation, unless the breach also constitutes a breach of the representations or warranties of the master servicer or the depositor. The applicable prospectus supplement may provide other remedies but if it does not, then this purchase obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document.

         The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the mortgage loans as agent of the trustee.

         Notwithstanding these provisions, unless the related prospectus supplement otherwise provides, no mortgage loan will be purchased from a trust fund for which one or more REMIC elections are made if the purchase would result in the imposition of a prohibited transaction tax under the Code.

         Assignment of Agency Securities. The depositor will cause the Agency Securities to be registered in the name of the trustee or its nominee, and the trustee concurrently will execute, countersign and deliver the certificates. Each Agency Security will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement, which will specify as to each Agency Security the original principal amount and outstanding principal balance as of the cut-off date, the annual pass-through rate and the maturity date.

         Assignment of Private Mortgage-Backed Securities. The depositor will cause the Private Mortgage- Backed Securities to be registered in the name of the trustee. The trustee (or the custodian) will have possession of any certificated Private Mortgage-Backed Securities. Generally, the trustee will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See "The Trust Fund - Private Mortgage-Backed Securities." Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date and other specified pertinent information for each Private Mortgage-Backed Security conveyed to the trustee.

PAYMENTS ON MORTGAGE ASSETS; DEPOSITS TO CERTIFICATE ACCOUNT

         The master servicer will establish and maintain or cause to be established and maintained for the related trust fund a separate account or accounts for the collection of payments on the related Mortgage Assets in the trust fund (the "Certificate Account"). The applicable prospectus supplement may provide for other requirements for the Certificate Account, but if it does not, then the Certificate Account must be either

         o maintained with a depository institution the short-term unsecured debt obligations of which are rated in the highest short-term rating category by the nationally recognized statistical rating organizations (other than Standard & Poor's) that rated one or more classes of the related series of certificates at the request of the depositor, or one of the two highest short-term ratings categories if the related certificates are rated by Standard & Poor's, or in the case of a depository institution that is the principal subsidiary of a holding company, the short-term debt obligations of the holding company are so rated,

         o an account or accounts the deposits in which are insured by the FDIC or SAIF to the limits established by the FDIC or the SAIF, and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Certificate Account is maintained,

         o a trust account or accounts maintained with the trust department of a federal or a state chartered depository institution or trust company, acting in a fiduciary capacity or

         o an account or accounts otherwise acceptable to each rating agency that rated one or more classes of the related series of certificates at the request of the depositor.

The collateral eligible to secure amounts in the Certificate Account is limited to defined permitted investments. A Certificate Account may be maintained as an interest bearing account or the funds held in it may be invested pending each succeeding distribution date in defined permitted investments. To the extent provided in the related prospectus supplement, the master servicer or its designee will be entitled to receive the interest or other income earned on funds in the Certificate Account as additional compensation and will be obligated to deposit in the Certificate Account the amount of any loss immediately as realized. The Certificate Account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided it meets the standards set forth above.

         The master servicer will deposit or cause to be deposited in the Certificate Account for each trust fund within two days following its receipt or on a daily basis, to the extent the master servicer's or its parent's long term credit rating does not satisfy the requirements set forth in the related pooling and servicing agreement, the following payments and collections received or advances made by or on behalf of it after the cut-off date (other than payments due on or before the cut-off date and exclusive of any amounts representing any retained interest specified in the related prospectus supplement):

         o all payments on account of principal, including principal prepayments and, if specified in the related prospectus supplement, prepayment penalties, on the mortgage loans;

         o all payments on account of interest on the mortgage loans, net of applicable servicing compensation;

         o all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed advances made, by the master servicer) of the hazard insurance policies and any primary mortgage insurance policies, to the extent the proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the master servicer's normal servicing procedures and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure and unreimbursed advances, if any) received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the certificateholders by foreclosure or deed in lieu of foreclosure;

         o all proceeds of any mortgage loan or property in respect thereof purchased by the master servicer, the depositor or any seller as described under "Mortgage Loan Program - Representations by Sellers; Repurchases" or "The Pooling and Servicing Agreement - Assignment of Mortgage Assets" above and all proceeds of any mortgage loan repurchased as described under "The Pooling and Servicing Agreement - Termination; Optional Termination";

         o all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "- Hazard Insurance";

         o any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the Certificate Account and, to the extent specified in the related prospectus supplement, any payments required to be made by the master servicer in connection with prepayment interest shortfalls; and

         o all other amounts required to be deposited in the Certificate Account pursuant to the pooling and servicing agreement.

         The master servicer (or the depositor, as applicable) may from time to time direct the institution that maintains the Certificate Account to withdraw funds from the Certificate Account for the following purposes:

         o to pay to the master servicer the servicing fees described in the related prospectus supplement, the master servicing fees (subject to reduction) and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Certificate Account credited thereto;

         o to reimburse the master servicer for advances, the right of reimbursement with respect to any mortgage loan being limited to amounts received that represent late recoveries of payments of principal and interest on the mortgage loan (or insurance proceeds or liquidation proceeds from the mortgage loan) with respect to which the advance was made;

         o to reimburse the master servicer for any advances previously made that the master servicer has determined to be nonrecoverable;

         o to reimburse the master servicer from insurance proceeds not used to restore the property for expenses incurred by the master servicer and covered by the related insurance policies;

         o to reimburse the master servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the master servicer in the performance of its servicing obligations, the right of reimbursement being limited to amounts received representing late recoveries of the payments for which the advances were made;

         o to pay to the master servicer, with respect to each mortgage loan or property acquired in respect thereof that has been purchased by the master servicer pursuant to the pooling and servicing agreement, all amounts received on them and not taken into account in determining the principal balance of the repurchased mortgage loan;

         o to reimburse the master servicer or the depositor for expenses incurred and reimbursable pursuant to the pooling and servicing agreement;

         o to withdraw any amount deposited in the Certificate Account that was not required to be deposited in it; and

         o to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.

         In addition, the pooling and servicing agreement will generally provide that on or before the business day preceding each distribution date, the master servicer shall withdraw from the Certificate Account the amount of Available Funds, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of certificates.

COLLECTION PROCEDURES

         The master servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with each pooling and servicing agreement and any mortgage pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty and bankruptcy bond or alternative arrangements, follow the collection procedures it customarily follows for mortgage loans that are comparable to the mortgage loans. Consistent with the above, the master servicer may, in its discretion, waive any assumption fee, late payment or other charge in connection with a mortgage loan and arrange with a mortgagor a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment to the extent not inconsistent with the coverage of the mortgage loan by a mortgage pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty or bankruptcy bond or alternative arrangements, if applicable. To the extent the master servicer is obligated to make or to cause to be made advances, the obligation will remain during any period of such an arrangement.

         The applicable prospectus supplement may provide for other alternatives regarding due-on-sale clauses, but if it does not, then in any case in which property securing a conventional mortgage loan has been, or is about to be, conveyed by the mortgagor, the master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the mortgage loan under any due-on-sale clause applicable to it, but only if permitted by applicable law and the exercise will not impair or threaten to impair any recovery under any related primary mortgage insurance policy. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce the due-on-sale clause or if the mortgage loan is insured by the FHA or partially guaranteed by the VA, the master servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which that person becomes liable for repayment of the mortgage loan and, to the extent permitted by applicable law, the mortgagor also remains liable on it. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Certain Legal Aspects of the Mortgage Loans - Due-on-Sale Clauses." The terms of the related mortgage loan may not be changed in connection with an assumption.

         Any prospective purchaser of a cooperative apartment will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Certain Legal Aspects of the Mortgage Loans." This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring the approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of shares securing a cooperative loan.

         In general, a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which the items are allowable as a deduction to the corporation, the Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the cooperative loans will qualify under Section 216(b)(1) for any particular year. If a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that a failure to qualify would be permitted to continue over a period of years appears remote.

HAZARD INSURANCE

         The master servicer will require the mortgagor on each mortgage loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of mortgaged property in the state in which the mortgaged property is located. The coverage will be in an amount that is at least equal to the lesser of

         o the maximum insurable value of the improvements securing the mortgage loan or

         o     the greater of

               o    the outstanding principal balance of the mortgage loan and

               o an amount such that the proceeds of the policy shall be sufficient to prevent the mortgagor or the mortgagee from becoming a co-insurer.

All amounts collected by the master servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures) will be deposited in the related Certificate Account. If the master servicer maintains a blanket policy insuring against hazard losses on all the mortgage loans comprising part of a trust fund, it will have satisfied its obligation relating to the maintenance of hazard insurance. The blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related Certificate Account the amounts that would have been deposited therein but for the clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a mortgage loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms, their basic terms are dictated by the respective state laws, and most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. This list is merely indicative of certain kinds of uninsured risks and is not all inclusive. If the mortgaged property securing a mortgage loan is located in a federally designated special flood area at the time of origination, the master servicer will require the mortgagor to obtain and maintain flood insurance.

         The hazard insurance policies covering properties securing the mortgage loans typically contain a clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability upon partial loss will not exceed the larger of the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed and the proportion of the loss that the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements. Since the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the mortgage loans declines as the principal balances owing on them decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement upon partial loss may be that hazard insurance proceeds will be insufficient to fully restore the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See "Credit Enhancement - Special Hazard Insurance Policies" and "Credit Enhancements - Insurance - Special Hazard Insurance Policy" in the related prospectus supplement.

         The master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's cooperative dwelling or the cooperative's building could significantly reduce the value of the collateral securing the cooperative loan.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         Primary Mortgage Insurance Policies. The master servicer will maintain or cause to be maintained, as the case may be, in effect, to the extent specified in the related prospectus supplement, a primary mortgage insurance policy with regard to each mortgage loan for which coverage is required. The master servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the time of the initial issuance of a series of certificates that is required to be kept in force under the applicable pooling and servicing agreement unless the replacement primary mortgage insurance policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of certificates of the series that have been rated.

         Although the terms of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a mortgage loan will consist of the insured percentage of the unpaid principal amount of the covered mortgage loan and accrued and unpaid interest on it and reimbursement of certain expenses, less all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the mortgaged property, hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan, amounts expended but not approved by the issuer of the related primary mortgage insurance policy, claim payments previously made by the primary insurer and unpaid premiums.

         Primary mortgage insurance policies reimburse certain losses sustained from defaults in payments by borrowers. Primary mortgage insurance policies will not insure against, and exclude from coverage, a loss sustained from a default arising from or involving certain matters, including fraud or negligence in origination or servicing of the mortgage loans, including misrepresentation by the originator, mortgagor or other persons involved in the origination of the mortgage loan; failure to construct the mortgaged property subject to the mortgage loan in accordance with specified plans; physical damage to the mortgaged property; and the related sub-servicer not being approved as a servicer by the primary insurer.

         Recoveries Under A Primary Mortgage Insurance Policy. As conditions precedent to the filing of or payment of a claim under a primary mortgage insurance policy covering a mortgage loan, the insured will be required to

         o     advance or discharge

               o all hazard insurance policy premiums and as necessary and approved in advance by the primary insurer, real estate property taxes, all expenses required to maintain the related mortgaged property in at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, mortgaged property sales expenses, any specified outstanding liens on the mortgaged property and foreclosure costs, including court costs and reasonable attorneys' fees;

         o upon any physical loss or damage to the mortgaged property, have the mortgaged property restored and repaired to at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted; and

         o tender to the primary insurer good and merchantable title to and possession of the mortgaged property.

         The master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the insurer under each primary mortgage insurance policy, and will take any reasonable steps consistent with its practices regarding comparable mortgage loans and necessary to receive payment or to permit recovery under the policy with respect to defaulted mortgage loans. As set forth above, all collections by or on behalf of the master servicer under any primary mortgage insurance policy and, when the mortgaged property has not been restored, the hazard insurance policy, are to be deposited in the Certificate Account, subject to withdrawal as heretofore described.

         If the mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged mortgaged property to a condition sufficient to permit recovery under the related primary mortgage insurance policy, if any, the master servicer is not required to expend its own funds to restore the damaged mortgaged property unless it determines that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and that the expenses will be recoverable by it from related insurance proceeds or liquidation proceeds.

         If recovery on a defaulted mortgage loan under any related primary mortgage insurance policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted mortgage loan is not covered by a primary mortgage insurance policy, the master servicer will be obligated to follow or cause to be followed the normal practices and procedures that it deems appropriate to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the mortgaged property securing the defaulted mortgage loan are less than the principal balance of the mortgage loan plus interest accrued on it that is payable to certificateholders, the trust fund will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the master servicer in connection with the proceedings that are reimbursable under the pooling and servicing agreement. In the unlikely event that the proceedings result in a total recovery which is, after reimbursement to the master servicer of its expenses, in excess of the principal balance of the mortgage loan plus interest accrued on it that is payable to certificateholders, the master servicer will be entitled to withdraw or retain from the Certificate Account amounts representing its normal servicing compensation with respect to the mortgage loan and, unless otherwise specified in the related prospectus supplement, amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related mortgagor, as additional servicing compensation.

         If the master servicer or its designee recovers insurance proceeds not used to restore the property which, when added to any related liquidation proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the principal balance of a mortgage loan plus interest accrued thereon that is payable to certificateholders, the master servicer will be entitled to withdraw or retain from the Certificate Account amounts representing its normal servicing compensation with respect to the mortgage loan. If the master servicer has expended its own funds to restore the damaged mortgaged property and the funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Certificate Account out of related liquidation proceeds or insurance proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Since insurance proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, no insurance payment or recovery will result in a recovery to the trust fund that exceeds the principal balance of the defaulted mortgage loan together with accrued interest on it. See "Credit Enhancement" in this prospectus and in the related prospectus supplement.

         FHA Insurance; VA Guaranties. Mortgage loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the National Housing Act of 1934, as amended, and the United States Housing Act of 1937, as amended. Those mortgage loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one-to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Mortgage loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured mortgage loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of the loan.

         The insurance premiums for mortgage loans insured by the FHA are collected by lenders approved by the HUD or by the master servicer or any sub-servicers and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted mortgage loan to HUD. With respect to a defaulted FHA-insured mortgage loan, the master servicer or any sub-servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the master servicer or any sub-servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the master servicer or any sub-servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. These plans may involve the reduction or suspension of regular mortgage payments for a specified period, with the payments to be made up on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by circumstances beyond the mortgagor's control is accompanied by certain other criteria, HUD may provide relief by making payments to the master servicer or any sub-servicer in partial or full satisfaction of amounts due `under the mortgage loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the master servicer or any sub-servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the mortgage loan and HUD must have rejected any request for relief from the mortgagor before the master servicer or any sub-servicer may initiate foreclosure proceedings.

         HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. The master servicer of any sub-servicer of each FHA-insured mortgage loan will be obligated to purchase the debenture issued in satisfaction of the mortgage loan upon default for an amount equal to the principal amount of the debenture.

         The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted mortgage loan adjusted to reimburse the master servicer or sub-servicer for certain costs and expenses and to deduct certain amounts received or retained by the master servicer or sub-servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the master servicer or sub-servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for accrued and unpaid interest but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured mortgage loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the mortgage loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

         Mortgage loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no mortgage loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for the mortgage loan.

         The liability on the guaranty may be reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA, at its option and without regard to the guaranty, may make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

         With respect to a defaulted VA guaranteed mortgage loan, the master servicer or sub-servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranty is submitted after liquidation of the mortgaged property.

         The amount payable under the guaranty will be the percentage of the VA-insured mortgage loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that the amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

         Application of Liquidation Proceeds. Unless the related pooling and servicing agreement provides for a different application of liquidation proceeds, the proceeds from any liquidation of a mortgage loan will be applied in the following order of priority:

         first, to reimburse the master servicer for any unreimbursed expenses incurred by it to restore the related mortgaged property and any unreimbursed servicing compensation payable to the master servicer with respect to the mortgage loan;

         second, to reimburse the master servicer for any unreimbursed advances with respect to the mortgage loan;

         third, to accrued and unpaid interest (to the extent no advance has been made for the amount) on the mortgage loan; and

         fourth, as a recovery of principal of the mortgage loan.

         If a final liquidation of a mortgage loan resulted in a realized loss and thereafter the master servicer receives a recovery specifically related to that mortgage loan, such recovery (net of any reimbursable expenses) shall be distributed to the certificateholders in the same manner as prepayments received in the prior calendar month, to the extent that the related realized loss was allocated to any class of certificates. In addition, the class certificate balance of each class of certificates to which realized losses have been allocated, will be increased, sequentially in the order of payment priority, to the extent that such subsequent recoveries are distributed as principal to any class of certificates. However, the class certificate balance of each such class of certificates will not be increased by more than the amount of realized losses previously applied to reduce the class certificate balance of each such class of

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

certificates. Holders of certificates whose class certificate balance is increased in this manner will not be entitled to interest on the increased balance for any interest accrual period preceding the Distribution Date on which the increase occurs. The foregoing provisions will apply even if the class certificate balance of a class of certificates was previously reduced to zero. Accordingly, each class of certificates will be considered to remain outstanding until the termination of the related trust.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of certificates will be equal to the percentage per annum described in the related prospectus supplement (which may vary under certain circumstances) of the outstanding principal balance of each mortgage loan, and the compensation will be retained by it from collections of interest on the mortgage loan in the related trust fund. As compensation for its servicing duties, a sub-servicer or, if there is no sub-servicer, the master servicer will be entitled to a monthly servicing fee as described in the related prospectus supplement. In addition, generally the master servicer or a sub-servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit that may accrue as a result of the investment of funds in the applicable Certificate Account.

         The master servicer will, to the extent provided in the related pooling and servicing agreement, pay or cause to be paid certain ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related pooling and servicing agreement, including, without limitation, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of sub-servicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and sellers under certain limited circumstances. In addition, as indicated in the preceding section, the master servicer will be entitled to reimbursement for certain expenses incurred by it in connection with any defaulted mortgage loan as to which it has determined that all recoverable liquidation proceeds and insurance proceeds have been received (a "Liquidated Mortgage"), and in connection with the restoration of mortgaged properties, the right of reimbursement being before the rights of certificateholders to receive any related liquidation proceeds (including insurance proceeds).

EVIDENCE AS TO COMPLIANCE

         Each pooling and servicing agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by the firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac, the servicing by or on behalf of the master servicer of mortgage loans, Private Mortgage-Backed Securities or Agency Securities, under pooling and servicing agreements substantially similar to each other (including the related pooling and servicing agreement) was conducted in compliance with those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for Freddie Mac or the Uniform Single Attestation Program for Mortgage Bankers requires it to report. In rendering its statement the firm may rely, as to matters relating to the direct servicing of mortgage loans, Private Mortgage-Backed Securities or Agency Securities by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac (rendered within one year of the statement) of firms of independent public accountants with respect to the related sub-servicer.

         Each pooling and servicing agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the pooling and servicing agreement throughout the preceding year.

         Copies of the annual accountants' statement and the statement of officers of the master servicer may be obtained by certificateholders of the related series without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

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

LIST OF CERTIFICATEHOLDERS

         Each pooling and servicing agreement will provide that three or more holders of certificates of any series may, by written request to the trustee, obtain access to the list of all certificateholders maintained by the trustee for the purpose of communicating with other certificateholders with respect to their rights under the pooling and servicing agreement and the certificates.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

         The master servicer under each pooling and servicing agreement will be named in the related prospectus supplement. The entity serving as master servicer may be an affiliate of the depositor and may have other business relationships with the depositor or the depositor's affiliates.

         Each pooling and servicing agreement will provide that the master servicer may not resign from its obligations and duties under the pooling and servicing agreement except upon a determination that the performance by it of its duties under the pooling and servicing agreement is no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement.

         Each pooling and servicing agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the related trust fund or certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment. However, neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be protected against any liability that would otherwise be imposed for willful misfeasance, bad faith or negligence in the performance of duties under the pooling and servicing agreement or for reckless disregard of obligations and duties under the pooling and servicing agreement. Each pooling and servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or the certificates, other than any loss, liability or expense related to any specific Mortgage Asset or Mortgage Assets (except any loss, liability or expense otherwise reimbursable pursuant to the pooling and servicing agreement) and any loss, liability or expense incurred for willful misfeasance, bad faith or negligence in the performance of duties under the pooling and servicing agreement or for reckless disregard of obligations and duties under the pooling and servicing agreement. In addition, each pooling and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the pooling and servicing agreement and that in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action that it deems appropriate with respect to the pooling and servicing agreement and the rights and duties of the parties to the pooling and servicing agreement and the interests of the certificateholders under the pooling and servicing agreement. In that event, the legal expenses and costs of the action and any liability resulting from it will be expenses, costs and liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed for them out of funds otherwise distributable to certificateholders.

         Any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each pooling and servicing agreement, provided that the person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac.

EVENTS OF DEFAULT

         The applicable prospectus supplement may provide for other events of default, but if it does not, then events of default under each pooling and servicing agreement will consist of

     o any failure by the master servicer to deposit in the Certificate Account or remit to the trustee any payment which continues unremedied for five days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates having not less than 25% of the voting rights evidenced by the certificates;

     o any failure by the master servicer to observe or perform in any material respect any of its other covenants or agreements in the pooling and servicing agreement which failure materially affects the rights of certificateholders that continues unremedied for sixty days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates of any class evidencing not less than 25% of the voting rights evidenced by the certificate; and

     o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

"Voting rights" are the portion of voting rights of all of the certificates that is allocated to any certificate pursuant to the terms of the pooling and servicing agreement.

         If specified in the related prospectus supplement, the pooling and servicing agreement will permit the trustee to sell the Mortgage Assets and the other assets of the trust fund if payments on them are insufficient to make payments required in the pooling and servicing agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

RIGHTS UPON EVENT OF DEFAULT

         So long as an event of default under a pooling and servicing agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of certificates having not less than 66?% of the voting rights and under any other circumstances specified in the pooling and servicing agreement, the trustee shall, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement relating to the trust fund and in the Mortgage Assets, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the pooling and servicing agreement. Pending appointment, the trustee is obligated to act as master servicer. The trustee and any successor may agree upon the servicing compensation to be paid to the successor servicer, which may not be greater than the compensation payable to the master servicer under the pooling and servicing agreement.

         No certificateholder, solely by virtue of its status as a certificateholder, will have any right under any pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement, unless the holder previously has given to the trustee written notice of default and unless the holders of any class of certificates of the series evidencing not less than 25% of the voting rights have requested the trustee in writing to institute a proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute the proceeding.

AMENDMENT

         The applicable prospectus supplement may specify other amendment provisions, but if it does not, then each pooling and servicing agreement may be amended by the depositor, the master servicer and the trustee, without the consent of any of the certificateholders,

         (a) to cure any ambiguity or mistake;

         (b) to correct any defective provision therein or to supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision in it;

         (c) to conform the pooling and servicing agreement to the prospectus and prospectus supplement provided to investors in accordance with the initial offering of the certificates;

         (d) to add to the duties of the depositor, the seller or the master servicer;

         (e) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the pooling and servicing agreement to comply with any rules or regulations promulgated by the Securities and Exchange Commission from time to time;

         (f) to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement; or

         (g) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the pooling and servicing agreement.

         However, no action pursuant to clauses (f) or (g) may, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any certificateholder. But no opinion of counsel will be required if the person requesting the amendment obtains a letter from each rating agency requested to rate the class or classes of certificates of the series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the certificates.

         In addition, to the extent provided in the related pooling and servicing agreement, a pooling and servicing agreement may be amended without the consent of any of the certificateholders to change the manner in which the Certificate Account is maintained, if the change does not adversely affect the then current rating of the class or classes of certificates of the series that have been rated at the request of the depositor. Moreover, if one or more REMIC elections are made with respect to the trust fund, the related pooling and servicing agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to maintain the qualification of any REMIC, to avoid or minimize the risk of imposition of any tax on any REMIC or to comply with any other requirements of the Code, if the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to maintain the qualification, avoid or minimize that risk or comply with those requirements, as applicable.

         The applicable prospectus supplement may specify other amendment provisions, but if it does not, then each pooling and servicing agreement may also be amended by the depositor, the master servicer and the trustee with the consent of holders of certificates of the series evidencing a majority in interest of each class affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of the related certificates. However, no amendment may

         (a) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Assets that are required to be distributed on any certificate without the consent of the holder of the certificate,

         (b) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in
     (a), without the consent of the holders of certificates of the class evidencing, as to the class, percentage interests aggregating 66?%, or

         (c) reduce the aforesaid percentage of certificates of any class of holders that is required to consent to the amendment without the consent of the holders of all certificates of the class covered by the pooling and servicing agreement then outstanding.

If one or more REMIC elections are made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment will not cause any REMIC to fail to qualify as a REMIC.

TERMINATION; OPTIONAL TERMINATION

         Generally, the obligations created by each pooling and servicing agreement for each series of certificates will terminate upon the payment to the related certificateholders of all amounts held in the Certificate Account or by the master servicer and required to be paid to them pursuant to the pooling and servicing agreement following the later of

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     o   the final payment or other liquidation of the last of the Mortgage
         Assets subject to it or the disposition of all property acquired upon foreclosure of the Mortgage Assets remaining in the trust fund and

     o the purchase by the master servicer or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMICs (see "Material Federal Income Tax Consequences" in this prospectus and in the related prospectus supplement), from the related trust fund of all of the remaining Mortgage Assets and all property acquired in respect of the Mortgage Assets.

         Any purchase of Mortgage Assets and property acquired in respect of Mortgage Assets evidenced by a series of certificates will be made at the option of the master servicer or the party specified in the related prospectus supplement, including the holder of the REMIC residual interest, at a price, and in accordance with the procedures, specified in the related prospectus supplement. The exercise of that right will effect early retirement of the certificates of that series, but the right of the master servicer or the other party or, if applicable, the holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Mortgage Assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the Mortgage Assets at the cut-off date for the series. The foregoing is subject to the provision that if one or more REMIC elections are made with respect to a trust fund, any repurchase pursuant to the second bulleted item above will not be made if such repurchase would result in a "prohibited transaction tax" (within the meaning of Section 860F(a)(1) of the Code) being imposed on any REMIC.

THE TRUSTEE

         The trustee under each pooling and servicing agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

         The following discussion contains summaries, which are general in nature, of certain legal matters relating to the mortgage loans. Because the legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete or to reflect the laws of any particular state or to encompass the laws of all states in which the security for the mortgage loans is situated.

GENERAL

         The mortgage loans will be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not before the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

         In this prospectus, we generally use the term "mortgage" to generically describe real-estate security instruments, however, if certain information relates to a particular security instrument, we will refer to that security instrument.

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         Cooperatives. Certain of the mortgage loans may be cooperative loans.
The cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative or underlying land or both, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

         The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

FORECLOSURE AND REPOSSESSION

         Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any material default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of any notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lien holders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, including California, published for a specified period of time in one or more newspapers. In addition, these notice provisions require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

         In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney's fees, which may be recoverable by a lender.

         Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings


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

are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

         Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making repairs at its own expense necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

         Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

         Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement if an obligor fails to make payments or defaults in the performance of covenants required under it. Typically, the lender and the cooperative enter into a recognition agreement, which establishes the rights and obligations of both parties upon a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest on it.

         Recognition agreements also provide that upon foreclosure of a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

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

         In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders."

         In the case of foreclosure on a building converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

RIGHTS OF REDEMPTION

         In some states after a sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender after judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or a sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the current fair market value of the property at the time of the foreclosure sale. As a result of these prohibitions, it is anticipated that in most instances the master servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting mortgagors.

         Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security. However, in some of these states, following judgment on a personal action, the lender may be considered to have elected a remedy and may be precluded from exercising other remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

         In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, upon waste of the property.

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         In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Servicemembers Civil Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize on its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. And in certain instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under collateralized mortgage loans. The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying certificates and even to reduce the aggregate amount of payments on the loans underlying certificates.

         The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of mortgage loans. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities on lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

         Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

ENVIRONMENTAL RISKS

         Real property pledged as security to a lender may be subject to unforeseen environmental risks. Environmental remedial costs can be substantial and can potentially exceed the value of the property. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the EPA may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

         Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a mortgaged property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for such costs on any and all "potentially responsible parties," including "owners" or "operators". However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest (the "secured creditor exemption") but without "participating in the management" of the property. Thus, if a lender's activities encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it fails to market the property in a timely fashion.

         Whether actions taken by a lender would constitute participation in the management of a mortgaged property so as to render the secured creditor exemption unavailable to a lender, was historically a matter of judicial interpretation of the statutory language. Court decisions were inconsistent and, in fact, in 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of a borrower's business to deny the protection of the secured creditor exemption to the lender. In 1996, Congress enacted the Asset Conservation, Lender Liability and Deposit Insurance Protection Act ("Asset Conservation Act"), which provides that, in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property. The Asset Conservation Act also provides that participation in the management of the property does not include merely having the capacity to influence, or unexercised right to control operations. Rather, a lender will lose the protection of the secured creditor exemption only if it (a) exercises


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decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices at the property, or (b) exercises control comparable to the manager of the property, so that the lender has assumed responsibility for (i) "the overall management of the facility encompassing day-to-day decision-making with respect to environmental compliance" or (ii) "over all or substantially all of the operational functions" of the property other than environmental compliance.

         If a lender is or becomes liable, it may be able to bring an action for contribution under CERCLA or other statutory or common laws against any other "potentially responsible parties," including a previous owner or operator, who created the environmental hazard and who has not settled its liability with the government, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that such costs arising from the circumstances set forth above would result in a loss to securityholders.

         CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under state laws or under federal laws other than CERCLA, including Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks (except heating oil tanks). However, under the Asset Conservation Act, protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks or the properties on which they are located. A lender will lose the protections accorded to secured creditors under federal law for petroleum underground storage tanks by "participating in the management" of the tank or tank system if the lender either: (a) "exercises decisionmaking control over the operational" aspects of the tank or tank system; or (b) exercises control comparable to a manager of the property, so that the lender has assumed responsibility for overall management of the property including day-to-day decision-making with regard to all, or substantially all, operational aspects. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

         While the "owner" or "operator" of contaminated property may face liability for investigating and cleaning up the property, regardless of fault, it may also be required to comply with environmental regulatory requirements, such as those governing asbestos. In addition, the presence of asbestos, mold, lead-based paint, lead in drinking water, and/or radon at a real property may lead to the incurrence of costs for remediation, mitigation or the implementation of an operations and maintenance plan. Furthermore, the presence of asbestos, mold, lead-based paint, lead in drinking water, radon and/or contamination at a property may present a risk that third parties will seek recovery from "owners" or "operators" of that property for personal injury or property damage. Environmental regulatory requirements for property "owners" or "operators," or law that is the basis for claims of personal injury or property damage, may not have exemptions for secured creditors.

         In general, at the time the loans were originated no environmental assessment, or a very limited environmental assessment, of the mortgaged properties was conducted.

DUE-ON-SALE CLAUSES

         Generally, each conventional mortgage loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the mortgaged property, the loan may be accelerated by the mortgagee. In recent years, court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce these clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to specified exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Garn-St Germain Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

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PREPAYMENT CHARGES

         Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed on many of the mortgage loans. The absence of this a restraint on prepayment, particularly with respect to fixed rate mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirement of the loans or contracts.

APPLICABILITY OF USURY LAWS

         Title V of the depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges, or both.

SERVICEMEMBERS CIVIL RELIEF ACT

         Generally, under the terms of the Servicemembers Civil Relief Act (the "Relief Act"), a borrower who enters military service after the origination of the borrower's mortgage loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that this interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on some of the mortgage loans. Unless the applicable prospectus supplement provides a special feature for a particular trust fund, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the certificates. In addition, the Relief Act imposes limitations which would impair the ability of the master servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status. Thus, if an affected mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

CONSUMER PROTECTION LAWS

         Federal, state and local laws extensively regulate various aspects of brokering, originating, servicing and collecting mortgage loans. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addition, licensing requirements may be imposed on persons that broker, originate, service or collect such loans.

         Additional requirements may be imposed under federal, state or local laws on so-called "high cost mortgage loans," which typically are defined as loans that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment penalties, or the ability of a creditor to refinance a loan unless it is in the borrower's interest. In addition, certain of these laws may allow claims against loan brokers or originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the loans, such as the trust fund.

         The federal laws that may apply to loans held in the trust fund include the following:

         o the Truth in Lending Act and its regulations, which (among other things) require disclosures to borrowers regarding the terms of mortgage loans and provide property owners in a non-purchase money transaction with a right of rescission that generally extends for three days after proper disclosures are given (but in no event more than three years);

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         o     the Home Ownership and Equity Protection Act and its regulations, which (among other things) imposes additional disclosure requirements and limitations on loan terms with respect to non-purchase money mortgage loans with interest rates or origination costs in excess of prescribed levels;

         o the Real Estate Settlement Procedures Act and its regulations, which (among other things) prohibit the payment of referral fees for real estate settlement services and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers;

         o the Equal Credit Opportunity Act and its regulations, which (among other things) generally prohibits discrimination in any aspect of a credit transaction on certain enumerated basis, such as age, race, color, sex, religion, marital status, national origin or receipt of public assistance; and

         o the Fair Credit Reporting Act, which (among other things) regulates the use of consumer reports obtained from consumer reporting agencies and the reporting of payment histories to consumer reporting agencies.

         The penalties for violating these federal, state, or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the mortgage loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a mortgage loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

         Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in secondary mortgage market transactions, including assignees that hold the mortgage loan, such as the trust fund. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of certificates.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following discussion is the opinion of Sidley Austin Brown & Wood LLP, counsel to the depositor, on the material federal income tax consequences of the purchase, ownership, and disposition of certificates. The opinion of Sidley Austin Brown & Wood LLP is based on laws, regulations, administrative rulings, and judicial decisions now in effect, all of which are subject to change either prospectively or retroactively. The following discussion does not describe aspects of federal tax law that are unique to special taxpayers such as insurance companies and securities dealers and investors who hold certificates as part of a straddle within the meaning of Code Section 1092. Prospective investors should consult their tax advisors regarding the federal, state, local, and any other tax consequences to them of the purchase, ownership, and disposition of certificates.

GENERAL

         The federal income tax consequences to certificateholders will vary depending on whether the trust fund relating to those certificates is treated under the Code as a "grantor trust" or an election is made to treat the trust fund as one or more real estate mortgage investment conduits ("REMICs").

NON-REMIC CERTIFICATES

         If no REMIC election is made, a trust fund relating to a series of certificates will be classified as a "grantor trust" under subpart E, Part I of subchapter J of chapter 1 of subtitle A of the Code, in which case, certificateholders will be treated for federal income tax purposes as owning directly all of or a portion of the trust fund's assets. Sidley Austin Brown & Wood LLP will issue an opinion confirming the above-stated conclusions for each trust fund for which no REMIC election is made.

A.       SINGLE CLASS OF CERTIFICATES

         Characterization. The trust fund may be created with one class of certificates, in which case, each certificateholder will be treated as the owner of a pro rata undivided interest in each of the mortgage loans in the


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Pool. Any amount received by a certificateholder in lieu of an amount due with respect to any mortgage loan because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payment it replaces.

         Except for original issue discount ("OID"), each certificateholder will be required to report on its federal income tax return in accordance with its method of accounting its pro rata share of the income from the mortgage loans in the trust fund, including interest, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer. A certificateholder using the cash method of accounting must take into account its pro rata share of income when collected by or paid to the master servicer and a certificateholder using an accrual method of accounting must take into account its pro rata share of income as it accrues, or when received if the income is received before it accrues. Each certificateholder will also be required to report its pro-rata share of OID on an accrual basis regardless of how the certificateholder otherwise reports income.

         Under Code Sections 162 or 212, each certificateholder will be entitled to claim deductions for its pro rata share of servicing fees, prepayment fees, assumption fees and late payment charges retained by the master servicer, provided that the amounts represent reasonable compensation for services rendered to the trust fund. A certificateholder using the cash method of accounting may claim its pro rata share of deductions as and when paid by the master servicer and a certificateholder using an accrual method of accounting may claim its share of deductions as they accrue. If a certificateholder is an individual, estate or trust, the certificateholder will be entitled to deduct a share of trust expenses only to the extent the share plus the certificateholder's other miscellaneous itemized deductions (as defined in the Code) exceeds two percent of the certificateholder's adjusted gross income. If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of any excess could be considered as an ownership interest retained by the master servicer (or any person to whom the master servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the mortgage loans. The mortgage loans could then be subject to the "coupon stripping" rules of the Code discussed below.

         Generally, with respect to each series of certificates:

         o a certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) and representing principal and interest payments on mortgage loans will be considered to represent loans secured by an interest in real property which is residential property under Code Section 7701(a)(19)(C)(v), to the extent that the mortgage loans in the trust fund are of a type described in that Code section;

         o a certificate owned by a real estate investment trust representing an interest in mortgage loans will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), to the extent that the mortgage loans in the trust fund are of a type described in that Code section, and interest income on the mortgage loans will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent income on the trust fund is described in that Code section; and

         o a certificate owned by a REMIC will represent an "obligation . . . which is principally secured, directly or indirectly, by an interest in real property" under Code Section 860G(a)(3) to the extent the mortgage loans in the trust fund are of a type described in that Code Section.

         Buydown Loans. Certain trust funds may hold buydown loans. These loans can be secured not only by a lien on real property but also by a pledged account that is drawn upon to subsidize the mortgagor's monthly mortgage payments for a limited period of time. For purposes of the conclusions described immediately above, so long as the value of the underlying real property at least equals the amount of the loan, the loan will be treated as fully secured by real property. If the value of the underlying real property is less than the amount of the loan, then the loan will be treated as secured by an interest in real property only to the extent of the value of the real property. The related prospectus supplement for any series of certificates will specify whether such apportionment would be required.

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         Premium. The price paid for a certificate by a holder will be allocated, at the time of purchase, to the holder's undivided interest in each mortgage loan based on each mortgage loan's relative fair market value, so that the holder's undivided interest in each mortgage loan will have its own tax basis. A certificateholder that acquires an interest in mortgage loans at a premium may elect, under Code Section 171, to amortize the premium under a constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans to which it relates. The basis for the certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. The legislative history ("Legislative History") accompanying the enactment of the OID rules as part of the Tax Reform Act of 1986 (the "1986 Act") indicates that if a prepayment assumption is applied to an instrument for purposes of the OID rules, that prepayment assumption should be applied in amortizing bond premium.

         If a premium is not amortized using a prepayment assumption, then the holder of a certificate acquired at a premium may recognize a loss if a mortgage loan prepays in full. The amount of the loss (if any) will equal the excess of the certificateholder's adjusted basis in the prepaid mortgage loan over the certificateholder's share of principal paid on the mortgage loan. If a prepayment assumption is used to amortize premium, then a loss should be available to the extent that the premium has not been amortized at the time a mortgage loan prepays. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments. In addition, amounts received on the redemption of an obligation issued by a natural person are considered received in exchange for the obligation if the debt obligation is purchased or issued after June 8, 1997 (that is, treated the same as obligations issued by corporations). This change could affect the character of any loss (for example, cause the loss to be treated as capital if the assets are held as capital assets by the taxpayer).

         The Internal Revenue Service ("IRS") has issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium, but these regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6). Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the certificates should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

         Original Issue Discount. A certificateholder that acquires an undivided interest in a pool of mortgage loans will be subject to the original issue discount ("OID") rules of Code Sections 1271 through 1273 and 1275 to the extent of the certificateholder's undivided interest in any mortgage loans in the pool that were issued with OID. OID generally must be reported as ordinary gross income as it accrues under a constant yield method. See "- Certificates Representing Interests in Loans Other Than ARM Loans."

         Market Discount. A certificateholder that acquires an undivided interest in a pool of mortgage loans will be subject to the market discount rules of Code Sections 1276 through 1278 to the extent the certificateholder purchases its undivided interest in one or more of the underlying mortgage loans at a "market discount." Provided a mortgage loan is not issued with OID, the amount of market discount (if any) equals the excess of the certificateholder's proportionate interest in the principal amount of the mortgage loan over the certificateholder's proportionate tax basis in the mortgage loan. Market discount with respect to a certificate will be considered to be zero if the amount allocable to the certificate is less than 0.25% of the certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued, therefore, investors are advised to consult their tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

         The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

         The Code also authorizes the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments the principal of which is payable in more than one installment. Although no regulations have been issued the relevant legislative history describes how market discount should be


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accrued. According to the legislative history, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant yield or according to one of the following methods. If a certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of the total remaining market discount and a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For certificates issued without OID, the amount of market discount that accrues during a period would be equal to the product of the total remaining market discount and a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of these methods in the case of instruments that provide for payments that may be accelerated due to prepayments of other obligations securing the instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. The Legislative History states Congress intends that if a prepayment assumption would be used to calculate OID it should also be used to accrue marked discount. Because the regulations described above have not been issued, what effect those regulations might have on the tax treatment of a certificate purchased at a discount or premium in the secondary market cannot be predicted.

         A holder who acquires a certificate at a market discount may also have to defer taking a deduction for some of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry the certificate. For any taxable year, the amount deferred equals the excess of (1) the interest paid or accrued on such indebtedness for the year over (2) the interest (including original issue discount) from the certificate included in gross income for the year. If the certificateholder elects, the amount deferred from an earlier year may be deducted in a later year to the extent that (1) the income from the certificate in the later year exceeds (2) the interest paid or accrued on such indebtedness for the later year. Any remaining deferred deduction is to be taken into account in the taxable year in which the certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the certificateholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the certificateholder in that taxable year or thereafter.

         Election to Treat All Interest as OID. The Treasury regulations issued under Code Sections 1271 through 1273 and 1275 (the "OID Regulations") permit a certificateholder to elect to accrue all interest (including stated interest), discount (including de minimis market discount and de minimis original issue discount) and premium in income using a constant yield method. If this election is made with respect to a certificate having market discount, the certificateholder is deemed to have made an election to include market discount in income currently with respect to all other market discount debt instruments that the certificateholder acquires during the year of the election and thereafter. A certificateholder that makes this election for a certificate that is acquired at a premium is deemed to have made an election to amortize bond premium with respect to all premium debt instruments that the certificateholder owns as of the first day of the taxable year and acquires thereafter. See "- Single Class of Certificates - Premium." The election to accrue interest, discount and premium using a constant yield method with respect to a certificate cannot be revoked without the consent of the IRS. Prospective investors should consult their tax advisors regarding the election.

         Certificates Representing Interests in Loans Other Than ARM Loans. Under the OID Regulations, a mortgage loan may be issued with OID for a variety of reasons. These include situations in which the lender charges the borrower origination points (whether or not the borrower may deduct the points immediately) or offers the loan at a "teaser" rate (that is, the initial rate of interest on the mortgage loan is significantly lower than the subsequent rate or rates on the mortgage loan).

         OID on each certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant yield method that takes into account the semi-annual (or more frequent) compounding of interest, in advance of receipt of the cash attributable to the income. The amount of OID required to be included in an owner's income in any taxable year with respect to a certificate representing an interest in mortgage loans other than mortgage loans with interest rates that adjust periodically ("ARM Loans") likely will be computed as described under "- Accrual of Original Issue Discount." The following discussion is based on the OID Regulations and on the provisions of the 1986 Act. The holder of a certificate should be aware, however, that the OID Regulations may not adequately address certain issues relevant to prepayable securities.

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         Under the Code, each mortgage loan underlying the certificates will be treated as having been issued on the date it was originated with an amount of OID equal to the excess, if any, of the mortgage loan's stated redemption price at maturity over its issue price. The issue price of a mortgage loan is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a mortgage loan is the sum of all payments to be made on the mortgage loan other than payments that are treated as qualified stated interest ("QSI") payments. The accrual of OID, as described under "- Accrual of Original Issue Discount," will, unless otherwise specified in the related prospectus supplement, utilize the original yield to maturity of the certificates calculated based on an assumed prepayment rate for the mortgage loans underlying the certificates (the "Prepayment Assumption"), and will take into account events that occur during the calculation period. There are no regulations dictating how the Prepayment Assumption is determined. The Legislative History provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of the certificates. No representation is made that any certificate will prepay at the Prepayment Assumption or at any other rate. The requirement of using a prepayment assumption for the purpose of calculating OID only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in debt instruments, (and, in tax years beginning after August 5, 1997, to any pool of debt instruments the yield on which may be affected by reason of prepayments.) However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the master servicer intends to calculate and report OID under the method described in "- Accrual of Original Issue Discount."

         Accrual of Original Issue Discount. Generally, the owner of a certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on any certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID will generally be determined as set forth under the OID Regulations. In the case of each full accrual period, this will be done by (i) adding (A) the present value of all remaining payments, determined as of the end of the accrual period and
(B) any payments received during the accrual period, and (ii) subtracting from that total the "adjusted issue price" at the beginning of the accrual period. The present value of the remaining payments are determined first by using the Prepayment Assumption to calculate the amount and timing of the remaining payments and then by discounting the payments so determined using the original yield to maturity. The adjusted issue price of a certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment (other than QSI) made at the end of or during that accrual period. The OID accruing during the accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

         Original issue discount generally must be reported as ordinary gross income as it accrues under a constant yield method that takes into account the compounding of interest as it accrues rather than when it is received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if mortgage loans acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of those mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of those mortgage loans (for example, due to points) will be includible by the holder. Other original issue discount on the mortgage loans (that is, OID attributable to factors other than a difference between the issue price and original principal amount, such as interest payments that increase after an initial "teaser" rate) would still need to be accrued.

         Certificates Representing Interests in ARM Loans. The OID Regulations do not address the treatment of instruments, such as the certificates, which represent interests in ARM Loans. In the absence of any authority, the master servicer will report OID on certificates attributable to ARM Loans to holders in a manner it believes is consistent with the rules described under the heading "- Certificates Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. As such, for purposes of projecting both the remaining payments and future yield, the "assumed rate payable" on the ARM Loans will be the "fixed rate equivalent" on the issue date. Further, the addition to the principal balance of an ARM Loan of interest deferred due to negative amortization

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("Deferred Interest") may require the inclusion of the interest in the income of the certificateholder when the interest accrues. Furthermore, the addition of Deferred Interest to the certificate's principal balance will result in additional income (including possibly OID income) to the certificateholder over the remaining life of the certificates.

         The "assumed rate payable" and the "fixed rate equivalent" will be used solely for making tax compulations. No representation is made that any loan will actually pay at either rate.

         The treatment of ARM obligations is uncertain. Investors should consult their tax advisors regarding how income will be includible with respect to the certificates.

B.       MULTIPLE CLASSES OF CERTIFICATES

         Stripped Bonds and Stripped Coupons. Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments on the obligation results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that the stripped interest is created. If a trust fund is created with two classes of certificates, one class of certificates may represent the right to principal and interest, or principal only, on all or a portion of the mortgage loans (the "Stripped Bond Certificates"), while the other class of certificates may represent the right to some or all of the interest on the same mortgage loans (the "Stripped Coupon Certificates").

         In certain situations, Code Section 1286 does not apply to a real estate mortgage even if some of the interest on the real estate mortgage has been separated from the principal. Specifically, the stripping rules are not implicated if following the separation of interest, either (1) the amount of discount on the real estate mortgage is less than the de minimis (measured using the rules for calculating de minimis OID) or (2) no more than 100 basis points (that is, 1% interest on the mortgage loan principal balance) has been separated from the real estate mortgage. Among other instances, the 100 basis points exception may apply if a servicer retains "excess servicing" (that is, the right to servicing income in excess of an IRS-determined amount of reasonable servicing) that does not exceed 100 basis points.

         The IRS appears to apply the exceptions described above on a loan-by-loan basis, which could result in some mortgage loans held by a trust being treated as having been stripped and others as not. See "- Non-REMIC Certificates" and "- Multiple Classes of Senior Certificates - Stripped Bonds and Stripped Coupons." If the exceptions apply, then a stripped real estate mortgage is nevertheless not treated as a newly issued instrument with OID. Any discount on such mortgage loan will have to be treated as a market discount if the discount exceeds a de minimis amount (measured using the rules for calculating de minimis discount). The remaining discussion assumes that the none of these exceptions are available to the mortgage loans held by a trust.

         Although current authority is not entirely clear, for purposes of calculating OID, a Stripped Bond Certificate should be treated as an interest in mortgage loans issued on the day the certificate is purchased. Generally, if the discount on a particular mortgage loan is larger than a de minimis amount (as calculated for purposes of the discount), then a purchaser of the certificate will have to accrue the discount on the mortgage loan under the OID rules of the Code regardless of the certificate purchaser's ordinary method of accounting. See "- Non-REMIC Certificates" and "- Single Class of Certificates - Original Issue Discount." In addition, although the Code could be interpreted otherwise, based on IRS guidance, it appears that all payments related to a mortgage loan underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan should be included in the mortgage loan's stated redemption price at maturity for purposes of calculating income on the Stripped Coupon Certificate under the OID rules of the Code.

         Based on current authority it is unclear under what circumstances, if any, the prepayment of a mortgage loan will result in a deductible loss to the holder of a Stripped Bond Certificate purchased at a premium. If the certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed


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prepayment rate. However, if a certificate is treated as an interest in discrete mortgage loans, or if no prepayment assumption is used, then when a mortgage loan is prepaid, any certificate so treated should be able to recognize a loss equal to the portion of the unrecovered premium of the certificate that is allocable to the mortgage loan. In addition, if the debt instrument of a natural person is either purchased or issued after June 8, 1997, then amounts received on retirement of the debt instrument are treated as received in exchange for the debt instrument. Consequently, any loss realized on the retirement of a debt instrument could be capital rather than ordinary.

         The IRS has not issued guidance under the Code's coupon stripping rules with respect to instruments that represent interests in ARM Loans. In the absence of any authority, the master servicer will report OID on certificates attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described under the heading "- Certificates Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. In this connection, for purposes of projecting both the remaining payments on and future yield of, an ARM Loan, the interest rate payable on the ARM Loan will be assumed to be the fixed rate equivalent of the adjustable rate as determined on the issue date. Applying these rules may require the interest on a Stripped ARM Obligation to be included before the interest is received, even if the interest is added to principal because of negative amortization. Further, increasing the principal by deferred interest may result in additional income (including OID) over the remaining life of the certificates.

         The "assumed rate payable" and the "fixed rate equivalent" will be used solely for making tax computations. No representation is made that any loan will actually pay at either rate.

         Holders of Stripped Bond Certificates and Stripped Coupon Certificates are encouraged to consult with their tax advisors regarding the proper treatment of their certificates for federal income tax purposes.

C.       SALE OR EXCHANGE OF A CERTIFICATE

         Sale or exchange of a certificate before its maturity will result in gain or loss equal to the difference, if any, between the amount received and the adjusted basis in the certificate. In general, a holder's adjusted basis in a certificate will equal the amount paid for the certificate (1) increased by the OID and market discount (if any) included in the seller's gross income with respect to the certificate, and (2) reduced by amortized premiums (if any) and payments on the certificate previously received by the seller (other than QSI). Except for the amount of any market discount not previously included in income and accrued but unpaid QSI, the gain or loss will be capital gain or loss to an owner for which a certificate is a "capital asset" within the meaning of Code
Section 1221, and will be long-term or short-term depending on whether the certificate has been owned for the long-term capital gain holding period (currently more than one year).

         The certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1) , so that gain or loss recognized from the sale of a certificate by a bank or a thrift institution to which that section applies will be ordinary income or loss.

D.       NON-U.S. PERSONS

         As used in this prospectus, a "U.S. Person" means

         o     a citizen or resident of the United States,

         o a corporation or a partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or created under the laws of the United States or any State thereof or the District of Columbia (unless in the case of a partnership Treasury Regulations provide otherwise),

         o an estate, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or

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

         o a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust.

In addition, U.S. Persons would include certain trusts that can elect to be treated as U.S. Persons. A "Non-U.S. Person" is a person other than a U.S. Person.

         Interest paid (or accrued) on the mortgage loans to a certificateholder who is a non-U.S. Person will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, provided, that (1) the interest is not effectively connected with the conduct of a trade or business within the United States by the non-U.S. Person, and (2) the non-U.S. Person provides the trust or other person who is otherwise required to withhold U.S. tax with respect to the mortgage loans with an appropriate statement (on IRS Form W-8BEN or other similar form), signed under penalties of perjury, certifying that the beneficial owner of the mortgage loan is a foreign person and providing that non-U.S. person's name and address. If an interest in a mortgage loan is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent. In that case, however, the signed statement must be accompanied by an IRS Form W-8BEN or substitute form provided by the non-U.S. Person that owns that interest in the mortgage loan. If interest does not constitute portfolio interest, then it will be subject to U.S. federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable income tax treaty and the non-U.S. Person provides the trust, or an organization or financial institution described above, with an appropriate statement (for example, an IRS Form W-8BEN), signed under penalties of perjury, to that effect. Any foreclosure property owned by the trust fund could be treated as a U.S. real property interest owned by certificateholders and subject to withholding under section 1445 of the Code.

E.       INFORMATION REPORTING AND BACKUP WITHHOLDING

         The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a certificateholder at any time during the year, the information deemed appropriate to assist certificateholders in preparing their federal income tax returns, or to enable holders to make any information available to beneficial owners or financial intermediaries that hold certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that the person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against a recipient's federal income tax liability provided the required information is supplied to the IRS.

F.       PROPOSED REPORTING REGULATIONS.

         In June 2002 the IRS and Treasury Department proposed new rules concerning the reporting of tax information with respect to "Widely Held Mortgage Trusts." If these rules are finalized, the Trustee may be compelled, or have an opportunity, to adopt new ways of calculating and reporting tax items (such as OID, market discount, sale proceeds and premium) to the certificateholders, which changes may affect the timing of when a Certificateholder reports such items.

REMIC CERTIFICATES

         The trust fund relating to a series of certificates may elect to be treated as one or more REMICs. REMIC qualification requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "- Residual Certificates" and "- Prohibited Transactions"), if during any taxable year a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described under "Residual Certificates," then the trust fund will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a separate corporation, and the related certificates (the "REMIC Certificates") may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief upon an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for REMIC status were not satisfied. Assuming compliance with all provisions of the related pooling and servicing agreement, each trust fund that elects REMIC status will qualify as a REMIC, and the related certificates will be considered to be regular interests ("Regular Certificates") or residual interests ("Residual Certificates") in the REMIC. The related prospectus supplement for each series of certificates will indicate whether the trust fund will make any REMIC elections and whether a class of certificates will be treated as a regular or residual interest in a REMIC. With respect to each trust fund for which any REMIC election is to be made, Sidley Austin Brown & Wood llp will issue an opinion confirming the conclusions expressed above concerning the REMIC status of the trust fund and the status of the certificates as representing regular or residual interests in a REMIC.

         In general, with respect to each series of certificates for which any REMIC election is made, certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C); certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A); and interest on certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of these Code sections, the certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets and interest on the certificates will be qualifying income only to the extent the REMIC's income is qualifying income. In addition, payments on mortgage loans held pending distribution on the REMIC Certificates will be considered to be real estate assets for purposes of Code Section 856(c).

         In some instances the mortgage loans may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of buydown loans contained in "- Non-REMIC Certificates - Single Class of Certificates." REMIC Certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of Code Section 856(c)(4)(A), and REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(4)(A)(ii). REMIC Certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Code Section 582(c)(1).

         Among other requirements, to qualify as a REMIC, substantially all the assets of a trust must consist of qualified mortgages and permitted investments. A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. In addition to ordinary buildings, real property includes manufactured housing or mobile homes (not including recreational vehicles, campers or similar vehicles) that are "single family residences" under Code Section 25(e)(10) regardless of state law classifications.

         Starting in 2005, the American Jobs Creation Act of 2004 (the "Jobs Act") allows REMICs to hold reverse mortgages, home equity loans and the assets needed to fund additional draws on these loans. The legislative history accompanying the Jobs Act defines a "reverse mortgage" as loan secured by real property that (1) provides for advances secured by the same property, (2) requires the payment of an amount due at maturity that is no greater than the value of the securing property, (3) provides that all payments are due only on maturity of the loan, and (4) matures after a fixed term or at the time the obligor ceases to use the securing property as a personal residence. If reverse mortgages or home equity loans are contributed to a REMIC, the accompanying tax consequences will be discussed separately in the prospectus supplement offering interests in that REMIC.

         Tiered REMIC Structures. For certain series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as different and separate REMICs (respectively, the "Underlying REMIC" or "REMICs" and the "Master REMIC") for federal income tax purposes. Upon the issuance of such a series of certificates, assuming compliance with all provisions of the related pooling and servicing agreement, the Master REMIC as well as each Underlying REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and each Underlying REMIC, respectively, will be considered to evidence ownership of Regular Certificates or Residual Certificates in the related REMIC within the meaning of the REMIC provisions. With respect to each trust fund for which more than one REMIC election is to be made, Sidley Austin Brown &

Wood LLP will issue an opinion confirming the conclusions expressed above concerning the status of the Master REMIC and each Underlying REMIC as a REMIC and the status of the certificates as regular or residual interests in a REMIC.

         Except for the residual interest in any Underlying REMIC, only REMIC Certificates issued by the Master REMIC will be offered under this prospectus. All Underlying REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and whether the income on the certificates will be interest described in Section 856(c)(3)(B) of the Code.

A.       REGULAR CERTIFICATES

         General. Except as otherwise stated in this discussion, Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to Regular Certificates under an accrual method. Under an accrual method of accounting, interest may have to be included in income before its receipt.

         Original Issue Discount and Premium. The Regular Certificates may be issued with OID. Generally, OID, if any, will equal the difference between the "stated redemption price at maturity" of a Regular Certificate and its "issue price." Holders of any class of certificates issued with OID will be required to include OID in gross income for federal income tax purposes as it accrues, in accordance with a constant yield method based on the semi-annual (or more frequent) compounding of interest rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the 1986 Act. Holders of Regular Certificates (the "Regular Certificateholders") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates.

         Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount when the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of the Regular Certificates. The prospectus supplement for each series of Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

         The IRS issued final regulations (the "Contingent Regulations") in June 1996 governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments subject to Code Section 1272(a)(6), such as the Regular Certificates. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). The trustee intends to base its computations on Code Section 1272(a)(6) and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that this methodology represents the correct manner of calculating OID.

         In general, each Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its issue price. The issue price of a Regular Certificate is the first price at which a substantial amount of Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). The issue price of a Regular Certificate includes the amount, if any, paid by an initial certificateholder for interest accruing before the issue date of the Regular Certificate. The stated redemption price at maturity of a Regular Certificate includes the original principal amount of the Regular Certificate, but generally will not include distributions of interest that constitute "qualified stated interest." Qualified stated interest generally means interest unconditionally payable at intervals of one year or


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

less at a single fixed rate or qualified variable rate (as described below) during the entire term of the Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Regular Certificates with respect to which deferred interest will accrue (interest added to principal) will not constitute qualified stated interest payments, and the stated redemption price at maturity of these Regular Certificates will include all distributions of interest as well as principal.

         If the interval between the issue date and the first distribution date on a Regular Certificate is longer than the interval between subsequent distribution dates, but the amount of the distribution is not adjusted to reflect the longer interval, then for purposes of determining whether the Regular Certificate has de minimis OID, the stated redemption price of the Regular Certificate is treated as the issue price (determined as described above) plus the greater of (i) the amount of the distribution foregone or (ii) the excess (if any) of the Regular Certificates stated principal over its issue price. If the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, but the amount of the distribution is not adjusted to reflect the shorter interval, then for the purposes of determining the OID, if any, on the Regular Certificate, the excess amount of the distribution would be added to the Regular Certificate's stated redemption price. Regular Certificateholders should consult their tax advisors to determine the issue price and stated redemption price at maturity of a Regular Certificate. Additionally, it is possible that the IRS could assert that the stated pass-through rate of interest on the Regular Certificates is not unconditionally payable because late payments or nonpayments on the Regular Certificates are not penalized nor are there reasonable remedies in place to compel payment on the Regular Certificates. That position, if successful, would require all holders of Regular Certificates to accrue income on the certificates under the OID Regulations.

         Under the de minimis rule, OID on a Regular Certificate will be considered to be zero if it is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. The weighted average maturity of a Regular Certificate is the sum of the weighted maturity of each payment of the Regular Certificate's stated redemption price. The weighted maturity of each stated redemption price payment is (i) the number of complete years from the issue date until the payment is made, multiplied by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the Regular Certificate's total stated redemption price. Although currently unclear, it appears that the schedule of these distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and income will be capital gain if the Regular Certificate is held as a capital asset. However, holders may elect to accrue all interest (including de minimis OID) under a constant yield method.

         Super-Premium Certificates. The prospectus supplement with respect to a trust fund may provide for certain Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the "Super-Premium Certificates"). The income tax treatment of Super-Premium Certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of Super-Premium Certificates is the sum of all payments to be made on these Regular Certificates determined under the Prepayment Assumption, with the result that these Regular Certificates will be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) if prepayments on the mortgage loans exceed those estimated under the Prepayment Assumption. As discussed above, the Contingent Regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6), such as the Regular Certificates. However, if the Super-Premium Certificates were treated as contingent payment obligations, it is unclear how holders of those certificates would report income or recover their basis. In the alternative, the IRS could assert that the stated redemption price at maturity of Super-Premium Certificates should be limited to their principal amount (subject to the discussion under "- Accrued Interest Certificates"), so that the Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If this position were to prevail, the rules described under "- Regular Certificates - Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss either (i) when its remaining basis exceeds the maximum amount of future payments (assuming no further prepayments) or (ii) when the final payment is received with respect to the Super-


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Premium Certificate. Absent further guidance, the trustee intends to treat the
Super-Premium Certificates as described in this prospectus.

         Under the REMIC Regulations, if the issue price of a Regular Certificate (other than those based on a notional amount) exceeds 125% of its actual principal amount, then the interest rate is considered disproportionately high. Such a Regular Certificate generally should be treated as a Super-Premium Certificate and the rules described under "- Regular Certificates - Premium" should apply. However, it is possible that the holder of a certificate issued at a premium, even if the premium is less than 25% of the certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code section 171 is made to amortize the premium.

         In an advanced notice of proposed rulemaking issued on August 24, 2004, the IRS and Treasury requested comments on whether to adopt special rules for certain types of REMIC regular interests, specifically, REMIC regular interests that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC ("REMIC IOs"), high-yield REMIC regular interests, and "negative-yield" instruments. The same notice requested comments on different methods for taxing these instruments, including, for example, allowing a holder to recognize negative OID or applying the "bad debt" rules of Code Section 166. It is uncertain whether the IRS will propose any new regulations as a consequence of the notice, whether the regulations would address the treatment of Super-Premium Certificates or when any new regulations would be effective.

         Calculation of OID. Generally, a Regular Certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on the Regular Certificate for each day the certificateholder holds the Regular Certificate, including the purchase date but excluding the disposition date. The daily portions of OID are determined by allocating to each day in an accrual period the ratable portion of OID allocable to the accrual period. Accrual periods may be of any length and may vary in length over the term of the Regular Certificates, provided that each accrual period (i) is no longer than one year, (ii) begins or ends on a distribution date (except for the first accrual period which begins on the issue date) and (iii) begins on the day after the preceding accrual period ends. In the case of a full accrual period, the OID accrued during the accrual period will be determined by

         o     adding

               o The present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the Regular Certificates under the Prepayment Assumption and

               o any payments included in the stated redemption price at maturity received during the same accrual period, and

         o subtracting from that total the adjusted issue price of the Regular Certificates at the beginning of the same accrual period.

The adjusted issue price of a Regular Certificate at the beginning of the first accrual period is its issue price. The adjusted issue price of a Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period increased by the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

         The Internal Revenue Service proposed regulations on August 24, 2004 concerning the accrual of interest income on REMIC regular interests that provide for delays of 31 days or less between their record dates and payment dates. Under the proposed regulations, the amount of interest accruing on a regular interest would be


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determined from one record date to another rather than from one distribution date to another. In addition, if the proposed regulations are adopted as written, regular interest holders would have to accrue interest from the issue date of a regular interest to its first record date, but would not have to accrue interest from the last record date for a regular interest to the last distribution date. These new rules would apply to REMIC regular interests issued after the date they are published as final regulations in the Federal Register. Under the proposed regulations, holders of regular interests issued after the regulations are finalized would be allowed to account for the interest accruing on those regular interest under the new rules without having to seek consent from the Internal Revenue Service to change their methods of accounting.

         Acquisition Premium. A subsequent purchaser of a Regular Certificate issued with OID who purchases the Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that Regular Certificate. In computing the daily portions of OID for a subsequent purchaser of a Regular Certificate (as well as for an initial purchaser that purchases at a price above the adjusted issue price but below the stated redemption price at maturity), however, the daily portion for any day is reduced by the amount that would be the daily portion for the day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is:

         o the excess of the cost of the Regular Certificate to the purchaser over

         o the adjusted issue price of the Regular Certificate (which is the issue price of the Regular Certificate plus the aggregate amount of OID that would have been includible in the gross income of an original Regular Certificateholder (who purchased the Regular Certificate at its issue price), less any prior payments included in the stated redemption price at maturity),

And the denominator of which is:

         o the sum of the daily portions for the Regular Certificate for all days beginning after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

         Variable Rate Regular Certificates. Regular Certificates may provide for interest based on a variable rate. Interest is treated as payable at a variable rate and not as contingent interest if, generally, the issue price does not exceed the original principal balance by more than a specified amount and the interest compounds or is payable at least annually based on current values of certain objective rates or based on lending rates for newly borrowed funds. An objective rate is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information. Interest paid based on a variable rate generally will be qualified stated interest to the extent such interest is unconditionally payable at least annually and, if successive variable rates are used, such interest is not significantly accelerated or deferred.

         The amount of OID with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described under "- Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the certificate. Appropriate adjustments are made for the actual variable rate. No representation is made that an index or variable rate will actually equal or remain at such fixed amount.

         Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest (including stated interest), discount (including de minimis market discount and de minimis original issue discount) and premium in income using a constant yield method. If this election is made with respect to a certificate having market discount, the certificateholder is deemed to have made an election to include market discount in income currently with respect to all market discount debt instruments that the certificateholder acquires on the first day of the taxable year of the election and market discount debt instruments acquired thereafter. A certificateholder that makes this election for a certificate that is acquired at a premium is deemed to have made an election to amortize bond premium with respect to all premium debt instruments that the certificateholder owns on the first day of the taxable year of the election and all premium debt instruments acquired thereafter. See "- Regular Certificates


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

-- Premium." The election to accrue interest, discount and premium using a constant yield method with respect to a certificate cannot be revoked without the consent of the IRS. Prospective investors should consult their tax advisors regarding the election.

         Market Discount. A purchaser of a Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of a Regular Certificate's stated principal amount or, in the case of a Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased the Regular Certificate from an original holder) over the price for the Regular Certificate paid by the purchaser. A certificateholder that purchases a Regular Certificate at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code a holder generally will be required to allocate each principal distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the electing certificateholder on or after the first day of the first taxable year to which the election applies.

         Market discount with respect to a Regular Certificate will be considered to be zero if it is less than 0.25% of the Regular Certificate's stated redemption price at maturity multiplied by the Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the Regular Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued. Investors should consult their tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

         The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment or disposition. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

         The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant yield or according to one of the following methods:

         o For Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of the total remaining market discount and a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

         o For Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of the total remaining market discount and a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Regular Certificates) that provide for payments that may be accelerated due to prepayments of other obligations securing the instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

         A holder of a Regular Certificate that acquires the Regular Certificate at a market discount also may be required to defer, until the maturity date of the Regular Certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Regular Certificate in excess of the aggregate amount


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of interest (including OID) includible in the holder's gross income for the taxable year with respect to the Regular Certificate. The amount of the net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Regular Certificate for the days during the taxable year on which the holder held the Regular Certificate and, in general, would be deductible when the market discount is includible in income. If the holder of the Regular Certificate elects, the amount deferred from an earlier year may be deducted in a later year to the extent that the income from the Regular Certificate in the later year exceeds the interest paid or accrued on such indebtedness for the later year. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Regular Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in a "nonrecognition transaction" (that is, a transaction in which gain or loss is not recognized in whole or in part), any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Regular Certificateholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the Regular Certificateholder in that taxable year or thereafter.

         Premium. The holder of a Regular Certificate that purchases the Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the Regular Certificate at a premium and may elect to amortize the premium under a constant yield method. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the Regular Certificate for this purpose. The Amortizable Bond Premium Regulations mentioned above specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Regular Certificates. Absent further guidance from the IRS, the trustee intends to rely on the Legislative History and account for amortizable bond premium in the manner described in this prospectus. The Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to Regular Certificates without regard to whether the certificates have OID) will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on the Regular Certificate and will be applied as an offset against the interest payments. Prospective purchasers of the Regular Certificates should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

         Deferred Interest. Certain classes of Regular Certificates will provide for the deferred payment of interest. Any deferred interest that accrues with respect to a class of Regular Certificates will be accounted for as OID and includible in the income of the certificateholders before its receipt.

         Effects of Defaults and Delinquencies. Certain series of certificates may contain one or more classes of subordinated certificates, and in the event there are defaults or delinquencies on the mortgage loans, amounts that would otherwise be distributed to the subordinated certificates may instead be distributed to one or more classes of the senior certificates. Subordinated certificateholders, however, will be required to report income under an accrual method without giving effect to delays and reductions in distributions on the subordinated certificates attributable to defaults and delinquencies on the mortgage loans, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a subordinated certificateholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the subordinated certificate is reduced as a result of defaults and delinquencies on the mortgage loans. However, the timing and characterization of any losses or reductions in income are uncertain. Subordinated certificateholders are urged to consult their own tax advisors on these issues.

         Sale, Exchange or Redemption. If a Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the Regular Certificate. The adjusted basis generally will equal the original cost of the Regular Certificate to the seller, (1) increased by any OID and market discount included in the seller's gross income with respect to the Regular Certificate, and (2) reduced (but not below zero) by (a) payments included in the stated redemption price at maturity previously received by the seller and (b) any amortized premium. Similarly, upon retirement of a Regular Certificate, a holder will realize gain (or loss) to the extent that any amount received exceeds (or falls short of) the holder's adjusted basis in the Regular Certificate. Except as provided in the following paragraph and as provided under "Market Discount," any gain or loss will be capital gain or loss, provided


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that the Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

         Gain from the sale or other disposition of a Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of the amount that would have been includible in the holder's income with respect to the Regular Certificate had income accrued on it at a rate equal to 110% of the AFR as defined in Code
Section 1274(d) determined as of the date of purchase of the Regular Certificate, over the amount actually includible in the holder's income.

         The Regular Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

         The Regular Certificate information reports will include a statement of the adjusted issue price of the Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to each holder's purchase price, the information reports will only contain information regarding the method of accruing (rather than the amount of) market discount.

         Certain of the Regular Certificates ("Payment Lag Certificates") may provide for payments of interest based on accrual periods that have the same number of days as the accrual periods between distribution dates (the "Ordinary Accrual Period") but that end and begin on other dates. In addition, in some cases, even though the period between the Closing Date for a Payment Lag Certificate and its first distribution date is shorter than an Ordinary Accrual Period, the Payment Lag Certificate will pay on the first distribution date an amount of interest for a full Ordinary Accrual Period (the extra interest being "pre-issuance interest"). In the case of such a Payment Lag Certificate, the trust fund intends to (i) treat the pre-issuance interest as part of the issue price of the Payment Lag Certificate and (ii) the remaining amount of such interest as interest.

         Investors should consult their tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

         Non-Interest Expenses of the REMIC. Under the temporary Treasury regulations, if a REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses (that is, expenses that may be classified as miscellaneous itemized deductions) will be allocated as a separate item to those Regular Certificateholders that are "pass-through interest holders." The portion of the non-interest expenses allocated to a pass-through interest holder may not be deductible except to the extent that, when added to the pass-through interest holder's other miscellaneous itemized deductions, they exceed two percent of the pass-through interest holder's adjusted gross income. Miscellaneous itemized deductions are not deductible for purposes of computing the alternative minimum tax. Certificateholders that are pass-through interest holders should consult their tax advisors about the impact of these rules on an investment in the Regular Certificates. See "- Residual Certificates - Pass-Through of Non-Interest Expenses of the REMIC."

         Treatment of Realized Losses. Although not entirely clear, it appears that holders of Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of the certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of the certificates becoming wholly worthless. Although the matter is unclear, non-corporate holders of certificates may be allowed a bad debt deduction at the time that the principal balance of a certificate is reduced to reflect realized losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage loans remaining in the related trust fund have been liquidated or the certificates of the related series have been otherwise retired. Potential investors and Holders of the certificates are urged to consult their tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to their certificates, including any loss resulting from the failure to recover previously accrued interest or discount income.

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

         Subsequent Recoveries. Class Certificate Balances that have been reduced because of allocations of Realized Losses may also be increased as a result of Subsequent Recoveries. See the discussion under the caption "The Pooling and Servicing Agreement - Realization Upon Defaulted Mortgage Loans - Application of Liquidation Proceeds." An increase in a Certificate Balance caused by a Subsequent Recovery should be treated by the certificateholder as ordinary (or capital) income to the extent that the certificateholder claimed an ordinary (or capital) deduction for any decrease in the Certificate Balance caused by Realized Losses. Potential investors and Holders of the certificates are urged to consult their tax advisors regarding the appropriate timing, amount and character of any income realized with respect to their certificates as a result of Subsequent Recoveries. "Subsequent Recoveries" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss prior to the receipt of such recoveries.

         Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the Regular Certificates to a Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if the non-U.S. Person provides the REMIC or other person who is otherwise required to withhold U.S. tax with respect to the Regular Certificate with an appropriate statement (on IRS Form W-8BEN or other similar form), signed under penalties of perjury, certifying that the beneficial owner of the Regular Certificate is a foreign person and providing that non-U.S. person's name and address. If a Regular Certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued OID, the holder may be subject to a 30% withholding tax, subject to reduction under any applicable income tax treaty.

         Further, it appears that a Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

         It is recommended that Regular Certificateholders who are not U.S. Persons and persons related to them not acquire any Residual Certificates, and holders of Residual Certificates (the "Residual Certificateholder") and persons related to Residual Certificateholders not acquire any Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

         Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Regular Certificateholder at any time during the year, any information deemed appropriate to assist Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that the person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against a recipient's federal income tax liability provided the requisite information is supplied to the IRS.

B.       RESIDUAL CERTIFICATES

         Allocation of the Income of the REMIC to the Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "- Prohibited Transactions and Other Taxes." Instead, each original holder of a Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which it owns any Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. An original holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the Residual Certificates will be subject to tax rules, described below, that


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differ from those that would apply if the Residual Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued or held by the REMIC.

         In most cases, a Residual Certificateholder will be required to include taxable income from the Residual Certificate in excess of the cash received ("phantom income"). This mismatch may be caused, for example, by a structure in which interest from the mortgage loans in excess of what is needed to pay interest on the Regular Certificates is used to pay the principal on the Regular Certificates. This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a Residual Certificate to a Residual Certificateholder. Investors should consult their tax advisors concerning the federal income tax treatment of a Residual Certificate and the impact of the tax treatment on the after-tax yield of a Residual Certificate.

         A subsequent Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the Residual Certificateholder owns the Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a Residual Certificate that purchased the Residual Certificate at a price greater than (or less than) the adjusted basis the Residual Certificate would have in the hands of an original Residual Certificateholder. See "- Sale or Exchange of Residual Certificates." It is not clear, however, whether these adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for these adjustments.

         Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of the income from the mortgage loans and the REMIC's other assets and the deductions allowed to the REMIC for interest and OID accruing on the Regular Certificates and, except as described under "- Regular Certificates - Non-Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, all bad loans will be deductible as business bad debts, and the limitation on the deductibility of interest and expenses related to tax-exempt income is more restrictive than with respect to individuals. The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, as well as, income earned from temporary investments or reserve assets, reduced by the amortization of any premium on the mortgage loans. In addition, a Residual Certificateholder will recognize additional income due to the allocation of realized losses to the Regular Certificates due to defaults, delinquencies and realized losses on the mortgage loans. The timing of the inclusion of the income by Residual Certificateholders may differ from the time the actual loss is allocated to the Regular Certificates. The REMIC's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue as long as any class of the related Regular Certificates is outstanding.

         For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the Regular Certificates and the Residual Certificates (or, if a class of certificates is not sold initially, its fair market value). The aggregate basis will be allocated among the mortgage loans and other assets of the REMIC in proportion to their respective fair market values. A mortgage loan will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to this income, under a method similar to the method described above for accruing OID on the Regular Certificates. The REMIC expects to elect under Code Section 171 to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption.

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

         The REMIC will be allowed a deduction for interest and OID on the Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

         A Residual Certificateholder will not be permitted to amortize the cost of the Residual Certificate as an offset to its share of the REMIC's taxable income. However, that taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the Residual Certificates will be added to the issue price of the Regular Certificates in determining the REMIC's initial basis in its assets. See "- Sale or Exchange of Residual Certificates." For a discussion of possible adjustments to income of a subsequent holder of a Residual Certificate to reflect any difference between the actual cost of the Residual Certificate to the holder and the adjusted basis the Residual Certificate would have in the hands of an original Residual Certificateholder, see "- Allocation of the Income of the REMIC to the Residual Certificates."

         Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the Residual Certificate. Any net loss that is not currently deductible due to this limitation may only be used by the Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

         For purposes of determining REMIC taxable income or loss, the trustee intends to treat Subsequent Recoveries in the way described under the caption "Subsequent Recoveries."

         Mark to Market Rules. A Residual Certificate cannot be marked-to-market.

         Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated among the Regular Certificateholders and the Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In general terms, a single class REMIC is one that either would qualify as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or is similar to a grantor trust and is structured with the principal purpose of avoiding the single class REMIC rules. The applicable prospectus supplement may apportion expenses to the Regular Certificates, but if it does not, then the expenses of the REMIC will be allocated to holders of the related Residual Certificates in their entirety and not to holders of the related Regular Certificates.

         In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a Regular Certificate or a Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (for example a partnership, an S corporation or a grantor trust), the trust expenses will be deductible under Code Section 67 only to the extent that those expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of the individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of 3% of the excess of the individual's adjusted gross income over the Applicable Amount or 80% of the amount of itemized deductions otherwise allowable for the taxable year. This reduction is scheduled to be phased out from 2006 through 2009, and reinstated after 2010. The amount of additional taxable income recognized by Residual Certificateholders who are subject to the limitations of Code Section 67, Code Section 68 or both may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

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

         The REMIC is required to report to each pass-through interest holder and to the IRS the holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Residual Certificateholders that are pass-through interest holders should consult their tax advisors about the impact of these rules on an investment in the Residual Certificates.

         Excess Inclusions. All or a portion of the income on a Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter generally will be subject to federal income tax in all events. Thus, for example, an excess inclusion (1) may not be offset by any unrelated losses, deductions or loss carryovers of a Residual Certificateholder, (2) will be treated as "unrelated business taxable income" within the meaning of Code
Section 512 if the Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see "- Tax-Exempt Investors"), and (3) is not eligible for any reduction in the rate of withholding tax in the case of a Residual Certificateholder that is a foreign investor. See "- Non-U.S. Persons."

         Except in the case of a Residual Certificate that has no significant value, and except as discussed in the following paragraph, the excess inclusions for any calendar quarter is the excess, if any, of the income of the Residual Certificateholder for that calendar quarter from its Residual Certificate over the sum of the "daily accruals" for all days during the calendar quarter on which the Residual Certificateholder holds the Residual Certificate. For this purpose, the daily accruals with respect to a Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" of the Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the Residual Certificate is issued. For this purpose, the "adjusted issue price" of a Residual Certificate at the beginning of any calendar quarter equals the issue price of the Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the Residual Certificate before the beginning of the same quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. In the case of a Residual Certificate that has no significant value, the excess inclusions for any calendar quarter is all of the Residual Certificateholder's income from the Residual Certificate for that quarter.

         In the case of any Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a Residual Certificate as if held directly by the shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

         Payments. Any distribution made on a Residual Certificate to a Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the Residual Certificateholder's adjusted basis in the Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the Residual Certificate.

         Sale or Exchange of Residual Certificates. If a Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules). A holder's adjusted basis in a Residual Certificate generally equals the cost of the Residual Certificate to the Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the Residual Certificateholder with respect to the Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to the Residual Certificateholder with respect to the Residual Certificate and by the distributions received by the Residual Certificateholder. In general, the gain or loss will be capital gain or loss provided the Residual Certificate is held as a capital asset. However, Residual Certificates will be "evidences of indebtedness" within the meaning of Code
Section 582(c)(1), so that gain or loss recognized from sale of a Residual Certificate by a bank or thrift institution to which that section applies would be ordinary income or loss.

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

         Any loss from the sale of a Residual Certificate will be subject to the "wash sale" rules of Code Section 1091 if, during the period beginning six months before and ending six months after the sale of the Residual Certificate, the seller reacquires the Residual Certificate, or acquires (i) a Residual Certificate in any other REMIC (ii) a similar interest in a "taxable mortgage pool" (as defined in Code Section 7701(i)). In general, under the wash sale rules, loss from the Residual Certificate will be disallowed and the Residual Certificateholder's basis in the replacement interest will be the basis in the Residual Certificate that was sold, decreased or increased, as the case may be, by the difference between the selling price of the Residual Certificate and the purchase price of the replacement interest.

PROHIBITED TRANSACTIONS AND OTHER TAXES

         The Code imposes a tax on REMICs equal to 100 percent of the net income (if any) derived from "prohibited transactions" (the "Prohibited Transactions Tax") and prohibits deducting any loss with respect to prohibited transactions. In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition (as opposed to holding to maturity) of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the certificates. It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, certain contributions to a trust fund that has elected to be treated as a REMIC, if made after the day on which the trust fund issues all of its interest could result in the imposition of a tax on the trust fund equal to 100% of the value of the contributed property (the "Contributions Tax"). No trust fund for any series of certificates will accept contributions that would subject it to a Contributions Tax.

         In addition, a trust fund that has elected to be treated as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

         Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates results from

         o a breach of the related master servicer's, trustee's or seller's obligations under the related pooling and servicing agreement for the series, the tax will be borne by the master servicer, trustee or seller, as the case may be, out of its own funds or

         o the seller's obligation to repurchase a mortgage loan, the tax will be borne by the seller.

If the master servicer, trustee or seller, as the case may be, fails to pay or is not required to pay the tax as provided above, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.

LIQUIDATION AND TERMINATION

         If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which the adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on that date, the REMIC will not be subject to any Prohibited Transactions Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and Residual Certificates within the 90-day period.

         The REMIC will terminate shortly following the retirement of the Regular Certificates. If a Residual Certificateholder's adjusted basis in the Residual Certificate exceeds the amount of cash distributed to the Residual Certificateholder in final liquidation of its interest, then it would appear that the Residual Certificateholder would be


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entitled to a loss equal to the amount of the excess. It is unclear whether the loss, if allowed, will be a capital loss or an ordinary loss.

ADMINISTRATIVE MATTERS

         Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the Residual Certificateholders will be treated as the partners if there is more than one holder of the Residual Certificate. The identity of a residual interest holder, however, is not a partnership item for purposes of applying the unified partnership audit procedures. Certain information is required to be furnished quarterly to each Residual Certificateholder who held a Residual Certificate on any day in the previous calendar quarter.

         Each Residual Certificateholder is required to treat items on its return consistently with the treatment of those on the REMIC's return unless the Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

TAX-EXEMPT INVESTORS

         Any Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to the tax on that portion of the distributions received on a Residual Certificate that is considered an excess inclusion. See "- Residual Certificates - Excess Inclusions."

NON-U.S. PERSONS

         Amounts paid to Residual Certificateholders who are not U.S. persons (see "-- Regular Certificates -- Non-U.S. Persons") are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to holders of Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "-- Regular Certificates." Furthermore, the rate of withholding on any income on a Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable income tax treaties. See "-- Residual Certificates -- Excess Inclusions." If the portfolio interest exemption is unavailable, the amount will be subject to United States withholding tax when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the Residual Certificates do not have significant value). See "-- Residual Certificates -- Excess Inclusions." If the amounts paid to Residual Certificateholders that are not U.S. persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to the non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of Residual Certificates, see "-- Tax-Related Restrictions on Transfers of Residual Certificates."

TAX-RELATED RESTRICTIONS ON TRANSFERS OF RESIDUAL CERTIFICATES

         Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by "disqualified organizations." Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to the interest for periods after the transfer and the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which


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

event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to it an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, the person does not have actual knowledge that the affidavit is false. A "disqualified organization" means the United States, any State, possession or political subdivision of the United States, any foreign government, any international organization or any agency or instrumentality of any of the foregoing entities (provided that the term does not include an instrumentality if all its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by a governmental agency), any organization (other than certain farmers cooperatives) generally exempt from federal income taxes unless the organization is subject to the tax on "unrelated business taxable income" and a rural electric or telephone cooperative.

         A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in the entity. The amount of the tax is equal to the product of the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in the entity, will be relieved of liability for the tax if the record holder furnishes to the entity an affidavit that the record holder is not a disqualified organization and, for the applicable period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means a regulated investment company, real estate investment trust, or common trust fund; a partnership, trust, or estate; and certain cooperatives. Any person holding an interest in a pass-through entity as a nominee for another will, with respect to the interest, be treated as a pass-through entity. Large partnerships (generally with 100 or more partners) will be taxable on excess inclusion income as if all partners were disqualified organizations.

         To comply with these rules, the pooling and servicing agreement will provide that no record or beneficial ownership interest in a Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the master servicer. The master servicer will grant consent to a proposed transfer only if it receives an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the Residual Certificate as a nominee or agent for a disqualified organization and a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificate.

         Noneconomic Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic Residual Certificate to a "U.S. Transferee" unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. For this purpose, a U.S. Transferee means a U.S. Person as defined under "Certain Federal Income Tax Consequences - Non-REMIC Certificates - Non-U.S. Persons." A U.S. Transferee also includes foreign entities and individuals (Non-U.S. Persons) but only if their income from the residual interest is subject to tax under Code
Section 871(b) or Code Section 882 (income effectively connected with a U.S. trade or business). If the transfer of a Noneconomic Residual Certificate is disregarded, the transferor continues to be treated as the owner of the Residual Certificate and continues to be subject to tax on its allocable portion of the net income of the REMIC.

         A Residual Certificate (including a Residual Certificate with a positive value at issuance) is a "Noneconomic Residual Certificate" at the time of transfer unless, (i) taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, the present value of the expected future distributions on the Residual Certificate at least equals the product of (A) the present value of the anticipated excess inclusions and (B) the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A transfer of a Noneconomic Residual Certificate has a "significant purpose to impede the assessment or collection of tax" if, at the time of transfer, the transferor either knew or should have known (had "Improper Knowledge") that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.

         The REMIC Regulations also provide a safe harbor under which the transferor of a Noneconomic Residual Certificate is presumed not to have Improper knowledge at the time of transfer if the following conditions are met:

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(i) the transferor conducts a reasonable investigation of the financial condition of the transferee, finds that the transferee has historically paid its debts as they came due, and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due; (ii) the transferee represents that it understands that as a result of holding the Noneconomic Residual Certificate, it may incur tax liabilities in excess of any cash flows generated by the Noneconomic Residual Certificate and intends to pay taxes associated with holding the Noneconomic Residual Certificate as they become due; (iii) the transferee represents that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) ("Offshore Location") of the transferee or another U.S. taxpayer; (iv) the transferee is not located in an Offshore Location; and (v) the transferee meets either the Formula Test or the Asset Test.

         A transfer of a Noneconomic Residual Certificate meets the Formula Test if the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of, (i) the present value of any consideration given to the transferee to acquire the interest; (ii) the present value of the expected future distributions on the interest; and (3) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of the Formula Test the transferee is assumed to pay tax at a rate equal to the highest corporate rate of tax specified in Code Section 11(b)(1). If, however, the transferee has been subject to the alternative minimum tax ("AMT") under Code Section 55 in the preceding two years and will compute its taxable income in the current taxable year using the AMT rate, then the transferee can assume that it pays tax at the AMT rate specified in Code Section 55(b)(1)(B). Present values are computed using a discount rate equal to the Federal short-term rate prescribed by Code Section 1274(d) for the month of the transfer and the compounding period used by the transferee.

         The Asset Test only applies in cases where the transferee is an Eligible Corporation. To be an Eligible Corporation, the transferee must be a taxable domestic C corporation, but an Eligible Corporation does not include a regulated investment company, a real estate investment trust, a REMIC or a cooperative. In addition, regardless of who the transferee may be, the transfer of a residual interest to an Offshore Location does not qualify as a transfer to an Eligible Corporation even if the Offshore Location is only a branch of an Eligible Corporation and not a separate legal entity. A transfer of a Noneconomic Residual Certificate meets the Asset Test if at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of transfer, the transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million. The gross assets and net assets of a transferee do not include any obligation of any person related to the transferee (such as a shareholder, partner affiliate or sister corporation) or any asset acquired for a principal purpose of satisfying the Asset Test. In addition, the transferee must make a written agreement that any subsequent transfer of the interest will be to another Eligible Corporation in a transaction that satisfies the Asset Test. A transfer fails to meet this requirement if the transferor knows, or has reason to know, that the transferee will not honor the restrictions on subsequent transfers. Finally, the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be paid. The consideration given to the transferee to acquire the noneconomic residual interest in the REMIC is only one factor to be considered. However, if the amount of consideration is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor is deemed to know that the transferee cannot or will not pay. In determining whether the amount is too low, the specific terms of the Formula Test need not be used.

         Treatment of Inducement Fees. The Treasury Department has issued final regulations, effective May 11, 2004, which address the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss allocable to the holder. The final regulations provide two safe harbor methods which permit transferees to include inducement fees in income either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the Residual Certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as

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income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

         Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless the transferee's income in respect of the Residual Certificate is effectively connected with the conduct of a United States trade or business. A Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that the amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The pooling and servicing agreement will provide that no record or beneficial ownership interest in a Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless the person provides the trustee with a duly completed IRS Form W-8ECI and the trustee consents to the transfer in writing.

         Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in Residual Certificates should consult their tax advisors with respect to transfers of the Residual Certificates and pass-through entities are encouraged to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

                            OTHER TAX CONSIDERATIONS

         In addition to the federal income tax consequences described in "Certain Federal Income Tax Considerations," potential investors should consider the state, local and foreign tax consequences of the acquisition, ownership, and disposition of the certificates. State, local and foreign tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the certificates.

                              ERISA CONSIDERATIONS

         The following describes certain considerations under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code, which apply to certificates issued by the trust. The related prospectus supplement will contain more specific information concerning the considerations relating to ERISA and the Code applicable to each series of certificates.

         ERISA imposes requirements on employee benefit plans subject to ERISA (and Section 4975 of the Code imposes requirements on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which the plans, accounts or arrangements are invested) (collectively "Plans") and on persons who bear specified relationships to Plans ("Parties in Interest") or are fiduciaries with respect to Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of a Plan be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of the Plan. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to ERISA. Accordingly, assets of those plans may be invested in certificates without regard to ERISA's requirements, but subject to the provisions of any other

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

applicable federal or state law. Any of those plans that are qualified and exempt from taxation under Code Sections 401(a) and 501(a) are subject to the prohibited transaction rules set forth in Code Section 503.

         On November 13, 1986, the United States Department of Labor ("DOL") issued final regulations concerning the definition of what constitutes the assets of a Plan. (DOL Reg. Section 2510.3-101.) Under this "Plan Assets Regulation," the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan acquires an "equity interest" could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. Under the Plan Assets Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and has no "substantial equity features." If securities are not treated as equity interests in the issuer for purposes of the Plan Assets Regulation, a Plan's investment in the certificates would not cause the assets of the issuer to be deemed plan assets. If the securities are deemed to be equity interests in the issuer, the issuer could be considered to hold plan assets because of a Plan's investment in those securities. In that event, the master servicer and other persons exercising management or discretionary control over the assets of the issuer or providing services with respect to the issuer could be deemed to be fiduciaries or other parties in interest with respect to investing Plans and thus subject to the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code and, in the case of fiduciaries, to the fiduciary responsibility provisions of Title I of ERISA, with respect to transactions involving the issuer's assets. Trust certificates are "equity interests" for purposes of the Plan Asset Regulation.

         In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and the Code prohibit a broad range of transactions involving plan assets of a Plan and Parties in Interest with respect to the Plan and impose additional prohibitions where Parties in Interest are fiduciaries with respect to the Plan. Because the mortgage loans may be deemed plan assets of each Plan that purchases certificates, an investment in the certificates by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 unless a statutory, regulatory or administrative exemption applies.

         Without regard to whether securities are considered to be equity interest in the issuer, certain affiliates of the issuer might be considered or might become Parties in Interest with respect to a Plan. In this case, the acquisition or holding of the securities by or on behalf of the Plan could constitute or give rise to a prohibited transaction, within the meaning of ERISA and Section 4975 of the Code, unless they were subject to one or more exemptions. Depending on the relevant facts and circumstances, certain prohibited when transaction exemptions may apply to the purchase or holding of securities: for example, Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager"; PTCE 95-60, which exempts certain transactions by insurance company general accounts; PTCE 91-38, which exempts certain transactions by bank collective investment funds; PTCE 90-1, which exempts certain transactions by insurance company pooled separate accounts; or PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager". There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with the investment. Furthermore, these exemptions would not apply to transactions involved in operation of the trust if, as described above, the assets of the trust were considered to include Plan assets.

         The DOL has granted to certain underwriters individual administrative exemptions (the "Underwriter Exemptions") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, underwritten or privately placed by that underwriter or its affiliate or by a syndicate managed by that underwriter or its affiliate and issued by entities, including trusts, that hold investment pools consisting of certain secured receivables, loans and other obligations ("issuer") and the servicing, operation and management of such entities, provided that the conditions and requirements of the Underwriter Exemptions are met.

         While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially the following:

         o the acquisition of the securities by a Plan is on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

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

         o the rights and interests evidenced by the securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the issuer, unless the investment pool contains certain types of collateral, such as fully-secured mortgages on real property in (a "Designated Transaction");

         o the securities acquired by the Plan have received a rating at the time of acquisition that is one of the three highest generic rating categories (four, in a Designated Transaction) from Standard & Poor's, a division of The McGraw-Hill Company, Inc., Moody's Investors Service, Inc. or Fitch Ratings (the "rating agencies");

         o the trustee is not an affiliate of any other member of the Restricted Group, as defined below, other than an underwriter;

         o the sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the issuer represents not more than the fair market value of the loans; the sum of all payments made to and retained by the master servicer and any other servicer represents not more than reasonable compensation for its services under the agreement pursuant to which the loans are pooled and reimbursements of its reasonable expenses in connection therewith; and

         o the Plan investing in the securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933, as amended.

         If an issuer holds obligations that have high loan-to-value ratios, the Underwriter Exemption may apply to the issuer's non-subordinated securities rated in one of the two highest generic rating categories by at least one of the rating agencies if the obligations are residential or home equity loans, and the fair market value of the collateral for each loan on the closing date is at least 80% of the sum of the outstanding principal balance of the related obligation held in the investment pool and the outstanding principal balance of any obligation of higher priority secured by the same collateral.

         The   issuer must also meet the following requirements:

         o the investment pool must consist solely of assets of the type that have been included in other investment pools;

         o securities in those other investment pools must have been rated in one of the three highest rating categories (or four, in a Designated Transaction) of at least one of the rating agencies for at least one year prior to the Plan's acquisition of securities; and

         o securities evidencing interests in the other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of securities.

         Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing and conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities in an issuer holding receivables as to which the fiduciary (or its affiliate) is an obligor provided that, among other requirements:

         o in the case of an acquisition in connection with the initial issuance of securities, at least fifty percent of each class of securities in which Plans have invested and at least fifty percent of the aggregate interest in the issuer are acquired by persons independent of the Restricted Group;

         o the fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the investment pool;

         o the Plan's investment in securities of any class does not exceed twenty-five percent of all of the securities of that class outstanding at the time of the acquisition; and

         o immediately after the acquisition, no more than twenty-five percent of the assets of any Plan with respect to which the person is a fiduciary is invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.

This relief is not available to Plans sponsored by the seller, any underwriter, the trustee, the master servicer, any servicer, any insurer with respect to the trust, any obligor with respect to mortgage loans included in the investment pool constituting more than five percent of the aggregate unamortized principal balance of the assets in the investment pool, any counterparty to a permissible notional principal contract included in the trust, or any affiliate of those parties (the "Restricted Group").

         The Underwriter Exemptions provide exemptive relief to mortgage-backed and asset-backed securities transactions that use pre-funding accounts and that otherwise meet the requirements of the Underwriter Exemptions. Mortgage loans or other secured receivables supporting payments to securityholders, and having a value equal to no more than twenty-five percent of the total principal amount of the securities being offered by the issuer, may be transferred to the issuer within a 90-day or three-month period following the closing date, instead of being required to be either identified or transferred on or before the closing date. The relief is available when the pre-funding accounts meet certain conditions.

         The rating of a security may change. If a class of securities no longer has a permitted rating from at least one rating agency, securities of that class will no longer be eligible for relief under the Underwriter Exemptions (although a Plan that had purchased the security when it had a permitted rating would not be required by the Underwriter Exemptions to dispose of it). A certificate that satisfies the requirements of the Underwriter Exemptions other than the rating requirement may be eligible for purchase by an insurance company investing assets of its general account that include plan assets when the requirements of Sections I and III of Prohibited Transaction Class Exemption 95-60 are met.

         The prospectus supplement for each series of certificates will indicate the classes of certificates offered thereby, if any, as to which it is expected that an Underwriter Exemption will apply.

         Any Plan fiduciary that proposes to cause a Plan to purchase certificates is encouraged to consult with its counsel concerning the impact of ERISA and the Code, the effect of the Plan Assets Regulation, the availability and applicability of any Underwriter Exemption or any other exemptions from the prohibited transaction provisions of ERISA and the Code and the potential consequences in their specific circumstances, before making the investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

         The sale of certificates to a Plan is in no respect a representation by the issuer or any underwriter of the Certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                                LEGAL INVESTMENT

     The prospectus supplement for each series of certificates will specify which, if any, of the classes of certificates offered by it will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of certificates that qualify as "mortgage related securities" will be legal investments for those investors whose authorized investments are subject to state regulation, to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States constitute legal investments for them. Those investors are persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico). Under SMMEA, if a state enacts legislation before October 4, 1991 specifically limiting the legal investment authority of those entities with respect to "mortgage related securities," the certificates will constitute legal investments for entities subject to the legislation only to the extent provided in it. Approximately twenty-one states adopted limiting legislation before the October 4, 1991 deadline.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in certificates without limitations as to the percentage of their assets represented by them, federal credit unions may invest in mortgage related securities, and national banks may purchase certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to regulations that the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the its regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), (whether or not the class of certificates under consideration for purchase constitutes a "mortgage related security").

         All depository institutions considering an investment in the certificates (whether or not the class of certificates under consideration for purchase constitutes a "mortgage related security" should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on Securities Activities (to the extent adopted by their respective regulators), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities" that are "high-risk mortgage securities" as defined in the policy statement. According to the policy statement, "high-risk mortgage securities" include securities such as certificates not entitled to distributions allocated to principal or interest, or subordinated certificates. Under the policy statement, each depository institution must determine, before purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase (or retention) of such a product would be consistent with the policy statement.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying."

         There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase certificates or to purchase certificates representing more than a specified percentage of the investor's assets. Investors should consult their legal advisors in determining whether and to what extent the certificates constitute legal investments for them.

                             METHOD OF DISTRIBUTION

         Certificates are being offered hereby in series from time to time (each series evidencing a separate trust fund) through any of the following methods:

         o by negotiated firm commitment or best efforts underwriting and public reoffering by underwriters;

         o by agency placements through one or more placement agents primarily with institutional investors and dealers; and

         o by placement directly by the depositor with institutional investors.

         A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth the identity of any of its underwriters and either the price at which the series is being offered, the nature and amount of any underwriting discounts or additional compensation to the underwriters and the proceeds of the offering to the depositor, or the method by which the price at which the underwriters will sell the certificates will be determined. Each prospectus supplement for an underwritten offering will also contain information regarding the nature of the underwriters obligations, any material relationship between the depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the certificates so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the certificates of the series if any certificates are purchased. Certificates may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

         This prospectus, together with the related prospectus supplement, may be used by Countrywide Securities Corporation, an affiliate of CWALT, Inc., in connection with offers and sales related to market making transactions in the certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in those transactions. Sales in those transactions will be made at prices related to prevailing prices at the time of sale.

         Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof.

         In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter will be required to represent and agree with the depositor that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") and with respect to any class of securities with a minimum denomination of less than $100,000, it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

         (a) to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

         (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than
(euro)50,000,000, as shown in its last annual or consolidated accounts; or

         (c) in any other circumstances which do not require the publication by the depositor of a prospectus pursuant to Article 3 of the Prospectus Directive.

         For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any class of certificates of a series, which class has a minimum denomination of less than $100,000, in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

         If a series is offered other than through underwriters, the prospectus supplement relating to it will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of certificates of the series.

                                  LEGAL MATTERS

         The validity of the certificates, including certain federal income tax consequences with respect to the certificates, will be passed upon for the depositor by Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New York 10019.

                              FINANCIAL INFORMATION

         A new trust fund will be formed for each series of certificates and no trust fund will engage in any business activities or have any assets or obligations before the issuance of the related series of certificates. Accordingly, no financial statements for any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

     It is a condition to the issuance of the certificates of each series offered by this prospectus and by the prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage loans and the credit quality of the credit enhancer or guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which the prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through certificates in extreme cases might fail to recoup their underlying investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                INDEX TO DEFINED TERMS

1986 Act...........................................66
Agency Securities..................................12
Amortizable Bond Premium Regulations...............66
Applicable Amount..................................82
ARM Loans..........................................67
Certificate Account................................45
Class Certificate Balance..........................28
Code...............................................25
Contingent Regulations.............................73
Contributions Tax..................................84
Deferred Interest..................................69
Eleventh District..................................35
ERISA..............................................88
excess inclusion...................................83
FHLBSF.............................................35
Garn-St Germain Act................................62
Insured Expenses...................................46
Legislative History................................68
Liquidated Mortgage................................53
Loan-to-Value Ratio................................14
Master REMIC.......................................72
Mortgage Assets....................................12
National Cost of Funds Index.......................35
Non-U.S. Person....................................71
OID................................................65
OID Regulations....................................67
OTS................................................35
Parties in Interest................................88
pass-through entity................................86
Payment Lag Certificates...........................79
Plans..............................................88
Prepayment Assumption..............................68
Private Mortgage-Backed Securities.................12
Prohibited Transactions Tax........................84
Regular Certificateholders.........................73
Regular Certificates...............................72
Relief Act.........................................63
REMIC Certificates.................................71
REMICs.............................................72
Residual Certificateholder.........................80
Residual Certificates..............................71
Restricted Group...................................91
single-class REMIC.................................79
SMMEA..............................................91
Stripped ARM Obligations...........................70
Stripped Bond Certificates.........................69
Stripped Coupon Certificates.......................69
Subsequent Recoveries..............................80
Super-Premium Certificates.........................74
Title V............................................63
U.S. Person........................................70
Underlying REMIC...................................72
Underwriter Exemptions.............................89

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

                        ALTERNATIVE LOAN TRUST 2005-J12
                                     ISSUER


                                  CWALT, INC.
                                   DEPOSITOR



                          [Countrywide Home Loans LOGO]
                                     Seller


                      Countrywide Home Loans Servicing LP
                                Master Servicer


                                  $604,102,100
                                 (Approximate)


              Mortgage Pass-Through Certificates, Series 2005-J12




                             ---------------------
                             Prospectus Supplement
                             ---------------------




                       Countrywide Securities Corporation


   You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

   We are not offering the Series 2005-J12 Mortgage Pass-Through Certificates in any state where the offer is not permitted.

   Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Series 2005-J12 Mortgage Pass-Through Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Series 2005-J12 Mortgage Pass-Through Certificates will be required to deliver a prospectus supplement and prospectus for 90 days after the date of this prospectus supplement.


                                October 26, 2005